FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-286968-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated July 15, 2025, may be amended or completed prior to time of sale.

PROSPECTUS

$516,080,000 (Approximate)

BBCMS Mortgage Trust 2025-5C36
(Central Index Key Number 0002076111)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

UBS AG

(Central Index Key Number 0001685185)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

German American Capital Corporation

(Central Index Key Number 0001541294)

Zions Bancorporation, N.A.

(Central Index Key Number 0000109380)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C36

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-5C36 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2025-5C36. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2025. The rated final distribution date for the offered certificates is the distribution date in August 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$2,086,000		[__]%	(5)	February 2030
Class A-2	(6)		[__]%	(5)	(6)
Class A-3	(6)		[__]%	(5)	(6)
Class X-A	$429,427,000	(7)	[__]%	Variable(8)	NAP
Class A-S	$55,213,000		[__]%	(5)	July 2030
Class B	$31,440,000		[__]%	(5)	July 2030

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 55 and 57, respectively, of this prospectus.

Neither the certificates nor mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SG Americas Securities, LLC and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 68.0% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 23.8% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 4.6% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 3.6% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 7, 2025. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2025, before deducting expenses payable by the depositor.

Barclays	Citigroup	Deutsche Bank Securities
Société Générale		UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton
Co-Managers

July [_ ], 2025

BBCMS Mortgage Trust 2025-5C36

Nebraska
2 properties
$938,664
0.2% of total
South Dakota
1 property
$859,784
0.1% of total
North Dakota
1 property
$169,591
0.03% of total
Missouri
2 properties
$967,586
0.2% of total
Iowa
4 properties
$1,735,043
0.3% of total
Minnesota
1 property
$116,216
0.02% of total
Wisconsin
1 property
$1,932,979
0.3% of total
Illinois
14 properties
$38,747,490
6.3% of total
Indiana
3 properties
$1,763,000
0.3% of total
Pennsylvania
1 property
$4,050,000
0.7% of total
Idaho
1 property
$253,991
0.04% of total
Michigan
5 properties
$5,114,206
0.8% of total
Ohio
8 properties
$12,456,431
2.0% of total
New York
12 properties
$104,243,685
17.0% of total
Connecticut
3 properties
$7,061,095
1.2% of total
Utah
2 properties
$1,132,707
0.2% of total
New Jersey
3 properties
$53,237,000
8.7% of total
Nevada
1 property
$1,549,716
0.3% of total
Maryland
1 property
$944,974
0.2% of total
California
4 properties
$73,000,000
11.9% of total
North Carolina
1 property
$253,991
0.04% of total
Hawaii
35 properties
$10,891,340
1.8% of total
South Carolina
8 properties
$20,589,879
3.4% of total
Georgia
3 properties
$63,379,362
10.3% of total
Arizona
1 property
$1,257,336
0.2% of total
Colorado
6 properties
$4,836,353
0.8% of total
Florida
8 properties
$8,643,069
1.4% of total
Kansas
2 properties
$30,312,413
4.9% of total
Texas
4 properties
$52,533,405
8.6% of total
Arkansas
4 properties
$12,187,647
2.0% of total
Tennessee
2 properties
$12,588,423
2.1% of total
Kentucky
2 properties
$937,612
0.2% of total
Oklahoma
3 properties
$1,506,647
0.2% of total
Louisiana
5 properties
$70,801,237
11.5% of total
Alabama
9 properties
$12,475,677
2.0% of total
Percentage of
Initial Pool Balance
0.0% – 1.0%
1.1% – 5.0%
5.1% – 17.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate		Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$2,086,000		30.000%		%	(5)	February 2030	2.42	9/25-2/30
A-2	(6)		30.000%		%	(5)	(6)	(6)	(6)
A-3	(6)		30.000%		%	(5)	(6)	(6)	(6)
X-A	$429,427,000	(7)	NAP		%	Variable(8)	NAP	NAP	NAP
A-S	$55,213,000		21.000%		%	(5)	July 2030	4.94	7/30-7/30
B	$31,440,000		15.875%		%	(5)	July 2030	4.94	7/30-7/30
Non-Offered Certificates
X-B	$86,653,000	(9)	NAP		%	Variable(10)	NAP	NAP	NAP
C(11)	$23,772,000		12.000%		%	(5)	July 2030	4.94	7/30-7/30
D(11)	$13,036,000	(12)	9.875%		%	(5)	July 2030	4.94	7/30-7/30
E-RR	$9,202,000	(12)	8.375%		%	(5)	July 2030	4.94	7/30-7/30
F-RR	$8,435,000		7.000%		%	(5)	July 2030	4.94	7/30-7/30
G-RR	$6,135,000		6.000%		%	(5)	July 2030	4.94	7/30-7/30
J-RR	$9,969,000		4.375%		%	(5)	July 2030	4.94	7/30-7/30
K-RR	$8,435,000		3.000%		%	(5)	July 2030	4.94	7/30-7/30
L-RR	$18,404,549		0.000%		%	(5)	July 2030	4.94	7/30-7/30
R(13)	NAP		NAP	NAP		NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A or Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate. The approximate initial credit support percentages set forth for the Class C and Class D certificates represent the approximate credit support for the underlying Class C and Class D trust components, respectively.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $427,341,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 – $150,000,000	NAP – June 2030	NAP – 4.79	NAP / 2/30 – 6/30
Class A-3	$277,341,000 – $427,341,000	July 2030	4.92 –4.88	6/30 – 7/30 / 2/30 – 7/30
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
3

(11)	The Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1 and Class D-X2 certificates constitute the “exchangeable certificates”. Each class of exchangeable certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(12)	The initial certificate balances of the Class D and Class E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates (collectively, the “HRR certificates”) that will be retained by the third party purchaser in order for the retaining sponsor to satisfy its risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates, see “Credit Risk Retention”.
(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	55
Risks Relating to the Mortgage Loans	55
Risks Relating to Conflicts of Interest	56
Other Risks Relating to the Certificates	56
Risk Factors	57
Risks Related to Market Conditions and Other External Factors	57
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	57
Risks Relating to the Mortgage Loans	58
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	58
Risks of Commercial and Multifamily Lending Generally	58
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	60
General	60
A Tenant Concentration May Result in Increased Losses	61
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	62
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	62
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	62
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	62
Early Lease Termination Options May Reduce Cash Flow	63
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	64
Multifamily Properties Have Special Risks	64
Industrial Properties Have Special Risks	67
Mixed Use Properties Have Special Risks	68
Hotel Properties Have Special Risks	68
Risks Relating to Affiliation with a Franchise or Hotel Management Company	70
Retail Properties Have Special Risks	71
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	71
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	72
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	72
Self Storage Properties Have Special Risks	73
Office Properties Have Special Risks	74
Manufactured Housing Community Properties Have Special Risks	76
Leased Fee Properties Have Special Risks	77
Parking Properties Have Special Risks	77
Condominium Ownership May Limit Use and Improvements	78
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	80
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	82
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	83
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	84
Risks Related to Zoning Non-Compliance and Use Restrictions	86
5

Risks Relating to Inspections of Properties	87
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	87
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	87
Insurance May Not Be Available or Adequate	88
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	90
Terrorism Insurance May Not Be Available for All Mortgaged Properties	90
Risks Associated with Blanket Insurance Policies or Self-Insurance	91
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	92
Limited Information Causes Uncertainty	92
Historical Information	92
Ongoing Information	92
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	93
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	93
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	94
Static Pool Data Would Not Be Indicative of the Performance of this Pool	95
Appraisals May Not Reflect Current or Future Market Value of Each Property	95
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	96
The Borrower’s Form of Entity May Cause Special Risks	97
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	99
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	100
Other Financings or Ability to Incur Other Indebtedness Entails Risk	101
Risks Relating to Enforceability of Cross-Collateralization	102
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	102
Risks Associated with One Action Rules	103
State Law Limitations on Assignments of Leases and Rents May Entail Risks	103
Various Other Laws Could Affect the Exercise of Lender’s Rights	103
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	104
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	105
Risks Related to Ground Leases and Other Leasehold Interests	106
Increases in Real Estate Taxes May Reduce Available Funds	108
Risks Relating to Tax Credits	108
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	108
Risks Related to Conflicts of Interest	109
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	109
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	110
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	112
Potential Conflicts of Interest of the Operating Advisor	114
Potential Conflicts of Interest of the Asset Representations Reviewer	115
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	115
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	117
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	118
6

Other Potential Conflicts of Interest May Affect Your Investment	118
Other Risks Relating to the Certificates	119
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	119
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	122
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	125
General	125
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	125
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	127
Losses and Shortfalls May Change Your Anticipated Yield	127
Risk of Early Termination	128
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	128
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	128
You Have Limited Voting Rights	128
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	129
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	131
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	132
Risks Relating to Modifications of the Mortgage Loans	134
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	134
Risks Relating to Interest on Advances and Special Servicing Compensation	135
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	136
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	136
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	137
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	138
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	138
Tax Considerations Relating to Foreclosure	138
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	139
REMIC Status	140
Material Federal Tax Considerations Regarding Original Issue Discount	140
General Risks	140
The Certificates May Not Be a Suitable Investment for You	140
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	140
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	140
Other Events May Affect the Value and Liquidity of Your Investment	141
The Certificates Are Limited Obligations	141
7

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	141
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	142
Description of the Mortgage Pool	144
General	144
Co-Originated and Third-Party Originated Mortgage Loans	145
Certain Calculations and Definitions	145
Definitions	146
Mortgage Pool Characteristics	158
Overview	158
Property Types	159
Multifamily Properties	159
Industrial Properties	161
Mixed Use Properties	161
Hotel Properties	161
Retail Properties	162
Self Storage Properties	162
Office Properties	162
Manufactured Housing Community Properties	162
Leased Fee Properties	163
Parking Properties	163
Specialty Use Concentrations	163
Mortgage Loan Concentrations	164
Top Fifteen Mortgage Loans	164
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	164
Geographic Concentrations	166
Mortgaged Properties with Limited Prior Operating History	167
Diversified Ownership	167
Condominium and Other Shared Interests	167
Fee & Leasehold Estates; Ground Leases	168
Environmental Considerations	169
Mortgaged Properties Subject to Local Law 97	179
Redevelopment, Renovation and Expansion	179
Assessment of Property Value and Condition	179
Litigation and Other Considerations	180
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	181
Tenant Issues	183
Tenant Concentrations	183
Lease Expirations and Terminations	183
Expirations	183
Terminations	185
Other	185
Purchase Options and Rights of First Refusal	186
Competition from Certain Nearby Properties	187
Insurance Considerations	187
Use Restrictions	188
Appraised Value	189
Non-Recourse Carveout Limitations	189
Real Estate and Other Tax Considerations	189
Delinquency Information	191
Certain Terms of the Mortgage Loans	191
Amortization of Principal	191
Due Dates; Mortgage Rates; Calculations of Interest	191
Single Purpose Entity Covenants	192
8

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	193
Voluntary Prepayments	193
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	194
Defeasance	195
Releases; Partial Releases	196
Escrows	198
Mortgaged Property Accounts	199
Exceptions to Underwriting Guidelines	200
Additional Indebtedness	200
General	200
Whole Loans	201
Mezzanine Indebtedness	201
Other Secured Indebtedness	202
Preferred Equity	202
Other Unsecured Indebtedness	203
The Whole Loans	203
General	203
The Serviced Pari Passu Whole Loans	208
Intercreditor Agreement	208
Control Rights with respect to Serviced Pari Passu Whole Loans	209
Certain Rights of each Non-Controlling Holder	209
Sale of Defaulted Mortgage Loan	210
The Non-Serviced Pari Passu Whole Loans	210
Intercreditor Agreement	210
Control Rights	211
Certain Rights of each Non-Controlling Holder	211
Custody of the Mortgage File	212
Sale of Defaulted Mortgage Loan	212
The Non-Serviced A/B Whole Loan	213
The ILPT 2025 Portfolio Whole Loan	213
Additional Information	218
Transaction Parties	219
The Sponsors and Mortgage Loan Sellers	219
Barclays Capital Real Estate Inc.	219
General	219
Barclays’ Securitization Program	219
Review of Barclays Mortgage Loans	220
Barclays’ Underwriting Guidelines and Processes	222
Compliance with Rule 15Ga-1 under the Exchange Act	224
Retained Interests in This Securitization	225
LMF Commercial, LLC	225
General	225
LMF’s Securitization Program	225
LMF’s Underwriting Standards and Loan Analysis	226
Review of Mortgage Loans for Which LMF is the Sponsor	229
Compliance with Rule 15Ga-1 under the Exchange Act	231
Retained Interests in This Securitization	231
Citi Real Estate Funding Inc.	231
General	231
CREFI’s Commercial Mortgage Origination and Securitization Program	232
Review of the CREFI Mortgage Loans	232
CREFI’s Underwriting Guidelines and Processes	236
Compliance with Rule 15Ga-1 under the Exchange Act	239
Retained Interests in This Securitization	240
Starwood Mortgage Capital LLC	240
9

General	240
Starwood’s Securitization Program	240
Review of SMC Mortgage Loans	241
SMC’s Underwriting Guidelines and Processes	242
Exceptions to SMC’s Disclosed Underwriting Guidelines	246
Servicing	246
Compliance with Rule 15Ga-1 under the Exchange Act	246
Retained Interests in This Securitization	246
UBS AG New York Branch	246
General	246
UBS AG New York Branch’s Securitization Program	246
Review of the UBS AG New York Branch Mortgage Loans	247
UBS AG New York Branch’s Underwriting Standards	249
Exceptions	251
Compliance with Rule 15Ga-1 under the Exchange Act	252
Retained Interests in This Securitization	255
Societe Generale Financial Corporation	255
General	255
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	255
Societe Generale Financial Corporation’s Underwriting Standards	256
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	259
Compliance with Rule 15Ga-1 under the Exchange Act	261
Retained Interests in This Securitization	262
German American Capital Corporation	262
General	262
GACC’s Securitization Program	263
Review of GACC Mortgage Loans	263
DB Originators’ Underwriting Guidelines and Processes	265
Exceptions to DB Originators’ Underwriting Guidelines	270
Compliance with Rule 15Ga-1 under the Exchange Act	270
Retained Interests in This Securitization	270
Zions Bancorporation, N.A.	270
General	270
ZBNA’s Securitization Program	271
Review of ZBNA Mortgage Loans	271
ZBNA’s Underwriting Guidelines and Process	272
Exceptions	277
Compliance with Rule 15Ga-1 under the Exchange Act	277
Retained Interests in This Securitization	277
The Depositor	277
The Issuing Entity	278
The Master Servicer	279
The Special Servicer	284
The Affiliated Special Servicer	287
The Certificate Administrator and Trustee	291
The Operating Advisor and Asset Representations Reviewer	293
Credit Risk Retention	295
General	295
Qualifying CRE Loans	295
HRR Certificates	296
Material Terms of the Eligible Horizontal Interest	296
The Third-Party Purchaser	297
Determination of Amount of Required Horizontal Credit Risk Retention	298
General	298
Treasury-Priced Principal Balance Certificates	298
10

Treasury Yield Curve	299
Credit Spread Determination	299
Discount Yield Determination	300
Determination of Class Sizes	300
Target Price Determination	300
Determination of Assumed Certificate Coupon	301
Determination of Treasury-Priced Expected Price	301
Interest-Only Certificates	302
Treasury Yield Curve	302
Credit Spread Determination	302
Discount Yield Determination	303
Determination of Scheduled Certificate Interest Payments	303
Determination of Interest-Only Expected Price	303
Yield-Priced Certificates	304
Determination of Class Size	304
Determination of Yield-Priced Expected Price	304
Calculation of Estimated Fair Value of All Certificates	304
Hedging, Transfer and Financing Restrictions	305
Operating Advisor	306
Representations and Warranties	307
Description of the Certificates	308
General	308
Distributions	310
Method, Timing and Amount	310
Available Funds	311
Priority of Distributions	312
Pass-Through Rates	316
Exchangeable Certificates	318
Exchange Limitations	319
Exchange Procedures	319
Interest Distribution Amount	320
Principal Distribution Amount	320
Certain Calculations with Respect to Individual Mortgage Loans	322
Application Priority of Mortgage Loan Collections or Whole Loan Collections	323
Allocation of Yield Maintenance Charges and Prepayment Premiums	326
Assumed Final Distribution Date; Rated Final Distribution Date	328
Prepayment Interest Shortfalls	329
Subordination; Allocation of Realized Losses	330
Reports to Certificateholders; Certain Available Information	333
Certificate Administrator Reports	333
Information Available Electronically	338
Voting Rights	343
Delivery, Form, Transfer and Denomination	344
Book-Entry Registration	344
Definitive Certificates	347
Certificateholder Communication	347
Access to Certificateholders’ Names and Addresses	347
Requests to Communicate	347
List of Certificateholders	348
Description of the Mortgage Loan Purchase Agreements	348
General	348
Dispute Resolution Provisions	357
Asset Review Obligations	358
Pooling and Servicing Agreement	358
General	358
Assignment of the Mortgage Loans	358
11

Servicing Standard	359
Subservicing	360
Advances	361
P&I Advances	361
Servicing Advances	362
Nonrecoverable Advances	363
Recovery of Advances	364
Accounts	365
Withdrawals from the Collection Account	367
Servicing and Other Compensation and Payment of Expenses	369
General	369
Master Servicing Compensation	374
Special Servicing Compensation	377
Disclosable Special Servicer Fees	381
Certificate Administrator and Trustee Compensation	382
Operating Advisor Compensation	382
Asset Representations Reviewer Compensation	383
CREFC® Intellectual Property Royalty License Fee	383
Appraisal Reduction Amounts	384
Maintenance of Insurance	390
Modifications, Waivers and Amendments	393
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	398
Inspections	400
Collection of Operating Information	400
Special Servicing Transfer Event	400
Asset Status Report	404
Realization Upon Mortgage Loans	407
Sale of Defaulted Loans and REO Properties	409
The Directing Certificateholder	412
General	412
Major Decisions	414
Asset Status Report	417
Replacement of the Special Servicer	417
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	418
Servicing Override	420
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	420
Rights of the Holders of Serviced Pari Passu Companion Loans	421
Limitation on Liability of Directing Certificateholder	421
The Operating Advisor	422
General	422
Duties of Operating Advisor At All Times	422
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	425
Recommendation of the Replacement of the Special Servicer	425
Eligibility of Operating Advisor	426
Other Obligations of Operating Advisor	426
Delegation of Operating Advisor’s Duties	427
Termination of the Operating Advisor With Cause	427
Rights Upon Operating Advisor Termination Event	428
Waiver of Operating Advisor Termination Event	428
Termination of the Operating Advisor Without Cause	429
Resignation of the Operating Advisor	429
Operating Advisor Compensation	429
The Asset Representations Reviewer	430
Asset Review	430
12

Asset Review Trigger	430
Asset Review Vote	431
Review Materials	432
Asset Review	433
Eligibility of Asset Representations Reviewer	434
Other Obligations of Asset Representations Reviewer	435
Delegation of Asset Representations Reviewer’s Duties	435
Assignment of Asset Representations Reviewer’s Rights and Obligations	435
Asset Representations Reviewer Termination Events	436
Rights Upon Asset Representations Reviewer Termination Event	437
Termination of the Asset Representations Reviewer Without Cause	437
Resignation of Asset Representations Reviewer	437
Asset Representations Reviewer Compensation	438
Replacement of the Special Servicer Without Cause	438
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	440
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	441
Termination of the Master Servicer or Special Servicer for Cause	441
Servicer Termination Events	441
Rights Upon Servicer Termination Event	443
Waiver of Servicer Termination Event	444
Resignation of the Master Servicer or Special Servicer	445
Limitation on Liability; Indemnification	445
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	448
Dispute Resolution Provisions	449
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	449
Repurchase Request Delivered by a Party to the PSA	449
Resolution of a Repurchase Request	450
Mediation and Arbitration Provisions	452
Servicing of the Non-Serviced Mortgage Loans	453
General	453
Servicing of the ILPT 2025 Portfolio Mortgage Loan	456
Rating Agency Confirmations	457
Evidence as to Compliance	459
Limitation on Rights of Certificateholders to Institute a Proceeding	460
Termination; Retirement of Certificates	460
Amendment	461
Resignation and Removal of the Trustee and the Certificate Administrator	464
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	465
Certain Legal Aspects of Mortgage Loans	465
General	467
Types of Mortgage Instruments	468
Leases and Rents	468
Personalty	469
Foreclosure	469
General	469
Foreclosure Procedures Vary from State to State	469
Judicial Foreclosure	469
Equitable and Other Limitations on Enforceability of Certain Provisions	469
Nonjudicial Foreclosure/Power of Sale	470
Public Sale	470
Rights of Redemption	471
Anti-Deficiency Legislation	472
Leasehold Considerations	472
13

Bankruptcy Laws	472
Environmental Considerations	479
General	479
Superlien Laws	479
CERCLA	479
Certain Other Federal and State Laws	479
Additional Considerations	480
Due-on-Sale and Due-on-Encumbrance Provisions	480
Subordinate Financing	481
Default Interest and Limitations on Prepayments	481
Applicability of Usury Laws	481
Americans with Disabilities Act	481
Servicemembers Civil Relief Act	482
Anti-Money Laundering, Economic Sanctions and Bribery	482
Potential Forfeiture of Assets	483
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	483
Interim Servicing Arrangements	484
Interim and Other Custodial Arrangements	485
Pending Legal Proceedings Involving Transaction Parties	486
Use of Proceeds	486
Yield and Maturity Considerations	486
Yield Considerations	486
General	486
Rate and Timing of Principal Payments	486
Losses and Shortfalls	487
Certain Relevant Factors Affecting Loan Payments and Defaults	488
Delay in Payment of Distributions	489
Yield on the Certificates with Notional Amounts	489
Weighted Average Life	489
Pre-Tax Yield to Maturity Tables	493
Material Federal Income Tax Considerations	495
General	495
Qualification as a REMIC	496
Status of Offered Certificates	497
Exchangeable Certificates	498
Taxation of Regular Interests	498
General	498
Original Issue Discount	498
Acquisition Premium	500
Market Discount	501
Premium	501
Election To Treat All Interest Under the Constant Yield Method	502
Treatment of Losses	502
Yield Maintenance Charges and Prepayment Premiums	503
Sale or Exchange of Regular Interests	503
Taxes That May Be Imposed on a REMIC	504
Prohibited Transactions	504
Contributions to a REMIC After the Startup Day	504
Net Income from Foreclosure Property	504
REMIC Partnership Representative	505
Taxation of Certain Foreign Investors	505
FATCA	506
Backup Withholding	506
Information Reporting	506
3.8% Medicare Tax on “Net Investment Income”	507
14

Reporting Requirements	507
Certain State and Local Tax Considerations	508
Method of Distribution (Underwriter)	508
Incorporation of Certain Information by Reference	511
Where You Can Find More Information	511
Financial Information	511
Certain ERISA Considerations	512
General	512
Plan Asset Regulations	512
Administrative Exemptions	513
Insurance Company General Accounts	515
Legal Investment	516
Legal Matters	516
Ratings	516
Index of Defined Terms	520

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

16

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2025-5C36 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
17

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

18

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i)   THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B)  A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

19

(i)   THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B)  a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)  IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) (I) THE SECURITISATION REGULATIONS 2024 (si 2024/102) OF THE UK, (II) THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY AND (III) THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION AUTHORITY OF THE BANK OF ENGLAND, TOGETHER WITH THE RELEVANT PROVISIONS OF THE FSMA ((I), (II) AND (III) TOGETHER THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE

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CERTIFICATES—EU Securitization Regulation and UK Securitization REGULATION Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT
SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST
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SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS

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COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2025-5C36, Commercial Mortgage Pass-Through Certificates, Series 2025-5C36.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2025-5C36, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	LMF Commercial, LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Societe Generale Financial Corporation, a Delaware corporation
●	German American Capital Corporation, a Maryland corporation
●	Zions Bancorporation, N.A., a national banking association

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	11	$163,250,000	26.6%
LMF Commercial, LLC	8	150,593,550	24.5
Citi Real Estate Funding Inc.(3)	3	146,000,000	23.8
Starwood Mortgage Capital LLC	3	52,700,000	8.6
UBS AG New York Branch(3)	2	34,250,000	5.6
Societe Generale Financial Corporation	2	28,275,000	4.6
German American Capital Corporation	2	22,000,000	3.6
Zions Bancorporation, N.A.	1	16,400,000	2.7
Total	31	$613,468,550	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the ILPT 2025 Portfolio mortgage loan (9.9%), Citi Real Estate Funding Inc. is contributing one or more notes with an aggregate outstanding principal balance of $45,000,000 and UBS AG New York Branch is contributing one or more notes with an aggregate outstanding principal balance of $16,000,000.

All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

The ILPT 2025 Portfolio (9.9%) consists of notes sold by two or more mortgage loan sellers and is referred to herein as a “jointly sold mortgage loan”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the

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heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	K-Star Asset Management LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 5949 Sherry Lane, Suite 950, Dallas, Texas 75225. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

K-Star Asset Management LLC is expected to be appointed as the special servicer by KKR CMBS IIII Aggregator Category 2 L.P. (or its affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or excluded loan) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

K-Star Asset Management LLC or an affiliate, assisted KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded

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loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Affiliated Special Servicer	LNR Partners, LLC, a Florida limited liability company and the special servicer under the BMO 2025-5C11 pooling and servicing agreement, which governs the servicing of the One Grove whole loan, is an affiliate of Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Special Servicer”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under
“—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

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The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing

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certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class L-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P., an entity expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates and on the closing date, KKR CMBS IIII Aggregator Category 2 L.P., or an affiliate, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
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Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2025 (or, in the case of any mortgage loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about August 7, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Georgia, Florida, North Carolina, Pennsylvania, Maryland, New York, Kansas, Ohio, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	February 2030
Class A-2	NAP – June 2030(1)
Class A-3	July 2030
Class X-A	NAP
Class A-S	July 2030
Class B	July 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $150,000,000.

The rated final distribution date for the offered certificates will be the distribution date in August 2058.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5C36:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class A-S
●	Class B

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-B, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R certificates (referred to as the “non-offered certificates”). The Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(2)
Class A-1	$2,086,000	0.340%	30.000%
Class A-2	$0 - $ 150,000,000(3)	NAP – 24.451%(3)	30.000%
Class A-3	$277,341,000 - $ 427,341,000(3)	45.209% – 69.660%(3)	30.000%
Class X-A	$429,427,000	NAP	NAP
Class A-S	$55,213,000	9.000%	21.000%
Class B	$31,440,000	5.125%	15.875%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represents the approximate credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate.
(3)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $427,341,000, subject to a variance of plus or minus 5%.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-2	[_]%
Class A-3	[_]%
Class X-A	[_]%
Class A-S	[_]%
Class B	[_]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing

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fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.001500% to 0.052500%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.2500% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01537%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any companion loan) at a per annum rate equal to 0.00225%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-

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serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00041%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari

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Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
ILPT 2025 Portfolio	0.00025%	0.15%
One Grove	0.00125%	0.25%
The Link	0.00125%	0.25%

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order

of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set

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forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C trust component, the Class D trust component and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Seventh, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

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C. Yield Maintenance

  Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

  Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and principal and interest allocated to the certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

(1)	The Class X-A and Class X-B certificates are interest-only certificates and the Class X-B certificates are not offered by this prospectus.
(2)	Other than the Class X-B and Class R certificates.
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Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

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In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the exchangeable certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of exchangeable certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced

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mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued

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and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-one (31) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and sixty-three (163) commercial, multifamily, manufactured housing community or leased fee properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $613,468,550.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-one (31) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one (1) mortgage loan in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
ILPT 2025 Portfolio	$61,000,000	9.9%	$686,200,000	$412,800,000	43.8%	1.96x	11.3%	68.0%	1.06x	7.3%
Equinox Sports Club LA	$60,000,000	9.8%	$6,400,000	N/A	68.7%	1.20x	8.2%	68.7%	1.20x	8.2%
The Roosevelt New Orleans	$40,000,000	6.5%	$90,000,000	N/A	53.5%	1.87x	15.6%	53.5%	1.87x	15.6%
One Grove	$21,000,000	3.4%	$60,000,000	N/A	64.2%	1.25x	7.7%	64.2%	1.25x	7.7%
The Link	$6,500,000	1.1%	$108,500,000	N/A	59.9%	1.73x	13.8%	59.9%	1.73x	13.8%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the ILPT 2025 Portfolio mortgage loan, the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

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Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
ILPT 2025 Portfolio	ILPT 2025-LPF2	9.9%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
One Grove	BMO 2025-5C11	3.4%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
The Link	Benchmark 2025-V14	1.1%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(2)
ILPT 2025 Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	PCSD PR Cap III L Private Limited
One Grove	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	LNR Securities Holdings, LLC
The Link	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	660 RR Holdings LLC

(1)	As of the closing date of the related securitization.
(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$613,468,550
Number of mortgage loans	31
Number of mortgaged properties	163
Range of Cut-off Date Balances	$3,250,000 to $61,000,000
Average Cut-off Date Balance	$19,789,308
Range of Mortgage Rates	5.37574% to 7.47000%
Weighted average Mortgage Rate	6.53751%
Range of original terms to maturity	60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	55 months to 59 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	357 months
Weighted average remaining amortization term(2)	357 months
Range of Cut-off Date LTV Ratios(3)(4)	43.8% to 73.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	61.1%
Range of LTV Ratios as of the maturity date(3)(4)	43.8% to 73.9%
Weighted average LTV Ratio as of the maturity date(3)(4)	60.9%
Range of U/W NCF DSCRs(4)(5)	1.20x to 3.11x
Weighted average U/W NCF DSCR(4)(5)	1.49x
Range of U/W NOI Debt Yields(4)	7.7% to 21.9%
Weighted average U/W NOI Debt Yield(4)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	93.2%
Amortizing Balloon	6.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-nine (29) mortgage loans (collectively, 93.2%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of five (5) mortgage loans (collectively, 30.7%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the ILPT 2025 Portfolio mortgage loan (9.9%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 1.06x, 68.0%, 68.0% and 7.3%, respectively.
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a
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mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”,
“—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans was/were modified due to a delinquency.

With respect to the One Grove mortgage loan (3.4%), the mortgaged property was previously secured by a loan with an outstanding principal balance of $57,757,000. On June 6, 2025, the borrower refinanced the prior loan in part with a cash pay down in the amount of $54,507,000 with proceeds from the mortgage loan. In lieu of a cash pay down of the remaining outstanding principal balance, the prior lender agreed to convert the remaining debt to a non-voting equity interest with no cure rights (such equity interest being entitled to a preferred rate of return) in Amerinvest Jersey City Development LLC, the sole member of borrower, in the amount of $3,250,000.

With respect to the Oaks Business Center mortgage loan (1.9%), the borrower sponsors disclosed that the prior loan secured by the mortgaged property, a $9,000,000 loan securitized in the CGCMT 2015-GC29 transaction, matured in March 2025 and was subject to a forbearance agreement through May 6, 2025. At the expiration of the forbearance agreement PNC Bank, as servicer, agreed to provide an updated payoff letter, which extended the payoff date to June 6, 2025. The mortgage loan was originated on May 8, 2025.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to nine (9) of the mortgaged properties (collectively, 7.3%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to

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triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear

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System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at https://cmsview.trimont.com/tcms
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have
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the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR certificates (or in the case of the Class C and Class D certificates, trust components) are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances the special servicer is required to use reasonable

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efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the A/B whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC will issue several classes of REMIC “regular interests”, some of which will be held by a grantor trust (the “grantor trust”). The grantor trust will issue the exchangeable certificates, all of which will represent beneficial ownership of one or more uncertificated REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material

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Federal Income Tax Considerations”. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain
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classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, industrial, mixed use, hospitality, retail, self storage, office, manufactured housing community and leased fee) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
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●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
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●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
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●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5-year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.
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In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at

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foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
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●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
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●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

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Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 4219 18th Avenue mortgaged property (0.8%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

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Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to

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alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms.

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The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in

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certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements, comfort letters and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender

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may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property. Additionally, certain comfort letters that require a replacement comfort letter to be issued to the issuing entity after the closing date of the securitization may not be enforceable by the trust until such time as the replacement comfort letter is issued in the name of the issuing entity.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

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Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition,

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anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
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●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
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●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

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Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate

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may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
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●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

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In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.
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Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are multifamily, industrial, mixed use, hospitality, retail and self storage properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other

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adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. Further, we cannot assure you that any damage caused by such events would be covered by insurance. See “—Insurance May Not Be Available or Adequate” below.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Louisiana, Georgia, New Jersey, Texas and Illinois. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

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Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

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Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium

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building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

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For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

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As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2025. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that

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any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of

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interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, and the mortgage loan seller relied on third party reports or other information obtained in connection with the origination in conducting such review, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to

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originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through

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acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

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Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the

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mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex

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D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

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Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See

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“Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred

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return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

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Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
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●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

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Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. With respect to the ILPT 2025 Portfolio mortgage loan (9.9%), for purposes of calculating interest and other amounts payable on the whole loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the ILPT 2025 Portfolio mortgage loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the ILPT 2025 Portfolio whole loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the whole loan.

All of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity and all of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for multifamily, industrial, mixed use, hospitality, retail, self storage, office, manufactured housing community and real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
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●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the

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leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses.

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During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their

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clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) (“Rule 192”) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage

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loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage

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loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2025-5C36 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

KKR CMBS IIII Aggregator Category 2 L.P. (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement (other than with respect to any non-serviced mortgage loan and any excluded loan), and K-Star Asset Management LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

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Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that KKR CMBS IIII Aggregator Category 2 L.P. or an affiliate will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). K-Star Asset Management LLC is expected to be appointed by KKR CMBS IIII Aggregator Category 2 L.P. to act as the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR CMBS IIII Aggregator Category 2 L.P. or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

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The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with

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respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, although Rule 192 may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

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The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

KKR CMBS IIII Aggregator Category 2 L.P., or affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

K-Star Asset Management LLC, which is expected to act as the special servicer, or its affiliate assisted KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
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●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS). The EU Due Diligence Requirements apply also to certain consolidated affiliates institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being: (a) insurance undertakings and reinsurance undertakings, each as defined in the FSMA; (b) the trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorized for the purposes of the FSMA; (c) AIFMs, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK, and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms and FCA investment firms, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”). The UK Due Diligence Requirements apply also to certain consolidated of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Framework are each “Securitization

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Rules” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Rules or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.

The EU Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless, among other things, it has verified:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the EU Securitization Regulation, and the risk retention is disclosed to the EU Institutional Investor (the “EU Risk Retention Requirement”);
(b)	that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The UK Due Diligence Requirements restrict a UK Institutional Investor from investing in a securitization unless, among other things, it has verified that:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization in accordance with the UK Retention Framework and the risk retention is disclosed to the UK Institutional Investor (the “UK Risk Retention Requirement” and together with the EU Risk Retention Requirement, the “Risk Retention Requirements”);
(b)	that the originator, sponsor or SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position and has committed to make further information available on an ongoing basis, as appropriate, including: (i) on at least a quarterly basis, details of the underlying exposures and (ii) on at least a quarterly basis investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established
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processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Rules, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Rules.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to

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rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the

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depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by the backup advancing party entering into a supplemental agreement with a third party providing for certain backup advancing functions. Computershare Trust Company, National Association (“Computershare”) has entered into a backup advancing agreement with a national banking association that meets the rating requirements provided for in the Pooling and Servicing Agreement which will apply to this securitization transaction. Subject to the terms and conditions of such backup advancing agreement, upon a failure by the Servicer to make any advance required to be made under the Pooling and Servicing Agreement, such national banking association has agreed to fund such amount to or on behalf of Computershare if, pursuant to the Pooling and Servicing Agreement, Computershare, in its capacity as backup advancing party, is required to but does not make such advance. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement. In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
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●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance

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charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2 and Class A-3 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that

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distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class L-RR certificates, then the Class K-RR certificates, then the Class J-RR certificates, then, the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D trust component, then the Class C trust component, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. Any portion of such amount applied to the Class C or Class D trust components will reduce the certificate balance or notional amount of each class of certificates in the related group of exchangeable certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction of the certificate balance of the Class A-1, Class A-2 and Class A-3 certificates will result in a corresponding reduction of the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S and Class B certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S or Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B certificates and, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and

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mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

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Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any A/B Whole Loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                                  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                               may act solely in its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any A/B Whole Loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)                            does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of in the case of any A/B Whole Loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)                             may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any A/B Whole Loan, the related controlling companion loan holder may take actions that favor only its own interests; and

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(v)                                 will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, any A/B Whole Loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “—The Non-Serviced A/B Whole Loan—The ILPT 2025 Portfolio Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing

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agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates representing a majority of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates whose holders voted on the matter (provided that the holders of the principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the voting rights on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.

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With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and
“—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.
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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in

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connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the jointly sold mortgage loan, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive

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interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies

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may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given

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class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Master Servicer”, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) transferred its third-party master servicing and primary servicing business (exclusive of Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae) to Trimont LLC (“Trimont”) on March 1, 2025. A business combination transaction of the size and nature of the transaction between Wells Fargo and Trimont may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo of this master and primary servicing business to Trimont, will not cause disruptions in the performance by Trimont of its duties and obligations as master servicer under the Pooling and Servicing Agreement.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and

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possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In addition, proceeds received from any mortgaged property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

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You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay

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off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The Trump administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyber security incidents (domestic or abroad), military conflicts, geopolitical instability, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and

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may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed
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securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

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In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or a third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-one (31) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $613,468,550 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in August 2025 (or, in the case of any Mortgage Loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Five (5) Mortgage Loans (collectively, 30.7%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of one (1) Mortgage Loan (9.9%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	11	14	$163,250,000	26.6%
LMF Commercial, LLC	8	10	150,593,550	24.5
Citi Real Estate Funding Inc.(3)	3	104	146,000,000	23.8
Starwood Mortgage Capital LLC	3	5	52,700,000	8.6
UBS AG New York Branch(3)	2	103	34,250,000	5.6
Societe Generale Financial Corporation	2	3	28,275,000	4.6
German American Capital Corporation	2	2	22,000,000	3.6
Zions Bancorporation, N.A.	1	24	16,400,000	2.7
Total	31	163	$613,468,550	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), Citi Real Estate Funding Inc. is contributing one or more notes with an aggregate outstanding principal balance of $45,000,000 and UBS AG New York Branch is contributing one or more notes with an aggregate outstanding principal balance of $16,000,000.
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All of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, fee/leasehold or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The ILPT 2025 Portfolio Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Royal Bank of Canada and UBS AG New York Branch. Such Mortgage Loan was underwritten pursuant to Citi Real Estate Funding Inc.’s and UBS AG New York Branch’s underwriting guidelines.
●	The Roosevelt New Orleans Mortgage Loan (6.5%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 7, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the ILPT 2025 Portfolio Mortgage Loan or the ILPT 2025 Portfolio Whole Loan); when

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that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the ILPT 2025 Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Equinox Sports Club LA Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may

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state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for

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depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), the Appraised Value of $1,706,541,600 reflects a portfolio premium of approximately 2.0% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties, which results in an LTV Ratio as of both the Cut-off Date and Maturity Date of 43.8% for the ILPT 2025 Portfolio Mortgage Loan and 68.0% for the ILPT 2025 Portfolio Whole Loan. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of April 3, 2025 to April 10, 2025 is $1,673,080,000, which results in an LTV Ratio as of both the Cut-off Date and Maturity Date of 44.7% for the ILPT 2025 Portfolio Mortgage Loan and 69.3% for the ILPT 2025 Portfolio Whole Loan.

With respect to the GLLH Self Storage Portfolio Mortgage Loan (2.7%), the Appraised Value of $23,200,000 reflects a portfolio premium of approximately 7.2% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of March 1, 2025 to March 11, 2025 is $21,635,000.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See

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also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loan” means the ILPT 2025 Portfolio Mortgage Loan.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

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“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of parking garage properties, Occupancy Rate is not applicable. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain

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space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

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“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by

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long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or

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occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service

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coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

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“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes (or parking spaces for recreational vehicle parks) or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), the interest rate of the ILPT 2025 Portfolio Whole Loan is the weighted average interest rate of the respective components of the ILPT 2025 Portfolio Whole Loan, as follows:

Component	Interest Rate
A	5.300564660%
B	5.545564660%
C	5.837564660%
D	6.516564660%
E	8.207564660%
F	9.025564660%
HRR	10.270564660%

The Mortgage Rate of the ILPT 2025 Portfolio Mortgage Loan and the related senior pari passu companion notes is 5.3757448589627900000%, representing the weighted average interest rate of the Components A, B and C. The Mortgage Rate of the ILPT 2025 Portfolio Mortgage Loan may change if any of the Mortgaged Properties securing the ILPT 2025 Portfolio Whole Loan is released and any portion of any of the Components is paid down in accordance with the related Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” for additional information related to permitted partial release.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may

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itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$613,468,550
Number of Mortgage Loans	31
Number of Mortgaged Properties	163
Range of Cut-off Date Balances	$3,250,000 to $61,000,000
Average Cut-off Date Balance	$19,789,308
Range of Mortgage Rates	5.37574% to 7.47000%
Weighted average Mortgage Rate	6.53751%
Range of original terms to maturity	60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	55 months to 59 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	357 months
Weighted average remaining amortization term(2)	357 months
Range of Cut-off Date LTV Ratios(3)(4)	43.8% to 73.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	61.1%
Range of LTV Ratios at Maturity(3)(4)	43.8% to 73.9%
Weighted average LTV Ratio at Maturity(3)(4)	60.9%
Range of U/W NCF DSCRs(4)(5)	1.20x to 3.11x
Weighted average U/W NCF DSCR(4)(5)	1.49x
Range of U/W NOI Debt Yields(4)	7.7% to 21.9%
Weighted average U/W NOI Debt Yield(4)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	93.2%
Amortizing Balloon	6.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-nine (29) Mortgage Loans (collectively, 93.2%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity, as applicable) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of five (5) Mortgage Loans (collectively, 30.7%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the ILPT 2025 Portfolio Mortgage Loan (9.9%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity, and U/W NOI DY including the related subordinate companion loans are, 1.06x, 68.0%, 68.0% and 7.3%, respectively.
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date, provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include ten (10) Mortgage Loans (collectively, 29.1%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value

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ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	20	$275,866,369	45.0%
Garden	6	165,279,369	26.9
Mid Rise	9	78,756,626	12.8
High Rise	1	21,000,000	3.4
Low Rise	4	10,830,374	1.8
Industrial	76	$66,276,402	10.8%
Warehouse/Distribution	71	50,134,428	8.2
Flex/R&D	1	8,100,000	1.3
Flex	1	5,450,000	0.9
Cold Storage	1	1,490,819	0.2
Manufacturing	1	905,009	0.1
Storage Yard	1	196,147	0.0
Mixed Use	3	$62,725,000	10.2%
Office/Retail	2	58,625,000	9.6
Multifamily/Retail	1	4,100,000	0.7
Retail	1	$60,000,000	9.8%
Single Tenant	1	60,000,000	9.8
Hospitality	2	$62,000,000	10.1%
Full Service	1	40,000,000	6.5
Select Service/Extended Stay	1	22,000,000	3.6
Self Storage	30	$46,700,000	7.6%
Office	2	$18,027,180	2.9%
Suburban	2	18,027,180	2.9
Manufactured Housing	1	$13,600,000	2.2%
Other	28	$8,273,598	1.3%
Leased Fee	28	8,273,598	1.3
Total	163	$613,468,550	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Brookdale & Empire Apartment Portfolio Mortgage Loan (6.2%), the Empire Village Apartments Mortgaged Property is subject to a Project-Based Section 8 Housing Assistance Payments contract (“HAP Contract”). In connection with the HAP Contract, 48 of the units (representing approximately 20% of the total units) out of the 240 total units at the Empire Village Apartments Mortgaged Property receive partial rental assistance. The HAP Contract is scheduled to terminate on April 30, 2036. In addition, the Empire Village Apartments Mortgaged Property is subject to a land use restriction agreement in favor of the Harris County Housing Finance Corporation. The agreement generally requires that all of the units at the Empire Village Apartments Mortgaged Property be reserved for tenants earning no more than 50% of the area median income, subject to certain rental restrictions. The agreement is scheduled to terminate on the latest of (i) the date that is 15 years after the date upon which the bonds are issued and delivered, which bond issuance has been fully discharged and had a closing date in October 2003, (ii) the first date on which no tax-exempt private activity bond issued with respect to the project is outstanding for federal income tax purposes and (iii) the date on which any assistance provided under Section 8 of the Housing Act terminates. In addition, the Empire Village
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Apartments Mortgaged Property is subject to a land use restriction agreement for low-income housing credits in favor of The Texas Department of Housing & Community Affairs. The agreement generally requires that all of the units at the Empire Village Apartments Mortgaged Property be reserved for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. The agreement is scheduled to terminate on the date that is 15 years after the end of the compliance period, as defined in the agreement, which is expected to be 2034.

●	With respect to the One Grove Mortgage Loan (3.4%), seven of the 193 multifamily units at the Mortgaged Property are operated as short-term “hotel-style” rentals for transient guests. Such short-term rental units represent approximately 2.11% of effective gross income at the Mortgaged Property.
●	With respect to the 305-315 Linden Mortgage Loan (2.5%), of the 167 total units at the Mortgaged Property, 166 units are subject to rent stabilization (except that 11 of such units (6.6%) are currently leased to not-for-profit tenants at above stabilized rates (the “Not-For-Profit Units”) and one unit is occupied by the onsite superintendent who does not pay rent. The superintendent unit has been underwritten as vacant. According to the borrower sponsor, the Not-For-Profit Units are excluded from local rent stabilization regulations because of the not-for-profit nature of the related tenants. Potential liability exposure of the borrower as landlord (based on rent averages, and not actual regulatory rates) could exceed $1.25 million over the life of the Mortgage Loan. The Mortgage Loan documents include recourse to the guarantor for any liability in connection with the rents being charged for the Not-For-Profit Units. In addition, tenants at 16 units (9.6%) are receiving benefits based on the New York Senior Citizen Rent Increase Exemption, which allows qualifying tenants (i.e., having a combined household income of $50,000 or less, living in certain types of housing (including rent stabilized apartments) and who are at least 62 years old) to freeze the amount of their current rent payments even if the landlord increases the rent, with the landlord receiving a property tax credit that covers the difference between the new and original rent amount.
●	With respect to the Kenmore Apartments Mortgage Loan (2.1%), the Mortgaged Properties are rent-stabilized pursuant to the City of Los Angeles’ rent stabilization ordinance (the “Los Angeles RSO”), which limits the rate at which in-place rents can be increased. Under the Los Angeles RSO, rents can be increased in line with the percentage increase for the local consumer price index for such year, subject to a minimum increase of 3% and a maximum increase of 8%, as determined by the Los Angeles Housing Department.
●	With respect to the Ausch Brooklyn Portfolio Mortgage Loan (1.3%), the 820-822 Saint Johns Place Mortgaged Property (0.9%) received a J-51 tax exemption and a 100% tax abatement, under the New York City J-51 Rehabilitation Program. The J-51 tax incentive is an as-of-right tax exemption and abatement for residential rehabilitation or conversion to multiple dwellings. According to the New York City Department of Finance, the related Mortgaged Property was approved for a 14-year program exemption that commenced in July 2016 and will run through the 2029 tax year. For the first ten years of the abatement, the exemption freezes the assessed value of the Mortgaged Property at its pre-renovation level, and property taxes are calculated (and owed) at its pre-renovation value. Over the final four years of the abatement, the exemption phases out at a rate of 20% per year. As a result of the J-51 tax abatement, the seven units at this Mortgaged Property are subject to rent stabilization during the abatement period, with the potential for deregulation after the tax abatement expires. The lender underwrote taxes with respect to the J-51 tax incentive based on the current abated taxes.
●	With respect to the 4219 18th Avenue & 516 Central Ave Mortgage Loan (1.2%), the 4219 18th Avenue Mortgaged Property contains 36 residential units and 3,250 square feet of ground floor commercial space. All of the residential units are rent stabilized.
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●	With respect to the Schwimmer Brooklyn Portfolio Mortgage Loan (0.8%), eight units at the 386 East 31st Street mortgaged property and four units at the 243 East 25th Street mortgaged property (such units, the “HASA Units”) are leased by tenants who receive all or a portion of the rent from the HIV/AIDS Services Administration, a division of the NYC Human Resources Administration (“HASA”). With respect to the HASA Units, HASA pays all or a portion of the rent directly to the related borrower or the property manager, with the balance, if any, paid by the related tenant. The amount of HASA assistance is based on the tenant’s reported income pursuant to HASA program guidelines. The rents for the HASA Units at the Mortgaged Properties are in line with the rents for the other units at the Mortgaged Properties.
●	With respect to the Woodlayne Court Mortgage Loan (0.7%), the borrower sponsor reported that approximately six tenants at the Mortgaged Property utilize Section 8 vouchers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), the sole tenant at each of the 996 Paragon Way Mortgaged Property, the 6850 Weber Boulevard Mortgaged Property, the 3800 Midlink Drive Mortgaged Property, the 27200 SW 127th Avenue Mortgaged Property, the 2300 North 33rd Avenue East Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 5795 Logistics Parkway Mortgaged Property, the 5001 West Delbridge Street Mortgaged Property, the 17200 Manchac Park Lane Mortgaged Property, the 55 Commerce Avenue Mortgaged Property and the 3736 Salisbury Road Mortgaged Property (collectively, 2.0%), has the right under its lease to require the related borrower to construct an expansion to its leased premises. In the event of foreclosure, the issuing entity will have limited ability to complete construction. For more information, see "Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure".

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	With respect to The Roosevelt New Orleans Mortgaged Property (6.5%), 33.8% of the revenue of such Mortgaged Property is derived from food and beverage operations.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

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Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
The Roosevelt New Orleans	$40,000,000	6.5%	12/31/2032	7/6/2030
Hilton Garden Inn & Homewood Suites Bossier City, LA(1)	$22,000,000	3.6%	8/31/2033	5/6/2030

(1)	The Mortgaged Property is a dual-branded property which consists of two hotels with separate franchise agreements. The franchise agreements are coterminous.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

●	With respect to the GLLH Self Storage Portfolio Mortgage Loan (2.7%), the related Mortgaged Properties comprise 24 self-storage properties totaling approximately 315,533 square feet, inclusive of 2,023 storage units, located across Michigan, Alabama, Indiana, Illinois, Wisconsin, Iowa and Tennessee. Such Mortgaged Properties’ unit mix includes 1,900 non-climate-controlled units, 123 climate-controlled units, 41 rental parking spaces, 16 multifamily units which are 100% occupied, approximately 4,394 square feet of office space and one cell tower across such portfolio.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

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Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Parking Properties

In the case of the parking properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Gym, fitness center, spa or a health club(1)	3	12.5%
Restaurant/Bakery(2)	1	0.9%
Cold Storage(3)	1	0.2%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Equinox Sports Club LA, Oaks Business Center and Madison Flex Warehouses.
(2)	Includes the Mortgaged Property identified on Annex A-1 as Madison Flex Warehouses.
(3)	Includes the Mortgaged Property identified on Annex A-1 as 3800 Midlink Drive.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
ILPT 2025 Portfolio	$ 61,000,000	9.9%	$40.89	1.96x	43.8%	Various
Equinox Sports Club LA	$ 60,000,000	9.8%	$611.70	1.20x	68.7%	Retail
71 Spring Street	$ 56,000,000	9.1%	$738.59	1.52x	48.3%	Mixed Use
Arrowhead Townhomes	$ 45,000,000	7.3%	$112,500.00	1.30x	69.0%	Multifamily
The Roosevelt New Orleans	$ 40,000,000	6.5%	$257,936.51	1.87x	53.5%	Hospitality
Brookdale & Empire Apartment Portfolio	$ 38,000,000	6.2%	$65,972.22	1.34x	66.2%	Multifamily
Barry Quad	$ 33,850,000	5.5%	$294,347.83	1.27x	65.9%	Multifamily
Black Lark Apartments	$ 30,179,369	4.9%	$113,884.41	1.22x	63.3%	Multifamily
803 South Avenue	$ 28,137,000	4.6%	$270,548.08	1.20x	68.6%	Multifamily
Hilton Garden Inn & Homewood Suites Bossier City, LA	$ 22,000,000	3.6%	$75,601.37	3.11x	45.9%	Hospitality
One Grove	$ 21,000,000	3.4%	$419,689.12	1.25x	64.2%	Multifamily
Gardens at Chamblee	$ 18,250,000	3.0%	$175,480.77	1.30x	69.4%	Multifamily
GLLH Self Storage Portfolio	$ 16,400,000	2.7%	$51.98	1.37x	70.7%	Self Storage
305-315 Linden	$ 15,500,000	2.5%	$92,814.37	1.47x	72.1%	Multifamily
Jarkesy MHC Portfolio	$ 13,600,000	2.2%	$52,713.18	1.26x	61.3%	Manufactured Housing
Top 3 Total/Weighted Average	$177,000,000	28.9%		1.56x	53.7%
Top 5 Total/Weighted Average	$262,000,000	42.7%		1.56x	56.3%
Top 15 Total/Weighted Average	$498,916,369	81.3%		1.51x	60.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excluding any Subordinate Companion Loan(s).
(2)	In the case of the ILPT 2025 Portfolio and GLLH Storage Portfolio Mortgage Loans, the Cut-off Date LTV Ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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In particular, with respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), the related Whole Loan is evidenced by (i) the non-Florida notes (in an aggregate original principal amount of approximately $995,640,000) executed by each of the borrowers other than the Florida borrowers, which are secured by all of the mortgages (other than the Florida mortgages) which encumber, collectively, the Mortgaged Properties located outside the State of Florida (such mortgages, the “Non-Florida Mortgages”) and (ii) the Florida notes (with an aggregate maximum principal amount of approximately $164,360,000) executed by the Florida borrowers, which are secured by mortgages, each of which encumbers the applicable Mortgaged Property located in the State of Florida (the “Florida Mortgages”). The Florida Mortgages secure only the Florida notes, and only the Florida borrowers have any obligation under the Florida notes or to repay any Florida note, and the Non-Florida Mortgages secure all of the notes other than the Florida notes; provided, that all of the borrowers (including the Florida borrowers) delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, each note (including the Non-Florida notes and the Florida notes), and any other Mortgage Loan documents, and the Guaranty (Florida Notes) is secured by both the Florida Mortgages and Non-Florida Mortgages. As a result of the foregoing limitation on cross-collateralization, if a foreclosure sale or other recovery on any Florida Mortgage yields proceeds that exceed the amount of the Florida notes plus the amount of the applicable Florida borrower’s obligations under the Guaranty (Florida Notes), such excess would not be secured by any Florida Mortgage. Further, in the event that a foreclosure sale or other recovery on the mortgages other than the Florida Mortgages resulted in proceeds that are insufficient to pay all amounts due and owing on the notes, the fact that any excess proceeds realized on the Florida notes are not secured by the Florida Mortgages could result in a shortfall in recovery on the Mortgage Loan and in payments of amounts due and owing to Certificateholders. Similarly, the same risk would exist in the event that a foreclosure sale or other recovery on the mortgages other than the Florida Mortgages resulted in an excess over the amount of the Non-Florida notes and the applicable borrowers' obligations under the Guaranty (Florida Notes) and/or the recovery under the Florida Mortgages resulted in insufficient proceeds to pay all amounts due and owing on the notes.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ILPT 2025 Portfolio	$61,000,000	9.9%
Brookdale & Empire Apartment Portfolio	$38,000,000	6.2%
GLLH Self Storage Portfolio	$16,400,000	2.7%
Kenmore Apartments	$13,000,000	2.1%
Blue Sky Arkansas Portfolio	$8,650,000	1.4%
Ausch Brooklyn Portfolio	$7,850,000	1.3%
4219 18th Avenue & 516 Central Ave	$7,275,000	1.2%
Mr. Storage Portfolio	$7,100,000	1.2%
Schwimmer Brooklyn Portfolio	$5,000,000	0.8%
Total	$164,275,000	26.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to the Jarkesy MHC Portfolio Mortgaged Property (2.2%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) group(s) of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related

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Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
The Roosevelt New Orleans	1	$40,000,000	6.5%
Hilton Garden Inn & Homewood Suites Bossier City, LA	1	22,000,000	3.6
Total for Group 1:	2	$62,000,000	10.1%
Group 2:
Storage Sense Clements Ferry	1	$11,300,000	1.8%
Blue Sky Arkansas Portfolio	2	8,650,000	1.4
Madison Flex Warehouses	1	5,450,000	0.9
Blue Sky Pine Bluff	1	3,250,000	0.5
Total for Group 2:	5	$28,650,000	4.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	12	$104,243,685	17.0%
California	4	$73,000,000	11.9%
Louisiana	5	$70,801,237	11.5%
Georgia	3	$63,379,362	10.3%
New Jersey	3	$53,237,000	8.7%
Texas	4	$52,533,405	8.6%
Illinois	14	$38,747,490	6.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-eight (28) other states, with no more than approximately 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

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In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Seven (7) Mortgaged Properties (collectively, 12.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	Fourteen (14) Mortgaged Properties (collectively, 17.4%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Nine (9) of the mortgaged properties (collectively, 7.3%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Diversified Ownership

With respect to the Barry Quad Mortgage Loan (5.5%), approximately 35 individuals or entities have direct or indirect ownership interests in the borrower.

With respect to the Kenmore Apartments Mortgage Loan (2.1%), more than 20 entities have direct or indirect ownership interests in the borrower.

With respect to the Jefferson Business Center Mortgage Loan (1.3%), approximately 40 individuals or entities have direct or indirect ownership interests in the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium and Other Shared Interests

The ILPT 2025 Portfolio Mortgage Loan (9.9%) is secured in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), five of the Mortgaged Properties are subject to condominium regimes (established pursuant to the applicable condominium documents). With respect to one such condominium, related to the 3800 Midlink Drive Mortgaged
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Property, the borrower owns one of 22 units in the related condominium and does not control the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	160	$566,835,507	92.4%
Leasehold/Leasehold(3)	1	40,000,000	6.5
Leasehold	2	6,633,043	1.1
Total	163	$613,468,550	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties or a combination of the fee estate and leasehold estate in the same commercial property owned by unaffiliated entities.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

●	With respect to The Roosevelt New Orleans Mortgage Loan (6.5%), the Mortgaged Property is comprised of the borrower’s (i) fee interest in the core, revenue-producing hotel and (ii) sub-leasehold interests in the pool, the spa and a portion of the meeting room space for the hotel (the “Annex Property”). The fee interest in the sub-leasehold property was acquired by a borrower affiliate, FCH Holdings LLC (“FCH”), subject to an existing ground lease with a third party, Belmont Delaware LLC (“Belmont” ). FCH’s fee interest in the annex property is not encumbered by the Mortgage Loan. Thereafter Belmont executed two sub-ground leases to the borrower for the Annex Property. The term of the prime ground lease (borrower affiliate to Belmont) and the sub-ground leases (Belmont to the borrower) for the Annex Property, inclusive of any renewal terms, as applicable, expire on September 30, 2049 (the Mortgage Loan matures on July 6, 2030). FCH has agreed to enter into a direct lease with the borrower upon expiration or earlier termination of either the prime ground lease or the sub-ground leases, including a provision for an extension of the term of such lease to December 31, 2060. The Mortgage Loan is fully recourse to the borrower for any default by the borrower under the prime ground lease or the sub-ground leases that results in a termination or cancellation of the leases, unless the borrower has simultaneously entered into a replacement ground lease or sublease on substantially similar terms. Belmont’s leasehold estate is encumbered by a mortgage, and a 2016 SNDA with the predecessor mortgagee, which runs to the benefit of successors and assigns and includes
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borrower non-disturbance protections. In addition, Belmont provides property insurance for the annex buildings and the borrower is responsible for insurance on its FF&E-type improvements. With respect to any casualty involving the Annex Property, available insurance proceeds are required to be held in trust by a trustee reasonably agreed to by the ground lessor, sub-ground lessor and sub-ground lessee/borrower.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), the related ESAs identified RECs or controlled recognized environmental conditions (each, a “CREC”) at 22 of the related Mortgaged Properties as follows:
●	With respect to the 6850 Weber Boulevard Mortgaged Property (0.3%), the related ESA identified landfill operations on an adjoining property as a REC. Landfill leachate has the potential to contain Per- and Poly-Fluoroalkyl Substances (“PFAS”) from contaminated industrial wastes, sewage sludge, building materials and general waste products. However, there were no reports suggesting that the landfill has caused any off-site impacts. The Phase I ESA additionally notes that there did not appear to be any significant health risk to the occupants of the Mortgaged Property from the adjacent landfill as the Mortgaged Property is serviced by public drinking water and sewer systems, and no vapor intrusion risks associated with the landfill were identified. Therefore, the ESA does not recommend any further action or investigation in relation to this matter.
●	With respect to the 3800 Midlink Drive Mortgaged Property (0.2%), the related ESA has identified the Mortgaged Property’s former location within a larger 340-acre parcel historically operated by General Motors as a CREC. Historic operations conducted at the Mortgaged Property by General Motors as well agricultural operations historically conducted onsite have resulted in impacts to site soils and groundwater exceeding applicable cleanup criteria. Theses impacts were identified during an initial Baseline Environmental Assessment ("BEA") conducted at the Mortgaged Property in 2013 just prior to its redevelopment and confirmed in various BEAs conducted thereafter by different parties. Generally stated, conducting a BEA allows a person/entity to purchase or begin
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operating at a property without taking on liability for historic impacts identified in the BEA. The existing impacts identified in the BEAs have resulted in the placement of activity and use limitations (“AULs”) on the Mortgaged Property that include property and groundwater use restrictions and soil management requirements. Given the preparation of several BEAs for the Mortgaged Property as well as the placement of AULs on the Mortgaged Property to protect from exposure to any known impacts, the Phase I ESA concluded that no further action or investigation was necessary in relation to this matter.

●	With respect to the 13509 Waterworks Street Mortgaged Property (0.2%), the related ESA identifies the Mortgaged Property’s location within the boundaries of the U.S. Naval Air Station Cecil Field National Priorities List site (“Cecil Field Superfund Site”) as a CREC. The Cecil Field Superfund Site is currently being investigated and remediated by the Department of the Navy. A Superfund related investigation conducted in the area of the Mortgaged Property identified impacts to shallow soils above Florida Department of Environmental Protection (“FDEP”) industrial cleanup levels. Impacted soils were excavated in 2002, and the FDEP issued a No Further Action (“NFA”) letter in relation to this excavated area on October 12, 2004. The NFA allows certain soil impacts in excess of FDEP residential cleanup standards to remain in place. Therefore, land use controls were implemented for the Mortgaged Property that prohibit residential use, the excavation of soil, and the disturbance of any existing or future monitoring or remediation systems unless prior written approval is obtained. Given receipt of the NFA, which includes institutional controls to protect from exposure to any residual impacts, the ESA concluded that no further action or investigation into this CREC matter was necessary.

In addition to the controlled REC, the related ESA identifies a REC for the Mortgaged Property associated with the presence of PFAS in groundwater. Groundwater samples were collected in 2020 in an area of the Cecil Field Superfund Site generally known as the Yellow Water Weapons Area (the “YWWA”) of which the Mortgaged Property is part. The samples demonstrated that shallow groundwater had been impacted by PFAS concentrations that exceeded certain applicable screening levels established for the Cecil Field Superfund Site. The source(s) of the identified PFAS concentrations is not clear, and in 2023, additional PFAS-related investigation in the area of the YWWA was recommended. Given that this matter is being addressed by a responsible party (the Department of the Navy) unrelated to the borrower as part of the Cecil Field Superfund site, which is overseen by the FDEP, the ESA did not recommend any further action in relation to this matter.

●	With respect to the 91-141 Kalaeloa Mortgaged Property (0.2%), the related ESA identifies impacts to the Mortgaged Property caused by a petroleum product release migrating from the neighboring Tesoro/Par Hawaii Refinery (“TPHR”) property as a REC. Information obtained from environmental databases reviewed by the ESA consultant identify the TPHR property as an active/open hazardous waste site with known releases to groundwater. Assessments conducted on the TPHR property in the late 1990s demonstrated increasing free product thickness in a monitoring well on the western portion of the TPHR property, which was believed to indicate that the petroleum product plume was potentially migrating off-site. A Corrective Measures Implementation Report prepared for the TPHR property depicts the plume's western extent as along the Mortgaged Property's southeastern boundary, but a site map for the Mortgaged Property reviewed during the course of the ESA depicts part of the plume attributed to TPHR on the southeastern corner of the Mortgaged Property. The ESA ultimately concludes that because the Mortgaged Property is serviced by public water and sewer systems, any onsite migration of the TPHR plume does not represent a significant health risk to the Mortgaged Property occupants. Additionally, there did not appear to be any vapor intrusion concerns associated with the plume at the Mortgaged Property because the southeastern corner on which the plume has been identified is not occupied by any buildings. Finally, a party unrelated to borrower, TPHR, appears to be responsible for addressing the plume. While the ESA does not
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specifically recommend any additional investigation, it does recommend conducting a review of the TPHR file to obtain additional information on this off-site release.

●	With respect to the 3245 Henry Road Mortgaged Property (0.1%), the related ESA identifies two approximately 150,000-gallon aboveground storage tanks (“ASTs”) historically located onsite as a REC. These ASTs were installed on the northwestern corner of the Mortgaged Property around the mid-1960s and removed in the early-2000s. The ASTs appeared to be associated with the current Marathon Oil Bulk Terminal. No additional information on the ASTs, such as their contents or on their removal or any post-closure sampling, was available for review. The ESA consultant recommend additional regulatory review and/or conducting a Phase II subsurface investigation to further evaluate the identified REC. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $100,000-$300,000. A Phase II investigation was not conducted, however an SLPL (as defined below) policy was purchased as described below.
●	With respect to the 55 Commerce Avenue Mortgaged Property (0.1%), the related ESA identifies three RECs relating to (1) historic dry cleaning operations at a formerly adjoining property; (2) the historic inclusion of a portion of the Mortgaged Property within a larger railroad car build and maintenance facility operated by New York Central and Hudson River Railroads from the mid-1850s until approximately 1954; and (3) releases from underground storage tanks (“USTs”) formerly located on the Mortgaged Property and associated with historic dairy operations. According to the Phase I ESA, the formerly adjacent dry-cleaning operations as well has the former rail yard maintenance facility operations likely used significant types and amounts of hazardous materials prior to modern regulatory standards and requirements, and therefore, such operations had the potential to adversely impact the Mortgaged Property. While various environmental investigations were conducted on the Mortgaged Property together with an adjoining property from 1991 to 2000 that identified “specific areas of contamination,” a site investigation conducted in 1999/2000 to further examine these areas ultimately found “no significant amount of contamination.” A No Further Action Record of Decision (“ROD”) was therefore issued in March 2001. However, the ROD was not available to the Phase I ESA consultant for review and given that the investigations from 1991 through 2000 also included a property adjacent to the Mortgaged Property, it was not entirely clear from the information available that the Mortgaged Property boundaries had been included within the ROD. Additionally, it did not appear that the historic investigations sampled for chlorinated solvents, which would have been used by the adjacent dry-cleaning facility and have significant potential for release and migration. Finally, there are several recorded releases from USTs historically located on the Mortgaged Property and associated with former dairy operations. While these releases each received closure from the governing authority, closure was achieved in the 1990s and it was not clear to the Phase I ESA consultant whether any residual contamination may remain or that the historic sampling results would meet current regulatory criteria.

Given the environmentally significant operations historically conducted on and adjacent to the Mortgaged Property and the lack of clarity surrounding historic investigative findings, the Phase I ESA recommended conducting file reviews related to the historic onsite investigations and UST closures, as well as conducting a Phase II subsurface investigation to not only address any gaps that might be identified in the file review but also to address potential concerns associated with the dry cleaning operations historically conducted adjacent to the Mortgaged Property. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $200,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

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●	With respect to the 1095 South 4800 West Mortgaged Property (0.1%), the related ESA identifies the adjoining property to the west as a REC. This adjoining property is undergoing investigation within the Utah Department of Environmental Quality’s Voluntary Cleanup Program (“VCP”) in relation to former landfilling operations. A September 2024 groundwater sampling report associated with the landfill investigations identified impacts of arsenic and chromium above regulatory standards in a monitoring well located on the adjacent property’s eastern boundary, approximately 50 feet west of the Mortgaged Property. This same groundwater sampling report indicates that additional wells are to be installed to investigate potential off-site contaminant migration to the north and northeast, potentially toward the Mortgaged Property. However, should the adjacent landfill operations have resulted in the off-site migration of any contamination, the ESA concluded that a significant health risk to the any occupants of the Mortgaged Property associated with drinking water was unlikely given that the Mortgaged Property is serviced by public water and sewer systems. The ESA additionally noted that because of the chemical properties and relatively low concentrations of the contaminants identified during the 2024 groundwater sampling event, there did not appear to be any vapor concerns associated with any off-site migration of contaminated groundwater from the landfill. Accordingly, the Phase I ESA did not recommend any additional actions or investigations in relation to this REC.
●	With respect to the 1990 Hood Road Mortgaged Property (0.1%), the related ESA identifies potential impacts to the Mortgaged Property originating from the former Honeywell facility located approximately 500 feet to the north as a REC. The former Honeywell facility was entered into the South Carolina Department of Environmental Services (“SCDES”) Voluntary Cleanup Program (“VCP”) in 2020. A Final Investigation Report prepared for the Honeywell facility in December 2020 identified elevated concentrations of chlorinated solvents in monitoring wells along the southern boundary of the Mortgaged Property. Based on additional information reviewed, the Phase I ESA consultant concluded it likely that the contamination identified along the Mortgaged Property’s southern boundary has migrated off of the Honeywell property and potentially towards the Mortgaged Property, which also meant that a vapor intrusion concern at the Mortgaged Property could not be ruled out. Ultimately, the Phase I ESA consultant recommended a file review of the Honeywell facility VCP matter to further evaluate whether environmental contamination at the Honeywell facility may have also impacted the Mortgaged Property. Depending upon the results of the file review, the consultant also recommended potentially conducting a Phase II subsurface investigation at the Mortgaged Property. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $100,000 to $300,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-080 Hanua Mortgaged Property (0.1%), the related ESA identifies RECs associated with: (1) the former industrial use of the Mortgaged Property, which has resulted in onsite soil impacts; (2) the historic operation of onsite USTs; and (3) a release of crude oil to groundwater at the east-adjoining property. According to the ESA, historic soil sampling performed at the Mortgaged Property identified soils impacted with petroleum and polychlorinated biphenyls. These impacted areas were to be capped with pavement, with long term management through an Environmental Hazard Management Plan (“EHMP”). However, there was no information available to the Phase I ESA consultant related to whether the cap and EHMP were ever implemented. There was also very little information available to the Phase I ESA consultant related to: the decommissioning of former onsite industrial activities; the closure and removal or abandonment of USTs historically known to be located onsite; or the extent of the adjoining property crude oil release and its impact upon groundwater, which is potentially flowing in the direction of the Mortgaged Property. Therefore, the Phase I ESA consultant recommended conducting a review of any files that could be located for the Mortgaged Property at the Hawaii Department of Health related to
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the historically identified soil impacts, the USTs, and the adjacent crude oil release. Depending on the results of any file review, the Phase I ESA consultant noted that additional investigation may be warranted. Should a subsurface investigation be necessary based upon the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

●	With respect to the 235 Great Pond Road Mortgaged Property (0.1%), the related ESA identifies the Mortgaged Property’s open remediation status within the Connecticut Property Transfer Act program as a REC. Changes in the ownership of the Mortgaged Property in 2007, 2008, and 2012 required that the Mortgaged Property undergo environmental investigations as part of the Connecticut Property Transfer Act (“CTA”) program. These investigations identified pesticide impacts to soil and groundwater above applicable standards associated with historic agricultural activities. In 2021, it was determined that these impacts would be addressed through the placement of an Environmental Use Restriction (“EUR”) upon the Mortgaged Property. However, as no EUR was documented for the Mortgaged Property, the Connecticut Department of Energy and Environmental Protection (“CTDEEP”) issued a Notice of Violation on March 30, 2023, citing the failure of the Mortgaged Property to achieve remediation standards and comply with CTA obligations in a timely manner. On May 30, 2023, the environmental consultant conducting the CTA program investigations responded to CTDEEP that it would work towards the completion of any remedial activities at the Mortgaged Property by April 2024, which would include implementation of protective measures (e.g., construction of impervious surfaces) and an EUR for soil and groundwater. No additional information was available for review at the time of the Phase I ESA to confirm completion of all CTA program requirements. Therefore, the Phase I ESA consultant recommended obtaining information related to resolution of the Notice of Violation, and if no additional information was in fact available, the Phase I ESA recommends that all necessary remedial activities be completed, including the implementation of an EUR on the Mortgaged Property, in order to comply with all CTA obligations. The cost of completing the CTA program and recording an EUR for the Mortgaged Property was estimated by the ESA consultant to be $25,000 to $100,000. Such actions were not taken, however an SLPL policy was purchased as described below.
●	With respect to the 91-150 Kaomi Loop Mortgaged Property (0.05%), the related ESA identified a REC associated with the Mortgaged Property’s long-term industrial use since the 1960s for the manufacturing, mixing, and storage of pesticides, herbicides, and other chemicals. Historical and current operations have involved the use of hazardous materials such as sulfuric acid, ammonia, chlorine, and sodium hydroxide. Past inspections identified discharges of process wash water to unlined ditches and a surface impoundment, where sampling detected elevated levels of various contaminants. More recent assessments have documented sulfur staining on unpaved areas and the adjacent beach. Based on these conditions, the environmental consultant recommended a Phase II subsurface investigation. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $950,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

In addition to the REC, the Phase I ESA identifies the presence of at least one monitoring well on the Mortgaged Property. Records indicate that, at one time, seven monitoring wells had been installed on the Mortgaged Property to investigate a hazardous substance release, which later received a “no further action” letter from the governing authority. The Phase I ESA consultant recommended conducting an inspection of any monitoring well(s)

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remaining onsite and abandoning such wells in accordance with applicable regulations. The cost of well abandonment was estimated to be $2,000 to $30,000.

●	With respect to the 91-222 Olai Mortgaged Property (0.05%), the related ESA identified a REC associated with the Mortgaged Property’s long-term use for automobile parts retail and recycling since the mid-1960s, which involved the operation of USTs. Historical records indicated that two 2,000-gallon USTs storing gasoline and diesel were likely installed on the Mortgaged Property in 1980, but no documentation was available confirming whether these USTs were removed or closed in place. Additionally, during the site visit, the Phase I ESA consultant observed surface staining, including on bare soil, in the northeastern portion of the Mortgaged Property. The Phase I ESA consultant recommended a Phase II subsurface investigation to address potential concerns associated with the USTs and surface staining. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $200,000 to $600,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 301 Commerce Drive Mortgaged Property (0.04%), the related ESA identifies a CREC due to the Mortgaged Property's historical use as part of a 610-acre industrial complex associated with chemical manufacturing activities from approximately 1943 through the late 1990s. From the 1940s to 1970s, the properties were occupied by Allied Chemical/Honeywell, with Ashland Inc. (Marathon Petroleum) taking over in the 1970s. These activities, while occupied by Honeywell, led to the site's inclusion on the National Priorities List in 1984 due to environmental concerns from historical landfills, surface impoundments, and chemical releases, though the EPA determined the majority of the site was never contaminated. Remediation activities were completed to the satisfaction of regulatory agencies by 2005 and included soil excavation, groundwater treatment, barrier caps, and institutional controls. Institutional and engineering controls, including deed restrictions and prohibitions on groundwater use or soil disturbance, remain in place and are monitored under the oversight of the U.S. EPA and Ohio EPA, with Honeywell, Inc. identified as the responsible party. Limited investigations conducted prior to redevelopment of the subject property in 2012 confirmed that soils were below regulatory thresholds, and that no significant contamination was found in subsurface soils or vapors. While low-level ammonia impacts were encountered during construction, regulatory authorities determined no additional remediation was required. Given that Honeywell, Inc. has been identified as the responsible third party, the ESA concluded that this CREC does not require additional action, provided use restrictions, and institutional and engineering controls remain in place.
●	With respect to the 91-110 Kaomi Loop Mortgaged Property (0.03%), the related ESA identified a REC associated with historical surface staining observed in two areas: on the concrete floor of the boiler room in Building B and on the asphalt pavement behind Building A, where petroleum-based products such as oils, gasoline, and paints had been stored. While staining was not observed during the Phase I ESA site visit, no documentation was available to confirm whether the areas had ever been sampled. Based on these conditions, the Phase I ESA consultant recommended that documentation be obtained or, if unavailable, that a Phase II subsurface investigation be conducted, with additional action possible depending on results. Should a subsurface investigation be necessary based upon the outcome of any document review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000-$150,000, and remediation, if necessary, was estimated to be $50,000 to $250,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-064 Kaomi Loop Mortgaged Property (0.03%), the related ESA identified a REC associated with historical steel and metal machining operations beginning in 1962. Waste from these operations, including potential contaminants such as cutting oils,
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coolants, and PFAS, was reportedly discharged to an onsite cesspool, which also received sewage. An open conduit leading to the cesspool was noted in a prior assessment, though it was not observed during the Phase I ESA site visit. The cesspool was reportedly decommissioned and replaced with a septic system after 2021, but no closure documentation or sampling data was available. Based on these conditions, the environmental consultant indicated that a Phase II subsurface investigation may be warranted. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $100,000, and remediation, if necessary, was estimated to be $100,000 to $500,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

●	With respect to the 2 Tower Drive Mortgaged Property (0.03%), the related ESA identifies two RECs. The first REC is associated with the Mortgaged Property’s use since 1978 for wire and cable manufacturing and related coatings. Operations have involved hazardous materials such as chlorinated solvents, degreasers, and other organic compounds. Subsurface investigations conducted in the early 2000s did not identify elevated contamination; however, hazardous material use continued through the 2010s. A 2021 ESA noted the absence of vapor intrusion documentation in state records and concluded that potential PFAS use could not be ruled out. Based on these factors, the environmental consultant recommended a Phase II subsurface investigation to further evaluate environmental conditions. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

The second REC identified for the Mortgaged Property is associated with its operation as an orchard for nearly 100 years until the 1970s. In 2017, the Mortgaged Property was entered into the CTA program in relation to the transfer of Mortgaged Property to a new owner. The CTA requires conducting an environmental investigation and addressing any environmental areas of concern (“AOC”) identified during the CTA investigation. All conditions identified during the 2017 CTA investigation have been addressed except the AOC associated with the Mortgaged Property’s former operation as an orchard, which involved the application of pesticides. The remedy suggested for the orchard operations/pesticide use AOC involved placing an Environmental Land Use Restriction (“ELUR”) on the Mortgaged Property, including restricting the Mortgaged Property to certain uses and implementing a soil management plan, to protect from exposure to any residual pesticide impacts that may remain onsite. The Phase I ESA consultant recommended completing and recording the ELUR, which was estimated to cost $25,000 to $100,000, in order to comply with the CTA. Such actions were not taken, however an SLPL policy was purchased as described below.

●	With respect to the 91-102 Kaomi Loop Mortgaged Property (0.03%), the related ESA identified two RECs. The first REC is associated with heavy oil staining near a sump and adjacent aboveground storage tank on the north side of the dry ice plant. The sump collects an oil/water mixture for transfer to the tank, and staining was observed on the surrounding concrete and on the exterior of the secondary containment, indicating a likely release. Similar conditions were noted during a 2021 assessment. The Phase I ESA consultant recommended conducting a Phase II subsurface investigation to identify any subsurface impacts that may have been caused by heavy oil staining, as well as conducting a cleanup of the staining, repairing the containment structure, and properly disposing of any waste. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

The second REC identified in the ESA concerns two environmental releases listings for the Mortgaged Property found by the Phase I ESA consultant during an environmental database review. The first database listing confirms a past release at the Mortgaged

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Property that received “No Further Action” status from by the Hawaii Department of Health (“HDOH”); however, no details were available regarding the substance or amount released or any cleanup. The second listing relates to a 2020 spill of approximately 10 gallons of lubrication oil from a rental compressor onto unpaved ground. Follow-up sampling prior to excavation confirmed total petroleum hydrocarbons in excess of HDOH cleanup criteria. While additional cleanup reportedly occurred in 2021, no results or closure documentation were available. The environmental consultant indicated that a Phase II investigation may be warranted if additional information cannot be obtained on either of these two identified releases.

The cost of conducting a Phase II subsurface investigation to address both RECs was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $50,000 to $250,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

●	With respect to the 91-265 Hanua Mortgaged Property (0.03%), the related ESA identifies remediated impacts to site soils without formal closure as a REC. A 2022 Phase II ESA reported elevated concentrations of total petroleum hydrocarbons in shallow soils, believed to have originated from salvage activities by a former tenant. In April 2023, approximately 14,700 cubic feet of impacted soil was excavated and removed, and post-excavation sampling of soil below one foot did not detect contamination above laboratory detection limits. A Removal Action Report documenting these activities was submitted to the HDOH, which issued a follow-up letter in August 2024 requesting clarification on portions of the report. A final closure letter had not been issued at the time of the ESA review. Because impacted soil was believed to have been fully excavated and post-remediation sampling confirmed no residual impact, the Phase I ESA consultant simply recommended providing any documentation requested by the HDOH in order to obtain formal closure. However, should further investigation be necessary, the Phase I ESA consultant estimated such investigation to cost $20,000 to $50,000, and any remediation, if necessary, was estimated to be $20,000 to $100,000. A further investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-174 Olai Mortgaged Property (0.02%), the related ESA identifies a REC associated with historical auto salvage operations and vehicle storage conducted onsite since the 1970s. Staining was observed in bare soil near a portable AST for an emergency generator and throughout the vehicle yard. Given the duration of operations (50 years), the presence of staining, and the fact that environmentally sensitive operations occurred onsite in part before modern waste regulations, the ESA recommended conducting a Phase II subsurface investigation to evaluate potential impacts. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $50,000 to $350,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-083 Hanua Mortgaged Property (0.02%), there was a spill in 2008 at the intersection of Olai and Hanua Streets, which is adjoining the southwest corner of the property. Sampling of a sheen on the surface of water in an excavation pit determined the sheen to be petroleum-based. Given the lack of close out documents, further records are required to define the environmental condition. Should further investigation be necessary based on the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated to be $20,000 to $50,000, and remediation, if necessary, was estimated to be $20,000 to $100,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-410 Komohana Mortgaged Property and 91-416 Komohana Mortgaged Property (collectively, 0.01%), the related ESAs identify as a REC, the historic
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use of these Mortgaged Properties as an oil refining and recycling facility from the mid-1980s through the mid-2010s. These operations resulted in several environmental releases and environmental impacts to the Mortgaged Properties. The oil refining and recycling facility ultimately was decommissioned in 2016 and 2017. Decommissioning activities reportedly included soil remediation and testing activities. Based on an historical environmental report reviewed by the ESA consultant, the results of the decommissioning investigations and mitigation measures indicated that the Mortgaged Properties were adequately remediated; however, no documentation pertaining to decommissioning was available to the Phase I ESA consultant for review, and environmental databases reviewed by the environmental consultant did not indicate whether any regulatory closure was ever officially granted. Therefore, the Phase I ESA consultant recommended conducting a file review at the Hawaii Department of Health in attempt to verify that any impacts at the Mortgaged Properties has been properly addressed during decommissioning. Should a subsurface investigation be necessary based upon the outcome of any file review, with respect to each Mortgaged Property, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $70,000, and remediation, if necessary, was estimated to be $50,000 to $300,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), a Scheduled Locations Pollution Liability (“SLPL”) insurance policy is in place for each of the Mortgaged Properties described above. The SLPL policy was issued by Allied World Assurance Company (U.S.), Inc. for a term of four years with a policy limit of $25,000,000 (per incident in the aggregate) and a $50,000 per incident deductible. The lenders and their successors and assigns, as their interests may appear, are listed as additional named insured under the SLPL policy. The SLPL expires February 28, 2026 (while the maturity date of the Mortgage Loan is July 9, 2030). The borrowers are required under the related loan agreement to maintain pollution legal liability insurance, by renewal, extension or replacement, with the same coverages, terms, conditions and endorsements as the policy in effect on the origination date, for a period continuing through the date that is 36 months following the maturity date of the ILPT 2025 Portfolio Whole Loan. The SLPL Policy covers several non-collateral properties as well as the Mortgaged Properties described above, and includes the related non-collateral property owners as named insureds, and therefore provides less protection than would a policy solely covering such Mortgaged Properties. In the event the limits which are in place as of the origination date are eroded by 50% or more due to claims, the related loan agreement requires that the borrowers reinstate the available environmental coverage limits within 60 days to the limits in place as of the origination date. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Properties and, even in the case of a covered risk, the coverage under any such policy may be insufficient.
●	With respect to the Hilton Garden Inn & Homewood Suites Bossier City, LA Mortgage Loan (3.6%), a CREC was identified at the Mortgaged Property in connection with contaminated groundwater, soil and indoor air due to certain historical operations of the Mortgaged Property as an oil refinery. The environmental consultant reported that the Mortgaged Property was cleared of the refinery structures between 1960 and 1967 but that subsequent site investigations in the early 1990s detected high concentrations of lead in surface soil. The environmental consultant reported that, between 1996 and 1998, corrective actions to address soil and indoor air contamination were completed, and refinery waste materials were later removed from the Mortgaged Property in 2011 and 2012. The environmental consultant reported that the Mortgaged Property’s record of decision requires quarterly notifications of potential contamination, available environmental services and groundwater use restrictions. Further, the environmental consultant reported that on November 2, 2000, the applicable regulatory authority issued an ordinance which prohibits the installation of groundwater wells within the Superfund site that includes the Mortgaged Property. The environmental consultant reported that the Environmental Protection Agency has reviewed all relevant documentation
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relating to the contamination and believes that all appropriate remedial actions have been put in place. The environmental consultant recommended continued implementation of the existing remedial systems and periodic reviews of the ongoing remediation efforts until administrative closure is obtained.

●	With respect to the One Grove Mortgage Loan (3.4%), the related ESA identified a CREC at the Mortgaged Property in connection with residual soil and groundwater impacts from the presence of historic full material at the Mortgaged Property. According to the ESA, regulatory closure was granted subject to engineering and institutional controls including, among other things, maintaining the presence of site-wide capping (including the concrete slab of the building and concrete and asphalt walkways) and well restrictions.
●	With respect to the GLLH Self Storage Portfolio Mortgage Loan (2.7%), the related ESAs identified RECs at certain of the related Mortgaged Properties as follows:
●	With respect to the My Storage Tallassee Mortgaged Property (0.2%), based on a historical information review, a commercial building at such Mortgaged Property was originally constructed in 1988 as the commercial building for a reported auto salvage yard. The auto salvage yard was observed on the 1997 aerial photograph; however, no longer present on the 2006 aerial photograph. No additional information pertaining to the auto salvage facility such as business name or listings in a database report was available during the course of the environmental assessment. Further, the address is not listed in the regulatory database report, no records are on-file with the regulatory agencies (Alabama Department of Environmental Management or the Elmore County Fire Department), and no information regarding the facility was provided by the property manager other than the property manager confirming awareness of the former auto salvage use. There exists the potential that these prior operations may have impacted such Mortgaged Property. Such Mortgaged Property has since been developed with the existing self-storage facility and no reported spills incidents or other environmental regulatory listings were identified for such Mortgaged Property. Based on this information, the former auto salvage operations represent a REC.
●	With respect to the My Storage Midland Mortgaged Property (0.2%), according to city directories reviewed during this assessment, such Mortgaged Property was commercially developed from as early as 1952 and was formerly operated as a gasoline filling station identified as Richard's Hi Speed Service. According to aerial photographs, the filling station was present onsite until at least 1965. Such Mortgaged Property is not identified on any regulatory listings associated with USTs and no record of USTs were available from the Michigan Department of Environment, Great Lakes, and Energy during the course of the environmental assessment. The filling station was formerly located in the immediate vicinity of the current onsite residential building near the southwestern corner of such Mortgaged Property. Based on the documented use of such Mortgaged Property for filling operations and the absence of UST removal documents available for review during the environmental assessment, it cannot be ruled out that the historic filling operations have impacted such Mortgaged Property. However, the elapsed period of time since operations, lack of any reported spill/leaking underground storage cases, and subsequent redevelopment of such Mortgaged Property may be considered mitigating factors. Based on this information, the historical use is considered to represent a REC.
●	Environmental insurance was procured at Mortgage Loan origination for both Mortgaged Properties in an aggregate limit of $2,000,000 and each incident limit of $2,000,000 for an 8-year term.
●	With respect to the Mr. Storage Portfolio Mortgage Loan (1.2%), the related ESA identified a REC at the Mr. Storage Glendale Avenue Mortgaged Property (0.4%) in connection with the historical operation of a gasoline service station beginning in approximately 1950, the historical operation of an automotive repair business beginning in approximately 1975 and the historical
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operation of a storage yard and junkyard from approximately 1950 to 1983. The environmental engineer recommended a Phase II ESA to determine if the historical operations have impacted the Mr. Storage Glendale Avenue Mortgaged Property. The environmental engineer estimated a worst case cost of $400,000. At origination, in lieu of obtaining a Phase II ESA, the borrower obtained a lender’s pollution legal liability insurance policy from SiriusPoint Specialty Insurance Corporation, listing the lender as first named insured, with a per incident and aggregate limit of $1,000,000, except for a per incident limit for (i) disinfection costs of $25,000, (ii) evacuation costs of $250,000 and (iii) supplemental coverages of $250,000, and a self-insured retention amount of $25,000. SiriusPoint Specialty Insurance Corporation is rated “A-” by A.M. Best. The policy expires June 12, 2033, which is approximately 3 years past the maturity date of the Mortgage Loan.

See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties Subject to Local Law 97

With respect to the 71 Spring Street, 305-315 Linden and 4219 18th Avenue Mortgaged Properties (collectively, 12.4%), the Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans— Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in

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connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to The Roosevelt New Orleans and the Hilton Garden Inn & Homewood Suites Bossier City, LA Mortgage Loans (collectively, 10.1%), the borrower sponsor and its owner (the “Roosevelt New Orleans and HGI & Homewood Suites Principal”) are subject to two pending lawsuits with a former business partner in connection with disputes relating to the operating agreement of a sponsor-affiliated entity (the “Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity”). In connection with the first lawsuit, the plaintiff alleged that the Roosevelt New Orleans and HGI & Homewood Suites Principal abused his management position as the sole control party of the Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity to engage in transactions that served his individual interest and which were detrimental to the Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity. The plaintiff further alleged that the Roosevelt New Orleans and HGI & Homewood Suites Principal refused to provide the plaintiff with requested information about his transfer of interest in the Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity to the borrower sponsor. The plaintiff is seeking approximately $101,600,000 in damages. On December 2, 2024, a discovery schedule was stipulated among the parties with discovery to be completed by June 20, 2025, subject to an extension to allow the parties to complete their depositions. In connection with the second lawsuit, the plaintiff alleged that the Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity’s operating agreement allowed for either third-party loans to be provided to the Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity or for the Roosevelt New Orleans and HGI & Homewood Suites Principal to provide loans, and that the members opted for the Roosevelt New Orleans and HGI & Homewood Suites Principal to provide loans to the Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity. The plaintiff alleged that the Roosevelt New Orleans and HGI & Homewood Suites Principal and the borrower sponsor retroactively altered the payment structure of the loans from 2000 onward after the first lawsuit was filed, which resulted in an inflated debt owed by the Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity to the Roosevelt New Orleans and HGI & Homewood Suites Principal. The plaintiff is seeking approximately $31,727,894 in damages and a declaratory judgment that the defendants cannot restructure the loans. On June 3, 2025, the court denied the Roosevelt New Orleans and HGI & Homewood Suites Principal’s motion either to compel arbitration or to dismiss the complaint and, on June 17, 2025, the Roosevelt New Orleans and HGI & Homewood Suites Principal filed a notice of appeal to stay all trial court proceedings until a determination is made as to the trial court’s jurisdiction over the matter. The parties have agreed not to pursue discovery while the notice of appeal is pending.
●	With respect to the Oaks Business Center Mortgage Loan (1.9%), the borrower sponsors are defendants in a pending litigation that was filed in the Superior Court of Fairfield County, Connecticut in November of 2024 by J&J Akoury Construction Inc (“J&J”). According to the borrower sponsors, the claim relates to approximately $300,000 for labor and materials expended
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responding to alleged change orders on construction projects under contract in 2021 and 2022 with Tribus, LLC, a joint venture that was owned in part by the borrower sponsors and used for construction management, but which entity has since wound down its operations. According to the borrower sponsors, the plaintiff initially sued Tribus, LLC and is now attempting to name other parties with more meaningful net worth. The borrower sponsors’ counsel stated that there is no record of change orders being approved and that J&J was paid in accordance with the agreements.

●	With respect to the Storage Sense Clements Ferry, Blue Sky Arkansas Portfolio, Madison Flex Warehouses and Blue Sky Pine Bluff Mortgage Loans (collectively, 4.7%), one of the guarantors is subject to litigation in connection with claims of breach of contract, unjust enrichment and breach of the covenant of good faith and fair dealing by a former business partner. The plaintiff alleged that the guarantor and the other defendants concealed a certain company’s revenue in violation of the parties’ profit-sharing arrangement. The plaintiff is seeking damages in excess of $1 million for each cause of action and a declaration that the parties’ contract entitles the plaintiff to 50% of the gross revenue generated by transactions the plaintiff originated for such company. In September 2024, the court issued a decision partially granting the plaintiff’s motion to amend its complaint and the deadline to complete discovery was extended by two months. As of January 2025, discovery was closed except with respect to one motion and a trial date is expected to be scheduled once that issue is resolved.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-four (24) of the Mortgage Loans (collectively, 89.4%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Six (6) of the Mortgage Loans (collectively, 9.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) of the Mortgage Loans (1.2%) was originated in connection with the borrower’s refinancing and acquisition of the related portfolio of Mortgaged Properties.
●	With respect to the One Grove Mortgage Loan (3.4%), the Mortgaged Property was previously secured by a loan with an outstanding principal balance of $57,757,000. On June 6, 2025, the borrower refinanced the prior loan in part with a cash pay down in the amount of $54,507,000 with proceeds from the Mortgage Loan. In lieu of a cash pay down of the remaining outstanding principal balance, the prior lender agreed to convert the remaining debt to a non-voting equity interest with no cure rights (such equity interest being entitled to a preferred rate of return) in Amerinvest Jersey City Development LLC, the sole member of borrower, in the amount of $3,250,000.
●	With respect to the 305-315 Linden Mortgage Loan (2.5%), the guarantor is currently defending a litigation matter involving landlord-tenant disputes unrelated to the collateral. The plaintiff alleges, among other things, breach of the implied warranty of habitability and negligence in the care of the unrelated property; however, specific damages sought by the plaintiff have not been disclosed. The 305-315 Linden borrower indicated that the litigation is covered by insurance.
●	With respect to the Oaks Business Center Mortgage Loan (1.9%), the borrower sponsors disclosed that the prior loan secured by the Mortgaged Property, a $9,000,000 loan securitized in the CGCMT 2015-GC29 transaction, matured in March 2025 and was subject to a forbearance
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agreement through May 6, 2025. At the expiration of the forbearance agreement PNC Bank, as servicer, agreed to provide an updated payoff letter, which extended the payoff date to June 6, 2025. The Mortgage Loan was originated on May 8, 2025.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Equinox Sports Club LA, Brookdale & Empire Apartment Portfolio, Barry Quad, Oaks Business Center, Jefferson Business Center, 156-158 Martense Street and The Link Mortgage Loans (collectively, 27.0%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Equinox Sports Club LA Mortgage Loan (9.8%), the borrower sponsor disclosed that affiliates of the borrower sponsor have experienced certain defaults and foreclosures unrelated to the Mortgaged Property, including the following during the last ten years: (i) a securitized commercial mortgage loan in the amount of approximately $26,000,000 which was secured by a mixed use retail/office center in Highland Park, Illinois, was foreclosed in August 2021; (ii) a $31,800,000 mortgage loan secured by a mixed income multifamily development in New Haven, Connecticut, defaulted in 2015 and was subject to a forbearance agreement until the eventual sale of the property in May 2019; and (iii) a $150,000,000 securitized loan which was secured by a retail property in West Palm Beach, Florida defaulted in February of 2016 (which loan was previously modified after a default in 2011), which was later refinanced in December of 2018.
●	With respect to the Brookdale & Empire Apartment Portfolio Mortgage Loan (6.2%), the borrower sponsor reported that a loan unrelated to the Brookdale Village Apartments Mortgaged Property and the Empire Village Apartments Mortgaged Property was transferred into special servicing retroactively in late 2023 due to the prior owner’s non-adherence to depositing funds in the cash management account. The borrower sponsor reported that it refinanced the prior loan in May 2025 and proceeds from such mortgage loan were used to repay the prior loan in full.
●	With respect to the Barry Quad Mortgage Loan (5.5%), the borrower sponsor reported one prior loan workout in connection with a securitized commercial mortgage loan unrelated to the Mortgaged Property that was transferred into special servicing in 2023 and then purchased out of the securitization by the related lender. The borrower sponsor reported that it entered into a loan modification with the related lender in May 2025 and that the loan is currently in good standing.
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Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Five (5) of the Mortgaged Properties (collectively, 2.0%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified below).
●	One (1) of the Mortgaged Properties (9.8%) is leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3.

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The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
996 Paragon Way	0.6%	No	8/31/2029	7/9/2030
1580, 1590 & 1600 Williams Road	0.3%	No	5/31/2026	7/9/2030
32150 Just Imagine Drive	0.3%	No	5/31/2031	7/9/2030
7410 Magi Road	0.3%	No	6/30/2031	7/9/2030
10450 Doral Boulevard	0.3%	No	6/30/2028	7/9/2030
9860 West Buckeye Road	0.2%	No	4/30/2027	7/9/2030
11900 Trolley Lane	0.2%	No	7/31/2028	7/9/2030
11501 Wilkinson Drive	0.2%	No	9/30/2028	7/9/2030
3800 Midlink Drive	0.2%	No	7/31/2029	7/9/2030
13509 Waterworks Street	0.2%	No	12/31/2029	7/9/2030
91-141 Kalaeloa	0.2%	No	12/31/2029	7/9/2030
125 North Troy Hill Road	0.2%	No	1/31/2031	7/9/2030
158 West Yard Road	0.1%	No	7/31/2029	7/9/2030
235 Great Pond Road	0.1%	No	9/30/2028	7/9/2030
1985 International Way	0.1%	No	8/31/2025	7/9/2030
91-027 Kaomi Loop	0.1%	No	12/31/2025	7/9/2030
2311 South Park Road	0.1%	No	6/7/2026	7/9/2030
510 Production Avenue	0.1%	No	7/31/2026	7/9/2030
2820 State Highway 31	0.1%	No	8/31/2027	7/9/2030
950 Bennett Road	0.1%	No	11/30/2027	7/9/2030
14257 E. Easter Avenue	0.1%	No	10/31/2028	7/9/2030
7130 Q Street	0.1%	No	10/31/2028	7/9/2030
3736 Salisbury Road	0.1%	No	5/31/2029	7/9/2030
700 Marine Drive	0.1%	No	6/30/2029	7/9/2030
7409 Magi Road	0.1%	No	6/30/2029	7/9/2030
3870 Ronald Reagan Boulevard	0.1%	No	8/31/2029	7/9/2030
3155 Grissom Parkway	0.1%	No	9/30/2029	7/9/2030
3245 Henry Road	0.1%	No	9/30/2029	7/9/2030
8000 Mid America Blvd.	0.1%	No	9/30/2029	7/9/2030
3502 Enterprise Avenue	0.1%	No	12/31/2029	7/9/2030
200 Orange Point Drive	0.1%	No	12/31/2029	7/9/2030
2482 Century Drive	0.1%	No	3/31/2030	7/9/2030
150 Greenhorn Drive	0.1%	No	5/31/2030	7/9/2030
1415 West Commerce Way	0.1%	No	6/30/2030	7/9/2030
1990 Hood Road	0.1%	No	6/30/2030	7/9/2030
2701 S.W. 18th Street	0.1%	No	7/31/2030	7/9/2030
91-238 Kauhi	0.1%	No	10/31/2027	7/9/2030
4501 Industrial Drive	0.05%	No	7/31/2030	7/9/2030
2580 Technology Drive	0.05%	No	1/31/2028	7/9/2030
91-222 Olai	0.05%	No	12/31/2029	7/9/2030
7121 South Fifth Avenue	0.04%	No	9/30/2026	7/9/2030
301 Commerce Drive	0.04%	No	2/28/2027	7/9/2030
91-250 Komohana	0.04%	No	11/30/2028	7/9/2030
5501 Providence Hill Drive	0.04%	No	4/30/2029	7/9/2030
1230 West 171st Street	0.03%	No	3/31/2029	7/9/2030
3900 NE 6th Street	0.03%	No	5/31/2026	7/9/2030
5795 Logistics Parkway	0.03%	No	6/30/2027	7/9/2030
1415 Industrial Drive	0.03%	No	9/30/2027	7/9/2030
91-218 Olai	0.03%	No	1/31/2028	7/9/2030
91-110 Kaomi Loop	0.03%	No	2/28/2031	7/9/2030
435 SE 70th Street	0.02%	No	9/30/2026	7/9/2030
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Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
91-083 Hanua	0.02%	No	12/31/2027	7/9/2030
2401 Cram Avenue SE	0.02%	No	5/31/2027	7/9/2030
5156 American Road	0.02%	No	6/30/2028	7/9/2030
91-119 Olai	0.02%	No	9/30/2030	7/9/2030
3425 Maple Drive	0.02%	No	5/31/2029	7/9/2030
91-416 Komohana	0.01%	No	10/31/2027	7/9/2030
91-410 Komohana	0.01%	No	10/31/2027	7/9/2030
91-171 Olai	0.01%	No	4/30/2030	7/9/2030
91-175 Olai	0.01%	No	6/30/2031	7/9/2030

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as ILPT 2025 Portfolio, 71 Spring Street and 4219 18th Avenue & 516 Central Ave.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the 71 Spring Street Mortgage Loan (9.1%), based on information provided to the lender, the largest tenant, Figliulo & Partners, LLC, which leases 33.0% of the net rentable area at the related Mortgaged Property, subleases a portion of its space to small companies with two to five employees on a per desk basis. In addition, the second largest tenant, Attix, Inc., which leases 24.7% of the net rentable area, has not yet moved into its third floor space at the Mortgaged Property, and has free rent in the amount of $34,896 a month through August 2025, which has been reserved for.
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In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 and the accompanying footnotes.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The 3800 Midlink Drive, 9860 West Buckeye Road, 13400 East 39th Avenue and 3800 Wheeling Street, 7409 Magi Road, 2311 South Park Road, 985 Kershaw Street, 2580 Technology Drive, 2100 NW 82nd Avenue, 91-027 Kaomi Loop, 2482 Century Drive and 435 SE 70th Street Mortgaged Properties (collectively, 1.2%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), with respect to the 3800 Midlink Drive Mortgaged Property, the 9860 West Buckeye Road Mortgaged Property, the 13400 East 39th Avenue and 3800 Wheeling Street Mortgaged Property, the 7409 Magi Road Mortgaged Property, the 2311 South Park Road Mortgaged Property, the 985 Kershaw Street Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 2100 NW 82nd Avenue Mortgaged Property, the 91-027 Kaomi Loop Mortgaged Property, the 2482 Century Drive Mortgaged Property and the 435 SE 70th Street Mortgaged Property (collectively, 1.2%), a related tenant has a ROFR, ROFO or similar right to purchase such Mortgaged Property. With respect to the 2580 Technology Drive Mortgaged Property, the 985 Kershaw Street Mortgaged Property, the 9860 West Buckeye Road Mortgaged Property, and the 435 SE 70th Street Mortgaged Property, the tenant has entered into a subordination non-disturbance and attornment agreement (“SNDA”) with the lender pursuant to which it has agreed that its ROFR and/or ROFO is not applicable against the lender in a foreclosure or conveyance in lieu thereof. With respect to the 7409 Magi Road Mortgaged Property and the 91-027 Kaomi Loop Mortgaged Property, the tenant has entered into an SNDA stating that the related ROFR and/or ROFO are subordinate to the loan documents and waived against the lender. With respect to the 2311 South Park Road Mortgaged Property and the 2100 NW 82nd Avenue Mortgaged Property, the borrower has agreed to use reasonable efforts to deliver an SNDA within 90 days of origination. With respect to the remaining such Mortgaged Properties as to which there is a ROFR, ROFO or similar right, such right will apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR or ROFO will apply to transfers following a foreclosure or deed in lieu thereof (in some cases excluding a purchaser that acquires the Mortgaged Property in connection with a foreclosure).
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Brookdale & Empire Apartment Portfolio Mortgage Loan (6.2%), the borrower sponsor owns multiple competing multifamily properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the Barry Quad Mortgage Loan (5.5%), the borrower sponsor owns competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the One Grove Mortgage Loan (3.4%), the related borrower sponsor or its affiliates own other properties in the related market that may compete with the Mortgaged Property.
●	With respect to the 305-315 Linden Mortgage Loan (2.5%), the related borrower sponsor owns competing multifamily properties in the same metropolitan area as the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Seven (7) of the Mortgaged Properties (collectively, 12.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

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With respect to fourteen (14) Mortgage Loans (collectively, 66.1%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to The Roosevelt New Orleans Mortgage Loan (6.5%), the Mortgaged Property is designated as a historic landmark and any restoration projects must be consistent with the guidelines of the New Orleans Historic District Landmarks Commission.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Madison Flex Warehouses Mortgage Loan (0.9%), the fourth largest tenant at the Mortgaged Property, Body Creations Inc, utilizes its leased space as a fitness center and such use predates the current zoning code and is considered a legal non-conforming use permitted through special exception approval. The current zoning code permits any legal non-conforming use to continue, provided that such use may not be extended or enlarged. In the event of damage to an extent of more than 51% of the replacement cost at the time of destruction to a structure containing a legal non-conforming use, any subsequent use must conform with the current zoning uses. In addition, in the event the legal non-conforming use has ceased for any
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reason for more than twelve consecutive months, any subsequent use must conform with the current zoning uses. Pursuant to the Mortgage Loan documents, the borrower obtained law and ordinance insurance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “— Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), (i) with respect to the 996 Paragon Way Mortgaged Property (0.6%), the sole tenant at such Mortgaged Property, Exel Inc.,
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has a fee agreement with York County, South Carolina, which allows the tenant to make certain payments in lieu of taxes (“PILOT”), and (ii) with respect to the 11224 Will Walker Road Mortgaged Property (0.3%), Mercedes Benz US International, Inc., the sole tenant at such Mortgaged Property, has entered into one or more PILOT agreements (constituting PILOT documents) with Tuscaloosa County Industrial Development Authority to reduce its tax liability.

With respect to the 3502 Enterprise Avenue Mortgaged Property (0.1%), in connection with a PILOT arrangement with the sole tenant at such Mortgaged Property, Refresco Beverages US Inc., which provides such tenant with certain tax abatements, the borrower deeded its interest in a portion of the related improvements to the City of Joplin, Missouri (the “City”), which in turn leased its interest in such improvements to the tenant. Such improvements which were deeded to the City do not secure the Mortgage Loan, other than as to certain reversionary rights in such improvements. The tenant has certain rights related to returning title to the improvements to the tenant, including a purchase option, which it has assigned to the related borrower, which in turn collaterally assigned such rights to the lender. Such assignment to the lender was consented to by the City.

In the case of each such ILPT 2025 Portfolio Mortgaged Property, the related borrower’s tax liability associated with such Mortgaged Property was assumed by the related tenant pursuant to its triple net lease at the applicable Mortgaged Property with the applicable borrower, and the tax abatement is in favor of such tenant to reduce such tenant’s tax liability so assumed. Although such abatement does not affect the calculation of underwritten cash flow of the Mortgage Loan, since the tenant is responsible for all taxes, we cannot assure you that any such agreement in favor of such tenant will remain in place, or that such tenant and/or the borrower, as the primarily tax-liable party, will not ultimately be responsible to pay the full unabated taxes due at any such Mortgaged Property.

●	With respect to the 803 South Avenue Mortgage Loan (4.6%), the Mortgaged Property is subject to a 30-year PILOT agreement with the City of Plainfield (the “City”). Under the PILOT agreement, the Mortgaged Property is granted a 100% exemption on any increase in the assessed value of the improvements over the base year assessment for the full duration of the PILOT agreement until April 1, 2054 (30 years from the date of substantial completion of the Mortgaged Property, which was April 1, 2024). While the land is not exempt from taxes, the borrower receives credit for payment of such land taxes toward the annual service charge (the “ASC”) due under the PILOT agreement, effectively offsetting land taxes. The borrower is required to pay the ASC which is equal to a percentage of the Mortgaged Property’s annual revenue as follows: 10% during years 1-10, 11% during years 11-20, and 12% during years 21-30. However, starting in year 16, the payment structure shifts to the greater of (i) the percentage of annual revenue based on the criteria in the prior sentence or (ii) the percentage of the taxes due on the land and improvements (without the PILOT structure in place), with the latter progressively increasing from 20% in years 16-21, 40% in years 22-27, 60% in years 28-29 and 80% in year 30. The borrower is also required to pay the City as part of the ASC, any profits that exceed the allowable net profits, which is calculated as follows: (x) the greater of (i) 12% or (ii) 1.25% above the applicable mortgage interest rate multiplied by (y) the total cost of building the mortgaged property) under the PILOT agreement (less reserves of up to 10% of gross revenue). The City’s consent to any transfer or assignment of the Mortgaged Property is required; however, such consent is not required in connection with the foreclosure of any mortgage or any transfer by a lender following a foreclosure. Real estate taxes without the PILOT would be $648,450 compared to the underwritten taxes of $302,742 (which are based on the 10% of annual revenue required to be paid in years 1-10 per the PILOT agreement).

In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

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Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Twenty-nine (29) Mortgage Loans (collectively, 93.2%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	Two (2) Mortgage Loans (collectively, 6.8%) require monthly payments of principal and interest for the entire term to stated maturity.
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	29	$571,762,000	93.2%
Amortizing Balloon	2	41,706,550	6.8
Total	31	$613,468,550	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	28	$524,193,550	85.4%
9	1	61,000,000	9.9
1	2	28,275,000	4.6
Total	31	$613,468,550	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	29	$585,193,550	95.4%
5	2	28,275,000	4.6
Total	31	$613,468,550	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days

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before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, fee/leasehold or leasehold interest or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), for purposes of calculating interest and other amounts payable on such Whole Loan, each note was divided into multiple components (each, a “Component”) with varying interest rates. The interest rate of each note (including the ILPT 2025 Portfolio Mortgage Loan) represents the weighted average interest rate of the related Components. Prepayments of each note will be applied to the related Components in sequential order. As a result of the Components having different interest rates and the allocation of prepayments to sequentially reduce the Components, the per annum weighted average interest rate of the Components (and, therefore, the interest rate of the ILPT 2025 Portfolio Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the ILPT 2025 Portfolio Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amounts are withheld, but prior to the Withheld Amounts’ inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amounts may not reflect the increased interest rate when the Withheld Amounts are included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

With respect to The Roosevelt New Orleans Mortgage Loan (6.5%), the borrower was unable to obtain the applicable leasehold mortgagee’s consent to the subleases estoppel and recognition agreement given by Belmont to the lender’s benefit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for a discussion of the ground lease and sub-leases relating to the Mortgaged Property. The borrower sponsor provided a $25,000,000 payment guaranty, provided, however, that such payment guaranty is null and void if (i) prior to December 6, 2026, the borrower delivers to the lender a consent from the applicable leasehold mortgagee and (ii) as of the date of such delivery, no event of default is continuing nor will an event of default have occurred prior to such delivery date.

With respect to the Brookdale & Empire Apartment Portfolio Mortgage Loan (6.2%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $7,600,000, representing 20% of the original principal balance of the Mortgage Loan. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that copies of all certificates of occupancy, or the equivalent thereof, are on file at the Brookdale Village Apartments Mortgaged Property and the Empire Village Apartments Mortgaged Property for all buildings.

With respect to the Black Lark Apartments Mortgage Loan (4.9%), the related guarantor delivered a $7,562,500 principal recourse guaranty (which is approximately 25% of the principal balance of the Mortgage Loan). The related borrower delivered a non-consolidation opinion that does not express any opinion regarding the effect such principal recourse guaranty may have on the potential consolidation of the related borrower and the guarantor.

With respect to the Ausch Brooklyn Portfolio Mortgage Loan (1.3%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $1,962,500, representing 25% of the original principal balance of the Mortgage Loan.

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With respect to the Schwimmer Brooklyn Portfolio Mortgage Loan (0.8%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $1,250,000, representing 25% of the original principal balance of the Mortgage Loan.

With respect to the 341 Central Avenue Mortgage Loan (0.7%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $1,435,000, representing 35% of the original principal balance of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty (20) of the Mortgage Loans (collectively, 65.1%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the
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Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Nine (9) of the Mortgage Loans (collectively, 21.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (9.9%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (3.4%) prohibits voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
7	20	60.2%
4	5	16.6
5	4	13.2
6	2	10.0
Total	31	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set

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forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of twenty-one (21) Mortgage Loans (the “Defeasance Loans”) (collectively, 68.5%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), then due under the Mortgage Loan (or Whole Loan,

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if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in certain cases, the borrower is required to deliver such government securities, rather than the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and/or an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (9.9%), the borrowers have the right to obtain the release of any of the related Mortgaged Properties in connection with an arm’s-length transfer to a third party of such Mortgaged Property upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Mortgaged Property and (b) the remaining outstanding principal balance of the related Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the related Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Mortgaged Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release
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Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

●	In addition, with respect to the ILPT 2025 Mortgage Loan (9.9%), the borrowers have the right to obtain the release of any of the related Mortgaged Properties in order to cure a default related to such Mortgaged Property or an event of default as to which the lender has delivered notice but only if (i)(I) prior to releasing such Mortgaged Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Mortgaged Property other than the Mortgaged Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Mortgaged Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the related Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.
●	With respect to the Blue Sky Arkansas Portfolio Mortgage Loan (1.4%), on any date after the second anniversary of the Closing Date and upon 30 days prior written notice to the lender, the borrower is permitted to obtain the release of either individual Mortgaged Property from the lien of the Mortgage Loan, provided that, among other conditions, (i) the borrower partially defeases the Mortgage Loan by an amount equal to the greater of (a) 120% of the allocated loan amount of the release property and (b) the net sale proceeds applicable to such release property, (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining property is equal to or greater than the greater of (a) 1.30x and (b) the debt service coverage ratio of all individual properties immediately prior to the release or the date of lender’s receipt of the borrower’s notice specifying a date on which the partial release is to occur (the “Partial Defeasance Notice Date”), (iii) after giving effect to such release, the loan-to-value ratio with respect to the remaining property is no greater than the lesser of (a) 53.7% and (b) the loan-to-value ratio of all individual properties immediately prior to the release or the Partial Defeasance Notice Date and (iv) satisfaction of customary REMIC requirements.
●	With respect to the Ausch Brooklyn Portfolio Mortgage Loan (1.3%), the borrower has the right at any time after May 7, 2026 and prior to February 6, 2030 to obtain the release of an individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 115% of the allocated loan amount for such individual Mortgaged Property, together with the applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.07x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 69.5% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.
●	With respect to the Schwimmer Brooklyn Portfolio Mortgage Loan (0.8%), the borrowers have the right at any time after June 13, 2026 and prior to January 6, 2030 to obtain the release of an individual Mortgaged Property from the lien of the mortgage provided that, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 120% of the allocated loan amount for such individual Mortgaged Property, together with the applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.22x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 62.9% and (2) the loan-to-value ratio as of the date immediately preceding such release,
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and (iii) the REMIC release requirements are satisfied. The allocated loan amount for the 386 East 31st Street Mortgaged Property is $2,850,000. The allocated loan amount for the 243 East 25th Street Mortgaged Property is $2,150,000.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Twenty-eight (28) Mortgage Loans (collectively, 73.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-eight (28) Mortgage Loans (collectively, 73.8%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty (20) Mortgage Loans (collectively, 44.7%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Seven (7) Mortgage Loans (collectively, 16.1%) are secured in whole or in part by retail, office, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	22	$ 325,268,550	53.0%
Hard/Springing Cash Management	7	227,200,000	37.0
Soft/Springing Cash Management	1	40,000,000	6.5
Soft (Residential); Hard (Commercial)/Springing Cash Management	1	21,000,000	3.4
Total:	31	$ 613,468,550	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account
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controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated or acquired with material exceptions to the related mortgage loan seller's underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing
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membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Ausch Brooklyn Portfolio	$ 7,850,000	N/A	69.5%	1.07x	N/A	Yes	Yes
341 Central Avenue	$ 4,100,000	N/A	66.3%	1.14x	N/A	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such

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interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak. For example:

●	With respect to The Link Mortgage Loan (1.1%), a parent entity of the borrower obtained a preferred equity investment at Mortgage Loan origination (the “Pref Investment”) from USC 200 Elm LLC, an affiliate of Urban Standard Equity (the “Pref Investor”). An affiliate of the borrower sponsor, 200 Elm Partners BH Investor LLC (the “Common Member”) and the Pref Investor entered into a joint venture agreement for 200 Elm Partners BH Preferred JV LLC (the “Holdco”). Holdco owns 100% of the indirect equity interests in the borrower. The joint venture agreement provides that (a) the Pref Investment: (i) is in the amount of $17,500,000, (ii) has a regular interest rate of 18% and during a Performance Trigger Event (as defined below) (other than due
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to a cash management period under the Mortgage Loan) has an interest rate of 25%; (iii) has a mandatory redemption date on the Mortgage Loan maturity date; (iv) requires a minimum multiple return of 1.40x the Pref Investment amount and after the occurrence of a default under the Pref Investment agreement, the ground lease or the related Mortgage Loan agreement, 2.00x the Pref Investment amount; (v) requires the payment of an exit fee of 1%; and (vi) has monthly amortization payments of $166,666.67 from April 6, 2025 to March 6, 2026, $229,166.67 from April 6, 2026 to March 6, 2027, $416,666.67 from April 6, 2027 to March 6, 2029, and $229,166.67 from April 6, 2029 through March 6, 2030 (provided that if on or prior to June 26, 2028 Deloitte renews its lease upon terms set forth in the joint venture agreement, then amortization payments are not required to be made for the period from June 26, 2028 through the earlier of April 26, 2029 and the date on which Deloitte is paid or reimbursed tenant improvement costs in an amount not less than $5,000,000); and (b) the Pref Investor: (i) is entitled to receive payment of servicing fees $18,000 per annum and costs incurred by the Pref Investor, (ii) has consent rights over specified major decisions relating to Holdco or the borrower, including, without limitation, incurring further loans, transferring the Mortgaged Property, entering into certain material contracts or leases, instituting or settling litigation, filing for bankruptcy, amending, extending or terminating the ground lease, and decisions relating to property management; and (iii) may take control of the Holdco upon a Mortgage Loan event of default or ground lease event of default. In addition, the joint venture agreement allows the Pref Investor to force a sale of the Mortgaged Property in the event of a Performance Trigger Event. A “Performance Trigger Event” includes, without limitation, a Mortgage Loan or ground lease default, certain negative acts by the principals of the Common Member, the failure of the Pref Investor to receive distributions when due to it, a major decision being made without the required Pref Investor consent and other breaches of the joint venture agreement. The Mortgage Loan documents permit the Pref Investor to take control of the borrower, provided that certain conditions are satisfied, including, among other things, that the Pref Investor must cause the cure of all defaults under the Mortgage Loan and the ground lease, the Pref Investor must be a qualified transferee under the Mortgage Loan documents and the Pref Investor must provide a guaranty and environmental indemnity agreement from a guarantor whose identity, experience, financial condition and creditworthiness are acceptable to the lender.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the ILPT 2025 Portfolio, Equinox Sports Club LA, The Roosevelt New Orleans, the One Grove and The Link Mortgage Loans is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder”

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or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means the Non-Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the ILPT 2025 Portfolio Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans (ii) the Non-Serviced A/B Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

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The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type/Non- Serviced PSA	Note Name	Control Note/ Non- Control Note	Original Principal Balance	Note Holder

ILPT 2025 Portfolio	Non-Serviced (ILPT 2025-LPF2)	Note A-1 (Non-Florida) and Note A-1 (Florida)	Control	$208,880,000	ILPT 2025-LPF2
		Note A-2 (Non-Florida) and Note A-2 (Florida)	Non-Control	$89,520,747	ILPT 2025-LPF2
		Note A-3 (Non-Florida) and Note A-3 (Florida)	Non-Control	$89,520,747	ILPT 2025-LPF2
		Note A-4 (Non-Florida) and Note A-4 (Florida)	Non-Control	$44,759,502	ILPT 2025-LPF2
		Note A-5 (Non-Florida) and Note A-5 (Florida)	Non-Control	$44,759,502	ILPT 2025-LPF2
		Note A-6 (Non-Florida) and Note A-6 (Florida)	Non-Control	$44,759,502	ILPT 2025-LPF2
		Note A-7-1 (Non-Florida) and Note A-7-1 (Florida)	Non-Control	$45,000,000	Citi Real Estate Funding Inc.
		Note A-7-2 (Non-Florida) and Note A-7-2 (Florida)	Non-Control	$45,000,000	BBCMS 2025-5C36
		Note A-8 (Non-Florida) and Note A-8 (Florida)	Non-Control	$38,571,750	Bank of America, N.A.
		Note A-9 (Non-Florida) and Note A-9 (Florida)	Non-Control	$38,571,750	Morgan Stanley Mortgage Capital Holdings LLC
		Note A-10-1 (Non-Florida) and Note A-10-1 (Florida)	Non-Control	$15,000,000	Bank of Montreal
		Note A-10-2 (Non-Florida) and Note A-10-2 (Florida)	Non-Control	$4,285,500	Bank of Montreal
		Note A-11 (Non-Florida) and Note A-11 (Florida)	Non-Control	$19,285,500	Royal Bank of Canada
		Note A-12-1 (Non-Florida) and Note A-12-1 (Florida)	Non-Control	$16,000,000	BBCMS 2025-5C36
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Mortgage Loan	Mortgage Loan Type/Non- Serviced PSA	Note Name	Control Note/ Non- Control Note	Original Principal Balance	Note Holder
ILPT 2025 Portofolio (continued)		Note A-12-2 (Non-Florida) and Note A-12-2 (Florida)	Non-Control	$3,285,500	UBS AG New York Branch
		Note B-1 (Non-Florida) and Note B-1 (Florida)	Non-Control	$165,120,000	ILPT 2025-LPF2
		Note B-2 (Non-Florida) and Note B-2 (Florida)	Non-Control	$70,766,304	ILPT 2025-LPF2
		Note B-3 (Non-Florida) and Note B-3 (Florida)	Non-Control	$70,766,304	ILPT 2025-LPF2
		Note B-4 (Non-Florida) and Note B-4 (Florida)	Non-Control	$35,382,464	ILPT 2025-LPF2
		Note B-5 (Non-Florida) and Note B-5 (Florida)	Non-Control	$35,382,464	ILPT 2025-LPF2
		Note B-6 (Non-Florida) and Note B-6 (Florida)	Non-Control	$35,382,464	ILPT 2025-LPF2

Equinox Sports Club LA	Serviced	Note A-1	Control	$60,000,000	BBCMS 2025-5C36
		Note A-2	Non-Control	$6,400,000	LMF Commercial, LLC

The Roosevelt New Orleans	Serviced	Note A-1	Control	$40,000,000	BBCMS 2025-5C36
		Note A-2	Non-Control	$20,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-3	Non-Control	$19,500,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4	Non-Control	$5,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-5-1	Non-Control	$29,700,000	WFCM 2025-5C5(1)
		Note A-5-2	Non-Control	$15,800,000	Wells Fargo Bank, National Association

One Grove	Non-Serviced (BMO 2025-5C11)	Note A-1	Control	$60,000,000	BMO 2025-5C11
		Note A-2	Non-Control	$21,000,000	BBCMS 2025-5C36

The Link	Non-Serviced (Benchmark 2025-V14)	A-1	Control	$50,000,000	Benchmark 2025-V14
		A-2-1	Non-Control	$15,000,000	Benchmark 2025-V15
		A-2-2	Non-Control	$10,000,000	BMO 2025-5C9
		A-3	Non-Control	$20,000,000	Benchmark 2025-V14
		A-4-1	Non-Control	$10,000,000	DBR Investments Co. Limited
		A-4-2	Non-Control	$6,500,000	BBCMS 2025-5C36
		A-4-3	Non-Control	$3,500,000	DBR Investments Co. Limited

(1)	The WFCM 2025-5C5 securitization is expected to close on or about July 30, 2025.

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The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

A Jointly Sold Mortgage Loan that is not a Whole Loan will be serviced pursuant to the PSA and in accordance with the terms of the PSA and may be governed by an Intercreditor Agreement. The terms of an Intercreditor Agreement governing a Jointly Sold Mortgage Loan that is not a Whole Loan will be substantially similar to the terms of an Intercreditor Agreement relating to a Serviced Pari Passu Whole Loan set forth in this section.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

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Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

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Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any
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such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such

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Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale

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is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loan

The ILPT 2025 Portfolio Whole Loan

General

The ILPT 2025 Portfolio Mortgage Loan (9.9%) is part of a split loan structure comprised of 30 senior promissory notes (the “ILPT 2025 Portfolio Senior Notes”) and 12 subordinate promissory notes (the “ILPT 2025 Portfolio Junior Notes” and, together with the ILPT 2025 Portfolio Junior Notes, the “ILPT 2025 Portfolio Notes”), each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties, with an aggregate initial principal balance of $1,160,000,000. Four such senior promissory notes designated Note A-7-2 (Non-Florida), Note A-7-2 (Florida), Note A-12-1 (Non-Florida) and Note A-12-1 (Florida) with an aggregate initial principal balance of $61,000,000 (the “ILPT 2025 Portfolio Mortgage Loan”), will be deposited into this securitization. The ILPT 2025 Portfolio Whole Loan is evidenced by (i) the ILPT 2025 Portfolio Mortgage Loan, (ii) 26 senior promissory notes designated Note A-1 (Non-Florida), Note A-1 (Florida), Note A-2 (Non-Florida), Note A-2 (Florida), Note A-3 (Non-Florida), Note A-3 (Florida), Note A-4 (Non-Florida), Note A-4 (Florida), Note A-5 (Non-Florida), Note A-5 (Florida), Note A-6 (Non-Florida) and Note A-6 (Florida) (the “ILPT 2025 Portfolio Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $522,200,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans” and, together with the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans, the “ILPT 2025 Portfolio Pari Passu Companion Loans”), which have an aggregate initial principal balance of $164,000,000; and (iv) 12 subordinate promissory notes designated Note B-1 (Non-Florida), Note B-1 (Florida), Note B-2 (Non-Florida), Note B-2 (Florida), Note B-3 (Non-Florida), Note B-3 (Florida), Note B-4 (Non-Florida), Note B-4 (Florida), Note B-5 (Non-Florida), Note B-5 (Florida), Note B-6 (Non-Florida) and Note B-6 (Florida), (the “ILPT 2025 Portfolio Subordinate Companion Loans” or the “ILPT 2025 Portfolio Junior Notes” and, together with the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans, the “ILPT 2025 Portfolio Standalone Companion Loans”), which have an aggregate initial principal balance of $412,800,000.

The ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Pari Passu Companion Loans evidence pari passu portions of Components A, B and C of the ILPT 2025 Portfolio Whole Loan, with initial balances of $605,400,843, $68,395,557 and $73,403,600, respectively, and per annum rates equal to 5.300564660%, 5.545564660% and 5.837564660%, respectively. The ILPT 2025 Portfolio Subordinate Companion Loans evidence Components D, E, F and HRR, with initial balances of $96,800,000, $165,100,000, $104,150,000 and $46,750,000, respectively, and per annum rates equal to 6.516564660%, 8.207564660%, 9.025564660% and 10.270564660%, respectively. As of the Closing Date, the interest rate of the ILPT 2025 Portfolio Mortgage Loan is 5.37574485896279% and the weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776%.

The ILPT 2025 Portfolio Mortgage Loan, the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “ILPT 2025 Portfolio Whole Loan”, and the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans are referred to herein as the “ILPT 2025 Portfolio Companion Loans”. The ILPT 2025 Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the ILPT 2025 Portfolio Mortgage Loan. The ILPT 2025 Portfolio Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Pari Passu Companion Loans. Only the ILPT 2025 Portfolio Mortgage Loan is included in the

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issuing entity. The ILPT 2025 Portfolio Standalone Companion Loans were contributed to a securitization trust (the “ILPT 2025-LPF2 Securitization”) governed by the ILPT 2025-LPF2 Trust and Servicing Agreement (the “ILPT 2025-LPF2 TSA”). The ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the promissory notes evidencing the ILPT 2025 Portfolio Whole Loan are subject to a Co-Lender Agreement (the “ILPT 2025 Portfolio Co-Lender Agreement”).

The following summaries describe certain provisions of the ILPT 2025 Portfolio Co-Lender Agreement.

Servicing

The ILPT 2025 Portfolio Whole Loan (including the ILPT 2025 Portfolio Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the ILPT 2025-LPF2 TSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “ILPT 2025 Portfolio Master Servicer”), and, if necessary, KeyBank National Association, as special servicer (the “ILPT 2025 Portfolio Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the ILPT 2025 Portfolio Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the ILPT 2025 Portfolio Whole Loan pursuant to the terms of the ILPT 2025-LPF2 TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the ILPT 2025 Portfolio Mortgage Loan (but not on the ILPT 2025 Portfolio Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the ILPT 2025 Portfolio Mortgage Loan.

Property protection advances in respect of the ILPT 2025 Portfolio Whole Loan will be made by the ILPT 2025 Portfolio Master Servicer or the trustee under the ILPT 2025-LPF2 TSA, as applicable, unless a determination of non-recoverability is made under the ILPT 2025-LPF2 TSA.

Application of Payments

The ILPT 2025 Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the ILPT 2025 Portfolio Senior Notes and the holders of the ILPT 2025 Portfolio Junior Notes with respect to distributions of funds received in respect of the ILPT 2025 Portfolio Whole Loan, and provides, in general, that:

●	the ILPT 2025 Portfolio Senior Notes are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the ILPT 2025 Portfolio Junior Notes are, generally, at all times, junior, subject and subordinate to the ILPT 2025 Portfolio Senior Notes, and the rights of the holders of the ILPT 2025 Portfolio Junior Notes to receive payments with respect to the ILPT 2025 Portfolio Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the ILPT 2025 Portfolio Senior Notes to receive payments with respect to the ILPT 2025 Portfolio Whole Loan; and
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●	all expenses and losses relating to the ILPT 2025 Portfolio Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of ILPT 2025 Portfolio Junior Notes and second to the holders of the ILPT 2025 Portfolio Senior Notes on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the ILPT 2025 Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(i)               first, to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to the accrued and unpaid interest on the principal balance for the related ILPT 2025 Portfolio Senior Note at the applicable interest rate, net of the primary servicing fee rate;

(ii)           second, to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to the accrued and unpaid interest on the principal balance of the related ILPT 2025 Portfolio Junior Note at the applicable interest rate, net of the primary servicing fee rate;

(iii)          third, to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT 2025 Portfolio Senior Notes, (i) at any time that no ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to the related Due Date, until the principal balance for each ILPT 2025 Portfolio Senior Note has been reduced to zero, and (ii) at any time that an ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT 2025 Portfolio Senior Note has been reduced to zero;

(iv)         fourth, to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT 2025 Portfolio Junior Notes, (i) at any time that no Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the principal balance for each ILPT 2025 Portfolio Junior Note has been reduced to zero, and (ii) at any time that a Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT 2025 Portfolio Junior Note has been reduced to zero;

(v)            fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the principal balances for the ILPT 2025 Portfolio Senior Notes have been reduced, such excess amount will be paid to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT 2025 Portfolio Senior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

(vi)         sixth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v) and, as a result of a workout the principal balances for the ILPT 2025 Portfolio Junior Notes have been reduced, such excess amount will be paid to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT 2025 Portfolio Junior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

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(vii)      seventh, to the holders of the ILPT 2025 Portfolio Senior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to all yield maintenance premiums allocated to the related ILPT 2025 Portfolio Senior Note in accordance with the loan agreement;

(viii)     eighth, to the holders of the ILPT 2025 Portfolio Junior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to all yield maintenance premiums allocated to the related ILPT 2025 Portfolio Junior Note in accordance with the loan agreement;

(ix)         ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the ILPT 2025-LPF2 TSA or the ILPT 2025 Portfolio Co-Lender Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the ILPT 2025 Portfolio Master Servicer the ILPT 2025 Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the ILPT 2025 Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the ILPT 2025 Portfolio Senior Notes, pro rata, based on their respective percentage interests, and the holders of the ILPT 2025 Portfolio Junior Notes, pro rata, based on their respective percentage interests;

(x)           tenth, as a recovery of any default interest or late charges then due and owing under the ILPT 2025 Portfolio Whole Loan (to be applied as contemplated by the ILPT 2025-LPF2 TSA);

(xi)         eleventh, as payment of all fees payable to the ILPT 2025 Portfolio Master Servicer and the ILPT 2025 Portfolio Special Servicer, payable in accordance with the ILPT 2025-LPF2 TSA and the loan agreement, to the extent not paid above; and

(xii)      twelfth, if any excess amount is available to be distributed in respect of the ILPT 2025 Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid to the holders of the ILPT 2025 Portfolio Senior Notes and ILPT 2025 Portfolio Junior Notes, pro rata, based on their respective initial percentage interests in the ILPT 2025 Portfolio Loan.

“ILPT 2025 Portfolio Triggering Event of Default” means (i) any monetary event of default under the related loan documents or (ii) any non-monetary event of default as a result of which the Whole Loan becomes a specially serviced loan (which, for clarification, will not include any imminent event of default).

All collections on the ILPT 2025 Portfolio Whole Loan allocated as recoveries of interest on, or principal of, the ILPT 2025 Portfolio Whole Loan will be allocated to the respective Components first to Component A, second to Component B, third to Component C, fourth to Component D, fifth to Component E, sixth to Component F and last to Component HRR. Any amounts allocated to Component A, B or C will be allocated to the ILPT 2025 Portfolio Senior Notes, and any amounts allocated to Component D, E, F or HRR will be allocated to the ILPT 2025 Portfolio Junior Notes.

Consultation and Control

The controlling noteholder under the ILPT 2025 Portfolio Co-Lender Agreement (the “ILPT 2025 Portfolio Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the ILPT 2025-LFP2 securitization. Pursuant to the terms of the ILPT 2025-LPF2 TSA, such controlling class representative, which is initially PCSD PR Cap III L Private Limited, will have consent and/or consultation rights with respect to the ILPT 2025 Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the ILPT 2025-LPF2 TSA (an “ILPT 2025 Portfolio Consultation Termination Event”), the consent and consultation rights of the ILPT 2025 Portfolio Directing Holder will terminate and there will be no controlling noteholder for so long as the ILPT 2025 Portfolio Whole Loan is serviced pursuant to the ILPT 2025-LPF2 TSA. An ILPT 2025

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Portfolio Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the ILPT 2025-LPF2 TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is less than 25% of the initial certificate balance of such Class HRR certificates or (ii) the ILPT 2025 Portfolio Directing Holder (or a majority of the controlling class certificateholders) is a borrower affiliate. In addition, pursuant to the terms of the ILPT 2025 Portfolio Co-Lender Agreement, the issuing entity, as holder of the ILPT 2025 Portfolio Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the ILPT 2025 Portfolio Master Servicer or the ILPT 2025 Portfolio Special Servicer, as applicable, is required to provide to the ILPT 2025 Portfolio Directing Holder (within the same time frame such notices, information and reports to the ILPT 2025 Portfolio Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the ILPT 2025-LPF2 TSA) with respect to any major decisions to be taken with respect to the ILPT 2025 Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the ILPT 2025 Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the ILPT 2025 Portfolio Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the ILPT 2025 Portfolio Master Servicer nor the ILPT 2025 Portfolio Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the ILPT 2025 Portfolio Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the ILPT 2025 Portfolio Whole Loan, modifies the terms thereof such that (i) the principal balance of the ILPT 2025 Portfolio Whole Loan is decreased, (ii) the applicable note interest on any ILPT 2025 Portfolio Note is reduced, (iii) payments of interest or principal on any ILPT 2025 Portfolio Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of the ILPT 2025 Portfolio Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the ILPT 2025 Portfolio Junior Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each of the ILPT 2025 Portfolio Junior Notes remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the ILPT 2025 Portfolio Whole Loan will be applied to the ILPT 2025 Portfolio Notes in the following order: (a) first, to the reduction of the note principal balance of each of the ILPT 2025 Portfolio Junior Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the ILPT 2025 Portfolio Senior Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of the ILPT 2025 Portfolio Co-Lender Agreement, if the ILPT 2025 Portfolio Whole Loan becomes a defaulted mortgage loan, and if the ILPT 2025 Portfolio Special Servicer determines to sell the ILPT 2025 Portfolio Whole Loan in accordance with the ILPT 2025-LPF2 TSA, then the ILPT 2025 Portfolio Special Servicer will be required to sell the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans, together with the ILPT 2025 Portfolio Mortgage Loan, as one whole loan.

In connection with any such sale, the ILPT 2025 Portfolio Special Servicer will be required to follow the procedures contained in the ILPT 2025-LPF2 TSA. Notwithstanding the foregoing, the ILPT 2025 Portfolio Special Servicer will not be permitted to sell the ILPT 2025 Portfolio Whole Loan if it becomes a defaulted mortgage loan under the ILPT 2025-LPF2 TSA without the written consent of the issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan, or the holders of the ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans (provided that such consent is not required

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if such holder is a related borrower or an affiliate of a related borrower) unless the ILPT 2025 Portfolio Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the ILPT 2025 Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the ILPT 2025 Portfolio Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by such holder); (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the ILPT 2025 Portfolio Mortgaged Property, and certain other supplementary documents reasonably requested by such holder (or its representative) that are material to the price of the ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the trustee of the ILPT 2025-LPF2 securitization) prior to the proposed sale date, all information and other documents being provided to other offerors or otherwise approved by the ILPT 2025 Portfolio Special Servicer in connection with the proposed sale.

The issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan, or the holders of the ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the ILPT 2025 Portfolio Whole Loan.

Special Servicer Appointment Rights

Pursuant to the ILPT 2025 Portfolio Co-Lender Agreement and the ILPT 2025-LPF2 TSA, the ILPT 2025 Portfolio Directing Holder (or its representative) will have the right, with or without cause, to replace the ILPT 2025 Portfolio Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan or any holder of a ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the ILPT 2025-LPF2 TSA recommends, in its sole discretion exercised in good faith, the replacement of the ILPT 2025 Portfolio Special Servicer, the applicable certificateholders under the ILPT 2025-LPF2 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the ILPT 2025 Portfolio Special Servicer and appoint a replacement special servicer in accordance with the ILPT 2025-LPF2 TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15  Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2025 and ending on the hypothetical Determination Date in August 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Starwood Mortgage Capital LLC, Societe Generale Financial Corporation, Citi Real Estate Funding Inc., DBR Investments Co. Limited, LMF Commercial, LLC, UBS AG New York Branch, Zions Bancorporation, N.A., Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Wells Fargo Bank, N.A. and Royal Bank of Canada are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Starwood Mortgage Capital LLC, Societe Generale Financial Corporation, Citi Real Estate Funding Inc., German American Capital Corporation, LMF Commercial, LLC, UBS AG New York Branch and Zions Bancorporation, N.A., on or about August 7, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
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●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 30, 2025, Barclays or its affiliates were the loan sellers in approximately 265 commercial mortgage-backed securitization transactions. Approximately $65.8 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and through June 30, 2025.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2025*	$ 4,031,194,693
2024	$ 5,885,080,762
2023	$ 2,463,932,012
2022	$ 5,482,697,941
2021	$ 7,251,700,536
2020	$ 3,078,111,026
2019	$ 4,982,776,203
2018	$ 3,916,450,689
2017	$ 4,970,884,850
2016	$ 3,035,842,410
2015	$ 5,275,015,201
2014	$ 3,227,137,803
2013	$ 2,794,488,744
2012	$ 1,919,346,250
* Through June 30, 2025.

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

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A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”).

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Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net

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cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally
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requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2025 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of

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December 31, 2024, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $86,793,550. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 119th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real

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estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million, $431 million and $542 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank

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regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants

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and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss

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or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were

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employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to eight (8) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

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Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 3, 2025. LMF’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2022 to and including March 31, 2025, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

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CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.
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CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
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●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
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●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a

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Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination

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of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such
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escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2022 to and including June 30, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of (i) LNR Partners, LLC, the special servicer under the BMO 2025-5C11 pooling and servicing agreement which governs the servicing of the One Grove Whole Loan and (ii) LNR Securities Holdings, LLC, the initial controlling class representative pursuant to the BMO 2025-5C11 pooling and servicing agreement.

In addition, Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. All of the SMC Mortgage Loans (8.6%) will be subject to such master repurchase facility. SMC and its affiliates will use the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (8.6%).

Starwood’s Securitization Program

This is the 145th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $18.92 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

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The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and re-underwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is

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based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances

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warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the
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related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

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Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 23, 2025. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG,

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had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006 and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,178,161,594 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information

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collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

With respect to the ILPT 2025 Portfolio Whole Loan (9.9%), which was co-originated by CREFI, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Royal Bank of Canada and UBS AG New York Branch, portions of which are being sold by CREFI and UBS AG New York Branch, the CREFI Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

(i)               comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;

(ii)            comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
(iii)          recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

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Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third-party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes

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a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may

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utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

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Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	0.0%	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	__	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

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Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through June 30, 2025, Societe Generale Financial Corporation securitized 284 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $10.7 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and

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presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay
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all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an

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anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset

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summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage

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Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans or Groups” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2025 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2025, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in

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connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC co-originated (either directly or, in some cases, through table funding arrangements) the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a mortgage loan seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBR Investments Co. Limited, a Cayman Islands exempted company (“DBRI”) and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

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GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2025 is approximately $118.756 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus.

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GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originator during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Property disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of the GACC Mortgage Loans originated by the DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for the GACC Mortgage Loans reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans in the next 5 largest Mortgage Loans un the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

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Other Review Procedures. With respect to any pending litigation that existed at the origination of the GACC Mortgage Loans, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of the GACC Mortgage Loans, GACC, together with origination counsel, conducted a search with respect to each borrower under each related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by the DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. GACC is a sponsor, a loan seller and an originator and is affiliated with DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters. GACC and DBRI are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

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Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originators’ minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if the applicable DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

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Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land

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Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the applicable DB Originator. The typical required escrows for mortgage loans originated by the applicable DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement
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reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

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Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more of the GACC Mortgage Loans may vary from the specific DB Originators’ underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GACC Mortgage Loans, the applicable DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2025. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2022 to and including March 31, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Zions Bancorporation, N.A.

General

Zions Bancorporation, N.A. (“ZBNA”) is a national banking association (NASDAQ: ZION) and is a sponsor of, and a seller of certain Mortgage Loans (the “ZBNA Mortgage Loans”) into, the securitization described in this prospectus. The ZBNA Mortgage Loans were all originated, co-originated or acquired by ZBNA. The principal office of ZBNA is located at One South Main Street, Salt Lake City, Utah 84133, and its telephone number is (800) 974-8800. ZBNA offers a wide range of financial and banking services to its customers, including commercial real estate financing, throughout the United States directly or through any of its divisions, comprised of Amegy Bank of Texas, California Bank & Trust, National Bank of Arizona, Nevada State Bank, The Commerce Bank of Oregon, The Commerce Bank of Washington, Vectra Bank Colorado, and Zions First National Bank. ZBNA is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

ZBNA has been engaged in originating commercial and multifamily mortgage loans since 1873 through Zion’s Savings Bank and Trust Company and various other affiliated entities. ZBNA also originates commercial and multifamily mortgage loans that are not securitized, including construction, bridge, subordinated and syndicated loans.

In the normal course of its business, ZBNA may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by ZBNA.

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In addition to the origination of commercial and multifamily mortgage loans, ZBNA and its affiliate banking associations and divisions service $13.6 billion of commercial and multifamily mortgage loans as of March 31, 2025.

ZBNA’s Securitization Program

On October 1, 2022, ZBNA launched a real estate capital markets platform for purposes of engaging in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. ZBNA has been engaged in the securitization of assets since 1988 when it began to securitize Small Business Administration loans.

ZBNA underwrites, originates and acquires mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

This is the fourteenth commercial mortgage securitization to which ZBNA is contributing loans. ZBNA securitized approximately $481 million of commercial mortgage loans in its prior securitizations.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by ZBNA will be sold to securitizations in which ZBNA acts as a sponsor.

Review of ZBNA Mortgage Loans

Overview. ZBNA has conducted a review of the mortgage loans (the “ZBNA Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the ZBNA Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of ZBNA or one or more of its affiliates (the “ZBNA Review Team”). The review procedures described below were employed with respect to all of the ZBNA Mortgage Loans. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the ZBNA Review Team created a data tape (“ZBNA Data Tape”) of loan-level and property-level information relating to each ZBNA Mortgage Loan. The ZBNA Data Tape was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the ZBNA Review Team during the underwriting process. After origination of each ZBNA Mortgage Loan, the ZBNA Review Team updated the information in the ZBNA Data Tape with respect to the ZBNA Mortgage Loans from time to time based on applicable information from ZBNA, as interim servicer of the ZBNA Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the ZBNA Review Team. The ZBNA Data Tape was used to provide the numerical information regarding the ZBNA Mortgage Loans in this prospectus.

Data Comparison and Recalculation. ZBNA engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by ZBNA, relating to information in this prospectus regarding the ZBNA Mortgage Loans. These procedures included:

●	comparing the information in the ZBNA Data Tape against various source documents provided by ZBNA that are described in “—Database” above;

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●	comparing numerical information regarding the ZBNA Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the ZBNA Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the ZBNA Mortgage Loans disclosed in this prospectus.

Legal Review. ZBNA engaged various law firms to conduct certain legal reviews of the ZBNA Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the ZBNA’s standard form loan documents. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel for each ZBNA Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

ZBNA also engaged legal counsel in connection with this securitization to provide, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the ZBNA Review Team, (ii) the representations and warranties and exception reports relating to the ZBNA Mortgage Loans prepared by origination counsel, (iii) certain loan documents with respect to the ZBNA Mortgage Loans, and (iv) various statistical data tapes prepared by the ZBNA Review Team. Securitization counsel also reviewed the property release provisions, if any, for each ZBNA Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. For each ZBNA Mortgage Loan originated by ZBNA, ZBNA conducted a search with respect to each borrower under the related ZBNA Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation of which ZBNA was aware at the origination of any ZBNA Mortgage Loan, ZBNA requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If ZBNA became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a ZBNA Mortgage Loan, ZBNA obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The ZBNA Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the ZBNA Mortgage Loans to determine whether any ZBNA Mortgage Loan materially deviated from the underwriting guidelines set forth in “—ZBNA’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, ZBNA determined that the disclosure regarding the ZBNA Mortgage Loans in this prospectus is accurate in all material respects. ZBNA also determined that the ZBNA Mortgage Loans were originated in accordance with ZBNA’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. ZBNA attributes to itself all findings and conclusions resulting from the foregoing review procedures.

ZBNA’s Underwriting Guidelines and Process

General. ZBNA has developed guidelines establishing certain procedures with respect to underwriting the ZBNA Mortgage Loans. All of the ZBNA Mortgage Loans were generally underwritten in accordance with the guidelines below (which guidelines are also generally applicable to mortgage loans acquired by ZBNA). In some instances, one or more provisions of the guidelines were waived or modified by ZBNA at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. Given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by ZBNA. Therefore, this general description of the ZBNA’s

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origination procedures and underwriting guidelines is not intended as a representation that every ZBNA Mortgage Loan complies entirely with all procedures and guidelines set forth below. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Property Analysis. ZBNA performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. ZBNA assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, ZBNA evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. ZBNA reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. ZBNA evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by ZBNA must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. ZBNA’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for ZBNA Mortgage Loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors. Generally, the loan-to-value ratio for ZBNA Mortgage Loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each ZBNA Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain ZBNA Mortgage Loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that ZBNA may be the lender on that additional subordinate debt and/or mezzanine debt. The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. ZBNA’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt

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service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for the ZBNA Mortgage Loans prior to securitization will typically be performed by ZBNA or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with ZBNA, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)                Appraisals. ZBNA will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, ZBNA will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

(ii)             Environmental Assessments. ZBNA will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, ZBNA may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, ZBNA might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, ZBNA will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, ZBNA may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

(iii)           Engineering Assessments. In connection with the origination process, ZBNA may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, ZBNA will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)          Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and ZBNA or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is

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located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, ZBNA typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements. Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance. The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders. The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, ZBNA will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, ZBNA may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the nonconformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. If a material violation exists with

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respect to a mortgaged property, ZBNA may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. ZBNA may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, ZBNA may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by ZBNA. Furthermore, ZBNA may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Generally, subject to the discussion in this paragraph, the typical required escrows for mortgage loans originated by ZBNA are as follows:

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. ZBNA may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. ZBNA relies on information provided by an independent engineer to make this determination. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, ZBNA generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

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●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

For a description of the escrows collected with respect to the ZBNA Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions

One or more of the ZBNA Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the ZBNA Mortgage Loans, ZBNA or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the ZBNA Mortgage Loans were originated with any material exceptions from ZBNA’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

ZBNA most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 6, 2025. ZBNA’s Central Index Key is 0000109380. As of March 31, 2025, ZBNA had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither ZBNA nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, prior to the Closing Date, ZBNA or its affiliates may determine that they wish to retain certain Certificates. In addition, ZBNA or its affiliates may acquire Certificates in the secondary market. Any such party will have the right to dispose of any such Certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Zions Bancorporation, N.A.” has been provided by ZBNA.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

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The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2025-5C36 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

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The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers, (in such capacity, the “Master Servicer”).

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 550 South Tryon Street, Charlotte, North Carolina 28202 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average[2]	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1 The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.

2 The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction.

3 Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6

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The following table sets forth information as of June 30, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 3/1/2025
By Approximate Number:	20,735
By Approximate Aggregate Unpaid Principal Balance (in billions):	$599.74

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of June 30, 2025, approximately 16,676 commercial and multifamily loans with an unpaid principal balance of approximately $422.02 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of June 30, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
6/30/2025	$412,508,380,703	$958,602,236	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

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●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in

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such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (https://cmsview.trimont.com/tcms) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Barclays (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Barclays (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Barclays is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GACC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GACC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GACC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between SMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by SMC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which SMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Societe Generale Financial Corporation (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Societe Generale Financial Corporation (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Societe Generale Financial Corporation is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between LMF (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by LMF (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which LMF is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between UBS AG New York Branch (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by UBS AG New York Branch (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which UBS AG New York Branch is acting as Mortgage Loan Seller.

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Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may, acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

In order to facilitate the transition of CMS to Trimont, Wells Fargo Bank and Trimont entered into a Transition Services Agreement (“Transition Agreement”) pursuant to which Wells Fargo Bank agreed to provide certain support services, or cause such services to be provided, to Trimont for 12 months from the CMS Acquisition Closing Date (with two 3-month extension options) (the “Transition Period”).

Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. During a portion or all of the Transition Period, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date. During a portion or all of the Transition Period, Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information regarding Trimont under this section titled “—The Master Servicer” has been provided by Trimont. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The foregoing information regarding Trimont under this heading “—The Master Servicer” has been provided by Trimont.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect

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of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

K-Star Asset Management LLC, a Delaware limited liability company (“K-Star”), is expected to be appointed to act as a special servicer under the PSA. In such capacity, K-Star will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the PSA.

K-Star maintains its principal servicing office at 5949 Sherry Lane, Suite 950, Dallas, Texas 75225. K-Star was formed and organized on April 6, 2022 and began to be engaged in the servicing of commercial mortgage loans as of March 16, 2023. K-Star currently has a commercial mortgage-backed securities special servicer rating of CSS3 by Fitch, an AVERAGE commercial mortgage loan special servicer ranking from S&P, a MOR CS3 commercial mortgage special servicer rating from DBRS Morningstar. As of March 31, 2025, K-Star has approximately 55 employees and is headquartered in Dallas, Texas.

K-Star is an affiliate of (x) KKR CMBS IIII Aggregator Category 2 L.P. the controlling class representative under the PSA, (y) KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P., the party which is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates with respect to the transaction contemplated by the PSA and (z) the entity which is expected to purchase the Class C and Class D Certificates.

K-Star has detailed operating policies and procedures which, pursuant to such policies and procedures, are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. K-Star has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of the applicable certificateholders. These strategies and procedures vary on a case-by-case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by K-Star for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.

K-Star is subject to an annual external audit.

K-Star maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. K-Star’s key servicing application is hosted and supported by a third party and its disaster recovery and business continuity programs have been reviewed and vetted. K-Star has established crisis

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management and business continuity programs that are closely tied to KKR’s existing policies, technology, engineering and data teams.

As of March 31, 2025, K-Star serves as the named special servicer with respect to 59 commercial real estate securitizations, with a cumulative unpaid principal balance of $47.5 billion. K-Star does not currently service any commercial mortgage loans other than as described in the preceding sentence.

In its capacity as the special servicer, K-Star will not have primary responsibility for custody services of original documents evidencing the underlying Specially Serviced Loans. K-Star may from time to time have custody of certain such documents as necessary for enforcement actions involving particular underlying Specially Serviced Loans or otherwise. To the extent that K-Star has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

K-Star does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it is acting as special servicer. In certain instances, K-Star may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, K-Star’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however K-Star will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of K-Star, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. K-Star’s processes and procedures with respect to this transaction will not materially differ from the processes and procedures to be employed by K-Star in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of K-Star in the servicing function it will perform under the PSA for assets of the same type included in this transaction since the implementation of such policies and procedures on September 19, 2022.

No securitization transaction in which K-Star was acting as special servicer has experienced a servicer termination event as a result of any action or inaction of K-Star as special servicer, including as a result of a failure by K-Star to comply with the applicable servicing criteria in connection with any securitization transaction. K-Star has not been terminated as special servicer in any securitization, either due to a servicer termination event or the application of a servicing performance test or trigger. K-Star has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by K-Star in connection with any securitization in which K-Star was acting as special servicer.

K-Star does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, K-Star believes that its financial condition will not have any material impact on the mortgage pool performance or the performance of the certificates.

From time to time, K-Star may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. K-Star does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against K-Star or of which any of its property is the subject, that are material to the certificateholders.

K-Star may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market. K-Star currently does not have any plans to engage sub-

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servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which K-Star acts as special servicer, K-Star may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, K-Star’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace K-Star as the special servicer.

K-Star or an affiliate assisted KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. and/or one or more of its affiliates with due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for K-Star acting as special servicer, there are no specific relationships that are material involving or relating to this transaction or the Specially Serviced Loans between K-Star or any of its affiliates, on the one hand, the depositor and the issuing entity, the sponsors, the trustee, the certificate administrator, the custodian, any originator, any significant obligor, any master servicer, any primary servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, other than in connection with this transaction, between K-Star or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, any master servicer, any primary servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

From time to time, K-Star and/or its affiliates may purchase securities, including CMBS certificates. K-Star and/or its affiliates may from time to time purchase any such certificates, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, subject to any relevant restrictions that may be applicable to the transfer of such certificates as a result of the credit risk retention rules.

The information set forth above under this sub-heading “—The Special Servicer” regarding K-Star has been provided by K-Star.

Certain duties and obligations of the Special Servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the directing holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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The Affiliated Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the special servicer under the BMO 2025-5C11 pooling and servicing agreement, which governs the servicing of the One Grove Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BMO 2025-5C11 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 27 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of March 31, 2025. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
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●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion;
●	196 domestic commercial mortgage backed securitization pools as of December 31, 2024 with a then current face value in excess of $111.8 billion; and
●	193 domestic commercial mortgage backed securitization pools as of March 31, 2025 with a then current face value in excess of $109.5 billion.

As of March 31, 2025, LNR Partners has resolved approximately $92.5 billion of U.S. commercial and multifamily loans over the past 27 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S.

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commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, approximately $1 billion of U.S. commercial and multifamily mortgage loans through December 31, 2024, and approximately $0.62 billion of U.S. commercial and multifamily mortgage loans through March 31, 2025.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of March 31, 2025, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,908 assets across the United States with a then current face value of approximately $109.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BMO 2025-5C11 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BMO 2025-5C11 pooling and servicing and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however

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LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pool as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the One Grove Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BMO 2025-5C11 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BMO 2025-5C11 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC), any mortgage loan seller (other than SMC).

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer under the BMO 2025-5C11 pooling and servicing agreement and (ii) LNR Securities Holdings, LLC, an affiliate of LNR Partners, acting as the initial controlling class representative pursuant to the BMO 2025-5C11 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

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In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BMO 2025-5C11 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Affiliated Special Servicer” has been provided by LNR Partners.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5 billion (USD) in assets as of December 31, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 583 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $359 billion (USD).

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In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,294 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $728 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,075 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

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For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading
“—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the PSA. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory

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assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $418.4 billion issued in 482 transactions.

As of June 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $181.2 billion issued in 203 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be

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asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules through the purchase by KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P., a Delaware limited partnership, or its affiliate, as the “third party purchaser” (in such capacity, the “Third-Party Purchaser”) for cash the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $60,580,549 representing approximately 5.085% of the aggregate fair value of all Classes of certificates (other than the Class R certificates). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum

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Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance	Estimated Range of Fair Values of the HRR Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class E-RR	$ 9,202,000	0.763%- 0.788% / $4,787,834	52.03036%
Class F-RR	$ 8,435,000	0.699% - 0.722% / $4,388,761	52.03036%
Class G-RR	$ 6,135,000	0.509% - 0.525% / $3,192,063	52.03036%
Class J-RR	$ 9,969,000	0.826% - 0.854% / $5,186,907	52.03036%
Class K-RR	$ 8,435,000	0.699% - 0.722% / $4,388,761	52.03036%
Class L-RR	$ 18,404,549	1.526% - 1.576% / $9,575,953	52.03036%

(1)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(2)	The fair value dollar amount of the Yield-Priced Certificates is based on a targeted yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Certificates” and “—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Treasury-Priced Expected Price” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each related class of Yield-Priced Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for such Yield-Priced Certificates to be acquired by the Third-Party Purchaser is approximately $31,520,278.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $30,994,041, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the Yield-Priced Certificates that will be retained by the Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

Material Terms of the Eligible Horizontal Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B certificates), in each case as set forth under

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“Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates (in reverse sequential order), second, to the Class D certificates, third, to the Class C certificates, fourth, to the Class B certificates, fifth, to the Class A-S certificates, and sixth, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of Yield-Priced Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

It is anticipated that KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. (“ROX II”), a Delaware limited partnership, will act as the Third-Party Purchaser by purchasing the Yield-Priced Certificates set forth in the table above under “—HRR Certificates—General”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules. ROX II is expected, to (i) act as the initial Third-Party Purchaser and (ii) retain the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates.

ROX II was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of March 31, 2025, ROX II has purchased two offerings of CMBS B-Piece Securities. ROX II is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 18 years of CMBS experience as of March 31, 2025. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of March 31, 2025, funds advised by KKR have purchased more than 170 separate real estate credit investments. As of March 31, 2025, KKR is responsible for approximately $664 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Solely for its own purposes and benefit, the Third-Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third-Party Purchaser. The Third-Party Purchaser performed its due diligence solely for its own benefit. The Third-Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third-Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third-Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third-Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third-Party Purchaser’s acceptance of a mortgage loan

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does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third-Party Purchaser does not have any duties to the holders of any class of certificates, may act solely in its own interests, will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third-Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D Certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield-Priced Certificates as described below. CMBS such as the Class X-A and Class X-B Certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Yield-Priced Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third-Party Purchaser is expected to purchase the Yield-Priced Certificates identified in the table above that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

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Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	3.626%	3.873%	4.321%
3YR	3.595%	3.837%	4.291%
5YR	3.697%	3.931%	4.371%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield” that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the treasury yield curve with 2, 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.700%	0.800%	0.900%
Class A-2	0.820%	0.920%	1.020%
Class A-3	0.840%	0.940%	1.040%
Class A-S	1.200%	1.300%	1.400%
Class B	1.550%	1.650%	1.750%
Class C	2.000%	2.100%	2.200%
Class D	3.750%	3.850%	3.950%
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Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.31305%	4.65796%	5.20846%
Class A-2	4.50653%	4.84135%	5.38279%
Class A-3	4.53306%	4.86737%	5.40791%
Class A-S	4.89388%	5.22813%	5.76856%
Class B	5.24388%	5.57813%	6.11856%
Class C	5.69388%	6.02813%	6.56856%
Class D	7.44388%	7.77813%	8.31856%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the B-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or the B-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Treasury-Priced Principal Balance Certificates or Yield-Priced Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Treasury-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Treasury-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class C and Class D Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates other than with respect to the Class C and Class D Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

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Class of Certificates	Target Price (Low Estimate)(1)	Target Price (Base Case)(1)	Target Price (High Estimate)(1)
Class A-1	100.0%	100.0%	100.0%
Class A-2	101.0%	101.0%	101.0%
Class A-3	103.0%	103.0%	103.0%
Class A-S	103.0%	103.0%	103.0%
Class B	103.0%	103.0%	101.0%
Class C	(2)	(2)	(2)
Class D	(2)	(2)	(2)

(1)	The Target Price may not be realized with respect to all certificates in all scenarios.
(2)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon set forth in “—Determination of Assumed Certificate Coupon”.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates (except for the Class C and Class D Certificates), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class C and Class D Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be equal to the WAC Rate, with an initial rate of approximately 6.73212%, which was set based on expected market demand for such Certificates in each scenario. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.34900%	4.69400%	5.24400%
Class A-2	4.73900%	5.07300%	5.61100%
Class A-3	5.21700%	5.55300%	6.09700%
Class A-S	5.57800%	5.91400%	6.45500%
Class B	5.93000%	6.26600%	6.33400%
Class C	(1)	(1)	(1)
Class D	(1)	(1)	(1)

(1)	Equal to the WAC Rate.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the

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Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Interest-Only Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	3.595%	3.837%	4.291%
5YR	3.697%	3.931%	4.371%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with three and five year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

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Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.250%	0.000%	0.250%
Class X-B	-0.250%	0.000%	0.250%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.41633%	3.90273%	4.59695%
Class X-B	3.42408%	3.90987%	4.60303%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

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Yield-Priced Certificates

The Yield-Priced Certificates are expected to be acquired based on a targeted discount yield as set forth in the chart below for each class of Yield-Priced Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each of the Yield-Priced Certificates, the Modeling Assumptions and 0% CPY.

Targeted Discount Yields for the Yield-Priced Certificates

Class of Certificates	Low Estimate of Targeted Discount Yield	Base Case Targeted Discount Yield	High Estimate of Targeted Discount Yield
Class E-RR	23.89180%	23.89180%	23.89180%
Class F-RR	23.89180%	23.89180%	23.89180%
Class G-RR	23.89180%	23.89180%	23.89180%
Class J-RR	23.89180%	23.89180%	23.89180%
Class K-RR	23.89180%	23.89180%	23.89180%
Class L-RR	23.89180%	23.89180%	23.89180%

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

The Class C-1, Class C-2, Class C-X1, Class C-X2, Class D-1, Class D-2, Class D-X1 and Class D-X2 certificates are expected to be issued with an initial Certificate Balance or Notional Amount, as applicable, of $0 and to have a corresponding fair value of $0.

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Range of Estimated Fair Values for the Non-Residual Certificates

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$2,085,995	$2,085,980	$2,085,977
Class A-2(1)	$151,495,202	$151,498,932	$151,496,262
Class A-3(1)	$285,657,950	$285,651,560	$285,659,024
Class X-A	$11,534,954	$21,015,341	$27,057,662
Class X-B	$718,021	$2,044,248	$3,281,412
Class A-S	$56,864,329	$56,868,268	$56,868,587
Class B	$31,753,885	$32,383,140	$32,382,784
Class C	$23,835,853	$24,371,947	$24,710,867
Class D	$12,171,732	$12,441,131	$12,611,407
Class E-RR	$4,787,834	$4,787,834	$4,787,834
Class F-RR	$4,388,761	$4,388,761	$4,388,761
Class G-RR	$3,192,063	$3,192,063	$3,192,063
Class J-RR	$5,186,907	$5,186,907	$5,186,907
Class K-RR	$4,388,761	$4,388,761	$4,388,761
Class L-RR	$9,575,953	$9,575,953	$9,575,953
Total	$607,638,199	$619,880,826	$627,674,260

(1)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2 certificates are expected to be within a range of $0 and $150,000,000 and the respective initial Certificate Balances of the Class A-3 certificates are expected to be within a range of $277,341,000 and $427,341,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $427,341,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-2 certificates is assumed to be $150,000,000 and the Certificate Balance of the Class A-3 certificates is assumed to be $277,341,000.

The estimated range of fair values for all the certificates (except for the Class R certificates) is approximately $607,638,199 to $627,674,260.

Hedging, Transfer and Financing Restrictions

The Third-Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the HRR Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third-Party Purchaser not to transfer the HRR Certificates, except to a majority-owned affiliate (in accordance with the Credit Risk Retention Rules, such affiliate, an “MOA”) (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date, subject to such date being modified under the Credit Risk Retention Rules. On and after that date, the Third-Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third-Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR

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Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates.

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the PSA. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional

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information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Park Bridge Lender Services LLC experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Park Bridge Lender Services LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, SMC, Societe Generale Financial Corporation, CREFI, GACC, LMF, UBS AG and ZBNA will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation, CREFI, SMC, GACC, LMF, UBS AG and ZBNA determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Societe Generale Financial Corporation, CREFI, SMC, GACC, LMF, UBS AG and ZBNA, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation, CREFI, SMC, GACC, LMF, UBS AG and ZBNA, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation, CREFI, SMC, GACC, LMF, UBS AG and ZBNA, based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-5C36 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class A-S and Class B certificates, the Class C Exchangeable Certificates and Class D Exchangeable Certificates and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R certificates.

The Class X-A and Class X-B certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S and Class B certificates, the Class C Exchangeable Certificates and Class D Exchangeable Certificates and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”) and (ii) the Class D, Class D-1, Class D-2, Class D-X1 and Class D-X2 certificates (collectively, the “Class D Exchangeable Certificates”). The Class C-X1, Class C-X2, Class D-X1, Class D-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

The Senior Certificates (other than the Class X-A and Class X-B certificates) and the Subordinate Certificates (other than the Exchangeable IO Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A and Class B certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$2,086,000
A-2	(2)
A-3	(2)
X-A	$429,427,000
A-S	$55,213,000
B	$31,440,000

Non-Offered Certificates
X-B	$86,653,000
C	$23,772,000
C-1	$0
C-2	$0
C-X1	$0
C-X2	$0
D	$13,036,000
D-1	$0
D-2	$0
D-X1	$0
D-X2	$0
E-RR	$9,202,000
F-RR	$8,435,000
G-RR	$6,135,000
J-RR	$9,969,000
K-RR	$8,435,000
L-RR	$18,404,549
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-2 certificates is expected to be within a range of $0 and $150,000,000, and the respective initial Certificate Balance of the Class A-3 certificates is expected to be within a range of $277,341,000 and $427,341,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $427,341,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the

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Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $429,427,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $86,653,000.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Notional Amounts of the Class D-X1 and Class D-X2 Trust Components will equal the Certificate Balance of the Class D Trust Component. The Notional Amounts of the Class D-X1 and Class D-X2 Certificates will equal the Certificate Balances of the Class D-1 and Class D-2 Certificates, respectively.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Exchangeable Certificates) and Class C, Class C-X1, Class C-X2, Class D, Class D-X1 and Class D-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The grantor trust (the “Grantor Trust”) will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2025.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest

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Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

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The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates and each Trust Component that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date:

(a)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(c)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution

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Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D, Class D-X1 and Class D-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of such Trust Components;

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Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C Trust Components have been reduced to zero, to the Class D Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Fifteenth, to the Class D Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B certificates and the Class C and Class D Trust Components have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C and Class D Trust Components and the Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C and Class D Trust Components and the Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C and Class D Trust Components, the Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C and Class D Trust Components, the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero, to the Class K-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class K-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirty-first, to the Class L-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-second, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C and Class D Trust Components, the Class E-RR, Class F-RR, Class G-RR, Class J-RR and K-RR certificates have been reduced to zero, to the Class L-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-third, to the Class L-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-fourth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class C Exchangeable Certificates and the Class D Exchangeable Certificates) and the Class C and Class D Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class K-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class L-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for

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such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan or Component will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Component, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans or any Component that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan or Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Component during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), Component or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan, Component or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan (or, in the case of the Components, the related Mortgage Loan documents) without giving effect to any default rate.

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Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
Class D	Class D-1, Class D-X1
Class D	Class D-2, Class D-X2

On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate

Class C	$23,772,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%
Class D	$13,036,000	Class D Certificate Pass-Through Rate minus 2.50%
Class D-X1	Equal to Class D Trust Component Certificate Balance	2.00%
Class D-X2	Equal to Class D Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation) or the Class D Trust Component (if such class of Exchangeable Certificates has a “D” designation).

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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2
Class D Exchangeable Certificates	Class D	Class D, Class D-X1, Class D-X2
	Class D-1	Class D, Class D-X2
	Class D-2	Class D
	Class D-X1	Class D-X1
	Class D-X2	Class D-X1, Class D-X2

The maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component and the maximum Certificate Balance or Notional Amount of each class of Class D Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class D Trust Component. The maximum Certificate Balances of Class C and Class D certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each Class C Exchangeable Certificates and Class D Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class C Trust Component or Class D Trust Component, respectively. Each class of Class C Exchangeable Certificates and Class D Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class C certificates or Class D certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class C or Class D Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the Grantor Trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date

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can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for such Distribution Date;

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provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment

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required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)            the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)         all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and
(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of

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determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal

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collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each related Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan (or such Components, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the related Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each related Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

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Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the related Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each related Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan (or such Components, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan (or such Components, as applicable) that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time

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and as to which no P&I Advance was made (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the related Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each related Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class C-1, Class C-2, Class D, Class D-1, Class D-2, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class C-X1 certificates, the product of (i) such Yield Maintenance Charge or Prepayment Premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment; (3) to the Class C-X2 certificates, the product of (i) such Yield Maintenance Charge or Prepayment Premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that

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Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment; (4) to the Class D-X1 certificates, the product of (i) such Yield Maintenance Charge or Prepayment Premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class D certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class D-1 certificates and the applicable principal prepayment; (5) to the Class D-X2 certificates, the product of (i) such Yield Maintenance Charge or Prepayment Premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class D certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class D-2 Certificates and the applicable principal prepayment; (6) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above and (7) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date
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one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	February 2030
Class A-2	NAP – June 2030(1)
Class A-3	July 2030
Class X-A	NAP
Class A-S	July 2030
Class B	July 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 certificates ranging from $0 to $150,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics

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of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)              the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum for each Mortgage Loan, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect

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to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates and Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S and Class B certificates, the Class C Exchangeable Certificates and Class D Exchangeable Certificates and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B certificates, the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates.

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This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S and Class B certificates, the Class C and Class D Trust Components and the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class L-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class L-RR certificates;

second, to the Class K-RR certificates;

third, to the Class J-RR certificates;

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fourth, to the Class G-RR certificates;

fifth, to the Class F-RR certificates;

sixth, to the Class E-RR certificates;

seventh, to the Class D Trust Component;

eighth, to the Class C Trust Component;

ninth, to the Class B certificates; and

tenth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class C or Class D Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

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Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

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(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in
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the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided,

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further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, the Directing Certificateholder is a Borrower Party or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the

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certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

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“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
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●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
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●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be

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required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where

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(i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and

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Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

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Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with

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respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The HRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2025-5C36

With a copy to:
trustadministrationgroup@computershare.com

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Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling a Mortgage Loan and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                  the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)               the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)            an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that

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assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)             the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)               an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)             the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)          originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)       the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)           any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)              an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)           the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)         the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)      the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)         the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

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(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)              the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)            the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)            the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

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(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)        any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)           any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   all related environmental reports; and

(xiv)   all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

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(l)        a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be required to, no later than 90 days following:

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(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations

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Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) and the Enforcing Servicer (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if

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applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

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(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

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The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Barclays, any of that mortgage loan seller and Barclays Holdings) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan”, as applicable, with respect to such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

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Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity

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for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

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(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 5-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to

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the master servicer under any other pooling and servicing agreement governing any related Serviced Companion Loan, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

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If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the servicing standard (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to

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impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan—The ILPT 2025 Portfolio Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

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With respect to a Non-Serviced Whole Loan, if any servicer or trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at

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any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

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The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and Trust Components, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans (and, in the case of the ILPT 2025 Portfolio Mortgage Loan, the related Components) that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and Trust Components (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account

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and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly-owned by the Trust and which is managed by the special servicer formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                   to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)                to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)             to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)              to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balance of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

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(vi)              to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)           to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)        to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)             to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)             to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)          to recoup any amounts deposited in the Collection Account in error;

(xiii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)          to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

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(xx)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use commercially reasonable efforts to collect such amount from the holder of the related Serviced Pari Passu Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Serviced Companion Loan that is a Corrected Loan), the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	Principal Balance of each Mortgage Loan.	the Collection Account with respect to the other Mortgage Loans.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan: (i) $21,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
director, officer, employee or agent of any of the foregoing parties
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced mortgage loan, a rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee

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rate ranging from 0.00125% to 0.05125% per annum, (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum and (3) with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125% or 0.00025% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement); provided, that if any such matter involves a Major Decision or Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement); provided, that if any such matter involves a Major Decision or Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) for beneficiary statements and demands prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.
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Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

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The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as

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applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with

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respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)          within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the time period (or extension of such time period) provided for such payment,

(ii)       the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)     if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

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The special servicer will also be entitled to additional servicing compensation in the form of:

(i)           100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)        100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)        50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision,

(vi)     100% of charges for beneficiary statements and demands actually paid by the borrowers to the extent such beneficiary statements or demands are prepared by the special servicer, and

(vii)  100% of any charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and actually collected thereon and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related late payment charges and default interest, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such late payment charges and default interest allocated to additional servicing

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compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such late payment charges and default interest to which each would otherwise have been entitled.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Reserve Fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

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The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01537% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00225% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed

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indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00041% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of:  $21,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property

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Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

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(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information, requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the

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occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer to the extent any related Mortgage Loan is a Specially Serviced Loan), to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) or provide access to the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount or Collateral Deficiency Amount pursuant to its applicable definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded,

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to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer to the extent any related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Components then-outstanding (i.e., first, to the Class L-RR certificates, second, to the Class K-RR certificates, third, to the Class J-RR certificates, fourth, to the Class G-RR certificates, fifth, to the Class F-RR certificates, sixth, to the Class E-RR certificates, seventh, pro rata based on their respective interest entitlements, to the Class D, Class D-X1 and Class D-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, to the Class C certificates, ninth, to the Class B certificates, tenth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining

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knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within four business days of the special servicer's reasonable request.

A “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and

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the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class L-RR certificates, second, to the Class K-RR certificates, third, to the Class J-RR certificates, fourth, to the Class G-RR certificates, fifth, to the Class F-RR certificates, sixth, to the Class E-RR certificates, seventh, to the Class D Trust Component, eighth, to the Class C Trust Component, ninth, to the Class B certificates, tenth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A and Class X-B Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class L-RR certificates, second, to the Class K-RR certificates, third, to the Class J-RR certificates, fourth, to the Class G-RR certificates, fifth, to the Class F-RR certificates and sixth, to the Class E-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use its commercially reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master

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servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain such insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage as is consistent with the Servicing Standard, but only to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will

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impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer or by the special servicer, as applicable, (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) with the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer or the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify

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the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder, or the holder of any Companion Loan, the master servicer or the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the master servicer’s or special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer or special servicer, as applicable, to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above, at its own expense) and the special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions (other than a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”) or Special Servicer Decisions (other than a Special Servicer Decision described in clause (iii), (v)(a), (v)(b) or (xiv) of the definition of “Special Servicer Decision”) with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. The master servicer will be responsible for processing waivers, modifications, amendments and consents that are a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision” or a Special Servicer Decision described in clause (iii), (v)(a), (v)(b) or (xiv) of the definition of “Special Servicer Decision” with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to (i) any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, (ii) any Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of

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“Major Decision” or (iii) any Special Servicer Decision described in clause (iii), (v)(a), (v)(b) or (xiv) of the definition of “Special Servicer Decision”, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision or Special Servicer Decision without the special servicer’s consent and, with respect to any such Major Decision, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent or deemed consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of the special servicer’s or the master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request as described above and except in the case of a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision” or a Special Servicer Decision described in clause (iii), (v)(a), (v)(b) or (xiv) of the definition of “Special Servicer Decision”, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision or Special Servicer Decision. With respect to a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision” or a Special Servicer Decision described in clause (iii), (v)(a), (v)(b) or (xiv) of the definition of “Special Servicer Decision”, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

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In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the Directing Certificateholder, the holder of any related Companion Loan, the Operating Advisor and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the

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master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)                  approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (a) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (b) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 20% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(ii)               [reserved];

(iii)             approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related Mortgage Loan documents) that provide for (a) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (b) payments to persons or entities known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(iv)             approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(v)                agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(vi)             in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(vii)          approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit with respect to certain Mortgage Loans specifically identified on an exhibit to the PSA, which may include, but are not limited to, “performance-based”, “earn-out” or “holdback” escrows or reserves (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents, routine funding of tax

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payments and insurance premiums when due and payable, or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

(viii)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (b) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(ix)           any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Intercreditor Agreement as to which the consent of the issuing entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the master servicer, such modification or amendment will additionally require the consent of such master servicer as a condition to its effectiveness;

(x)               approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(xi)            any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xii)         any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related Mortgage Loan documents and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(xiii)      any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Mortgage Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease; and

(xiv)       the determination that a “cash sweep period,” “cash trap period” or similar term with respect to a Mortgage Loan has terminated.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and

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the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision or a Special Servicer Decision) or the special servicer (with respect to any Specially Serviced Loan or any non-Specially Serviced Loan as to which such matter involves a Major Decision or a Special Servicer Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision or Special Servicer Decision) or the special servicer (with respect to any Specially Serviced Loan or any non-Specially Serviced Loan as to which such matter involves a Major Decision or Special Servicer Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the

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Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision or Special Servicer Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such matter will be deemed granted.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

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Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and , in connection with the preparation of CREFC® operating statement analysis reports and CREFC® net operating income adjustment worksheets, review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below.

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Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if (each of the following, a “Servicing Transfer Event”):

(1)       the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if (x) such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation, or (y) the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       (I) the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or (II) the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment

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will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and

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liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)       the master servicer or the special servicer (in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

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Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative
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courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if

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applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to the Pooling and Servicing Agreement. The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party or (y) Serviced Whole Loan that has a related Subordinate Companion Loan where the holder of the related Subordinate Companion Loan is at such time the Directing Certificateholder with respect to such Mortgage Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an (x) an Excluded Loan with respect to such party or (y) Serviced Whole Loan that has a related Subordinate Companion Loan where the holder of the related Subordinate Companion Loan is at such time the Directing Certificateholder with respect to such Mortgage Loan)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). If the Special Servicer determines to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a

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Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan)) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

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(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC, the Grantor Trust or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents

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from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer will be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments. Additionally, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a

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liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for

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such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related

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Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise the special servicer, with respect to all Major Decisions for all Serviced Loans other than any Excluded Loan, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that

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the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be KKR CMBS IIII Aggregator Category 2 L.P. or an affiliate thereof.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class L-RR certificates.

The “Control Eligible Certificates” will be the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

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Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision and, in any case, with respect to a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)                   any modification, consent to a modification, forbearance with respect to, or waiver of, any monetary term (other than penalty charges which the master servicer or special servicer is permitted to waive pursuant to the PSA) or non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of penalty charges) of a Serviced Mortgage Loan or any extension of the maturity date of such Serviced Mortgage Loan provided that the granting of any extension or entrance into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan will not constitute a Major Decision so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(iii)               any sale of a Serviced Mortgage Loan that is a Defaulted Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the

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issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;

(iv)                any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(v)                   any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or any consent to either of the foregoing (other than (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (b) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral in accordance with the applicable Mortgage Loan documents), unless such action is otherwise required pursuant to the specific terms of the related Serviced Mortgage Loan and there is no lender discretion;

(vi)                any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt (including, to the extent lender approval is required, mezzanine debt by a direct or indirect parent of the borrower), other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the related loan agreement and without the consent of the lender under the related loan agreement and for which there is no lender discretion;

(vii)             any approval of property management company changes or franchise changes, including any amendments, modifications or terminations of property management agreements or franchise agreements, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, excluding any property management company changes (a) if the replacement property manager is not affiliated with the borrower, the replacement property management fee is no greater than 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement or (b) if the replacement property manager is affiliated with the borrower, the related management fee is no greater than the lesser of (x) 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement and (y) the then current market rate in the location of the Mortgaged Property;

(viii)          releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves with respect to certain Mortgage Loans specifically identified on an exhibit to the PSA (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, free rent or credit reserves pursuant to an approved lease, tenant improvements pursuant to an approved lease and leasing commissions pursuant to an approved lease, each in accordance with the Mortgage Loan documents, or routine funding of tax payments and insurance premiums when due and payable will not constitute a Major Decision);

(ix)              any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan other than pursuant to the specific terms of such Serviced Mortgage Loan and for which there is no lender discretion;

(x)                 any acceleration of a Serviced Mortgage Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Mortgage Loan, any initiation

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of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(xi)              the determination of the Special Servicer pursuant to clause (3) or clause (9) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event”;

(xii)            any modification, waiver or amendment of an Intercreditor Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Intercreditor Agreement and as to which the consent of the issuing entity is not required), in each case entered into with any mezzanine lender or Companion Holder or subordinate debt holder related to a Serviced Mortgage Loan, or an action to enforce rights with respect thereto; provided that, if any such modification or amendment would adversely impact the master servicer, such modification or amendment will additionally require the consent of the such master servicer;

(xiii)          any determination of an Acceptable Insurance Default;

(xiv)          approval of any waiver regarding the receipt of financial statements that are late for more than 90 consecutive days or the failure to abide by cash management provisions of the Mortgage Loan documents for a period of more than 90 days;

(xv)            any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a ground lease) at a Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to 20% of the net rentable area of the improvements at the Mortgaged Property or (b) such transaction is not a routine leasing matter, provided, that if lender consent is not required for such transaction pursuant to the related Mortgage Loan documents or there is no lender discretion in connection with such transaction, such transaction will not constitute a Major Decision;

(xvi)          any approval of or consent to a grant of an easement or right of way (including, without limitation for utilities, access, parking, public improvements or another purpose) that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to such Specially Serviced Loan, or subordination of the lien of the Mortgage Loan to such easement or right of way;

(xvii)       agreeing to any modification, waiver, consent or amendment of the related Serviced Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Mortgage Loan, (b) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and

(xviii)    determining whether to permit any ground lease termination, modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of the Serviced Mortgage Loan and for which there is no lender discretion or determining whether to cure any default by a borrower under a ground lease.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward

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such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request and except in the case of a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or such Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. If the master servicer and the special servicer mutually agree that such master servicer will process any request for any matter that constitutes a “Major Decision” or in the case of a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”, such master servicer will be required to process such request subject to the consent of such special servicer.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

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Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable (x) Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or (y) Serviced Whole Loan that has a related Subordinate Companion Loan where the holder of the related Subordinate Companion Loan is at such time the Directing Certificateholder with respect to such Mortgage Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special

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servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or a cessation of any Operating Advisor Consultation Event.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of all the Classes of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans. With respect to any Excluded Loan, a Control Termination Event will be deemed to exist for so long as such Mortgage Loan is an Excluded Loan.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans. With respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Consultation Termination Event will be deemed to exist for so long as such Mortgage Loan is an Excluded Loan. The Certificate Administrator is required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Consultation Termination Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will

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have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the special servicer determines that immediate action with respect to any Special Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan to the extent described above, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of (x) an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or (y) a Serviced Whole Loan that has a related Subordinate Companion Loan where the holder of the related Subordinate Companion Loan is at such time the Directing Certificateholder with respect to such Mortgage Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity as and to the extent provided in the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced

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Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

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The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the (i) the ILPT 2025 LPF2 trust and servicing agreement and (ii) the Benchmark 2025-V14 pooling and servicing agreement, and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

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(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the special servicer and the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)            after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in the special servicer's possession or reasonably obtainable by the special servicer and necessary in support thereof (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)          if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations, Appraisal Reduction Amounts or Collateral Deficiency Amounts, as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any

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mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

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In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

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Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                            that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, a Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                            that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                               that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                            that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or

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otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel) required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination

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Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between June 1, 2020 to June 30, 2025 was approximately 22.4% excluding all periods for which all loans within the legacy transactions are delinquent. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between June 1, 2020 to June 30, 2025 was approximately 5.1%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 19.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool,

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to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

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Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)              a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)            a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)        copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)           a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)        a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or

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expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and

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warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA,

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(iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, a Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, a Third-Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that, solely if the asset representations reviewer is not acting as the operating advisor, such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset

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representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)             any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)          any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)           the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)        the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Principal Balance Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is

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an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

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Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If (i) at any time the special servicer that had acted as the special servicer for an Excluded Special Servicer Mortgage Loan prior to it becoming an Excluded Special Servicer Mortgage Loan or (ii) an Excluded Special Servicer was appointed on the Closing Date, and, in either case, the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming REO Property) with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such special servicer will become the special servicer again for such related Mortgage Loan and (4) such original special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Mortgage Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the

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operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as the special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal

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Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided, however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

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(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing

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concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be; provided, however, that certain rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special

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servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (h) of the definition of “Servicer

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Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the

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operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, either Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

Notwithstanding any of the foregoing, no such indemnification will apply in the case of an asset review or in connection with the dispute resolution provisions described under “Pooling and Servicing Agreement—The Asset Representations Reviewer” or “—Dispute Resolution Provisions.”

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset

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representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

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The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class, of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney's fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the

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MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the Enforcing Servicer from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage

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Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the

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certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase

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Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading
“—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any

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court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to

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the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2025-5C36 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
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●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under
“—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2025-5C36 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
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●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to the ILPT 2025 Portfolio Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the ILPT 2025 Portfolio Mortgage Loan

The ILPT 2025 Portfolio Mortgage Loan is being serviced pursuant to the ILPT 2025-LPF2 trust and servicing agreement. The servicing terms of the ILPT 2025-LPF2 trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the ILPT 2025-LPF2 trust and servicing agreement earns a primary servicing fee with respect to the ILPT 2025 Portfolio Mortgage Loan equal to 0.00025% per annum.
●	Upon the ILPT 2025 Portfolio Mortgage Loan becoming a specially serviced loan under the ILPT 2025-LPF2 trust and servicing agreement, the related Non-Serviced Special Servicer under the ILPT 2025-LPF2 trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15% per annum.
●	The related Non-Serviced Special Servicer under the ILPT 2025-LPF2 trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%; provided, that, in no event will the
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workout fee with respect to the ILPT 2025 Portfolio Whole Loan, with respect to each applicable principal and interest collection, exceed $2,900,000 per annum.

●	The related Non-Serviced Special Servicer under the ILPT 2025-LPF2 trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%, provided, that, in no event will the liquidation fee with respect to the ILPT 2025 Portfolio Whole Loan, with respect to the applicable liquidation proceeds, exceed $2,900,000 per annum.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The ILPT 2025 Portfolio Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any

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action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any

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Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company

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accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. For the avoidance of doubt, the conditions described in this paragraph do not apply to the rights of Certificateholders to institute proceedings where indemnity is not otherwise required under the PSA as described in “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates the Class C Trust Components, the Class D Trust Components and the Class E-RR and Class F-RR certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the

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17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of

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counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

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(i)          to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)          to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor; under the MLPA or related additional obligor under the MLPA or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset

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representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s for so long as either (1) the master servicer maintains a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, or (2) the trustee maintains an agreement that is either (a) the agreement dated February 20, 2025, which was previously delivered to Moody’s and remains in effect; or (b) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association that maintains a long-term senior unsecured debt or issuer credit rating of at least “A2” by Moody’s, or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Moody’s within 30 days in the event there is a downgrade of such banking association’s Moody’s rating, the agreement is terminated, or any other changes may limit the agreement), “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer has a long-term unsecured debt rating of “A” by Fitch or a short-term rating of “F1” by Fitch, or (2) the trustee maintains an agreement that is either (a) the agreement dated February 20, 2025, which was previously delivered to Fitch and remains in effect; or (b) another agreement as to which Fitch has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short term rating of “F1” by Fitch which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, that the engagement of a backup advancing party will not in any way alter or reduce the obligations of the trustee under the PSA; provided, further, that the trustee will be required to notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes may limit the backup agreement, and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “Baa3” by Moody’s and “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to

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the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer and the special servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

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New York. Twelve (12) Mortgaged Properties (17.0%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Four (4) Mortgaged Properties (11.9%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Louisiana. Five (5) Mortgaged Properties (11.5%) are located in Louisiana. Commercial mortgage loans in Louisiana are secured by mortgages. Under Louisiana law, all mortgages must be foreclosed through the court system. Louisiana provides for two separate methods of foreclosure, (i) ordinary process and (ii) executory process. Ordinary process involves bringing a suit in court against the mortgagor and requires that the mortgagee prove its case to the court whereupon the court will issue a judgment recognizing the lien of the mortgage. Thereafter, a writ of fieri facias is issued and the property is sold at public auction with the mortgagee being paid on a priority basis out of the remaining proceeds

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after costs and expenses are reimbursed. Ordinary process entails the delays normally associated with litigation. Executory process may be used to foreclose on a property only if (i) the mortgage was executed before a notary with two witnesses attesting to the mortgage, (ii) the terms of the mortgage contain certain specific grants and acknowledgments, and (iii) all evidence required by Louisiana statutes authorizing executory process is presented to the court at filing in the exact form and substance required by the statutes. To foreclose on a property using executory process, the mortgagee must file a petition in the parish where the property is located or where the mortgagor is domiciled attaching the original note and a certified copy of the mortgage. The court will issue an order of executory process and notice of demand is then served on the mortgagor. If payment is not made within three days, a writ of seizure and sale addressed to the sheriff is issued and the property is seized. The sheriff is then required to follow specific requirements for the sale of the property, which may be accomplished in 30 days at a public sale. In the event the mortgage contains a waiver of the mortgagor’s right of appraisal and the mortgagee enforces that waiver, if the proceeds from the sale are insufficient to discharge the indebtedness, the mortgagee is prohibited from subsequently bringing an action to seek recovery of the deficiency.

Georgia. Three (3) Mortgaged Properties (10.3%) are located in Georgia. Real property loans in Georgia are customarily secured by deeds to secure debt and are generally foreclosed pursuant to a private, non-judicial sale under the power of sale remedy, which must be contained in the deed to secure debt. Judicial foreclosure is also an available, but rarely exercised, remedy. In the power of sale foreclosure, the lender must provide notice of the sale by advertisement in a newspaper in which sheriff’s notices of sale are published in the county in which the property is located once a week for four (4) consecutive weeks immediately preceding the date of sale. The advertisement must contain certain information, including a description of the property and the instrument pursuant to which the sale is being conducted, and the name, address, and telephone number of the individual or entity who shall have full authority to negotiate, amend, and modify all terms of the mortgage with the debtor (provided that the lender is under no obligation to negotiate, amend or modify the terms of the deed to secure debt). A copy of the notice of sale to the public must be given to the debtor not less than (30) days prior to the date of the proposed foreclosure sale. If the loan has been assigned, the assignment vesting title to the deed to secure debt must be filed for record prior to the time of the sale. The foreclosure sale is conducted by the lender or its representatives, must occur between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of a month (except, if the first Tuesday of a month falls on New Year’s Day or Independence Day, then the sale must be conducted on the immediately following Wednesday) and is held on the courthouse steps of the court in the county in which the property is located. At the sale the property is sold to the highest bidder, and the lender may “credit bid” the amount of its debt at the sale, so long as the loan documents permit the lender to bid at the sale. The debtor’s right of redemption is extinguished by the power of the sale foreclosure. In order to obtain a deficiency judgment for a recourse loan, the lender must first report the foreclosure sale to a judge of the Superior Court of the county in which the property is located within thirty (30) days after the date of sale. The judge will then conduct a “confirmation hearing,” notice of which must be served at least five (5) days prior to the hearing on all obligors. The purpose of the confirmation hearing is to prove that (a) the real property sold for its “true market value” (which has been interpreted to mean “fair market value”) and (b) the foreclosure sale was conducted in accordance with law. The judge may (a) confirm the sale (in which case the creditor may pursue the deficiency claim in a separate action against the obligors), (b) set the sale aside (in which case the parties are returned to their respective positions immediately prior to the sale and a new foreclosure sale must be conducted) or (c) deny confirmation of the sale and refuse to permit a resale (in which case the sale stands as completed but the creditor may not pursue a deficiency claim against the obligors). Georgia has no “one action” rule or statute.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a

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promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are

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suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the

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obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

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Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

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Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

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The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the

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lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations

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under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated

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companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a

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bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees

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have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

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Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible,

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such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

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Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, Barclays currently holds certain of The Roosevelt New Orleans Companion Loans. However, such affiliate of Barclays intends to sell such Companion Loans in connection with one or more future securitizations in which Barclays is a loan seller.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also the trustee, certificate administrator and custodian under (i) the ILPT 2025-LPF2 trust and servicing agreement, pursuant to which the ILPT 2025 Portfolio Whole Loan is serviced, (ii) the BMO 2025-5C11 pooling and servicing agreement, pursuant to which the One Grove Whole Loan is serviced, and (iii) the Benchmark 2025-V14 pooling and servicing agreement pursuant to which The Link Whole Loan is initially serviced.

Park Bridge Lender Services LLC is also the operating advisor and asset representations reviewer under (i) the ILPT 2025-LPF2 trust and servicing agreement pursuant to which the ILPT 2025 Portfolio Whole Loan is serviced and (ii) the Benchmark 2025-V14 pooling and servicing agreement pursuant to which The Link Whole Loan is serviced.

LNR Partners is an affiliate of SMC, a Sponsor and an originator. LNR Partners is also (i) the outside special servicer under the BMO 2025-5C11 pooling and servicing agreement which governs the servicing of the One Grove Whole Loan and (ii) an affiliate of LNR Securities Holdings, LLC, the initial controlling class representative pursuant to the BMO 2025-5C11 pooling and servicing agreement.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator and is an affiliate of SG Americas Securities, LLC, one of the underwriters.

GACC is a sponsor and an originator and is an affiliate of DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters. In addition, GACC or DBRI currently holds one or more of The

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Link Companion Loans. However, GACC intends to sell such Companion Loans in connection with one or more future securitizations.

SMC is a mortgage loan seller, a sponsor, an originator and is an affiliate of (i) LNR Partners, LLC, the special servicer under the BMO 2025-5C11 pooling and servicing agreement which governs the servicing of the One Grove Whole Loan and (ii) LNR Securities Holdings, LLC, the initial controlling class representative pursuant to the BMO 2025-5C11 pooling and servicing agreement.

Citi Real Estate Funding Inc., a sponsor, an originator and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., one of the underwriters. In addition, Citi Real Estate Funding Inc. currently holds one or more of the ILPT 2025 Portfolio Companion Loans. However, Citi Real Estate Funding Inc. intends to sell such Companion Loans in connection with one or more future securitizations.

Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. All of the SMC Mortgage Loans (8.6%) will be subject to such master repurchase facility. SMC and its affiliates will use the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

UBS AG New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG New York Branch currently holds one or more of the ILPT 2025 Portfolio Companion Loans. However, UBS AG New York Branch intends to sell such Companion Loans in connection with one or more future securitizations.

ZBNA is a sponsor, a mortgage loan seller and an originator.

LMF is a sponsor, a mortgage loan seller and an originator. In addition, LMF currently holds one or more of the Equinox Sports Club LA Companion Loans. However, LMF intends to sell such Companion Loans in connection with one or more future securitizations.

An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $86,793,550. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

K-Star Asset Management LLC, or an affiliate, assisted KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Trimont LLC is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer identified in the table below, which is otherwise a party to this transaction, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to

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their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
LMF Commercial, LLC	Trimont LLC	8	$150,593,550	24.5%
Starwood Mortgage Capital LLC	Trimont LLC	3	$52,700,000	8.6%
*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian, which is otherwise a party to this transaction, identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Barclays Capital Real Estate Inc.	Computershare Trust Company, National Association	11	$163,250,000	26.6%
LMF Commercial, LLC	Computershare Trust Company, National Association	8	$150,593,550	24.5%
Citi Real Estate Funding Inc.	Computershare Trust Company, National Association	3	$146,000,000	23.8%
Starwood Mortgage Capital LLC	Computershare Trust Company, National Association	3	$52,700,000	8.6%
UBS AG	Computershare Trust Company, National Association	1	$16,000,000	2.6%
Societe Generale Financial Corporation	Computershare Trust Company, National Association	1	$7,275,000	1.2%
German American Capital Corporation	Computershare Trust Company, National Association	1	$6,500,000	1.1%

*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release

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conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates or Exchangeable IO Certificates, applied to reduce its Notional Amount. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 429,427,000	Class A-1, Class A-2 and Class A-3 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the

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percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 429,427,000	Class A-1, Class A-2 and Class A-3 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

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The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2025;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about August 7, 2025;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan; and
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●	with respect to Mortgage Loans that are componentized, it is assumed that there is no change in the weighted average of the interest rates of the respective Components in connection with any partial prepayment.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2026	80%	80%	80%	80%	80%
August 2027	59%	59%	59%	59%	59%
August 2028	37%	37%	37%	37%	37%
August 2029	12%	12%	12%	12%	12%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.42	2.41	2.41	2.41	2.41

Percent of the Maximum Initial Certificate Balance ($150,000,000)(1)
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.79	4.69	4.60	4.50	4.34

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Minimum Initial Certificate Balance ($277,341,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.91	4.87	4.80	4.45

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($427,341,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.83	4.78	4.70	4.41

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.94	4.94	4.94	4.52

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.94	4.94	4.94	4.60
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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class C, Class C-X1, Class C-X2, Class D, Class D-X1 and Class D-X2 trust components (such trust components, the “Trust Components”), each representing a regular interest in the Upper-Tier REMIC (together, the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to the Trust Components will be classified as a trust under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The Grantor Trust will issue the Exchangeable Certificates, the holders of which will be treated as the beneficial owners of the specific Trust Components underlying their particular Exchangeable Certificates under Section 671 of the Code.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs

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more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) of the Mortgaged Properties (collectively, 45.6%) securing or partially securing sixteen (16) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage

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applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not an Exchangeable Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by an Exchangeable Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring an Exchangeable Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Exchangeable Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of an Exchangeable Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Exchangeable Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests underlying an Exchangeable Certificate will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Exchangeable Certificate representing one group of Trust Components in exchange for two or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificates received, immediately after the exchange, each of the Regular Interests represented by the Exchangeable Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Exchangeable Certificates representing one group of Trust Components in exchange for one or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Exchangeable Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into

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account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates and the Exchangeable IO Trust Components) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A certificates and the Exchangeable IO Trust Components as having no qualified stated interest. Such class will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such class over its respective issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the

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denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

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Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code

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Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance

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Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the certificate balance of any class of such Principal Balance Certificates is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X-A certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain

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does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net

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income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary”

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means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to

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disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671 5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt

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of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]
SG Americas Securities, LLC	$ [_]	$ [_]	$ [_]
UBS Securities LLC	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]
Drexel Hamilton, LLC	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]
Underwriter	Class X-A	Class A-S	Class B
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]
SG Americas Securities, LLC	$ [_]	$ [_]	$ [_]
UBS Securities LLC Inc.	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]
Drexel Hamilton, LLC	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]
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The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2025, before deducting expenses payable by the depositor (such expenses estimated at $[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator, a mortgage loan seller and the holder of certain of The Roosevelt New Orleans Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is an originator, a sponsor and a mortgage loan seller, and DBR Investments Co. Limited, an originator and the holder of certain of The Link Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of ILPT 2025 Portfolio Companion

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Loans. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the ILPT 2025 Portfolio Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)         the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)         the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans;

(3)         the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Citi Real Estate Funding Inc. Mortgage Loans;

(4)         the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC;

(5)         the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(6)         the payment by LMF or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with LMF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LMF, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LMF in connection with the sale of those Mortgage Loans to the depositor by LMF;

(7)         the payment by the depositor to UBS AG New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG New York Branch Mortgage Loans; and

(8)           the payment by the depositor to Zions Bancorporation, N.A., in its capacity as a mortgage loan seller, of the purchase price for the ZBNA Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC and Citigroup Global Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such

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circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286968-02)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286968) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of Section 3(21) of ERISA or Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then

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any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools;

513

(2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise

514

prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

515

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class B certificates) receive investment grade credit ratings from the three Rating Agencies engaged by the depositor to rate

516

the Offered Certificates, and it is a condition to their issuance that the Class B certificates receive investment grade credit ratings from two of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in August 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of

517

their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	343
1986 Act	497
1996 Act	479
3
30/360 Basis	377
4
401(c) Regulations	515
A
A/B Whole Loan	204
AB Modified Loan	388
Accelerated Mezzanine Loan Lender	336
Acceptable Insurance Default	392
Acting General Counsel’s Letter	137
Actual/360 Basis	192
Actual/360 Loans	366
ADA	481
Additional Exclusions	391
Administrative Cost Rate	317
ADR	146
Advances	362
Affirmative Asset Review Vote	431
AIFM Regulations	119
ALTA	259
Annex Property	168
Annual Debt Service	146
AOC	175
Appraisal Reduction Amount	384
Appraisal Reduction Event	384
Appraised Value	146
Appraised-Out Class	389
ASC	190
ASR Consultation Process	407
Assessment of Compliance	459
Asset Representations Reviewer	293
Asset Representations Reviewer Asset Review Fee	383
Asset Representations Reviewer Fee	383
Asset Representations Reviewer Fee Rate	383
Asset Representations Reviewer Termination Event	436
Asset Representations Reviewer Upfront Fee	383
Asset Review	433

Asset Review Notice	432
Asset Review Quorum	431
Asset Review Report	434
Asset Review Report Summary	434
Asset Review Standard	433
Asset Review Trigger	430
Asset Review Vote Election	431
Asset Status Report	404
Assumed Certificate Coupon	301
Assumed Final Distribution Date	328
Assumed Scheduled Payment	321
ASTs	171
Attestation Report	459
AULs	170
Available Funds	311
B
Balloon LTV Ratio	150
Balloon Payment	150
Barclays	219
Barclays Data Tape	221
Barclays Holdings	219
Barclays Mortgage Loans	220
Barclays Review Team	220
Barclays’ Qualification Criteria	221
Base Interest Fraction	327
BEA	169
Belmont	168
Borrower Party	336
Borrower Party Affiliate	336
Breach Notice	353
Bridge Bank	104
C
C(WUMP)O	22
Cash Flow Analysis	147
Cecil Field Superfund Site	170
CERCLA	479
Certificate Administrator/Trustee Fee	382
Certificate Administrator/Trustee Fee Rate	382
Certificate Balance	309
Certificate Owners	345
Certificateholder	337
Certificateholder Quorum	438
Certificateholder Repurchase Request	449
Certificates	308
CGMRC	232
City	190
Class A Certificates	308
Class C Exchangeable Certificates	308

Class D Exchangeable Certificates	308
Class Percentage Interest	318
Class X Certificates	308
Clearstream	344
Clearstream Participants	346
Closing Date	145, 219
CMBS	140, 271
CMBS B-Piece Securities	297
CMS	279, 283
CMS Acquisition Closing Date	279
CMS Loans	283
CMS Transaction	279
Code	140, 495
Collateral Deficiency Amount	388
Collection Account	365
Collection Period	312
Common Member	202
Communication Request	347
Companion Distribution Account	366
Companion Holder	203
Companion Holders	204
companion loan	44
Companion Loan Rating Agency	204
Companion Loan(s)	144
Compensating Interest Payment	329
Component	192
Computershare	124, 291
Computershare Limited	291
Computershare Trust Company	291
Constant Prepayment Rate	489
Constraining Level	300
Consultation Termination Event	419
Control Eligible Certificates	413
Control Note	204
Control Termination Event	419
Controlling Class	413
Controlling Class Certificateholder	413
Controlling Holder	204
Corrected Loan	403
Corresponding Trust Components	318
CPR	489
CPY	489
CREC	169
Credit Risk Retention Rules	295
CREFC®	333
CREFC® Intellectual Property Royalty License Fee	383
CREFC® Intellectual Property Royalty License Fee Rate	384
CREFC® Reports	333
CREFI	231
CREFI Data File	233
CREFI Mortgage Loans	231
CREFI Securitization Database	232
Cross-Over Date	315
CRR	119

CTA	173
CTDEEP	173
CTS	291
Cumulative Appraisal Reduction Amount	388
Cure/Contest Period	433
Cut-off Date	144
Cut-off Date Balance	148
Cut-off Date Loan-to-Value Ratio	148
Cut-off Date LTV Ratio	148
D
D or @%(#)	151
D or YM(#)	151
D or YM@(#)	151
D(#)	151
DBRI	262
Debt Service Coverage Ratio	149
Defaulted Loan	410
Defeasance Deposit	196
Defeasance Loans	195
Defeasance Lock-Out Period	195
Defeasance Option	195
Definitive Certificate	344
Delinquent Loan	431
Depositaries	344
Determination Date	310
Deutsche Bank	262
Diligence File	350
Directing Certificateholder	412
Directing Certificateholder Approval Process	405
Disclosable Special Servicer Fees	381
Discount Rate	327
Discount Yield	300
Dispute Resolution Consultation	451
Dispute Resolution Cut-off Date	451
Distribution Accounts	366
Distribution Date	310
Distribution Date Statement	333
Distributor	18
DISTRIBUTOR	19
DMARC	263
Dodd-Frank Act	142
DOJ	262
DOL	512
DSCR	149
DTC	344
DTC Participants	344
DTC Rules	345
Due Date	191, 312
Due Diligence Questionnaire	233
Due Diligence Requirements	120
521

E
EDGAR	511
EEA	18
EEA Retail Investor	18
Effective Gross Income	147
EHMP	172
Eligible Asset Representations Reviewer	434
Eligible Operating Advisor	426
ELUR	175
Enforcing Party	449
Enforcing Servicer	449
ESA	169, 267
Escrow/Reserve Mitigating Circumstances	224, 269
EU Due Diligence Requirements	119
EU Institutional Investor	119
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Risk Retention Requirement	120
EU Securitization Regulation	20
EU Transparency Requirements	120
EUR	173
Euroclear	344
Euroclear Operator	346
Euroclear Participants	346
EUWA	18, 20
Exception Schedules	307
Excess Modification Fee Amount	377
Excess Modification Fees	376
Excess Prepayment Interest Shortfall	330
Exchange Act	218, 270
exchangeable certificates	4
Exchangeable Certificates	308
Exchangeable IO Certificates	308
Exchangeable IO Trust Component	318
Exchangeable P&I Trust Component	318
Excluded Controlling Class Holder	335
Excluded Controlling Class Loan	336
Excluded Information	336
Excluded Loan	336
Excluded Plan	514
Excluded Special Servicer	439
Excluded Special Servicer Loan	439
Exemption	513
Exemption Rating Agency	513
F
FATCA	506
FCH	168
FDEP	170
FDIA	136
FDIC	104
FIEL	24

Final Asset Status Report	405
Final Dispute Resolution Election Notice	451
Financial Market Publisher	338
Financial Promotion Order	21
FIRREA	137, 266
Fitch	458
Flagstar	104
Florida Mortgages	165
FPO Persons	21
FSMA	18, 20
G
GACC	262
GACC Data Tape	264
GACC Deal Team	264
GACC Mortgage Loans	263
Gain-on-Sale Entitlement Amount	312
Gain-on-Sale Remittance Amount	312
Gain-on-Sale Reserve Account	366
Garn Act	480
GLA	149
Government Securities	194
grantor trust	52
Grantor Trust	310, 495
Guaranty (Florida Notes)	165
H
HAP Contract	159
HASA	161
HASA Units	161
HDOH	176
HGI & Homewood Suites Principal	180
Holdco	202
HRR certificates	34
HRR Certificates	295, 308
HSTP Act	66
I
IBA	137
ILPT 2025 Portfolio Co-Lender Agreement	214
ILPT 2025 Portfolio Consultation Termination Event	216
ILPT 2025 Portfolio Directing Holder	216
ILPT 2025 Portfolio Junior Notes	213
ILPT 2025 Portfolio Master Servicer	214
ILPT 2025 Portfolio Mortgage Loan	213
ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans	213
ILPT 2025 Portfolio Notes	213
ILPT 2025 Portfolio Pari Passu Companion Loans	213
ILPT 2025 Portfolio Senior Notes	213
ILPT 2025 Portfolio Special Servicer	214

522

ILPT 2025 Portfolio Standalone Companion Loans	213
ILPT 2025 Portfolio Standalone Pari Passu Companion Loans	213
ILPT 2025 Portfolio Subordinate Companion Loans	213
ILPT 2025-LPF2 Securitization	214
ILPT 2025-LPF2 TSA	214
Impermissible Risk Retention Affiliate	441
Impermissible TPP Affiliate	441
Indirect Participants	344
Initial Delivery Date	404
Initial Pool Balance	144
Initial Requesting Certificateholder	449
In-Place Cash Management	149
Institutional Investor	23
Institutional Investors	119
Insurance and Condemnation Proceeds	365
Intercreditor Agreement	204
Interest Accrual Amount	320
Interest Accrual Period	320
Interest Distribution Amount	320
Interest Reserve Account	366
Interest Shortfall	320
Interested Person	411
Interest-Only Certificates	298
Interest-Only Expected Price	303
Interpolated Yield	299, 302
Investor Certification	336
IRS	139
J
J&J	180
Japanese Retention Requirement	25
JFSA	24
Jointly Sold Mortgage Loan	149
JRR Rule	24
K
KBRA	458
KKR	297
K-Star	284
L
L(#)	151
Lennar	225
Liquidation Fee	378
Liquidation Fee Rate	378
Liquidation Proceeds	365
LMF	225
LMF Data Tape	230
LMF Review Team	229
LNR Partners	287
Loan Per Unit	149

Local Law 97	88
Lock-out Period	193
Los Angeles RSO	160
Loss of Value Payment	354
Loss of Value Reserve Fund	409
Lower-Tier Regular Interests	495
lower-tier REMIC	52
Lower-Tier REMIC	310, 495
Lower-Tier REMIC Distribution Account	366
LTV Ratio	148
LTV Ratio at Maturity	150
M
MAI	355
Major Decision	414
Major Decision Reporting Package	414
MAS	23
Master Servicer	279
Material Defect	352
Maturity Date Balloon Payment	150
MiFID II	18, 19
MLPA	348
MOA	305
Modeling Assumptions	490
Modification Fees	376
Moody’s	458
Morningstar DBRS	434
Mortgage	145
Mortgage File	348
Mortgage Loans	144
Mortgage Note	145
Mortgage Pool	144
Mortgage Rate	317
Mortgaged Property	145
N
Net Mortgage Rate	317
Net Operating Income	150
NFA	170
NI 33-105	25
Non-Control Note	204
Non-Controlling Holder	204
Non-Florida Mortgages	165
Nonrecoverable Advance	363
Non-Serviced A/B Whole Loan	204
Non-Serviced Certificate Administrator	204
Non-Serviced Companion Loan	204
Non-Serviced Custodian	204
Non-Serviced Directing Certificateholder	204
Non-Serviced Master Servicer	204
Non-Serviced Mortgage Loan	204
Non-Serviced Pari Passu Companion Loan	204

523

Non-Serviced Pari Passu Mortgage Loan	205
Non-Serviced Pari Passu Whole Loan	205
Non-Serviced PSA	205
Non-Serviced Special Servicer	205
Non-Serviced Trustee	205
Non-Serviced Whole Loan	205
Non-U.S. Person	506
Not-For-Profit Units	160
Notional Amount	309
NRA	150
NRSRO	335
NRSRO Certification	338
O
O(#)	151
OCC	137
Occupancy As-Of Date	150
Occupancy Rate	150
Offered Certificates	308
OID	497
OID Regulations	499
OLA	137
Operating Advisor	293
Operating Advisor Annual Report	424
Operating Advisor Consultation Event	306
Operating Advisor Consulting Fee	382
Operating Advisor Expenses	382
Operating Advisor Fee	382
Operating Advisor Fee Rate	382
Operating Advisor Standard	423
Operating Advisor Termination Event	427
Operating Advisor Upfront Fee	382
Operating Statements	155
Other Master Servicer	205
Other PSA	205
Other Special Servicer	205
P
P&I Advance	361
P&I Advance Date	361
PACE	202
Pads	156
PAR	267
Par Purchase Price	410
Pari Passu Companion Loan(s)	144
Pari Passu Mortgage Loan	205
Park Bridge Financial	293
Park Bridge Lender Services	293
Partial Defeasance Notice Date	197
Participants	344
Parties in Interest	512
partnership representative	505
Pass-Through Rate	316

Patriot Act	482
PCR	239, 258
Percentage Interest	310
Periodic Payments	311
Permitted Investments	310, 367
Permitted Special Servicer/Affiliate Fees	381
PFAS	169
PILOT	190
PIPs	179
Plans	512
PML	275
PRC	22
Pref Investment	202
Pref Investor	202
Preliminary Dispute Resolution Election Notice	450
Prepayment Assumption	500
Prepayment Interest Excess	329
Prepayment Interest Shortfall	329
Prepayment Premium	328
Prepayment Provisions	151
Prime Rate	365
Principal Balance Certificates	308
Principal Distribution Amount	320
Principal Shortfall	322
Privileged Information	426
Privileged Information Exception	427
Privileged Person	335
Professional Investors	22
Prohibited Prepayment	330
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	450
Proposed Course of Action Notice	450
Prospectus	22
PSA	308
PSA Party Repurchase Request	449
PTCE	515
Purchase Price	354
Q
Qualification Criteria	231, 261
Qualified Replacement Special Servicer	439
Qualified Substitute Mortgage Loan	355
Qualifying CRE Loan Percentage	295
R
RAC No-Response Scenario	457
Rated Final Distribution Date	329
Rating Agencies	458
Rating Agency Confirmation	458
REA	73
Realized Loss	331
REC	169

524

Received Classes	318
Record Date	310
Registration Statement	511
Regular Certificates	308
Regular Interestholder	498
Regular Interests	495
Regulation AB	460
Reimbursement Rate	365
Related Proceeds	364
Release Date	195
Release Prepayment Fee	196
Relevant Investor	23
Relevant Persons	21
Relief Act	482
Remaining Term to Maturity	151
REMIC	495
REO Account	367
REO Loan	323
REO Property	403
Repurchase Request	449
Requesting Certificateholder	451
Requesting Holders	389
Requesting Investor	347
Requesting Party	457
Required Credit Risk Retention Percentage	295
Requirements	482
Residual Certificates	308
Resolution Failure	449
Resolved	449
Restricted Group	513
Restricted Party	427
Retaining Sponsor	295
Review Materials	432
RevPAR	151
Risk Retention Affiliate	426
Risk Retention Affiliated	426
Risk Retention Requirements	120
ROD	171
ROFO	186
ROFR	186
Rooms	156
Roosevelt New Orleans and HGI & Homewood Suites Sponsor-Affiliated Entity	180
ROX II	297
Rule 17g-5	338
Rule 192	111
S
S&P	434
SCDES	172
Scheduled Certificate Interest Payments	302
Scheduled Certificate Principal Payments	298

Scheduled Principal Distribution Amount	321
SEC	218, 270
Securities Act	459
Securitization Accounts	308, 367
Securitization Regulation	120
SEL	275
Senior Certificates	308
Serviced Companion Loan	205
Serviced Mortgage Loan	205
Serviced Pari Passu Companion Loan	205
Serviced Pari Passu Companion Loan Securities	443
Serviced Pari Passu Mortgage Loan	205
Serviced Pari Passu Whole Loan	205
Serviced Whole Loan	205
Servicer Termination Event	441
Servicing Advances	362
Servicing Fee	374
Servicing Fee Rate	374
Servicing Standard	360
Servicing Transfer Event	401
SF	152
SFA	23
SFO	22
SGFC Entities	255
SGNY	255
Similar Law	512
SLPL	177
SMC	240
SMC Data Tape	241
SMC Mortgage Loans	240
SMC Review Team	241
SMMEA	516
SNDA	186
Société Générale	255
Societe Generale Financial Corporation	255
Societe Generale Financial Corporation Data Tape	260
Societe Generale Financial Corporation Deal Team	259
Societe Generale Mortgage Loans	256
Special Servicer Decision	396
Special Servicing Fee	377
Special Servicing Fee Rate	377
Specially Serviced Loans	401
Sq. Ft.	152
Square Feet	152
Standard Qualifications	2
Startup Day	496
Starwood	240
Stated Principal Balance	322
Structured Product	22
STWD	287
Subject 2022 Computershare CMBS Annual Statement of Compliance	292
Subordinate Certificates	308

525

Subordinate Companion Loan	205
Subsequent Asset Status Report	404
Sub-Servicing Agreement	360
Surrendered Classes	318
SVB	104
T
T-12	152
Target Price	300
Term to Maturity	152
Termination Purchase Amount	461
Terms and Conditions	346
Tests	433
Title V	481
Total Operating Expenses	147
TPHR	170
Transition Agreement	283
Transition Period	283
Treasury Regulations	495
Treasury-Priced Expected Price	301
Treasury-Priced Principal Balance Certificates	298
Trimont	138, 279
TRIPRA	90
Trust	278
Trust Components	318, 495
trust REMICs	53
Trust REMICs	495
TTM	152
U
U.S. Person	506
U/W DSCR	149
U/W Expenses	152
U/W NCF	152
U/W NCF Debt Yield	154
U/W NCF DSCR	149
U/W Net Cash Flow	152
U/W Net Operating Income	154
U/W NOI	154
U/W NOI Debt Yield	155
U/W NOI DSCR	155
U/W Revenues	156
UBS AG New York Branch	246
UBS AG New York Branch Data Tape	248
UBS AG New York Branch Deal Team	247
UBS AG New York Branch Mortgage Loans	247
UBS Qualification Criteria	249
UBSRES	246
UCC	468
UK	18
UK CRR	119
UK Due Diligence Requirements	119

UK Institutional Investor	119
UK PRIIPS Regulation	19
UK Retail Investor	18
UK Risk Retention Requirement	120
UK Securitization Framework	20
Underwriter Entities	110
Underwriting Agreement	508
Underwritten Debt Service Coverage Ratio	149
Underwritten Expenses	152
Underwritten NCF	152
Underwritten NCF Debt Yield	154
Underwritten Net Cash Flow	152
Underwritten Net Cash Flow Debt Service Coverage Ratio	149
Underwritten Net Operating Income	154
Underwritten Net Operating Income Debt Service Coverage Ratio	155
Underwritten NOI	154
Underwritten NOI Debt Yield	155
Underwritten Revenues	156
Units	156
Unscheduled Principal Distribution Amount	321
Unsolicited Information	433
upper-tier REMIC	52
Upper-Tier REMIC	310, 495
Upper-Tier REMIC Distribution Account	366
USTs	171
V
VCP	172
Volcker Rule	143
Voting Rights	343
W
WAC Rate	317
Weighted Average Mortgage Rate	156
weighted averages	156
Wells Fargo Bank	138, 291
Whole Loan	144
Withheld Amounts	366
Workout Fee	377
Workout Fee Rate	377
Workout-Delayed Reimbursement Amount	365
Y
Yield Maintenance Charge	328
Yield-Priced Certificates	298
Yield-Priced Expected Price	304
YM(#)	151
YM@(#)	152
YWWA	170

526

Z
ZBNA	270

ZBNA Data Tape	271
ZBNA Mortgage Loans	270, 271
ZBNA Review Team	271

527

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
			30					1	25
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	9.9%		CREFI, BANA, MSMCH, BMO, RBC, UBS AG	CREFI, UBS AG	NAP	NAP	Various	Various	Various
1.01	Property		1	996 Paragon Way	0.6%	5.6%					996 Paragon Way	Rock Hill	York
1.02	Property		1	91-399 Kauhi	0.4%	4.2%					91-399 Kauhi Street	Kapolei	Honolulu
1.03	Property		1	11224 Will Walker Road	0.3%	3.5%					11224 Will Walker Road	Vance	Tuscaloosa
1.04	Property		1	10450 Doral Boulevard	0.3%	3.4%					10450 Doral Boulevard	Doral	Miami-Dade
1.05	Property		1	1580, 1590 & 1600 Williams Road	0.3%	3.1%					1580, 1590 and 1600 Williams Road	Columbus	Franklin
1.06	Property		1	32150 Just Imagine Drive	0.3%	3.1%					32150 Just Imagine Drive	Avon	Lorain
1.07	Property		1	6850 Weber Boulevard	0.3%	2.9%					6850 Weber Boulevard	Charleston	Charleston
1.08	Property		1	1341 N. Clyde Morris Blvd.	0.3%	2.8%					1341 North Clyde Morris Boulevard	Daytona Beach	Volusia
1.09	Property		1	27200 SW 127th Avenue	0.3%	2.7%					27200 Southwest 127th Avenue	Homestead	Miami-Dade
1.10	Property		1	7410 Magi Road	0.3%	2.6%					7410 Magi Road	Hanahan	Berkeley
1.11	Property		1	2375 East Newlands Road	0.3%	2.5%					2375 East Newlands Road	Fernley	Lyon
1.12	Property		1	3800 Midlink Drive	0.2%	2.4%					3800 Midlink Drive	Kalamazoo	Kalamazoo
1.13	Property		1	13509 Waterworks Street	0.2%	2.3%					13509 Waterworks Street	Jacksonville	Duval
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	0.2%	2.3%					13400 East 39th Avenue and 3800 Wheeling Street	Denver	Denver
1.15	Property		1	91-141 Kalaeloa	0.2%	2.2%					91-141 Kalaeloa Boulevard	Kapolei	Honolulu
1.16	Property		1	9860 West Buckeye Road	0.2%	2.1%					9860 West Buckeye Road	Tolleson	Maricopa
1.17	Property		1	125 North Troy Hill Road	0.2%	2.0%					125 North Troy Hill Road	Colorado Springs	El Paso
1.18	Property		1	11900 Trolley Lane	0.2%	1.5%					11900 Trolley Lane	Beltsville	Prince George's
1.19	Property		1	11501 Wilkinson Drive	0.2%	1.5%					11501 Wilkinson Drive	El Paso	El Paso
1.20	Property		1	2300 North 33rd Avenue East	0.1%	1.5%					2300 North 33rd Avenue East	Newton	Jasper
1.21	Property		1	5001 West Delbridge Street	0.1%	1.4%					5001 West Delbridge Street	Sioux Falls	Minnehaha
1.22	Property		1	91-238 Kauhi	0.1%	1.4%					91-238 Kauhi Street	Kapolei	Honolulu
1.23	Property		1	1892 Anfield Road	0.1%	1.3%					1892 Anfield Road	North Charleston	Charleston
1.24	Property		1	9215-9347 E Pendleton Pike	0.1%	1.3%					9215-9347 East Pendleton Pike	Lawrence	Marion
1.25	Property		1	955 Aeroplaza Drive	0.1%	1.3%					955 Aeroplaza Drive	Colorado Springs	El Paso
1.26	Property		1	3155 Grissom Parkway	0.1%	1.2%					3155 Grissom Parkway	Cocoa	Brevard
1.27	Property		1	3502 Enterprise Avenue	0.1%	1.2%					3502 Enterprise Avenue	Joplin	Jasper
1.28	Property		1	3870 Ronald Reagan Boulevard	0.1%	1.1%					3870 Ronald Reagan Boulevard	Johnstown	Larimer
1.29	Property		1	700 Marine Drive	0.1%	1.1%					700 Marine Drive	Rock Hill	York
1.30	Property		1	3245 Henry Road	0.1%	1.1%					3245 Henry Road and 3185 Columbia Road	Richfield	Summit
1.31	Property		1	2701 S.W. 18th Street	0.1%	1.0%					2701 Southwest 18th Street	Oklahoma City	Oklahoma
1.32	Property		1	2482 Century Drive	0.1%	1.0%					2482 Century Drive	Goshen	Elkhart
1.33	Property		1	158 West Yard Road	0.1%	1.0%					158 West Yard Road	Feura Bush	Albany
1.34	Property		1	55 Commerce Avenue	0.1%	1.0%					55 Commerce Avenue	Albany	Albany
1.35	Property		1	1415 West Commerce Way	0.1%	1.0%					1415 West Commerce Way	Lincoln	Lancaster
1.36	Property		1	1095 South 4800 West	0.1%	1.0%					1095 South 4800 West	Salt Lake City	Salt Lake
1.37	Property		1	950 Bennett Road	0.1%	0.9%					950 Bennett Road	Orlando	Orange
1.38	Property		1	985 Kershaw Street	0.1%	0.9%					985 West Kershaw Street	Ogden	Weber
1.39	Property		1	1990 Hood Road	0.1%	0.9%					1980 Hood Road	Greer	Greenville
1.40	Property		1	17200 Manchac Park Lane	0.1%	0.9%					17200 Manchac Park Lane	Baton Rouge	East Baton Rouge
1.41	Property		1	7409 Magi Road	0.1%	0.8%					7409 Magi Road	Hanahan	Berkeley
1.42	Property		1	91-329 Kauhi	0.1%	0.8%					91-329 Kauhi Street	Kapolei	Honolulu
1.43	Property		1	1985 International Way	0.1%	0.8%					1985 International Way	Hebron	Boone
1.44	Property		1	200 Orange Point Drive	0.1%	0.8%					200 Orange Point Drive	Lewis Center	Delaware
1.45	Property		1	91-241 Kalaeloa	0.1%	0.8%					91-241 Kalaeloa Boulevard	Kapolei	Honolulu
1.46	Property		1	2311 South Park Road	0.1%	0.7%					2311 South Park Road	Louisville	Jefferson
1.47	Property		1	2820 State Highway 31	0.1%	0.7%					2820 State Highway 31	McAlester	Pittsburg
1.48	Property		1	8000 Mid America Blvd.	0.1%	0.7%					8000 Mid America Boulevard	Oklahoma City	Oklahoma
1.49	Property		1	14257 E. Easter Avenue	0.1%	0.7%					14257 East Easter Avenue	Centennial	Arapahoe
1.50	Property		1	91-080 Hanua	0.1%	0.7%					91-080 Hanua Street	Kapolei	Honolulu
1.51	Property		1	3736 Salisbury Road	0.1%	0.6%					3736 Salisbury Road	Jacksonville	Duval
1.52	Property		1	91-027 Kaomi Loop	0.1%	0.6%					91-027 Kaomi Loop	Kapolei	Honolulu
1.53	Property		1	150 Greenhorn Drive	0.1%	0.6%					150 Greenhorn Drive	Pueblo	Pueblo
1.54	Property		1	7130 Q Street	0.1%	0.6%					7130 Q Street	Omaha	Douglas
1.55	Property		1	235 Great Pond Road	0.1%	0.6%					235 Great Pond Road	Windsor	Hartford
1.56	Property		1	510 Production Avenue	0.1%	0.6%					510 Production Avenue	Madison	Madison
1.57	Property		1	91-150 Kaomi Loop	0.0%	0.5%					91-150 Kaomi Loop	Kapolei	Honolulu
1.58	Property		1	4501 Industrial Drive	0.0%	0.5%					4501 Industrial Drive	Fort Smith	Sebastian
1.59	Property		1	91-222 Olai	0.0%	0.5%					91-222 Olai Street	Kapolei	Honolulu
1.60	Property		1	2580 Technology Drive	0.0%	0.5%					2580 Technology Drive	Elgin	Kane
1.61	Property		1	301 Commerce Drive	0.0%	0.4%					301 Commerce Drive	South Point	Lawrence
1.62	Property		1	7121 South Fifth Avenue	0.0%	0.4%					7121 South 5th Avenue	Pocatello	Bannock
1.63	Property		1	590 Assembly Court	0.0%	0.4%					590 Assembly Court	Fayetteville	Cumberland
1.64	Property		1	91-250 Komohana	0.0%	0.4%					91-250 Komohana Street	Kapolei	Honolulu
1.65	Property		1	91-220 Kalaeloa	0.0%	0.4%					91-220 Kalaeloa Boulevard	Kapolei	Honolulu
1.66	Property		1	91-185 Kalaeloa	0.0%	0.4%					91-185 Kalaeloa Boulevard	Kapolei	Honolulu
1.67	Property		1	91-300 Hanua	0.0%	0.4%					91-300 Hanua Street	Kapolei	Honolulu
1.68	Property		1	5501 Providence Hill Drive	0.0%	0.4%					5501 Providence Hill Drive	Saint Joseph	Buchanan
1.69	Property		1	91-259 Olai	0.0%	0.4%					91-259 Olai Street	Kapolei	Honolulu
1.70	Property		1	2 Tower Drive	0.0%	0.3%					2 Tower Drive	Wallingford	New Haven
1.71	Property		1	91-064 Kaomi Loop	0.0%	0.3%					91-064 Kaomi Loop	Kapolei	Honolulu
1.72	Property		1	91-202 Kalaeloa	0.0%	0.3%					91-202 Kalaeloa Boulevard	Kapolei	Honolulu
1.73	Property		1	2100 NW 82nd Avenue	0.0%	0.3%					2100 Northwest 82nd Avenue	Miami	Miami-Dade

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
			30					1	25
1.74	Property		1	91-102 Kaomi Loop	0.0%	0.3%					91-102 Kaomi Loop	Kapolei	Honolulu
1.75	Property		1	1230 West 171st Street	0.0%	0.3%					1230 West 171st Street	Harvey	Cook
1.76	Property		1	91-400 Komohana	0.0%	0.3%					91-400 Komohana Street	Kapolei	Honolulu
1.77	Property		1	91-265 Hanua	0.0%	0.3%					91-265 Hanua Street	Kapolei	Honolulu
1.78	Property		1	91-255 Hanua	0.0%	0.3%					91-255 Hanua Street	Kapolei	Honolulu
1.79	Property		1	1415 Industrial Drive	0.0%	0.3%					1415 Industrial Drive	Chillicothe	Ross
1.80	Property		1	209 South Bud Street	0.0%	0.3%					209 South Bud Street	Lafayette	Lafayette
1.81	Property		1	91-110 Kaomi Loop	0.0%	0.3%					91-110 Kaomi Loop	Kapolei	Honolulu
1.82	Property		1	3900 NE 6th Street	0.0%	0.3%					3900 6th Street Northeast	Minot	Ward
1.83	Property		1	91-218 Olai	0.0%	0.3%					91-218 Olai Street	Kapolei	Honolulu
1.84	Property		1	5795 Logistics Parkway	0.0%	0.3%					5795 Logistics Parkway	Rockford	Winnebago
1.85	Property		1	91-210 Kauhi	0.0%	0.2%					91-210 Kauhi Street	Kapolei	Honolulu
1.86	Property		1	435 SE 70th Street	0.0%	0.2%					435 Southeast 70th Street	Topeka	Shawnee
1.87	Property		1	2902 Gun Club Road	0.0%	0.2%					2902 Gun Club Road	Augusta	Richmond
1.88	Property		1	91-210 Olai	0.0%	0.2%					91-210 Olai Street	Kapolei	Honolulu
1.89	Property		1	91-95 Hanua	0.0%	0.2%					91-95 Hanua Street	Kapolei	Honolulu
1.90	Property		1	2401 Cram Avenue SE	0.0%	0.2%					2401 Cram Avenue Southeast	Bemidji	Beltrami
1.91	Property		1	91-083 Hanua	0.0%	0.2%					91-083 Hanua Street	Kapolei	Honolulu
1.92	Property		1	91-119 Olai	0.0%	0.2%					91-119 Olai Street	Kapolei	Honolulu
1.93	Property		1	3425 Maple Drive	0.0%	0.2%					3425 Maple Drive	Fort Dodge	Webster
1.94	Property		1	91-174 Olai	0.0%	0.2%					91-174 Olai Street	Kapolei	Honolulu
1.95	Property		1	5156 American Road	0.0%	0.2%					5156 American Road	Rockford	Winnebago
1.96	Property		1	91-252 Kauhi	0.0%	0.2%					91-252 Kauhi Street	Kapolei	Honolulu
1.97	Property		1	91-349 Kauhi	0.0%	0.1%					91-349 Kauhi Street	Kapolei	Honolulu
1.98	Property		1	91-175 Olai	0.0%	0.1%					91-175 Olai Street	Kapolei	Honolulu
1.99	Property		1	91-171 Olai	0.0%	0.1%					91-171 Olai Street	Kapolei	Honolulu
1.100	Property		1	91-087 Hanua	0.0%	0.1%					91-087 Hanua Street	Kapolei	Honolulu
1.101	Property		1	91-410 Komohana	0.0%	0.1%					91-410 Komohana Street	Kapolei	Honolulu
1.102	Property		1	91-416 Komohana	0.0%	0.1%					91-416 Komohana Street	Kapolei	Honolulu
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	9.8%	100.0%	LMF	LMF	NAP	NAP	1835 South Sepulveda Boulevard	Los Angeles	Los Angeles
3	Loan	2, 4, 30	1	71 Spring Street	9.1%	100.0%	CREFI	CREFI	NAP	NAP	71 Spring Street	New York	New York
4	Loan	16, 29	1	Arrowhead Townhomes	7.3%	100.0%	CREFI	CREFI	NAP	NAP	330 Arrowhead Boulevard	Jonesboro	Clayton
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	6.5%	100.0%	Barclays, WFBNA	Barclays	Group A	NAP	130 Roosevelt Way	New Orleans	Orleans
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	6.2%		SMC	SMC	NAP	NAP	Various	Various	Harris
6.01	Property		1	Brookdale Village Apartments	3.8%	61.5%					6113 Gulf Freeway	Houston	Harris
6.02	Property		1	Empire Village Apartments	2.4%	38.5%					1100 Burke Road	Pasadena	Harris
7	Loan	16	1	Barry Quad	5.5%	100.0%	Barclays	Barclays	NAP	NAP	835-864 West Barry Avenue	Chicago	Cook
8	Loan	16	1	Black Lark Apartments	4.9%	100.0%	LMF	LMF	NAP	NAP	1980 North 2nd Street	Kansas City	Wyandotte
9	Loan	16, 27	1	803 South Avenue	4.6%	100.0%	LMF	LMF	NAP	NAP	803 South Avenue	Plainfield	Union
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	3.6%	100.0%	Barclays	Barclays	Group A	NAP	2015 Old Minden Road	Bossier City	Bossier
11	Loan	2, 7, 16, 19, 26	1	One Grove	3.4%	100.0%	SGFC	SGFC	NAP	NAP	215 Grove Street	Jersey City	Hudson
12	Loan	16	1	Gardens at Chamblee	3.0%	100.0%	UBS AG	UBS AG	NAP	NAP	10 Clairview Drive 4 and 1, 18, 20, 22, 23, 25, 28, 29 and 32 Pearl Lane	Chamblee	DeKalb
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	2.7%		ZBNA	ZBNA	NAP	NAP	Various	Various	Various
13.01	Property		1	My Storage Marinette	0.3%	11.8%					W2042 Wisconsin Highway 64	Marinette	Marinette
13.02	Property		1	My Storage Tallassee	0.2%	7.9%					5370 Alabama Highway 229 South	Tallassee	Elmore
13.03	Property		1	My Storage Midland	0.2%	7.1%					1279 East Saginaw Road	Midland	Midland
13.04	Property		1	My Storage Bolivar	0.2%	6.5%					1515 West Market Street	Bolivar	Hardeman
13.05	Property		1	My Storage Rock Falls	0.2%	5.8%					2501 Mcneil Road	Rock Falls	Whiteside
13.06	Property		1	My Storage Hopedale	0.2%	5.8%					6933 Prairie Road	Hopedale	Tazewell
13.07	Property		1	My Storage Roscommon	0.2%	5.7%					449 West Higgins Lake Drive	Roscommon	Roscommon
13.08	Property		1	My Storage Tuscaloosa	0.1%	5.3%					9900 Old Greensboro Road	Tuscaloosa	Tuscaloosa
13.09	Property		1	My Storage Ionia	0.1%	5.1%					2983 South State Road	Ionia	Ionia
13.10	Property		1	My Storage Kewanee Main	0.1%	4.6%					1106 North Main Street	Kewanee	Henry
13.11	Property		1	My Storage Warrior	0.1%	4.3%					39 Allinder Road	Warrior	Blount
13.12	Property		1	My Storage Kalamazoo	0.1%	4.2%					7887 Douglas Avenue	Kalamazoo	Kalamazoo
13.13	Property		1	My Storage Ragland	0.1%	4.2%					1380 Main Street	Ragland	St. Clair
13.14	Property		1	My Storage Semmes	0.1%	3.3%					4061 Illinois Street	Semmes	Mobile
13.15	Property		1	My Storage Kewanee Atkinson	0.1%	3.2%					514 North Spring Street	Atkinson	Henry
13.16	Property		1	My Storage Albia North	0.1%	3.0%					510 A Street North	Albia	Monroe
13.17	Property		1	My Storage Greensboro	0.1%	2.8%					13700 Alabama Highway 25	Greensboro	Hale
13.18	Property		1	My Storage Greenville (Indiana)	0.1%	2.1%					9480 Clark Street	Greenville	Floyd
13.19	Property		1	My Storage Kewanee 6th Street	0.1%	2.1%					1313 West 6th Street	Kewanee	Henry
13.20	Property		1	My Storage Kewanee Lake	0.0%	1.8%					817 Lake Street	Kewanee	Henry
13.21	Property		1	My Storage Albia West	0.0%	1.4%					25 10th Avenue West	Albia	Monroe
13.22	Property		1	My Storage Kewanee Tremont	0.0%	0.7%					604 North Tremont Street	Kewanee	Henry
13.23	Property		1	My Storage Kewanee 6th-Tremont	0.0%	0.7%					108 West 6th Street	Kewanee	Henry
13.24	Property		1	My Storage Annawan	0.0%	0.7%					105 West Railroad Avenue	Annawan	Henry
14	Loan	4, 26, 30	1	305-315 Linden	2.5%	100.0%	DBRI	GACC	NAP	NAP	305-315 Linden Boulevard	Brooklyn	Kings
15	Loan	30	1	Jarkesy MHC Portfolio	2.2%	100.0%	Barclays	Barclays	NAP	NAP	9522 Telephone Road, 3014 Preston Road and 3300 Spencer Highway	Pasadena and Houston	Harris
16	Loan	6, 19	3	Kenmore Apartments	2.1%		Barclays	Barclays	NAP	NAP	Various	Los Angeles	Los Angeles
16.01	Property		1	Villa Veneto	0.8%	37.4%					407 South Kenmore Avenue	Los Angeles	Los Angeles
16.02	Property		1	Casa California	0.8%	37.4%					530 South Kenmore Avenue	Los Angeles	Los Angeles

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
			30					1	25
16.03	Property		1	Kenmore Arms	0.5%	25.2%					531 South Kenmore Avenue	Los Angeles	Los Angeles
17	Loan		1	Oaks Business Center	1.9%	100.0%	LMF	LMF	NAP	NAP	2967-2977 Sidco Drive	Nashville	Davidson
18	Loan		1	Storage Sense Clements Ferry	1.8%	100.0%	Barclays	Barclays	Group B	NAP	1176 Clements Ferry Road	Charleston	Berkeley
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	1.4%		Barclays	Barclays	Group B	NAP	Various	Various	Various
19.01	Property		1	Hot Springs	0.7%	52.9%					3867 North Highway 7	Hot Springs Village	Garland
19.02	Property		1	Siloam Springs	0.7%	47.1%					155 North Lincoln Street	Siloam Springs	Benton
20	Loan	19, 20, 23	1	Jefferson Business Center	1.3%	100.0%	Barclays	Barclays	NAP	NAP	520 and 524 Elmwood Park Boulevard	Elmwood	Jefferson
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	1.3%		LMF	LMF	NAP	NAP	Various	Brooklyn	Kings
21.01	Property		1	820-822 Saint Johns Place	0.9%	67.5%					820-822 Saint Johns Place	Brooklyn	Kings
21.02	Property		1	900 Flushing Avenue	0.4%	32.5%					900 Flushing Avenue	Brooklyn	Kings
22	Loan	16	1	156-158 Martense Street	1.2%	100.0%	SMC	SMC	NAP	NAP	156-158 Martense Street	Brooklyn	Kings
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	1.2%		SGFC	SGFC	NAP	NAP	Various	Various	Various
23.01	Property		1	4219 18th Avenue	0.8%	63.9%					4219 18th Avenue	Brooklyn	Kings
23.02	Property		1	516 Central Avenue	0.4%	36.1%					516 Central Avenue	Cedarhurst	Nassau
24	Loan	6	2	Mr. Storage Portfolio	1.2%		SMC	SMC	NAP	NAP	Various	Toledo	Lucas
24.01	Property		1	Mr. Storage Reynolds Road	0.7%	63.9%					717 South Reynolds Road	Toledo	Lucas
24.02	Property		1	Mr. Storage Glendale Avenue	0.4%	36.1%					2800 Glendale Avenue	Toledo	Lucas
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	1.1%	100.0%	DBRI	GACC	NAP	NAP	200 Elm Street and 695 East Main Street	Stamford	Fairfield
26	Loan	19	1	Madison Flex Warehouses	0.9%	100.0%	Barclays	Barclays	Group B	NAP	9580-9582 Madison Boulevard	Madison	Madison
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	0.8%		LMF	LMF	NAP	NAP	Various	Brooklyn	Kings
27.01	Property		1	386 East 31st Street	0.5%	57.0%					386 East 31st Street	Brooklyn	Kings
27.02	Property		1	243 East 25th Street	0.4%	43.0%					243 East 25th Street	Brooklyn	Kings
28	Loan	2, 3, 13, 16	1	341 Central Avenue	0.7%	100.0%	LMF	LMF	NAP	NAP	341 Central Avenue	Jersey City	Hudson
29	Loan		1	Woodlayne Court	0.7%	100.0%	Barclays	Barclays	NAP	NAP	149 Wilson Street	Middletown	Dauphin
30	Loan		1	69 8th Avenue	0.6%	100.0%	LMF	LMF	NAP	NAP	69 8th Avenue	Brooklyn	Kings
31	Loan	16	1	Blue Sky Pine Bluff	0.5%	100.0%	Barclays	Barclays	Group B	NAP	2101 Ridgway Road	Pine Bluff	Jefferson

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
			30				2	2			3			6, 7	6, 7
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	Various	Various	Various	Various	Various	Various	18,271,519	SF	40.89	61,000,000	61,000,000
1.01	Property		1	996 Paragon Way	SC	29730	Industrial	Warehouse / Distribution	2014	NAP	945,023	SF		3,416,526	3,416,526
1.02	Property		1	91-399 Kauhi	HI	96707	Other	Leased Fee	NAP	NAP	2,237,547	SF		2,547,486	2,547,486
1.03	Property		1	11224 Will Walker Road	AL	35490	Industrial	Warehouse / Distribution	2021	NAP	529,568	SF		2,133,685	2,133,685
1.04	Property		1	10450 Doral Boulevard	FL	33178	Industrial	Warehouse / Distribution	1996	2001	240,283	SF		2,047,707	2,047,707
1.05	Property		1	1580, 1590 & 1600 Williams Road	OH	43207	Industrial	Warehouse / Distribution	1992	1999	759,950	SF		1,889,159	1,889,159
1.06	Property		1	32150 Just Imagine Drive	OH	44011	Industrial	Warehouse / Distribution	1995	2007	644,850	SF		1,877,328	1,877,328
1.07	Property		1	6850 Weber Boulevard	SC	29456	Industrial	Warehouse / Distribution	2018	NAP	265,318	SF		1,766,897	1,766,897
1.08	Property		1	1341 N. Clyde Morris Blvd.	FL	32117	Industrial	Warehouse / Distribution	2018	NAP	399,440	SF		1,684,336	1,684,336
1.09	Property		1	27200 SW 127th Avenue	FL	33032	Industrial	Warehouse / Distribution	2017	NAP	237,756	SF		1,635,431	1,635,431
1.10	Property		1	7410 Magi Road	SC	29410	Industrial	Warehouse / Distribution	2003	2019, 2024	302,400	SF		1,594,414	1,594,414
1.11	Property		1	2375 East Newlands Road	NV	89408	Industrial	Warehouse / Distribution	2007	NAP	337,500	SF		1,549,716	1,549,716
1.12	Property		1	3800 Midlink Drive	MI	49048	Industrial	Cold Storage	2014	NAP	158,497	SF		1,490,819	1,490,819
1.13	Property		1	13509 Waterworks Street	FL	32221	Industrial	Warehouse / Distribution	2014	NAP	304,859	SF		1,389,328	1,389,328
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	CO	80239	Industrial	Warehouse / Distribution	1974	NAP	393,971	SF		1,385,647	1,385,647
1.15	Property		1	91-141 Kalaeloa	HI	96707	Other	Leased Fee	NAP	NAP	910,491	SF		1,363,034	1,363,034
1.16	Property		1	9860 West Buckeye Road	AZ	85353	Industrial	Warehouse / Distribution	2002	NAP	288,045	SF		1,257,336	1,257,336
1.17	Property		1	125 North Troy Hill Road	CO	80916	Industrial	Warehouse / Distribution	2015	NAP	225,198	SF		1,228,414	1,228,414
1.18	Property		1	11900 Trolley Lane	MD	20705	Industrial	Warehouse / Distribution	2000	NAP	148,881	SF		944,974	944,974
1.19	Property		1	11501 Wilkinson Drive	TX	79936	Industrial	Warehouse / Distribution	2005	2013	144,199	SF		933,405	933,405
1.20	Property		1	2300 North 33rd Avenue East	IA	50208	Industrial	Manufacturing	2008	NAP	337,960	SF		905,009	905,009
1.21	Property		1	5001 West Delbridge Street	SD	57107	Industrial	Warehouse / Distribution	2016	NAP	167,171	SF		859,784	859,784
1.22	Property		1	91-238 Kauhi	HI	96707	Industrial	Warehouse / Distribution	1981	NAP	85,317	SF		857,155	857,155
1.23	Property		1	1892 Anfield Road	SC	29406	Industrial	Warehouse / Distribution	2017	NAP	121,683	SF		802,991	802,991
1.24	Property		1	9215-9347 E Pendleton Pike	IN	46236	Industrial	Warehouse / Distribution	2009	NAP	534,769	SF		795,103	795,103
1.25	Property		1	955 Aeroplaza Drive	CO	80916	Industrial	Warehouse / Distribution	2012	NAP	125,060	SF		765,655	765,655
1.26	Property		1	3155 Grissom Parkway	FL	32926	Industrial	Warehouse / Distribution	2006	2014	144,138	SF		739,362	739,362
1.27	Property		1	3502 Enterprise Avenue	MO	64801	Industrial	Warehouse / Distribution	2014	NAP	231,350	SF		735,681	735,681
1.28	Property		1	3870 Ronald Reagan Boulevard	CO	80534	Industrial	Warehouse / Distribution	2007	2014	97,187	SF		690,983	690,983
1.29	Property		1	700 Marine Drive	SC	29730	Industrial	Warehouse / Distribution	1987	2018	200,978	SF		671,000	671,000
1.30	Property		1	3245 Henry Road	OH	44286	Industrial	Warehouse / Distribution	2005	2014	131,152	SF		663,112	663,112
1.31	Property		1	2701 S.W. 18th Street	OK	73108	Industrial	Warehouse / Distribution	2011	NAP	158,340	SF		634,716	634,716
1.32	Property		1	2482 Century Drive	IN	46528	Industrial	Warehouse / Distribution	2005	2025	250,000	SF		619,203	619,203
1.33	Property		1	158 West Yard Road	NY	12067	Industrial	Warehouse / Distribution	1989	2002	354,000	SF		611,315	611,315
1.34	Property		1	55 Commerce Avenue	NY	12206	Industrial	Warehouse / Distribution	2013	NAP	125,000	SF		607,371	607,371
1.35	Property		1	1415 West Commerce Way	NE	68521	Industrial	Warehouse / Distribution	1971	1997, 1999, 2006	222,000	SF		585,284	585,284
1.36	Property		1	1095 South 4800 West	UT	84104	Industrial	Warehouse / Distribution	2012	NAP	150,300	SF		583,707	583,707
1.37	Property		1	950 Bennett Road	FL	32803	Industrial	Warehouse / Distribution	1997	NAP	110,621	SF		560,569	560,569
1.38	Property		1	985 Kershaw Street	UT	84401	Industrial	Warehouse / Distribution	2019	NAP	69,734	SF		549,000	549,000
1.39	Property		1	1990 Hood Road	SC	29650	Industrial	Warehouse / Distribution	2015	NAP	190,000	SF		522,707	522,707
1.40	Property		1	17200 Manchac Park Lane	LA	70817	Industrial	Warehouse / Distribution	2014	NAP	125,147	SF		522,181	522,181
1.41	Property		1	7409 Magi Road	SC	29410	Industrial	Warehouse / Distribution	2004	2024	91,776	SF		515,345	515,345
1.42	Property		1	91-329 Kauhi	HI	96707	Industrial	Warehouse / Distribution	1980	NAP	47,769	SF		496,940	496,940
1.43	Property		1	1985 International Way	KY	41048	Industrial	Warehouse / Distribution	1999	NAP	189,400	SF		493,259	493,259
1.44	Property		1	200 Orange Point Drive	OH	43035	Industrial	Warehouse / Distribution	2013	NAP	125,060	SF		483,793	483,793
1.45	Property		1	91-241 Kalaeloa	HI	96707	Industrial	Warehouse / Distribution	1981	NAP	45,000	SF		463,284	463,284
1.46	Property		1	2311 South Park Road	KY	40219	Industrial	Warehouse / Distribution	2016	2023	137,500	SF		444,353	444,353
1.47	Property		1	2820 State Highway 31	OK	74501	Industrial	Warehouse / Distribution	2013	2017	59,281	SF		436,991	436,991
1.48	Property		1	8000 Mid America Blvd.	OK	73135	Industrial	Warehouse / Distribution	2017	NAP	110,361	SF		434,941	434,941
1.49	Property		1	14257 E. Easter Avenue	CO	80112	Industrial	Warehouse / Distribution	2004	NAP	69,865	SF		407,017	407,017
1.50	Property		1	91-080 Hanua	HI	96707	Other	Leased Fee	NAP	NAP	216,537	SF		400,707	400,707
1.51	Property		1	3736 Salisbury Road	FL	32216	Industrial	Warehouse / Distribution	1998	2023, 2024	95,883	SF		392,293	392,293
1.52	Property		1	91-027 Kaomi Loop	HI	96707	Other	Leased Fee	NAP	NAP	213,575	SF		377,043	377,043
1.53	Property		1	150 Greenhorn Drive	CO	81004	Industrial	Warehouse / Distribution	2013	NAP	54,199	SF		358,638	358,638
1.54	Property		1	7130 Q Street	NE	68117	Industrial	Warehouse / Distribution	1998	NAP	89,115	SF		353,379	353,379
1.55	Property		1	235 Great Pond Road	CT	06095	Industrial	Warehouse / Distribution	2004	NAP	113,753	SF		348,647	348,647
1.56	Property		1	510 Production Avenue	AL	35758	Industrial	Warehouse / Distribution	2004	NAP	88,890	SF		347,595	347,595
1.57	Property		1	91-150 Kaomi Loop	HI	96707	Other	Leased Fee	NAP	NAP	249,773	SF		296,586	296,586
1.58	Property		1	4501 Industrial Drive	AR	72916	Industrial	Warehouse / Distribution	2013	NAP	64,211	SF		287,647	287,647
1.59	Property		1	91-222 Olai	HI	96707	Other	Leased Fee	NAP	NAP	158,036	SF		286,595	286,595
1.60	Property		1	2580 Technology Drive	IL	60124	Industrial	Warehouse / Distribution	2002	2020	89,123	SF		283,966	283,966
1.61	Property		1	301 Commerce Drive	OH	45680	Industrial	Warehouse / Distribution	2013	NAP	75,262	SF		257,672	257,672
1.62	Property		1	7121 South Fifth Avenue	ID	83204	Industrial	Warehouse / Distribution	2005	2012	33,394	SF		253,991	253,991
1.63	Property		1	590 Assembly Court	NC	28306	Industrial	Warehouse / Distribution	1996	NAP	148,000	SF		253,991	253,991
1.64	Property		1	91-250 Komohana	HI	96707	Other	Leased Fee	NAP	NAP	107,288	SF		240,319	240,319
1.65	Property		1	91-220 Kalaeloa	HI	96707	Industrial	Warehouse / Distribution	1991	NAP	23,040	SF		237,164	237,164
1.66	Property		1	91-185 Kalaeloa	HI	96707	Other	Leased Fee	NAP	NAP	121,750	SF		234,009	234,009
1.67	Property		1	91-300 Hanua	HI	96707	Industrial	Warehouse / Distribution	1994	NAP	28,320	SF		232,431	232,431
1.68	Property		1	5501 Providence Hill Drive	MO	64507	Industrial	Warehouse / Distribution	2014	NAP	66,692	SF		231,905	231,905
1.69	Property		1	91-259 Olai	HI	96707	Other	Leased Fee	NAP	NAP	130,679	SF		228,750	228,750
1.70	Property		1	2 Tower Drive	CT	06492	Industrial	Warehouse / Distribution	1978	2005	62,390	SF		212,448	212,448
1.71	Property		1	91-064 Kaomi Loop	HI	96707	Other	Leased Fee	NAP	NAP	98,707	SF		199,828	199,828
1.72	Property		1	91-202 Kalaeloa	HI	96707	Industrial	Storage Yard	1964	NAP	83,908	SF		196,147	196,147
1.73	Property		1	2100 NW 82nd Avenue	FL	33122	Industrial	Warehouse / Distribution	1987	NAP	37,002	SF		194,043	194,043

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
			30				2	2			3			6, 7	6, 7
1.74	Property		1	91-102 Kaomi Loop	HI	96707	Other	Leased Fee	NAP	NAP	98,707	SF		193,517	193,517
1.75	Property		1	1230 West 171st Street	IL	60426	Industrial	Warehouse / Distribution	2004	NAP	40,410	SF		193,254	193,254
1.76	Property		1	91-400 Komohana	HI	96707	Other	Leased Fee	NAP	NAP	95,745	SF		191,940	191,940
1.77	Property		1	91-265 Hanua	HI	96707	Other	Leased Fee	NAP	NAP	95,095	SF		188,784	188,784
1.78	Property		1	91-255 Hanua	HI	96707	Other	Leased Fee	NAP	NAP	95,095	SF		186,681	186,681
1.79	Property		1	1415 Industrial Drive	OH	45601	Industrial	Warehouse / Distribution	2006	2012	43,824	SF		185,366	185,366
1.80	Property		1	209 South Bud Street	LA	70583	Industrial	Warehouse / Distribution	2010	2014	70,293	SF		179,056	179,056
1.81	Property		1	91-110 Kaomi Loop	HI	96707	Other	Leased Fee	NAP	NAP	98,707	SF		176,690	176,690
1.82	Property		1	3900 NE 6th Street	ND	58703	Industrial	Warehouse / Distribution	2013	NAP	24,310	SF		169,591	169,591
1.83	Property		1	91-218 Olai	HI	96707	Other	Leased Fee	NAP	NAP	106,504	SF		162,491	162,491
1.84	Property		1	5795 Logistics Parkway	IL	61109	Industrial	Warehouse / Distribution	1998	NAP	38,833	SF		153,815	153,815
1.85	Property		1	91-210 Kauhi	HI	96707	Industrial	Warehouse / Distribution	1993	NAP	16,610	SF		134,621	134,621
1.86	Property		1	435 SE 70th Street	KS	66619	Industrial	Warehouse / Distribution	2006	NAP	40,000	SF		133,043	133,043
1.87	Property		1	2902 Gun Club Road	GA	30907	Industrial	Warehouse / Distribution	2004	NAP	59,358	SF		129,362	129,362
1.88	Property		1	91-210 Olai	HI	96707	Other	Leased Fee	NAP	NAP	54,362	SF		124,103	124,103
1.89	Property		1	91-95 Hanua	HI	96707	Other	Leased Fee	NAP	NAP	40,902	SF		117,267	117,267
1.90	Property		1	2401 Cram Avenue SE	MN	56601	Industrial	Warehouse / Distribution	2013	NAP	21,662	SF		116,216	116,216
1.91	Property		1	91-083 Hanua	HI	96707	Other	Leased Fee	NAP	NAP	47,350	SF		116,216	116,216
1.92	Property		1	91-119 Olai	HI	96707	Other	Leased Fee	NAP	NAP	97,923	SF		115,690	115,690
1.93	Property		1	3425 Maple Drive	IA	50501	Industrial	Warehouse / Distribution	2014	NAP	25,398	SF		109,905	109,905
1.94	Property		1	91-174 Olai	HI	96707	Other	Leased Fee	NAP	NAP	58,109	SF		100,966	100,966
1.95	Property		1	5156 American Road	IL	61109	Industrial	Warehouse / Distribution	1996	NAP	38,360	SF		97,284	97,284
1.96	Property		1	91-252 Kauhi	HI	96707	Other	Leased Fee	NAP	NAP	43,473	SF		92,552	92,552
1.97	Property		1	91-349 Kauhi	HI	96707	Other	Leased Fee	NAP	NAP	47,872	SF		86,767	86,767
1.98	Property		1	91-175 Olai	HI	96707	Other	Leased Fee	NAP	NAP	47,916	SF		82,034	82,034
1.99	Property		1	91-171 Olai	HI	96707	Other	Leased Fee	NAP	NAP	23,914	SF		44,698	44,698
1.100	Property		1	91-087 Hanua	HI	96707	Other	Leased Fee	NAP	NAP	22,041	SF		44,698	44,698
1.101	Property		1	91-410 Komohana	HI	96707	Other	Leased Fee	NAP	NAP	20,778	SF		38,914	38,914
1.102	Property		1	91-416 Komohana	HI	96707	Other	Leased Fee	NAP	NAP	26,746	SF		35,233	35,233
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	CA	90025	Retail	Single Tenant	1987	2023	108,550	SF	611.70	60,000,000	60,000,000
3	Loan	2, 4, 30	1	71 Spring Street	NY	10012	Mixed Use	Office / Retail	1912	2024	75,820	SF	738.59	56,000,000	56,000,000
4	Loan	16, 29	1	Arrowhead Townhomes	GA	30236	Multifamily	Garden	1970	2022-2023	400	Units	112,500.00	45,000,000	45,000,000
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	LA	70112	Hospitality	Full Service	1893	2019	504	Rooms	257,936.51	40,000,000	40,000,000
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	TX	Various	Multifamily	Garden	Various	NAP	576	Units	65,972.22	38,000,000	38,000,000
6.01	Property		1	Brookdale Village Apartments	TX	77023	Multifamily	Garden	1970	NAP	336	Units		23,369,338	23,369,338
6.02	Property		1	Empire Village Apartments	TX	77506	Multifamily	Garden	1976	NAP	240	Units		14,630,662	14,630,662
7	Loan	16	1	Barry Quad	IL	60657	Multifamily	Garden	1923	2023	115	Units	294,347.83	33,850,000	33,850,000
8	Loan	16	1	Black Lark Apartments	KS	66101	Multifamily	Garden	1962	2024	265	Units	113,884.41	30,250,000	30,179,369
9	Loan	16, 27	1	803 South Avenue	NJ	07062	Multifamily	Mid Rise	2023	NAP	104	Units	270,548.08	28,137,000	28,137,000
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	LA	71111	Hospitality	Select Service / Extended Stay	2012	2024	291	Rooms	75,601.37	22,000,000	22,000,000
11	Loan	2, 7, 16, 19, 26	1	One Grove	NJ	07302	Multifamily	High Rise	2024	NAP	193	Units	419,689.12	21,000,000	21,000,000
12	Loan	16	1	Gardens at Chamblee	GA	30341	Multifamily	Garden	1958	2022-2025	104	Units	175,480.77	18,250,000	18,250,000
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	Various	Various	Self Storage	Self Storage	Various	Various	315,533	SF	51.98	16,400,000	16,400,000
13.01	Property		1	My Storage Marinette	WI	54143	Self Storage	Self Storage	2023	NAP	30,075	SF		1,932,979	1,932,979
13.02	Property		1	My Storage Tallassee	AL	36078	Self Storage	Self Storage	1988, 1992, 1995, 2021	NAP	14,400	SF		1,288,653	1,288,653
13.03	Property		1	My Storage Midland	MI	48642	Self Storage	Self Storage	1955	1985	24,880	SF		1,159,787	1,159,787
13.04	Property		1	My Storage Bolivar	TN	38008	Self Storage	Self Storage	1967	1997	14,787	SF		1,061,243	1,061,243
13.05	Property		1	My Storage Rock Falls	IL	61071	Self Storage	Self Storage	1987	NAP	28,384	SF		947,539	947,539
13.06	Property		1	My Storage Hopedale	IL	61747	Self Storage	Self Storage	2010	NAP	24,520	SF		947,539	947,539
13.07	Property		1	My Storage Roscommon	MI	48653	Self Storage	Self Storage	1955, 1994, 2022	2022	21,700	SF		932,378	932,378
13.08	Property		1	My Storage Tuscaloosa	AL	35405	Self Storage	Self Storage	2015, 2018	NAP	13,260	SF		871,736	871,736
13.09	Property		1	My Storage Ionia	MI	48846	Self Storage	Self Storage	2021	NAP	15,990	SF		841,414	841,414
13.10	Property		1	My Storage Kewanee Main	IL	61443	Self Storage	Self Storage	1993, 2010, 2019	NAP	13,500	SF		758,030	758,030
13.11	Property		1	My Storage Warrior	AL	35180	Self Storage	Self Storage	2006	NAP	10,950	SF		701,179	701,179
13.12	Property		1	My Storage Kalamazoo	MI	49009	Self Storage	Self Storage	2014	NAP	10,100	SF		689,808	689,808
13.13	Property		1	My Storage Ragland	AL	35131	Self Storage	Self Storage	2011, 2013, 2016, 2023	NAP	13,500	SF		682,228	682,228
13.14	Property		1	My Storage Semmes	AL	36575	Self Storage	Self Storage	1994	NAP	9,500	SF		538,202	538,202
13.15	Property		1	My Storage Kewanee Atkinson	IL	61235	Self Storage	Self Storage	2010	NAP	12,800	SF		530,622	530,622
13.16	Property		1	My Storage Albia North	IA	52531	Self Storage	Self Storage	2018	NAP	12,925	SF		492,720	492,720
13.17	Property		1	My Storage Greensboro	AL	36744	Self Storage	Self Storage	2002	NAP	7,250	SF		462,399	462,399
13.18	Property		1	My Storage Greenville (Indiana)	IN	47124	Self Storage	Self Storage	2008	2010	7,440	SF		348,694	348,694
13.19	Property		1	My Storage Kewanee 6th Street	IL	61443	Self Storage	Self Storage	2002	NAP	6,860	SF		341,114	341,114
13.20	Property		1	My Storage Kewanee Lake	IL	61443	Self Storage	Self Storage	2005	NAP	6,752	SF		303,212	303,212
13.21	Property		1	My Storage Albia West	IA	52531	Self Storage	Self Storage	2010	NAP	6,000	SF		227,409	227,409
13.22	Property		1	My Storage Kewanee Tremont	IL	61443	Self Storage	Self Storage	1982, 1987	NAP	3,560	SF		113,705	113,705
13.23	Property		1	My Storage Kewanee 6th-Tremont	IL	61443	Self Storage	Self Storage	2002	NAP	2,400	SF		113,705	113,705
13.24	Property		1	My Storage Annawan	IL	61234	Self Storage	Self Storage	2023	NAP	4,000	SF		113,705	113,705
14	Loan	4, 26, 30	1	305-315 Linden	NY	11226	Multifamily	Mid Rise	1929	NAP	167	Units	92,814.37	15,500,000	15,500,000
15	Loan	30	1	Jarkesy MHC Portfolio	TX	77075, 77503, 77504	Manufactured Housing	Manufactured Housing	1960-1970	NAP	258	Pads	52,713.18	13,600,000	13,600,000
16	Loan	6, 19	3	Kenmore Apartments	CA	90020	Multifamily	Various	Various	NAP	107	Units	121,495.33	13,000,000	13,000,000
16.01	Property		1	Villa Veneto	CA	90020	Multifamily	Mid Rise	1927	NAP	40	Units		4,859,813	4,859,813
16.02	Property		1	Casa California	CA	90020	Multifamily	Mid Rise	1927	NAP	40	Units		4,859,813	4,859,813

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
			30				2	2			3			6, 7	6, 7
16.03	Property		1	Kenmore Arms	CA	90020	Multifamily	Low Rise	1926	NAP	27	Units		3,280,374	3,280,374
17	Loan		1	Oaks Business Center	TN	37204	Office	Suburban	1960	2020	61,717	SF	186.77	11,550,000	11,527,180
18	Loan		1	Storage Sense Clements Ferry	SC	29492	Self Storage	Self Storage	2017	NAP	76,850	SF	147.04	11,300,000	11,300,000
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	AR	Various	Self Storage	Self Storage	Various	Various	174,270	SF	49.64	8,650,000	8,650,000
19.01	Property		1	Hot Springs	AR	71909	Self Storage	Self Storage	2006	NAP	58,695	SF		4,575,000	4,575,000
19.02	Property		1	Siloam Springs	AR	72761	Self Storage	Self Storage	2005	2020	115,575	SF		4,075,000	4,075,000
20	Loan	19, 20, 23	1	Jefferson Business Center	LA	70123	Industrial	Flex / R&D	1986	NAP	103,558	SF	78.22	8,100,000	8,100,000
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	NY	Various	Multifamily	Various	Various	Various	22	Units	356,818.18	7,850,000	7,850,000
21.01	Property		1	820-822 Saint Johns Place	NY	11216	Multifamily	Mid Rise	1910	2014	16	Units		5,300,000	5,300,000
21.02	Property		1	900 Flushing Avenue	NY	11206	Multifamily	Low Rise	1931	2016	6	Units		2,550,000	2,550,000
22	Loan	16	1	156-158 Martense Street	NY	11226	Multifamily	Mid Rise	1915	2024	18	Units	422,222.22	7,600,000	7,600,000
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	NY	Various	Various	Various	Various	NAP	47,871	SF	151.97	7,275,000	7,275,000
23.01	Property		1	4219 18th Avenue	NY	11230	Multifamily	Mid Rise	1930	NAP	36	Units		4,650,000	4,650,000
23.02	Property		1	516 Central Avenue	NY	11516	Mixed Use	Office / Retail	1972	NAP	12,221	SF		2,625,000	2,625,000
24	Loan	6	2	Mr. Storage Portfolio	OH	Various	Self Storage	Self Storage	Various	Various	111,190	SF	63.85	7,100,000	7,100,000
24.01	Property		1	Mr. Storage Reynolds Road	OH	43615	Self Storage	Self Storage	2004	2021	63,825	SF		4,535,942	4,535,942
24.02	Property		1	Mr. Storage Glendale Avenue	OH	43614	Self Storage	Self Storage	1949	NAP	47,365	SF		2,564,058	2,564,058
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	CT	06901	Office	Suburban	1984	2023	558,040	SF	206.08	6,500,000	6,500,000
26	Loan	19	1	Madison Flex Warehouses	AL	35758	Industrial	Flex	1987	1989	73,685	SF	73.96	5,450,000	5,450,000
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	NY	11226	Multifamily	Low Rise	Various	2025	18	Units	277,777.78	5,000,000	5,000,000
27.01	Property		1	386 East 31st Street	NY	11226	Multifamily	Low Rise	1920	2025	10	Units		2,850,000	2,850,000
27.02	Property		1	243 East 25th Street	NY	11226	Multifamily	Low Rise	1910	2025	8	Units		2,150,000	2,150,000
28	Loan	2, 3, 13, 16	1	341 Central Avenue	NJ	07307	Mixed Use	Multifamily / Retail	1880	2024	12	Units	341,666.67	4,100,000	4,100,000
29	Loan		1	Woodlayne Court	PA	17057	Multifamily	Mid Rise	1904	1993	44	Units	92,045.45	4,050,000	4,050,000
30	Loan		1	69 8th Avenue	NY	11217	Multifamily	Mid Rise	1896	2015	5	Units	760,000.00	3,800,000	3,800,000
31	Loan	16	1	Blue Sky Pine Bluff	AR	71603	Self Storage	Self Storage	2006	NAP	46,225	SF	70.31	3,250,000	3,250,000

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
			30		6, 7		8		9	9	9	9
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	61,000,000	5.37574485896279%	0.02003%	5.35571485896279%	NAP	277,062.41	NAP	3,324,748.92
1.01	Property		1	996 Paragon Way	3,416,526
1.02	Property		1	91-399 Kauhi	2,547,486
1.03	Property		1	11224 Will Walker Road	2,133,685
1.04	Property		1	10450 Doral Boulevard	2,047,707
1.05	Property		1	1580, 1590 & 1600 Williams Road	1,889,159
1.06	Property		1	32150 Just Imagine Drive	1,877,328
1.07	Property		1	6850 Weber Boulevard	1,766,897
1.08	Property		1	1341 N. Clyde Morris Blvd.	1,684,336
1.09	Property		1	27200 SW 127th Avenue	1,635,431
1.10	Property		1	7410 Magi Road	1,594,414
1.11	Property		1	2375 East Newlands Road	1,549,716
1.12	Property		1	3800 Midlink Drive	1,490,819
1.13	Property		1	13509 Waterworks Street	1,389,328
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	1,385,647
1.15	Property		1	91-141 Kalaeloa	1,363,034
1.16	Property		1	9860 West Buckeye Road	1,257,336
1.17	Property		1	125 North Troy Hill Road	1,228,414
1.18	Property		1	11900 Trolley Lane	944,974
1.19	Property		1	11501 Wilkinson Drive	933,405
1.20	Property		1	2300 North 33rd Avenue East	905,009
1.21	Property		1	5001 West Delbridge Street	859,784
1.22	Property		1	91-238 Kauhi	857,155
1.23	Property		1	1892 Anfield Road	802,991
1.24	Property		1	9215-9347 E Pendleton Pike	795,103
1.25	Property		1	955 Aeroplaza Drive	765,655
1.26	Property		1	3155 Grissom Parkway	739,362
1.27	Property		1	3502 Enterprise Avenue	735,681
1.28	Property		1	3870 Ronald Reagan Boulevard	690,983
1.29	Property		1	700 Marine Drive	671,000
1.30	Property		1	3245 Henry Road	663,112
1.31	Property		1	2701 S.W. 18th Street	634,716
1.32	Property		1	2482 Century Drive	619,203
1.33	Property		1	158 West Yard Road	611,315
1.34	Property		1	55 Commerce Avenue	607,371
1.35	Property		1	1415 West Commerce Way	585,284
1.36	Property		1	1095 South 4800 West	583,707
1.37	Property		1	950 Bennett Road	560,569
1.38	Property		1	985 Kershaw Street	549,000
1.39	Property		1	1990 Hood Road	522,707
1.40	Property		1	17200 Manchac Park Lane	522,181
1.41	Property		1	7409 Magi Road	515,345
1.42	Property		1	91-329 Kauhi	496,940
1.43	Property		1	1985 International Way	493,259
1.44	Property		1	200 Orange Point Drive	483,793
1.45	Property		1	91-241 Kalaeloa	463,284
1.46	Property		1	2311 South Park Road	444,353
1.47	Property		1	2820 State Highway 31	436,991
1.48	Property		1	8000 Mid America Blvd.	434,941
1.49	Property		1	14257 E. Easter Avenue	407,017
1.50	Property		1	91-080 Hanua	400,707
1.51	Property		1	3736 Salisbury Road	392,293
1.52	Property		1	91-027 Kaomi Loop	377,043
1.53	Property		1	150 Greenhorn Drive	358,638
1.54	Property		1	7130 Q Street	353,379
1.55	Property		1	235 Great Pond Road	348,647
1.56	Property		1	510 Production Avenue	347,595
1.57	Property		1	91-150 Kaomi Loop	296,586
1.58	Property		1	4501 Industrial Drive	287,647
1.59	Property		1	91-222 Olai	286,595
1.60	Property		1	2580 Technology Drive	283,966
1.61	Property		1	301 Commerce Drive	257,672
1.62	Property		1	7121 South Fifth Avenue	253,991
1.63	Property		1	590 Assembly Court	253,991
1.64	Property		1	91-250 Komohana	240,319
1.65	Property		1	91-220 Kalaeloa	237,164
1.66	Property		1	91-185 Kalaeloa	234,009
1.67	Property		1	91-300 Hanua	232,431
1.68	Property		1	5501 Providence Hill Drive	231,905
1.69	Property		1	91-259 Olai	228,750
1.70	Property		1	2 Tower Drive	212,448
1.71	Property		1	91-064 Kaomi Loop	199,828
1.72	Property		1	91-202 Kalaeloa	196,147
1.73	Property		1	2100 NW 82nd Avenue	194,043

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
			30		6, 7		8		9	9	9	9
1.74	Property		1	91-102 Kaomi Loop	193,517
1.75	Property		1	1230 West 171st Street	193,254
1.76	Property		1	91-400 Komohana	191,940
1.77	Property		1	91-265 Hanua	188,784
1.78	Property		1	91-255 Hanua	186,681
1.79	Property		1	1415 Industrial Drive	185,366
1.80	Property		1	209 South Bud Street	179,056
1.81	Property		1	91-110 Kaomi Loop	176,690
1.82	Property		1	3900 NE 6th Street	169,591
1.83	Property		1	91-218 Olai	162,491
1.84	Property		1	5795 Logistics Parkway	153,815
1.85	Property		1	91-210 Kauhi	134,621
1.86	Property		1	435 SE 70th Street	133,043
1.87	Property		1	2902 Gun Club Road	129,362
1.88	Property		1	91-210 Olai	124,103
1.89	Property		1	91-95 Hanua	117,267
1.90	Property		1	2401 Cram Avenue SE	116,216
1.91	Property		1	91-083 Hanua	116,216
1.92	Property		1	91-119 Olai	115,690
1.93	Property		1	3425 Maple Drive	109,905
1.94	Property		1	91-174 Olai	100,966
1.95	Property		1	5156 American Road	97,284
1.96	Property		1	91-252 Kauhi	92,552
1.97	Property		1	91-349 Kauhi	86,767
1.98	Property		1	91-175 Olai	82,034
1.99	Property		1	91-171 Olai	44,698
1.100	Property		1	91-087 Hanua	44,698
1.101	Property		1	91-410 Komohana	38,914
1.102	Property		1	91-416 Komohana	35,233
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	60,000,000	6.71700%	0.02103%	6.69597%	NAP	340,514.58	NAP	4,086,174.96
3	Loan	2, 4, 30	1	71 Spring Street	56,000,000	6.78000%	0.02103%	6.75897%	NAP	320,794.44	NAP	3,849,533.28
4	Loan	16, 29	1	Arrowhead Townhomes	45,000,000	6.54000%	0.02103%	6.51897%	NAP	248,656.25	NAP	2,983,875.00
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	40,000,000	6.87000%	0.02103%	6.84897%	NAP	232,180.56	NAP	2,786,166.72
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	38,000,000	7.00000%	0.02103%	6.97897%	NAP	224,745.37	NAP	2,696,944.44
6.01	Property		1	Brookdale Village Apartments	23,369,338
6.02	Property		1	Empire Village Apartments	14,630,662
7	Loan	16	1	Barry Quad	33,850,000	6.89500%	0.02103%	6.87397%	NAP	197,197.80	NAP	2,366,373.60
8	Loan	16	1	Black Lark Apartments	28,500,016	6.55000%	0.02103%	6.52897%	192,196.36	NAP	2,306,356.32	NAP
9	Loan	16, 27	1	803 South Avenue	28,137,000	6.72700%	0.02103%	6.70597%	NAP	159,922.05	NAP	1,919,064.60
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	22,000,000	6.22000%	0.02103%	6.19897%	NAP	115,617.13	NAP	1,387,405.56
11	Loan	2, 7, 16, 19, 26	1	One Grove	21,000,000	5.99000%	0.02103%	5.96897%	NAP	106,280.90	NAP	1,275,370.80
12	Loan	16	1	Gardens at Chamblee	18,250,000	6.56600%	0.02103%	6.54497%	NAP	101,244.83	NAP	1,214,937.96
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	16,400,000	6.80000%	0.02103%	6.77897%	NAP	94,224.07	NAP	1,130,688.84
13.01	Property		1	My Storage Marinette	1,932,979
13.02	Property		1	My Storage Tallassee	1,288,653
13.03	Property		1	My Storage Midland	1,159,787
13.04	Property		1	My Storage Bolivar	1,061,243
13.05	Property		1	My Storage Rock Falls	947,539
13.06	Property		1	My Storage Hopedale	947,539
13.07	Property		1	My Storage Roscommon	932,378
13.08	Property		1	My Storage Tuscaloosa	871,736
13.09	Property		1	My Storage Ionia	841,414
13.10	Property		1	My Storage Kewanee Main	758,030
13.11	Property		1	My Storage Warrior	701,179
13.12	Property		1	My Storage Kalamazoo	689,808
13.13	Property		1	My Storage Ragland	682,228
13.14	Property		1	My Storage Semmes	538,202
13.15	Property		1	My Storage Kewanee Atkinson	530,622
13.16	Property		1	My Storage Albia North	492,720
13.17	Property		1	My Storage Greensboro	462,399
13.18	Property		1	My Storage Greenville (Indiana)	348,694
13.19	Property		1	My Storage Kewanee 6th Street	341,114
13.20	Property		1	My Storage Kewanee Lake	303,212
13.21	Property		1	My Storage Albia West	227,409
13.22	Property		1	My Storage Kewanee Tremont	113,705
13.23	Property		1	My Storage Kewanee 6th-Tremont	113,705
13.24	Property		1	My Storage Annawan	113,705
14	Loan	4, 26, 30	1	305-315 Linden	15,500,000	5.93100%	0.02103%	5.90997%	NAP	77,672.76	NAP	932,073.12
15	Loan	30	1	Jarkesy MHC Portfolio	13,600,000	6.90000%	0.02103%	6.87897%	NAP	79,286.11	NAP	951,433.32
16	Loan	6, 19	3	Kenmore Apartments	13,000,000	6.45000%	0.07103%	6.37897%	NAP	70,845.49	NAP	850,145.88
16.01	Property		1	Villa Veneto	4,859,813
16.02	Property		1	Casa California	4,859,813

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
			30		6, 7		8		9	9	9	9
16.03	Property		1	Kenmore Arms	3,280,374
17	Loan		1	Oaks Business Center	10,966,473	7.20000%	0.02103%	7.17897%	78,400.04	NAP	940,800.48	NAP
18	Loan		1	Storage Sense Clements Ferry	11,300,000	6.22000%	0.02103%	6.19897%	NAP	59,385.16	NAP	712,621.92
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	8,650,000	6.61500%	0.02103%	6.59397%	NAP	48,345.39	NAP	580,144.68
19.01	Property		1	Hot Springs	4,575,000
19.02	Property		1	Siloam Springs	4,075,000
20	Loan	19, 20, 23	1	Jefferson Business Center	8,100,000	6.47000%	0.02103%	6.44897%	NAP	44,279.06	NAP	531,348.72
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	7,850,000	6.67000%	0.02103%	6.64897%	NAP	44,238.93	NAP	530,867.16
21.01	Property		1	820-822 Saint Johns Place	5,300,000
21.02	Property		1	900 Flushing Avenue	2,550,000
22	Loan	16	1	156-158 Martense Street	7,600,000	6.49000%	0.02103%	6.46897%	NAP	41,674.21	NAP	500,090.56
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	7,275,000	6.65900%	0.02103%	6.63797%	NAP	40,930.88	NAP	491,170.56
23.01	Property		1	4219 18th Avenue	4,650,000
23.02	Property		1	516 Central Avenue	2,625,000
24	Loan	6	2	Mr. Storage Portfolio	7,100,000	7.47000%	0.06978%	7.40022%	NAP	44,811.35	NAP	537,736.25
24.01	Property		1	Mr. Storage Reynolds Road	4,535,942
24.02	Property		1	Mr. Storage Glendale Avenue	2,564,058
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	6,500,000	7.37900%	0.02103%	7.35797%	NAP	40,524.72	NAP	486,296.64
26	Loan	19	1	Madison Flex Warehouses	5,450,000	6.25000%	0.02103%	6.22897%	NAP	28,779.66	NAP	345,355.92
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	5,000,000	6.96500%	0.02103%	6.94397%	NAP	29,423.90	NAP	353,086.80
27.01	Property		1	386 East 31st Street	2,850,000
27.02	Property		1	243 East 25th Street	2,150,000
28	Loan	2, 3, 13, 16	1	341 Central Avenue	4,100,000	7.16000%	0.02103%	7.13897%	NAP	24,803.10	NAP	297,637.20
29	Loan		1	Woodlayne Court	4,050,000	6.35000%	0.02103%	6.32897%	NAP	21,728.91	NAP	260,746.92
30	Loan		1	69 8th Avenue	3,800,000	6.63000%	0.02103%	6.60897%	NAP	21,286.60	NAP	255,439.20
31	Loan	16	1	Blue Sky Pine Bluff	3,250,000	5.44500%	0.02103%	5.42397%	NAP	14,951.69	NAP	179,420.28

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date
			30			11
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0	6/26/2025	1	9
1.01	Property		1	996 Paragon Way
1.02	Property		1	91-399 Kauhi
1.03	Property		1	11224 Will Walker Road
1.04	Property		1	10450 Doral Boulevard
1.05	Property		1	1580, 1590 & 1600 Williams Road
1.06	Property		1	32150 Just Imagine Drive
1.07	Property		1	6850 Weber Boulevard
1.08	Property		1	1341 N. Clyde Morris Blvd.
1.09	Property		1	27200 SW 127th Avenue
1.10	Property		1	7410 Magi Road
1.11	Property		1	2375 East Newlands Road
1.12	Property		1	3800 Midlink Drive
1.13	Property		1	13509 Waterworks Street
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
1.15	Property		1	91-141 Kalaeloa
1.16	Property		1	9860 West Buckeye Road
1.17	Property		1	125 North Troy Hill Road
1.18	Property		1	11900 Trolley Lane
1.19	Property		1	11501 Wilkinson Drive
1.20	Property		1	2300 North 33rd Avenue East
1.21	Property		1	5001 West Delbridge Street
1.22	Property		1	91-238 Kauhi
1.23	Property		1	1892 Anfield Road
1.24	Property		1	9215-9347 E Pendleton Pike
1.25	Property		1	955 Aeroplaza Drive
1.26	Property		1	3155 Grissom Parkway
1.27	Property		1	3502 Enterprise Avenue
1.28	Property		1	3870 Ronald Reagan Boulevard
1.29	Property		1	700 Marine Drive
1.30	Property		1	3245 Henry Road
1.31	Property		1	2701 S.W. 18th Street
1.32	Property		1	2482 Century Drive
1.33	Property		1	158 West Yard Road
1.34	Property		1	55 Commerce Avenue
1.35	Property		1	1415 West Commerce Way
1.36	Property		1	1095 South 4800 West
1.37	Property		1	950 Bennett Road
1.38	Property		1	985 Kershaw Street
1.39	Property		1	1990 Hood Road
1.40	Property		1	17200 Manchac Park Lane
1.41	Property		1	7409 Magi Road
1.42	Property		1	91-329 Kauhi
1.43	Property		1	1985 International Way
1.44	Property		1	200 Orange Point Drive
1.45	Property		1	91-241 Kalaeloa
1.46	Property		1	2311 South Park Road
1.47	Property		1	2820 State Highway 31
1.48	Property		1	8000 Mid America Blvd.
1.49	Property		1	14257 E. Easter Avenue
1.50	Property		1	91-080 Hanua
1.51	Property		1	3736 Salisbury Road
1.52	Property		1	91-027 Kaomi Loop
1.53	Property		1	150 Greenhorn Drive
1.54	Property		1	7130 Q Street
1.55	Property		1	235 Great Pond Road
1.56	Property		1	510 Production Avenue
1.57	Property		1	91-150 Kaomi Loop
1.58	Property		1	4501 Industrial Drive
1.59	Property		1	91-222 Olai
1.60	Property		1	2580 Technology Drive
1.61	Property		1	301 Commerce Drive
1.62	Property		1	7121 South Fifth Avenue
1.63	Property		1	590 Assembly Court
1.64	Property		1	91-250 Komohana
1.65	Property		1	91-220 Kalaeloa
1.66	Property		1	91-185 Kalaeloa
1.67	Property		1	91-300 Hanua
1.68	Property		1	5501 Providence Hill Drive
1.69	Property		1	91-259 Olai
1.70	Property		1	2 Tower Drive
1.71	Property		1	91-064 Kaomi Loop
1.72	Property		1	91-202 Kalaeloa
1.73	Property		1	2100 NW 82nd Avenue

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date
			30			11
1.74	Property		1	91-102 Kaomi Loop
1.75	Property		1	1230 West 171st Street
1.76	Property		1	91-400 Komohana
1.77	Property		1	91-265 Hanua
1.78	Property		1	91-255 Hanua
1.79	Property		1	1415 Industrial Drive
1.80	Property		1	209 South Bud Street
1.81	Property		1	91-110 Kaomi Loop
1.82	Property		1	3900 NE 6th Street
1.83	Property		1	91-218 Olai
1.84	Property		1	5795 Logistics Parkway
1.85	Property		1	91-210 Kauhi
1.86	Property		1	435 SE 70th Street
1.87	Property		1	2902 Gun Club Road
1.88	Property		1	91-210 Olai
1.89	Property		1	91-95 Hanua
1.90	Property		1	2401 Cram Avenue SE
1.91	Property		1	91-083 Hanua
1.92	Property		1	91-119 Olai
1.93	Property		1	3425 Maple Drive
1.94	Property		1	91-174 Olai
1.95	Property		1	5156 American Road
1.96	Property		1	91-252 Kauhi
1.97	Property		1	91-349 Kauhi
1.98	Property		1	91-175 Olai
1.99	Property		1	91-171 Olai
1.100	Property		1	91-087 Hanua
1.101	Property		1	91-410 Komohana
1.102	Property		1	91-416 Komohana
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	Interest Only	No	Actual/360	60	59	60	59	0	0	7/3/2025	1	6
3	Loan	2, 4, 30	1	71 Spring Street	Interest Only	No	Actual/360	60	59	60	59	0	0	6/10/2025	1	6
4	Loan	16, 29	1	Arrowhead Townhomes	Interest Only	No	Actual/360	60	59	60	59	0	0	6/24/2025	1	6
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	Interest Only	No	Actual/360	60	59	60	59	0	0	6/30/2025	1	6
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0	6/17/2025	1	6
6.01	Property		1	Brookdale Village Apartments
6.02	Property		1	Empire Village Apartments
7	Loan	16	1	Barry Quad	Interest Only	No	Actual/360	60	58	60	58	0	0	6/6/2025	2	6
8	Loan	16	1	Black Lark Apartments	Amortizing Balloon	No	Actual/360	0	0	60	57	360	357	4/30/2025	3	6
9	Loan	16, 27	1	803 South Avenue	Interest Only	No	Actual/360	60	58	60	58	0	0	6/10/2025	2	6
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	Interest Only	No	Actual/360	60	57	60	57	0	0	4/30/2025	3	6
11	Loan	2, 7, 16, 19, 26	1	One Grove	Interest Only	No	Actual/360	60	59	60	59	0	0	6/6/2025	1	1
12	Loan	16	1	Gardens at Chamblee	Interest Only	No	Actual/360	60	59	60	59	0	0	7/2/2025	1	6
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	Interest Only	No	Actual/360	60	57	60	57	0	0	4/17/2025	3	6
13.01	Property		1	My Storage Marinette
13.02	Property		1	My Storage Tallassee
13.03	Property		1	My Storage Midland
13.04	Property		1	My Storage Bolivar
13.05	Property		1	My Storage Rock Falls
13.06	Property		1	My Storage Hopedale
13.07	Property		1	My Storage Roscommon
13.08	Property		1	My Storage Tuscaloosa
13.09	Property		1	My Storage Ionia
13.10	Property		1	My Storage Kewanee Main
13.11	Property		1	My Storage Warrior
13.12	Property		1	My Storage Kalamazoo
13.13	Property		1	My Storage Ragland
13.14	Property		1	My Storage Semmes
13.15	Property		1	My Storage Kewanee Atkinson
13.16	Property		1	My Storage Albia North
13.17	Property		1	My Storage Greensboro
13.18	Property		1	My Storage Greenville (Indiana)
13.19	Property		1	My Storage Kewanee 6th Street
13.20	Property		1	My Storage Kewanee Lake
13.21	Property		1	My Storage Albia West
13.22	Property		1	My Storage Kewanee Tremont
13.23	Property		1	My Storage Kewanee 6th-Tremont
13.24	Property		1	My Storage Annawan
14	Loan	4, 26, 30	1	305-315 Linden	Interest Only	No	Actual/360	60	59	60	59	0	0	6/24/2025	1	6
15	Loan	30	1	Jarkesy MHC Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0	6/26/2025	1	6
16	Loan	6, 19	3	Kenmore Apartments	Interest Only	No	Actual/360	60	58	60	58	0	0	5/30/2025	2	6
16.01	Property		1	Villa Veneto
16.02	Property		1	Casa California

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date
			30			11
16.03	Property		1	Kenmore Arms
17	Loan		1	Oaks Business Center	Amortizing Balloon	No	Actual/360	0	0	60	57	360	357	5/8/2025	3	6
18	Loan		1	Storage Sense Clements Ferry	Interest Only	No	Actual/360	60	58	60	58	0	0	5/7/2025	2	6
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0	6/27/2025	1	6
19.01	Property		1	Hot Springs
19.02	Property		1	Siloam Springs
20	Loan	19, 20, 23	1	Jefferson Business Center	Interest Only	No	Actual/360	60	59	60	59	0	0	6/30/2025	1	6
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	Interest Only	No	Actual/360	60	57	60	57	0	0	5/7/2025	3	6
21.01	Property		1	820-822 Saint Johns Place
21.02	Property		1	900 Flushing Avenue
22	Loan	16	1	156-158 Martense Street	Interest Only	No	Actual/360	60	58	60	58	0	0	6/6/2025	2	6
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	Interest Only	No	Actual/360	60	59	60	59	0	0	6/26/2025	1	1
23.01	Property		1	4219 18th Avenue
23.02	Property		1	516 Central Avenue
24	Loan	6	2	Mr. Storage Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0	6/12/2025	1	6
24.01	Property		1	Mr. Storage Reynolds Road
24.02	Property		1	Mr. Storage Glendale Avenue
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	Interest Only	No	Actual/360	60	55	60	55	0	0	2/26/2025	5	6
26	Loan	19	1	Madison Flex Warehouses	Interest Only	No	Actual/360	60	58	60	58	0	0	5/20/2025	2	6
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0	6/13/2025	1	6
27.01	Property		1	386 East 31st Street
27.02	Property		1	243 East 25th Street
28	Loan	2, 3, 13, 16	1	341 Central Avenue	Interest Only	No	Actual/360	60	58	60	58	0	0	5/22/2025	2	6
29	Loan		1	Woodlayne Court	Interest Only	No	Actual/360	60	57	60	57	0	0	5/5/2025	3	6
30	Loan		1	69 8th Avenue	Interest Only	No	Actual/360	60	58	60	58	0	0	5/29/2025	2	6
31	Loan	16	1	Blue Sky Pine Bluff	Interest Only	No	Actual/360	60	59	60	59	0	0	6/27/2025	1	6

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
			30						10	10	12			30		16
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	8/9/2025	NAP	7/9/2030	7/9/2030	0	0	YM0.5(53),O(7)	103,218,908	23,277,304	79,941,604	4/30/2025	T-12
1.01	Property		1	996 Paragon Way								4,860,778	286,429	4,574,349	4/30/2025	T-12
1.02	Property		1	91-399 Kauhi								23,454	659,919	(636,465)	4/30/2025	T-12
1.03	Property		1	11224 Will Walker Road								3,745,803	619,914	3,125,889	4/30/2025	T-12
1.04	Property		1	10450 Doral Boulevard								2,362,787	104,712	2,258,076	4/30/2025	T-12
1.05	Property		1	1580, 1590 & 1600 Williams Road								3,282,351	189,738	3,092,613	4/30/2025	T-12
1.06	Property		1	32150 Just Imagine Drive								2,966,310	135,202	2,831,108	4/30/2025	T-12
1.07	Property		1	6850 Weber Boulevard								3,566,981	993,435	2,573,545	4/30/2025	T-12
1.08	Property		1	1341 N. Clyde Morris Blvd.								3,139,400	926,449	2,212,951	4/30/2025	T-12
1.09	Property		1	27200 SW 127th Avenue								2,790,192	520,416	2,269,777	4/30/2025	T-12
1.10	Property		1	7410 Magi Road								2,123,341	15,377	2,107,964	4/30/2025	T-12
1.11	Property		1	2375 East Newlands Road								1,778,111	378,359	1,399,752	4/30/2025	T-12
1.12	Property		1	3800 Midlink Drive								2,453,356	109,897	2,343,460	4/30/2025	T-12
1.13	Property		1	13509 Waterworks Street								2,725,923	846,625	1,879,298	4/30/2025	T-12
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street								1,586,563	198,511	1,388,052	4/30/2025	T-12
1.15	Property		1	91-141 Kalaeloa								2,244,189	519,696	1,724,493	4/30/2025	T-12
1.16	Property		1	9860 West Buckeye Road								1,752,642	447,041	1,305,601	4/30/2025	T-12
1.17	Property		1	125 North Troy Hill Road								2,218,583	488,124	1,730,459	4/30/2025	T-12
1.18	Property		1	11900 Trolley Lane								1,762,534	408,126	1,354,408	4/30/2025	T-12
1.19	Property		1	11501 Wilkinson Drive								1,852,857	452,869	1,399,988	4/30/2025	T-12
1.20	Property		1	2300 North 33rd Avenue East								1,718,477	96,261	1,622,216	4/30/2025	T-12
1.21	Property		1	5001 West Delbridge Street								1,476,539	110,857	1,365,682	4/30/2025	T-12
1.22	Property		1	91-238 Kauhi								1,603,139	345,008	1,258,131	4/30/2025	T-12
1.23	Property		1	1892 Anfield Road								1,711,149	478,818	1,232,331	4/30/2025	T-12
1.24	Property		1	9215-9347 E Pendleton Pike								1,232,658	1,353,699	(121,041)	4/30/2025	T-12
1.25	Property		1	955 Aeroplaza Drive								1,386,117	296,643	1,089,474	4/30/2025	T-12
1.26	Property		1	3155 Grissom Parkway								1,327,652	236,862	1,090,790	4/30/2025	T-12
1.27	Property		1	3502 Enterprise Avenue								1,527,866	295,514	1,232,352	4/30/2025	T-12
1.28	Property		1	3870 Ronald Reagan Boulevard								1,577,373	537,899	1,039,474	4/30/2025	T-12
1.29	Property		1	700 Marine Drive								1,089,645	77,661	1,011,984	4/30/2025	T-12
1.30	Property		1	3245 Henry Road								1,550,676	239,719	1,310,957	4/30/2025	T-12
1.31	Property		1	2701 S.W. 18th Street								1,302,000	316,890	985,110	4/30/2025	T-12
1.32	Property		1	2482 Century Drive								1,177,435	424,395	753,040	4/30/2025	T-12
1.33	Property		1	158 West Yard Road								1,758,992	585,503	1,173,489	4/30/2025	T-12
1.34	Property		1	55 Commerce Avenue								1,480,222	364,572	1,115,650	4/30/2025	T-12
1.35	Property		1	1415 West Commerce Way								1,323,546	273,629	1,049,918	4/30/2025	T-12
1.36	Property		1	1095 South 4800 West								(13,278)	366,861	(380,140)	4/30/2025	T-12
1.37	Property		1	950 Bennett Road								857,645	245,993	611,651	4/30/2025	T-12
1.38	Property		1	985 Kershaw Street								771,816	49,334	722,482	4/30/2025	T-12
1.39	Property		1	1990 Hood Road								1,308,500	345,318	963,182	4/30/2025	T-12
1.40	Property		1	17200 Manchac Park Lane								1,128,456	150,160	978,296	4/30/2025	T-12
1.41	Property		1	7409 Magi Road								1,119,029	324,075	794,954	4/30/2025	T-12
1.42	Property		1	91-329 Kauhi								967,555	385,453	582,101	4/30/2025	T-12
1.43	Property		1	1985 International Way								1,310,583	186,925	1,123,658	4/30/2025	T-12
1.44	Property		1	200 Orange Point Drive								1,196,709	380,054	816,655	4/30/2025	T-12
1.45	Property		1	91-241 Kalaeloa								946,328	226,293	720,035	4/30/2025	T-12
1.46	Property		1	2311 South Park Road								892,504	61,886	830,619	4/30/2025	T-12
1.47	Property		1	2820 State Highway 31								833,174	102,115	731,059	4/30/2025	T-12
1.48	Property		1	8000 Mid America Blvd.								830,579	89,665	740,913	4/30/2025	T-12
1.49	Property		1	14257 E. Easter Avenue								861,594	308,896	552,699	4/30/2025	T-12
1.50	Property		1	91-080 Hanua								627,449	207,553	419,897	4/30/2025	T-12
1.51	Property		1	3736 Salisbury Road								537,693	46,637	491,056	4/30/2025	T-12
1.52	Property		1	91-027 Kaomi Loop								133,104	154,570	(21,466)	4/30/2025	T-12
1.53	Property		1	150 Greenhorn Drive								669,160	148,200	520,960	4/30/2025	T-12
1.54	Property		1	7130 Q Street								574,723	47,273	527,450	4/30/2025	T-12
1.55	Property		1	235 Great Pond Road								1,396,522	1,054,872	341,650	4/30/2025	T-12
1.56	Property		1	510 Production Avenue								657,822	97,294	560,527	4/30/2025	T-12
1.57	Property		1	91-150 Kaomi Loop								476,811	150,650	326,161	4/30/2025	T-12
1.58	Property		1	4501 Industrial Drive								527,373	88,268	439,104	4/30/2025	T-12
1.59	Property		1	91-222 Olai								516,528	134,989	381,539	4/30/2025	T-12
1.60	Property		1	2580 Technology Drive								561,933	65,063	496,870	4/30/2025	T-12
1.61	Property		1	301 Commerce Drive								594,407	118,086	476,322	4/30/2025	T-12
1.62	Property		1	7121 South Fifth Avenue								481,411	59,339	422,072	4/30/2025	T-12
1.63	Property		1	590 Assembly Court								525,602	57,795	467,806	4/30/2025	T-12
1.64	Property		1	91-250 Komohana								364,635	96,171	268,464	4/30/2025	T-12
1.65	Property		1	91-220 Kalaeloa								398,531	204,474	194,056	4/30/2025	T-12
1.66	Property		1	91-185 Kalaeloa								355,379	101,118	254,261	4/30/2025	T-12
1.67	Property		1	91-300 Hanua								502,739	125,791	376,948	4/30/2025	T-12
1.68	Property		1	5501 Providence Hill Drive								533,669	165,947	367,722	4/30/2025	T-12
1.69	Property		1	91-259 Olai								407,772	166,153	241,619	4/30/2025	T-12
1.70	Property		1	2 Tower Drive								463,143	129,298	333,845	4/30/2025	T-12
1.71	Property		1	91-064 Kaomi Loop								348,418	92,457	255,961	4/30/2025	T-12
1.72	Property		1	91-202 Kalaeloa								459,771	166,571	293,200	4/30/2025	T-12
1.73	Property		1	2100 NW 82nd Avenue								335,009	188,936	146,073	4/30/2025	T-12

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
			30						10	10	12			30		16
1.74	Property		1	91-102 Kaomi Loop								405,078	88,399	316,679	4/30/2025	T-12
1.75	Property		1	1230 West 171st Street								413,739	47,424	366,316	4/30/2025	T-12
1.76	Property		1	91-400 Komohana								290,086	102,706	187,380	4/30/2025	T-12
1.77	Property		1	91-265 Hanua								284,018	79,998	204,021	4/30/2025	T-12
1.78	Property		1	91-255 Hanua								289,208	81,892	207,316	4/30/2025	T-12
1.79	Property		1	1415 Industrial Drive								398,115	39,250	358,865	4/30/2025	T-12
1.80	Property		1	209 South Bud Street								493,220	110,731	382,489	4/30/2025	T-12
1.81	Property		1	91-110 Kaomi Loop								297,048	91,184	205,864	4/30/2025	T-12
1.82	Property		1	3900 NE 6th Street								376,991	79,766	297,225	4/30/2025	T-12
1.83	Property		1	91-218 Olai								254,906	86,415	168,492	4/30/2025	T-12
1.84	Property		1	5795 Logistics Parkway								590,096	111,737	478,359	4/30/2025	T-12
1.85	Property		1	91-210 Kauhi								291,980	92,112	199,868	4/30/2025	T-12
1.86	Property		1	435 SE 70th Street								287,806	35,627	252,178	4/30/2025	T-12
1.87	Property		1	2902 Gun Club Road								159,657	108,918	50,739	4/30/2025	T-12
1.88	Property		1	91-210 Olai								225,085	55,069	170,016	4/30/2025	T-12
1.89	Property		1	91-95 Hanua								176,657	51,734	124,922	4/30/2025	T-12
1.90	Property		1	2401 Cram Avenue SE								211,638	34,043	177,595	4/30/2025	T-12
1.91	Property		1	91-083 Hanua								174,094	56,891	117,203	4/30/2025	T-12
1.92	Property		1	91-119 Olai								248,093	34,151	213,942	4/30/2025	T-12
1.93	Property		1	3425 Maple Drive								291,071	109,155	181,916	4/30/2025	T-12
1.94	Property		1	91-174 Olai								201,211	52,599	148,612	4/30/2025	T-12
1.95	Property		1	5156 American Road								206,965	45,881	161,084	4/30/2025	T-12
1.96	Property		1	91-252 Kauhi								150,693	50,760	99,932	4/30/2025	T-12
1.97	Property		1	91-349 Kauhi								148,450	58,649	89,801	4/30/2025	T-12
1.98	Property		1	91-175 Olai								120,024	38,608	81,416	4/30/2025	T-12
1.99	Property		1	91-171 Olai								68,712	26,139	42,573	4/30/2025	T-12
1.100	Property		1	91-087 Hanua								73,303	28,726	44,576	4/30/2025	T-12
1.101	Property		1	91-410 Komohana								65,404	24,048	41,356	4/30/2025	T-12
1.102	Property		1	91-416 Komohana								85,122	29,391	55,731	4/30/2025	T-12
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	8/6/2025	NAP	7/6/2030	7/6/2030	5	0	L(25),D(28),O(7)	5,457,038	0	5,457,038	4/30/2025	T-12
3	Loan	2, 4, 30	1	71 Spring Street	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(30),O(5)	6,781,265	1,550,912	5,230,353	4/30/2025	T-12
4	Loan	16, 29	1	Arrowhead Townhomes	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(29),O(6)	5,372,076	1,589,302	3,782,774	4/30/2025	T-12
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(28),O(7)	66,737,231	46,506,993	20,230,238	3/31/2025	T-12
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(24),YM1(32),O(4)	6,110,872	2,366,761	3,744,111	4/30/2025	T-12
6.01	Property		1	Brookdale Village Apartments								3,988,352	1,688,148	2,300,204	4/30/2025	T-12
6.02	Property		1	Empire Village Apartments								2,122,520	678,613	1,443,907	4/30/2025	T-12
7	Loan	16	1	Barry Quad	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(26),D(27),O(7)	3,871,055	1,162,458	2,708,598	4/30/2025	T-12
8	Loan	16	1	Black Lark Apartments	6/6/2025	6/6/2025	5/6/2030	5/6/2030	0	0	L(23),YM1(33),O(4)	3,812,443	682,224	3,130,219	3/31/2025	T-12
9	Loan	16, 27	1	803 South Avenue	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(26),D(27),O(7)	2,681,185	613,287	2,067,897	4/30/2025	T-12
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	6/6/2025	NAP	5/6/2030	5/6/2030	4	0	L(27),D(26),O(7)	12,541,391	7,673,026	4,868,366	2/28/2025	T-12
11	Loan	2, 7, 16, 19, 26	1	One Grove	8/1/2025	NAP	7/1/2030	7/1/2030	5	5	L(25),D(4),DorYM1(24),O(7)	NAV	NAV	NAV	NAV	NAV
12	Loan	16	1	Gardens at Chamblee	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(31),O(4)	2,109,152	934,716	1,174,436	5/31/2025	T-12
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(27),YM1(27),O(6)	1,939,364	498,198	1,441,166	4/30/2025	T-12
13.01	Property		1	My Storage Marinette								150,108	29,380	120,728	4/30/2025	T-12
13.02	Property		1	My Storage Tallassee								173,012	56,461	116,551	4/30/2025	T-12
13.03	Property		1	My Storage Midland								184,166	56,334	127,832	4/30/2025	T-12
13.04	Property		1	My Storage Bolivar								145,398	46,449	98,948	4/30/2025	T-12
13.05	Property		1	My Storage Rock Falls								115,475	21,309	94,165	4/30/2025	T-12
13.06	Property		1	My Storage Hopedale								92,114	16,235	75,879	4/30/2025	T-12
13.07	Property		1	My Storage Roscommon								109,618	20,977	88,641	4/30/2025	T-12
13.08	Property		1	My Storage Tuscaloosa								105,922	17,683	88,238	4/30/2025	T-12
13.09	Property		1	My Storage Ionia								108,289	24,294	83,995	4/30/2025	T-12
13.10	Property		1	My Storage Kewanee Main								91,177	26,212	64,966	4/30/2025	T-12
13.11	Property		1	My Storage Warrior								83,092	14,148	68,944	4/30/2025	T-12
13.12	Property		1	My Storage Kalamazoo								80,519	26,358	54,161	4/30/2025	T-12
13.13	Property		1	My Storage Ragland								74,657	23,700	50,957	4/30/2025	T-12
13.14	Property		1	My Storage Semmes								76,528	19,244	57,284	4/30/2025	T-12
13.15	Property		1	My Storage Kewanee Atkinson								47,082	12,726	34,356	4/30/2025	T-12
13.16	Property		1	My Storage Albia North								50,209	12,064	38,145	4/30/2025	T-12
13.17	Property		1	My Storage Greensboro								56,033	7,276	48,757	4/30/2025	T-12
13.18	Property		1	My Storage Greenville (Indiana)								44,568	19,659	24,909	4/30/2025	T-12
13.19	Property		1	My Storage Kewanee 6th Street								39,184	11,197	27,987	4/30/2025	T-12
13.20	Property		1	My Storage Kewanee Lake								39,555	10,241	29,314	4/30/2025	T-12
13.21	Property		1	My Storage Albia West								28,687	11,747	16,940	4/30/2025	T-12
13.22	Property		1	My Storage Kewanee Tremont								15,415	6,083	9,333	4/30/2025	T-12
13.23	Property		1	My Storage Kewanee 6th-Tremont								16,669	6,485	10,184	4/30/2025	T-12
13.24	Property		1	My Storage Annawan								11,889	1,937	9,952	4/30/2025	T-12
14	Loan	4, 26, 30	1	305-315 Linden	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(18),YM1(35),O(7)	2,741,820	1,446,648	1,295,172	12/31/2024	T-12
15	Loan	30	1	Jarkesy MHC Portfolio	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(28),O(7)	1,926,119	801,692	1,124,427	2/28/2025	T-12
16	Loan	6, 19	3	Kenmore Apartments	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(26),D(27),O(7)	1,905,828	685,746	1,220,082	4/30/2025	T-12
16.01	Property		1	Villa Veneto								NAV	NAV	NAV	NAV	NAV
16.02	Property		1	Casa California								NAV	NAV	NAV	NAV	NAV

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
			30						10	10	12			30		16
16.03	Property		1	Kenmore Arms								NAV	NAV	NAV	NAV	NAV
17	Loan		1	Oaks Business Center	6/6/2025	6/6/2025	5/6/2030	5/6/2030	0	0	L(24),YM1(31),O(5)	1,694,829	386,223	1,308,607	2/28/2025	T-12
18	Loan		1	Storage Sense Clements Ferry	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(26),D(27),O(7)	1,487,901	485,900	1,002,000	3/31/2025	T-12
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(28),O(7)	1,353,165	563,748	789,417	4/30/2025	T-12
19.01	Property		1	Hot Springs								654,769	239,323	415,446	4/30/2025	T-12
19.02	Property		1	Siloam Springs								698,396	324,425	373,971	4/30/2025	T-12
20	Loan	19, 20, 23	1	Jefferson Business Center	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(28),O(7)	1,300,731	397,569	903,162	4/30/2025	T-12
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(12),YM1(44),O(4)	801,464	133,841	667,623	2/28/2025	T-12
21.01	Property		1	820-822 Saint Johns Place								554,148	94,590	459,558	2/28/2025	T-12
21.02	Property		1	900 Flushing Avenue								247,316	39,251	208,065	2/28/2025	T-12
22	Loan	16	1	156-158 Martense Street	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(26),D(30),O(4)	180,957	11,249	169,708	4/30/2025	T-4
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	8/1/2025	NAP	7/1/2030	7/1/2030	0	5	L(25),D(28),O(7)	1,180,332	486,694	693,639	12/31/2024	T-12
23.01	Property		1	4219 18th Avenue								807,809	351,244	456,565	12/31/2024	T-12
23.02	Property		1	516 Central Avenue								372,523	135,450	237,073	12/31/2024	T-12
24	Loan	6	2	Mr. Storage Portfolio	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(30),O(5)	1,213,260	502,539	710,721	4/30/2025	T-12
24.01	Property		1	Mr. Storage Reynolds Road								745,721	294,463	451,258	4/30/2025	T-12
24.02	Property		1	Mr. Storage Glendale Avenue								467,539	208,076	259,463	4/30/2025	T-12
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	4/6/2025	NAP	3/6/2030	3/6/2030	6	0	L(29),D(26),O(5)	25,077,129	12,274,774	12,802,355	12/31/2024	T-12
26	Loan	19	1	Madison Flex Warehouses	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(26),D(27),O(7)	659,238	181,606	477,632	3/31/2025	T-12
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(11),YM1(42),O(7)	530,586	79,896	450,690	5/31/2025	T-3 Ann.
27.01	Property		1	386 East 31st Street								284,042	40,806	243,236	5/31/2025	T-3 Ann.
27.02	Property		1	243 East 25th Street								246,544	39,091	207,454	5/31/2025	T-3 Ann.
28	Loan	2, 3, 13, 16	1	341 Central Avenue	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(11),YM1(42),O(7)	410,765	61,104	349,661	3/31/2025	T-12
29	Loan		1	Woodlayne Court	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(27),D(26),O(7)	583,412	203,413	379,999	3/31/2025	T-12
30	Loan		1	69 8th Avenue	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(11),YM1(42),O(7)	367,899	61,646	306,253	4/30/2025	T-12
31	Loan	16	1	Blue Sky Pine Bluff	8/6/2025	NAP	7/6/2030	7/6/2030	0	0	L(25),D(28),O(7)	493,733	152,301	341,431	4/30/2025	T-12

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
			30						16					16
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	104,587,817	24,224,960	80,362,857	12/31/2024	T-12	106,146,461	23,492,800	82,653,662	12/31/2023	T-12	82.9%
1.01	Property		1	996 Paragon Way	4,257,780	208,611	4,049,169	12/31/2024	T-12	3,291,254	255,484	3,035,770	12/31/2023	T-12	100.0%
1.02	Property		1	91-399 Kauhi	754,153	653,402	100,751	12/31/2024	T-12	2,905,835	658,666	2,247,170	12/31/2023	T-12	0.5%
1.03	Property		1	11224 Will Walker Road	3,738,157	650,539	3,087,618	12/31/2024	T-12	3,677,395	630,080	3,047,315	12/31/2023	T-12	100.0%
1.04	Property		1	10450 Doral Boulevard	2,343,487	107,865	2,235,622	12/31/2024	T-12	2,264,934	106,957	2,157,977	12/31/2023	T-12	100.0%
1.05	Property		1	1580, 1590 & 1600 Williams Road	3,249,420	187,832	3,061,587	12/31/2024	T-12	2,863,522	179,918	2,683,604	12/31/2023	T-12	100.0%
1.06	Property		1	32150 Just Imagine Drive	2,966,310	136,317	2,829,993	12/31/2024	T-12	2,923,320	138,220	2,785,100	12/31/2023	T-12	100.0%
1.07	Property		1	6850 Weber Boulevard	3,559,504	979,419	2,580,086	12/31/2024	T-12	3,530,055	982,667	2,547,388	12/31/2023	T-12	100.0%
1.08	Property		1	1341 N. Clyde Morris Blvd.	3,161,381	943,421	2,217,960	12/31/2024	T-12	3,037,835	880,636	2,157,199	12/31/2023	T-12	100.0%
1.09	Property		1	27200 SW 127th Avenue	2,808,020	573,936	2,234,084	12/31/2024	T-12	2,785,835	790,646	1,995,188	12/31/2023	T-12	100.0%
1.10	Property		1	7410 Magi Road	2,908,934	971,543	1,937,391	12/31/2024	T-12	2,617,185	949,341	1,667,844	12/31/2023	T-12	100.0%
1.11	Property		1	2375 East Newlands Road	1,761,080	374,317	1,386,763	12/31/2024	T-12	1,699,095	356,749	1,342,346	12/31/2023	T-12	100.0%
1.12	Property		1	3800 Midlink Drive	2,377,283	107,465	2,269,818	12/31/2024	T-12	2,282,192	105,332	2,176,860	12/31/2023	T-12	100.0%
1.13	Property		1	13509 Waterworks Street	2,737,466	856,862	1,880,604	12/31/2024	T-12	2,689,568	815,819	1,873,749	12/31/2023	T-12	100.0%
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	1,578,945	188,616	1,390,329	12/31/2024	T-12	1,521,425	150,042	1,371,383	12/31/2023	T-12	100.0%
1.15	Property		1	91-141 Kalaeloa	2,225,615	502,152	1,723,463	12/31/2024	T-12	2,157,598	471,823	1,685,775	12/31/2023	T-12	100.0%
1.16	Property		1	9860 West Buckeye Road	1,757,392	440,017	1,317,376	12/31/2024	T-12	1,739,793	435,847	1,303,946	12/31/2023	T-12	100.0%
1.17	Property		1	125 North Troy Hill Road	2,189,193	458,083	1,731,110	12/31/2024	T-12	2,210,158	485,162	1,724,996	12/31/2023	T-12	100.0%
1.18	Property		1	11900 Trolley Lane	1,762,459	403,248	1,359,210	12/31/2024	T-12	1,793,442	436,265	1,357,177	12/31/2023	T-12	100.0%
1.19	Property		1	11501 Wilkinson Drive	1,991,986	593,684	1,398,303	12/31/2024	T-12	1,784,335	486,828	1,297,508	12/31/2023	T-12	100.0%
1.20	Property		1	2300 North 33rd Avenue East	1,701,544	128,197	1,573,347	12/31/2024	T-12	1,691,543	121,983	1,569,560	12/31/2023	T-12	100.0%
1.21	Property		1	5001 West Delbridge Street	1,465,990	110,881	1,355,109	12/31/2024	T-12	1,435,311	104,155	1,331,156	12/31/2023	T-12	100.0%
1.22	Property		1	91-238 Kauhi	1,600,954	355,077	1,245,877	12/31/2024	T-12	1,551,520	330,806	1,220,714	12/31/2023	T-12	100.0%
1.23	Property		1	1892 Anfield Road	1,713,827	482,214	1,231,612	12/31/2024	T-12	1,697,438	491,223	1,206,215	12/31/2023	T-12	100.0%
1.24	Property		1	9215-9347 E Pendleton Pike	2,553,527	1,077,406	1,476,121	12/31/2024	T-12	4,123,674	954,762	3,168,913	12/31/2023	T-12	0.0%
1.25	Property		1	955 Aeroplaza Drive	1,400,238	289,259	1,110,979	12/31/2024	T-12	1,031,667	225,073	806,594	12/31/2023	T-12	100.0%
1.26	Property		1	3155 Grissom Parkway	1,287,048	225,664	1,061,385	12/31/2024	T-12	1,266,453	203,312	1,063,141	12/31/2023	T-12	100.0%
1.27	Property		1	3502 Enterprise Avenue	1,429,959	291,807	1,138,152	12/31/2024	T-12	1,361,072	252,933	1,108,139	12/31/2023	T-12	100.0%
1.28	Property		1	3870 Ronald Reagan Boulevard	1,520,250	565,154	955,096	12/31/2024	T-12	1,458,083	488,595	969,488	12/31/2023	T-12	100.0%
1.29	Property		1	700 Marine Drive	992,153	75,615	916,538	12/31/2024	T-12	842,547	71,497	771,050	12/31/2023	T-12	100.0%
1.30	Property		1	3245 Henry Road	1,593,897	221,056	1,372,841	12/31/2024	T-12	1,894,953	251,645	1,643,308	12/31/2023	T-12	100.0%
1.31	Property		1	2701 S.W. 18th Street	1,294,458	314,900	979,558	12/31/2024	T-12	1,272,418	293,067	979,351	12/31/2023	T-12	100.0%
1.32	Property		1	2482 Century Drive	1,249,216	438,693	810,523	12/31/2024	T-12	1,222,255	418,599	803,656	12/31/2023	T-12	100.0%
1.33	Property		1	158 West Yard Road	1,699,022	557,680	1,141,341	12/31/2024	T-12	1,673,892	595,805	1,078,087	12/31/2023	T-12	100.0%
1.34	Property		1	55 Commerce Avenue	1,499,171	383,696	1,115,475	12/31/2024	T-12	1,356,463	397,716	958,747	12/31/2023	T-12	100.0%
1.35	Property		1	1415 West Commerce Way	1,360,568	291,904	1,068,664	12/31/2024	T-12	1,308,384	263,059	1,045,325	12/31/2023	T-12	100.0%
1.36	Property		1	1095 South 4800 West	(13,278)	407,520	(420,798)	12/31/2024	T-12	1,106,860	306,814	800,046	12/31/2023	T-12	0.0%
1.37	Property		1	950 Bennett Road	856,634	244,129	612,505	12/31/2024	T-12	852,711	292,443	560,267	12/31/2023	T-12	100.0%
1.38	Property		1	985 Kershaw Street	771,816	50,606	721,210	12/31/2024	T-12	771,765	52,821	718,945	12/31/2023	T-12	100.0%
1.39	Property		1	1990 Hood Road	1,303,278	344,161	959,117	12/31/2024	T-12	1,285,197	344,311	940,886	12/31/2023	T-12	100.0%
1.40	Property		1	17200 Manchac Park Lane	1,071,165	148,336	922,829	12/31/2024	T-12	964,995	142,145	822,851	12/31/2023	T-12	100.0%
1.41	Property		1	7409 Magi Road	1,088,748	374,664	714,085	12/31/2024	T-12	1,093,392	365,490	727,902	12/31/2023	T-12	100.0%
1.42	Property		1	91-329 Kauhi	930,603	378,026	552,577	12/31/2024	T-12	983,331	365,109	618,221	12/31/2023	T-12	87.9%
1.43	Property		1	1985 International Way	919,515	188,370	731,146	12/31/2024	T-12	927,174	200,854	726,320	12/31/2023	T-12	100.0%
1.44	Property		1	200 Orange Point Drive	1,198,016	407,888	790,128	12/31/2024	T-12	1,119,470	354,129	765,341	12/31/2023	T-12	100.0%
1.45	Property		1	91-241 Kalaeloa	951,595	229,019	722,576	12/31/2024	T-12	932,662	218,476	714,186	12/31/2023	T-12	100.0%
1.46	Property		1	2311 South Park Road	886,661	60,743	825,918	12/31/2024	T-12	867,483	63,120	804,364	12/31/2023	T-12	100.0%
1.47	Property		1	2820 State Highway 31	814,290	102,341	711,950	12/31/2024	T-12	824,317	92,578	731,739	12/31/2023	T-12	100.0%
1.48	Property		1	8000 Mid America Blvd.	807,586	84,013	723,573	12/31/2024	T-12	774,934	63,939	710,995	12/31/2023	T-12	100.0%
1.49	Property		1	14257 E. Easter Avenue	835,255	277,721	557,534	12/31/2024	T-12	826,674	275,571	551,103	12/31/2023	T-12	100.0%
1.50	Property		1	91-080 Hanua	633,903	207,247	426,656	12/31/2024	T-12	581,888	414,411	167,477	12/31/2023	T-12	100.0%
1.51	Property		1	3736 Salisbury Road	538,173	47,924	490,249	12/31/2024	T-12	755,235	284,517	470,718	12/31/2023	T-12	100.0%
1.52	Property		1	91-027 Kaomi Loop	129,025	149,641	(20,616)	12/31/2024	T-12	84,049	231,898	(147,849)	12/31/2023	T-12	100.0%
1.53	Property		1	150 Greenhorn Drive	669,497	157,771	511,726	12/31/2024	T-12	603,081	123,886	479,195	12/31/2023	T-12	100.0%
1.54	Property		1	7130 Q Street	586,622	49,883	536,738	12/31/2024	T-12	541,460	122,197	419,263	12/31/2023	T-12	100.0%
1.55	Property		1	235 Great Pond Road	1,531,718	1,023,658	508,060	12/31/2024	T-12	1,301,312	91,292	1,210,020	12/31/2023	T-12	100.0%
1.56	Property		1	510 Production Avenue	657,822	98,223	559,599	12/31/2024	T-12	657,822	102,264	555,558	12/31/2023	T-12	100.0%
1.57	Property		1	91-150 Kaomi Loop	478,746	149,977	328,769	12/31/2024	T-12	470,508	149,881	320,627	12/31/2023	T-12	100.0%
1.58	Property		1	4501 Industrial Drive	529,440	91,219	438,221	12/31/2024	T-12	501,923	95,434	406,489	12/31/2023	T-12	100.0%
1.59	Property		1	91-222 Olai	515,572	137,540	378,032	12/31/2024	T-12	496,692	141,402	355,290	12/31/2023	T-12	100.0%
1.60	Property		1	2580 Technology Drive	558,145	66,046	492,099	12/31/2024	T-12	545,188	63,445	481,743	12/31/2023	T-12	100.0%
1.61	Property		1	301 Commerce Drive	585,379	112,696	472,682	12/31/2024	T-12	571,834	109,807	462,027	12/31/2023	T-12	100.0%
1.62	Property		1	7121 South Fifth Avenue	480,959	61,247	419,712	12/31/2024	T-12	479,612	73,219	406,393	12/31/2023	T-12	100.0%
1.63	Property		1	590 Assembly Court	523,050	83,619	439,431	12/31/2024	T-12	507,816	60,836	446,980	12/31/2023	T-12	0.0%
1.64	Property		1	91-250 Komohana	360,820	94,093	266,727	12/31/2024	T-12	345,504	95,470	250,034	12/31/2023	T-12	100.0%
1.65	Property		1	91-220 Kalaeloa	390,493	206,261	184,232	12/31/2024	T-12	422,762	184,276	238,487	12/31/2023	T-12	100.0%
1.66	Property		1	91-185 Kalaeloa	350,899	97,777	253,121	12/31/2024	T-12	338,159	98,807	239,351	12/31/2023	T-12	100.0%
1.67	Property		1	91-300 Hanua	492,591	131,494	361,097	12/31/2024	T-12	480,299	124,265	356,034	12/31/2023	T-12	100.0%
1.68	Property		1	5501 Providence Hill Drive	498,729	163,161	335,568	12/31/2024	T-12	480,766	166,408	314,358	12/31/2023	T-12	100.0%
1.69	Property		1	91-259 Olai	380,182	164,921	215,261	12/31/2024	T-12	371,867	160,974	210,893	12/31/2023	T-12	100.0%
1.70	Property		1	2 Tower Drive	461,484	130,850	330,635	12/31/2024	T-12	442,396	137,619	304,776	12/31/2023	T-12	100.0%
1.71	Property		1	91-064 Kaomi Loop	348,278	92,976	255,302	12/31/2024	T-12	335,807	94,717	241,090	12/31/2023	T-12	100.0%
1.72	Property		1	91-202 Kalaeloa	452,752	165,798	286,954	12/31/2024	T-12	501,342	174,375	326,967	12/31/2023	T-12	100.0%
1.73	Property		1	2100 NW 82nd Avenue	331,791	190,987	140,804	12/31/2024	T-12	323,340	192,329	131,012	12/31/2023	T-12	100.0%

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
			30						16					16
1.74	Property		1	91-102 Kaomi Loop	399,988	86,148	313,840	12/31/2024	T-12	387,540	89,557	297,982	12/31/2023	T-12	100.0%
1.75	Property		1	1230 West 171st Street	453,257	126,010	327,248	12/31/2024	T-12	556,497	213,507	342,991	12/31/2023	T-12	100.0%
1.76	Property		1	91-400 Komohana	285,368	99,600	185,768	12/31/2024	T-12	272,834	102,048	170,786	12/31/2023	T-12	100.0%
1.77	Property		1	91-265 Hanua	281,493	81,420	200,074	12/31/2024	T-12	299,938	85,369	214,569	12/31/2023	T-12	100.0%
1.78	Property		1	91-255 Hanua	284,565	78,688	205,877	12/31/2024	T-12	273,866	80,497	193,369	12/31/2023	T-12	100.0%
1.79	Property		1	1415 Industrial Drive	398,115	40,140	357,976	12/31/2024	T-12	398,115	50,481	347,634	12/31/2023	T-12	100.0%
1.80	Property		1	209 South Bud Street	491,753	110,277	381,476	12/31/2024	T-12	479,971	108,286	371,684	12/31/2023	T-12	100.0%
1.81	Property		1	91-110 Kaomi Loop	295,917	90,280	205,637	12/31/2024	T-12	290,785	93,103	197,683	12/31/2023	T-12	100.0%
1.82	Property		1	3900 NE 6th Street	376,306	79,012	297,294	12/31/2024	T-12	366,235	83,109	283,126	12/31/2023	T-12	100.0%
1.83	Property		1	91-218 Olai	250,248	82,552	167,696	12/31/2024	T-12	239,566	83,246	156,320	12/31/2023	T-12	100.0%
1.84	Property		1	5795 Logistics Parkway	433,542	109,391	324,151	12/31/2024	T-12	436,861	110,350	326,511	12/31/2023	T-12	100.0%
1.85	Property		1	91-210 Kauhi	292,176	92,161	200,015	12/31/2024	T-12	282,168	91,658	190,511	12/31/2023	T-12	100.0%
1.86	Property		1	435 SE 70th Street	285,442	38,652	246,789	12/31/2024	T-12	278,480	41,168	237,311	12/31/2023	T-12	100.0%
1.87	Property		1	2902 Gun Club Road	243,878	89,521	154,356	12/31/2024	T-12	836,989	113,436	723,553	12/31/2023	T-12	0.0%
1.88	Property		1	91-210 Olai	222,460	55,246	167,214	12/31/2024	T-12	212,813	60,562	152,251	12/31/2023	T-12	100.0%
1.89	Property		1	91-95 Hanua	174,793	52,180	122,613	12/31/2024	T-12	166,726	57,023	109,703	12/31/2023	T-12	100.0%
1.90	Property		1	2401 Cram Avenue SE	211,638	37,119	174,519	12/31/2024	T-12	199,735	37,978	161,758	12/31/2023	T-12	100.0%
1.91	Property		1	91-083 Hanua	172,568	57,171	115,397	12/31/2024	T-12	165,847	60,953	104,894	12/31/2023	T-12	100.0%
1.92	Property		1	91-119 Olai	247,960	34,348	213,612	12/31/2024	T-12	247,377	39,787	207,590	12/31/2023	T-12	100.0%
1.93	Property		1	3425 Maple Drive	279,112	110,698	168,414	12/31/2024	T-12	268,090	101,143	166,946	12/31/2023	T-12	100.0%
1.94	Property		1	91-174 Olai	197,974	53,079	144,895	12/31/2024	T-12	188,162	57,375	130,788	12/31/2023	T-12	91.4%
1.95	Property		1	5156 American Road	204,951	43,421	161,530	12/31/2024	T-12	187,215	32,288	154,927	12/31/2023	T-12	100.0%
1.96	Property		1	91-252 Kauhi	149,100	51,079	98,021	12/31/2024	T-12	142,171	54,850	87,321	12/31/2023	T-12	100.0%
1.97	Property		1	91-349 Kauhi	147,443	59,305	88,138	12/31/2024	T-12	141,811	62,254	79,557	12/31/2023	T-12	100.0%
1.98	Property		1	91-175 Olai	119,022	38,983	80,039	12/31/2024	T-12	114,305	42,364	71,941	12/31/2023	T-12	100.0%
1.99	Property		1	91-171 Olai	68,194	26,434	41,760	12/31/2024	T-12	65,471	31,042	34,429	12/31/2023	T-12	100.0%
1.100	Property		1	91-087 Hanua	72,876	28,968	43,908	12/31/2024	T-12	69,308	33,675	35,633	12/31/2023	T-12	100.0%
1.101	Property		1	91-410 Komohana	64,890	24,320	40,570	12/31/2024	T-12	62,359	29,222	33,137	12/31/2023	T-12	100.0%
1.102	Property		1	91-416 Komohana	84,446	29,679	54,766	12/31/2024	T-12	81,147	34,228	46,919	12/31/2023	T-12	100.0%
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	5,457,038	0	5,457,038	12/31/2024	T-12	5,457,038	0	5,457,038	12/31/2023	T-12	98.0%
3	Loan	2, 4, 30	1	71 Spring Street	6,111,981	1,499,127	4,612,854	12/31/2024	T-12	5,737,745	1,487,854	4,249,891	12/31/2023	T-12	95.0%
4	Loan	16, 29	1	Arrowhead Townhomes	4,828,508	1,564,070	3,264,438	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	93.4%
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	63,171,481	45,530,930	17,640,551	12/31/2024	T-12	62,442,563	43,408,039	19,034,524	12/31/2023	T-12	70.2%
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	6,030,994	2,351,689	3,679,305	12/31/2024	T-12	5,705,982	2,091,829	3,614,153	12/31/2023	T-12	94.5%
6.01	Property		1	Brookdale Village Apartments	3,930,648	1,675,587	2,255,061	12/31/2024	T-12	3,722,688	1,436,866	2,285,822	12/31/2023	T-12	94.5%
6.02	Property		1	Empire Village Apartments	2,100,346	676,102	1,424,244	12/31/2024	T-12	1,983,294	654,963	1,328,331	12/31/2023	T-12	94.4%
7	Loan	16	1	Barry Quad	3,752,088	1,173,740	2,578,349	12/31/2024	T-12	2,994,114	1,110,346	1,883,768	12/31/2023	T-12	95.0%
8	Loan	16	1	Black Lark Apartments	3,035,934	677,768	2,358,166	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	93.8%
9	Loan	16, 27	1	803 South Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	93.0%
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	11,730,393	7,565,327	4,165,066	12/31/2024	T-12	12,281,302	7,432,314	4,848,988	12/31/2023	T-12	82.4%
11	Loan	2, 7, 16, 19, 26	1	One Grove	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
12	Loan	16	1	Gardens at Chamblee	2,046,114	995,675	1,050,440	12/31/2024	T-12	2,196,002	755,181	1,440,822	12/31/2023	T-12	94.1%
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	1,820,408	451,753	1,368,655	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	87.8%
13.01	Property		1	My Storage Marinette	144,744	27,254	117,490	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	90.4%
13.02	Property		1	My Storage Tallassee	166,403	49,527	116,876	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	94.3%
13.03	Property		1	My Storage Midland	177,021	55,765	121,256	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	93.3%
13.04	Property		1	My Storage Bolivar	142,168	40,460	101,708	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	92.9%
13.05	Property		1	My Storage Rock Falls	115,659	22,886	92,773	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	84.1%
13.06	Property		1	My Storage Hopedale	91,738	17,641	74,097	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	71.5%
13.07	Property		1	My Storage Roscommon	104,862	22,761	82,101	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	75.0%
13.08	Property		1	My Storage Tuscaloosa	101,374	19,599	81,775	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	91.9%
13.09	Property		1	My Storage Ionia	103,563	24,139	79,424	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	86.6%
13.10	Property		1	My Storage Kewanee Main	88,180	25,155	63,026	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	95.3%
13.11	Property		1	My Storage Warrior	85,686	16,700	68,986	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	93.4%
13.12	Property		1	My Storage Kalamazoo	80,519	25,581	54,939	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	83.2%
13.13	Property		1	My Storage Ragland	74,379	17,010	57,369	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	91.0%
13.14	Property		1	My Storage Semmes	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	84.2%
13.15	Property		1	My Storage Kewanee Atkinson	49,804	12,926	36,877	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	74.4%
13.16	Property		1	My Storage Albia North	49,470	13,127	36,342	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	86.9%
13.17	Property		1	My Storage Greensboro	54,352	7,806	46,546	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	87.2%
13.18	Property		1	My Storage Greenville (Indiana)	44,441	7,975	36,466	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	92.5%
13.19	Property		1	My Storage Kewanee 6th Street	37,686	11,097	26,589	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	86.9%
13.20	Property		1	My Storage Kewanee Lake	38,233	10,543	27,689	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	95.0%
13.21	Property		1	My Storage Albia West	29,887	9,253	20,634	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	78.5%
13.22	Property		1	My Storage Kewanee Tremont	14,366	5,456	8,910	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	91.1%
13.23	Property		1	My Storage Kewanee 6th-Tremont	15,660	6,430	9,231	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	87.5%
13.24	Property		1	My Storage Annawan	10,213	2,663	7,551	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	85.0%
14	Loan	4, 26, 30	1	305-315 Linden	2,694,284	1,130,504	1,563,780	12/31/2023	T-12	2,955,639	1,176,959	1,778,680	12/31/2022	T-12	95.0%
15	Loan	30	1	Jarkesy MHC Portfolio	1,821,954	774,014	1,047,940	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	92.8%
16	Loan	6, 19	3	Kenmore Apartments	1,876,237	723,996	1,152,241	12/31/2024	T-12	1,697,885	690,465	1,007,421	12/31/2023	T-12	95.0%
16.01	Property		1	Villa Veneto	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.02	Property		1	Casa California	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
			30						16					16
16.03	Property		1	Kenmore Arms	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan		1	Oaks Business Center	1,666,248	381,540	1,284,707	12/31/2024	T-12	1,375,741	370,501	1,005,240	12/31/2023	T-12	95.0%
18	Loan		1	Storage Sense Clements Ferry	1,450,108	484,868	965,241	12/31/2024	T-12	1,358,470	438,637	919,833	12/31/2023	T-12	89.2%
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	1,373,274	551,333	821,941	12/31/2024	T-12	1,411,597	537,375	874,223	12/31/2023	T-12	77.2%
19.01	Property		1	Hot Springs	674,063	231,208	442,855	12/31/2024	T-12	670,650	245,056	425,593	12/31/2023	T-12	90.0%
19.02	Property		1	Siloam Springs	699,212	320,125	379,086	12/31/2024	T-12	740,948	292,318	448,629	12/31/2023	T-12	68.3%
20	Loan	19, 20, 23	1	Jefferson Business Center	1,339,744	407,579	932,164	12/31/2024	T-12	1,304,291	436,456	867,835	12/31/2023	T-12	81.4%
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	799,244	131,649	667,595	12/31/2024	T-12	782,689	143,292	639,397	12/31/2023	T-12	98.0%
21.01	Property		1	820-822 Saint Johns Place	552,381	93,133	459,248	12/31/2024	T-12	536,708	102,126	434,582	12/31/2023	T-12	98.0%
21.02	Property		1	900 Flushing Avenue	246,863	38,516	208,347	12/31/2024	T-12	245,981	41,166	204,815	12/31/2023	T-12	98.0%
22	Loan	16	1	156-158 Martense Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.6%
23.01	Property		1	4219 18th Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.9%
23.02	Property		1	516 Central Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
24	Loan	6	2	Mr. Storage Portfolio	1,198,699	454,434	744,265	12/31/2024	T-12	1,211,682	432,571	779,111	12/31/2023	T-12	78.7%
24.01	Property		1	Mr. Storage Reynolds Road	731,700	251,994	479,706	12/31/2024	T-12	746,441	234,802	511,639	12/31/2023	T-12	81.4%
24.02	Property		1	Mr. Storage Glendale Avenue	466,999	202,440	264,559	12/31/2024	T-12	465,241	197,769	267,472	12/31/2023	T-12	74.7%
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	27,060,997	12,085,752	14,975,245	12/31/2023	T-12	24,946,674	11,853,447	13,093,227	12/31/2022	T-12	91.5%
26	Loan	19	1	Madison Flex Warehouses	652,597	198,511	454,086	12/31/2024	T-12	548,170	155,943	392,227	12/31/2023	T-12	87.3%
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%
27.01	Property		1	386 East 31st Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%
27.02	Property		1	243 East 25th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%
28	Loan	2, 3, 13, 16	1	341 Central Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.5%
29	Loan		1	Woodlayne Court	559,624	210,315	349,309	12/31/2024	T-12	535,205	205,565	329,640	12/31/2023	T-12	95.0%
30	Loan		1	69 8th Avenue	330,140	59,182	270,958	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	98.0%
31	Loan	16	1	Blue Sky Pine Bluff	500,232	145,652	354,580	12/31/2024	T-12	485,435	155,814	329,621	12/31/2023	T-12	85.3%

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
			30				30	15	15		7, 14	7, 14	7	7	5	5
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	109,122,615	24,773,246	84,349,369	2,541,179	1,905,885	79,902,305	2.07	1.96	11.3%	10.7%	1,706,541,600	As Portfolio
1.01	Property		1	996 Paragon Way	5,869,214	344,439	5,524,775	189,005	141,753	5,194,017					91,500,000	As Is
1.02	Property		1	91-399 Kauhi	20,532	666,448	(645,916)	0	0	(645,916)					80,740,000	As Is
1.03	Property		1	11224 Will Walker Road	3,954,274	613,308	3,340,965	105,914	79,435	3,155,617					54,100,000	As Is
1.04	Property		1	10450 Doral Boulevard	2,438,872	102,706	2,336,166	48,057	36,042	2,252,067					70,600,000	As Is
1.05	Property		1	1580, 1590 & 1600 Williams Road	3,463,099	177,615	3,285,484	151,990	113,993	3,019,502					47,900,000	As Is
1.06	Property		1	32150 Just Imagine Drive	3,030,795	128,555	2,902,240	128,970	96,728	2,676,543					47,600,000	As Is
1.07	Property		1	6850 Weber Boulevard	3,581,948	977,856	2,604,092	53,064	39,798	2,511,230					44,800,000	As Is
1.08	Property		1	1341 N. Clyde Morris Blvd.	3,188,164	889,027	2,299,137	79,888	59,916	2,159,333					45,100,000	As Is
1.09	Property		1	27200 SW 127th Avenue	2,773,877	762,963	2,010,913	47,551	35,663	1,927,699					43,800,000	As Is
1.10	Property		1	7410 Magi Road	2,517,764	253,922	2,263,842	60,480	45,360	2,158,002					42,700,000	As Is
1.11	Property		1	2375 East Newlands Road	2,415,904	392,307	2,023,597	67,500	50,625	1,905,472					41,500,000	As Is
1.12	Property		1	3800 Midlink Drive	2,510,592	110,897	2,399,696	31,699	23,775	2,344,222					37,800,000	As Is
1.13	Property		1	13509 Waterworks Street	2,691,349	813,412	1,877,937	60,972	45,729	1,771,236					37,200,000	As Is
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	2,814,543	231,358	2,583,185	78,794	59,096	2,445,295					37,100,000	As Is
1.15	Property		1	91-141 Kalaeloa	2,384,076	579,987	1,804,089	0	0	1,804,089					36,500,000	As Is
1.16	Property		1	9860 West Buckeye Road	1,925,372	491,060	1,434,312	57,609	43,207	1,333,496					41,800,000	As Is
1.17	Property		1	125 North Troy Hill Road	2,465,056	496,502	1,968,554	45,040	33,780	1,889,735					32,900,000	As Is
1.18	Property		1	11900 Trolley Lane	1,801,638	401,120	1,400,518	29,776	22,332	1,348,410					25,300,000	As Is
1.19	Property		1	11501 Wilkinson Drive	2,032,496	634,058	1,398,438	28,840	21,630	1,347,968					25,000,000	As Is
1.20	Property		1	2300 North 33rd Avenue East	1,808,086	106,693	1,701,393	67,592	50,694	1,583,107					24,230,000	As Is
1.21	Property		1	5001 West Delbridge Street	1,517,778	107,988	1,409,790	33,434	25,076	1,351,280					23,020,000	As Is
1.22	Property		1	91-238 Kauhi	1,665,010	354,752	1,310,258	17,063	12,798	1,280,397					22,950,000	As Is
1.23	Property		1	1892 Anfield Road	1,715,916	476,992	1,238,924	24,337	18,252	1,196,335					21,500,000	As Is
1.24	Property		1	9215-9347 E Pendleton Pike	0	1,230,119	(1,230,119)	106,954	80,215	(1,417,288)					25,200,000	As Is
1.25	Property		1	955 Aeroplaza Drive	1,417,930	274,899	1,143,031	25,012	18,759	1,099,260					20,500,000	As Is
1.26	Property		1	3155 Grissom Parkway	1,390,856	208,850	1,182,006	28,828	21,621	1,131,558					19,800,000	As Is
1.27	Property		1	3502 Enterprise Avenue	1,466,281	257,694	1,208,587	46,270	34,703	1,127,614					19,700,000	As Is
1.28	Property		1	3870 Ronald Reagan Boulevard	1,554,429	533,346	1,021,084	19,437	14,578	987,068					18,500,000	As Is
1.29	Property		1	700 Marine Drive	1,204,613	81,108	1,123,505	40,196	30,147	1,053,162					17,960,000	As Is
1.30	Property		1	3245 Henry Road	1,460,632	239,921	1,220,711	26,230	19,673	1,174,808					17,750,000	As Is
1.31	Property		1	2701 S.W. 18th Street	1,406,998	317,077	1,089,921	31,668	23,751	1,034,502					17,000,000	As Is
1.32	Property		1	2482 Century Drive	1,779,223	485,100	1,294,123	50,000	37,500	1,206,623					15,700,000	As Is
1.33	Property		1	158 West Yard Road	1,738,587	558,993	1,179,595	70,800	53,100	1,055,695					15,500,000	As Is
1.34	Property		1	55 Commerce Avenue	1,576,348	407,388	1,168,960	25,000	18,750	1,125,210					15,400,000	As Is
1.35	Property		1	1415 West Commerce Way	1,330,665	276,453	1,054,212	44,400	33,300	976,512					15,670,000	As Is
1.36	Property		1	1095 South 4800 West	0	414,083	(414,083)	30,060	22,545	(466,688)					18,500,000	As Is
1.37	Property		1	950 Bennett Road	893,514	254,381	639,133	22,124	16,593	600,416					15,900,000	As Is
1.38	Property		1	985 Kershaw Street	771,955	44,761	727,195	13,947	10,460	702,788					14,700,000	As Is
1.39	Property		1	1990 Hood Road	1,348,863	348,927	999,936	38,000	28,500	933,436					14,000,000	As Is
1.40	Property		1	17200 Manchac Park Lane	1,141,925	139,966	1,001,959	25,029	18,772	958,158					13,980,000	As Is
1.41	Property		1	7409 Magi Road	1,232,228	385,054	847,174	18,355	13,766	815,052					13,800,000	As Is
1.42	Property		1	91-329 Kauhi	991,014	384,760	606,254	9,554	7,165	589,534					13,300,000	As Is
1.43	Property		1	1985 International Way	944,739	192,195	752,544	37,880	28,410	686,254					13,200,000	As Is
1.44	Property		1	200 Orange Point Drive	1,300,769	396,840	903,929	25,012	18,759	860,158					12,950,000	As Is
1.45	Property		1	91-241 Kalaeloa	945,967	233,734	712,233	9,000	6,750	696,483					12,400,000	As Is
1.46	Property		1	2311 South Park Road	911,625	57,355	854,270	27,500	20,625	806,145					11,900,000	As Is
1.47	Property		1	2820 State Highway 31	855,007	101,942	753,065	11,856	8,892	732,316					11,700,000	As Is
1.48	Property		1	8000 Mid America Blvd.	966,125	95,115	871,010	22,072	16,554	832,384					11,000,000	As Is
1.49	Property		1	14257 E. Easter Avenue	878,903	276,485	602,418	13,973	10,480	577,965					10,900,000	As Is
1.50	Property		1	91-080 Hanua	696,385	236,432	459,954	0	0	459,954					10,720,000	As Is
1.51	Property		1	3736 Salisbury Road	535,986	43,752	492,234	19,177	14,382	458,675					10,500,000	As Is
1.52	Property		1	91-027 Kaomi Loop	180,994	186,424	(5,430)	0	0	(5,430)					11,950,000	As Is
1.53	Property		1	150 Greenhorn Drive	685,272	142,702	542,569	10,840	8,130	523,600					9,600,000	As Is
1.54	Property		1	7130 Q Street	647,420	42,021	605,400	17,823	13,367	574,210					9,460,000	As Is
1.55	Property		1	235 Great Pond Road	1,715,189	1,317,519	397,670	22,751	17,063	357,857					13,180,000	As Is
1.56	Property		1	510 Production Avenue	681,228	97,213	584,015	17,778	13,334	552,904					9,300,000	As Is
1.57	Property		1	91-150 Kaomi Loop	548,697	210,480	338,217	0	0	338,217					8,940,000	As Is
1.58	Property		1	4501 Industrial Drive	557,490	95,846	461,645	12,842	9,632	439,171					7,700,000	As Is
1.59	Property		1	91-222 Olai	596,191	169,996	426,195	0	0	426,195					7,670,000	As Is
1.60	Property		1	2580 Technology Drive	587,427	58,769	528,658	17,825	13,368	497,465					7,600,000	As Is
1.61	Property		1	301 Commerce Drive	626,100	126,328	499,772	15,052	11,289	473,430					6,900,000	As Is
1.62	Property		1	7121 South Fifth Avenue	508,270	61,679	446,591	6,679	5,009	434,903					6,800,000	As Is
1.63	Property		1	590 Assembly Court	0	36,439	(36,439)	29,600	22,200	(88,239)					8,050,000	As Is
1.64	Property		1	91-250 Komohana	402,387	111,907	290,481	0	0	290,481					6,425,000	As Is
1.65	Property		1	91-220 Kalaeloa	556,966	189,137	367,829	4,608	3,456	359,765					6,350,000	As Is
1.66	Property		1	91-185 Kalaeloa	397,288	120,659	276,629	0	0	276,629					6,265,000	As Is
1.67	Property		1	91-300 Hanua	529,629	135,159	394,470	5,664	4,248	384,558					6,225,000	As Is
1.68	Property		1	5501 Providence Hill Drive	549,893	155,567	394,326	13,338	10,004	370,984					6,500,000	As Is
1.69	Property		1	91-259 Olai	411,617	150,755	260,862	0	0	260,862					6,435,000	As Is
1.70	Property		1	2 Tower Drive	465,086	131,662	333,424	12,478	9,359	311,588					5,690,000	As Is
1.71	Property		1	91-064 Kaomi Loop	401,069	121,915	279,154	0	0	279,154					5,345,000	As Is
1.72	Property		1	91-202 Kalaeloa	550,133	187,950	362,183	16,782	12,586	332,815					5,250,000	As Is
1.73	Property		1	2100 NW 82nd Avenue	422,186	201,109	221,077	7,400	5,550	208,126					7,200,000	As Is

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
			30				30	15	15		7, 14	7, 14	7	7	5	5
1.74	Property		1	91-102 Kaomi Loop	472,417	105,054	367,364	0	0	367,364					5,175,000	As Is
1.75	Property		1	1230 West 171st Street	631,667	231,456	400,211	8,082	6,062	386,068					4,900,000	As Is
1.76	Property		1	91-400 Komohana	344,732	123,349	221,383	0	0	221,383					5,135,000	As Is
1.77	Property		1	91-265 Hanua	317,815	85,700	232,115	0	0	232,115					5,055,000	As Is
1.78	Property		1	91-255 Hanua	369,758	101,652	268,106	0	0	268,106					5,000,000	As Is
1.79	Property		1	1415 Industrial Drive	397,922	35,772	362,150	8,765	6,574	346,812					4,700,000	As Is
1.80	Property		1	209 South Bud Street	526,800	108,864	417,936	14,059	10,544	393,333					4,540,000	As Is
1.81	Property		1	91-110 Kaomi Loop	317,127	101,589	215,538	0	0	215,538					4,730,000	As Is
1.82	Property		1	3900 NE 6th Street	413,000	84,078	328,922	4,862	3,647	320,414					4,300,000	As Is
1.83	Property		1	91-218 Olai	293,241	108,201	185,040	0	0	185,040					4,855,000	As Is
1.84	Property		1	5795 Logistics Parkway	443,083	109,224	333,858	7,767	5,825	320,267					3,900,000	As Is
1.85	Property		1	91-210 Kauhi	349,732	94,446	255,286	3,322	2,492	249,473					3,600,000	As Is
1.86	Property		1	435 SE 70th Street	298,000	29,836	268,164	8,000	6,000	254,164					3,550,000	As Is
1.87	Property		1	2902 Gun Club Road	0	110,923	(110,923)	11,872	8,904	(131,698)					4,100,000	As Is
1.88	Property		1	91-210 Olai	246,211	57,350	188,860	0	0	188,860					3,310,000	As Is
1.89	Property		1	91-95 Hanua	196,108	54,335	141,773	0	0	141,773					3,130,000	As Is
1.90	Property		1	2401 Cram Avenue SE	211,638	27,453	184,185	4,332	3,249	176,603					3,100,000	As Is
1.91	Property		1	91-083 Hanua	191,858	59,352	132,506	0	0	132,506					3,160,000	As Is
1.92	Property		1	91-119 Olai	265,250	36,233	229,016	0	0	229,016					3,085,000	As Is
1.93	Property		1	3425 Maple Drive	291,132	107,104	184,028	5,080	3,810	175,138					2,940,000	As Is
1.94	Property		1	91-174 Olai	210,019	54,790	155,229	0	0	155,229					2,700,000	As Is
1.95	Property		1	5156 American Road	223,447	36,772	186,675	7,672	5,754	173,249					2,600,000	As Is
1.96	Property		1	91-252 Kauhi	158,251	52,894	105,357	0	0	105,357					3,205,000	As Is
1.97	Property		1	91-349 Kauhi	159,688	61,075	98,613	0	0	98,613					2,585,000	As Is
1.98	Property		1	91-175 Olai	134,075	40,828	93,247	0	0	93,247					2,205,000	As Is
1.99	Property		1	91-171 Olai	80,602	27,540	53,062	0	0	53,062					1,190,000	As Is
1.100	Property		1	91-087 Hanua	83,049	29,997	53,052	0	0	53,052					1,195,000	As Is
1.101	Property		1	91-410 Komohana	77,460	25,346	52,115	0	0	52,115					1,040,000	As Is
1.102	Property		1	91-416 Komohana	70,075	30,104	39,970	0	0	39,970					1,490,000	As Is
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	7,113,943	1,679,556	5,434,386	10,855	0	5,423,531	1.20	1.20	8.2%	8.2%	96,700,000	As Is
3	Loan	2, 4, 30	1	71 Spring Street	7,918,968	1,782,913	6,136,055	15,164	257,307	5,863,584	1.59	1.52	11.0%	10.5%	116,000,000	As Is
4	Loan	16, 29	1	Arrowhead Townhomes	5,480,691	1,598,839	3,881,851	0	0	3,881,851	1.30	1.30	8.6%	8.6%	65,200,000	As Is
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	66,737,231	46,433,563	20,303,668	3,336,862	0	16,966,806	2.24	1.87	15.6%	13.1%	243,000,000	As Is
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	6,110,872	2,351,877	3,758,996	144,000	0	3,614,996	1.39	1.34	9.9%	9.5%	57,400,000	As Is
6.01	Property		1	Brookdale Village Apartments	3,988,352	1,676,041	2,312,310	84,000	0	2,228,310					35,300,000	As Is
6.02	Property		1	Empire Village Apartments	2,122,520	675,835	1,446,685	60,000	0	1,386,685					22,100,000	As Is
7	Loan	16	1	Barry Quad	3,940,199	911,371	3,028,828	28,750	0	3,000,078	1.28	1.27	8.9%	8.9%	51,400,000	As Is
8	Loan	16	1	Black Lark Apartments	4,107,552	1,228,083	2,879,469	66,250	0	2,813,219	1.25	1.22	9.5%	9.3%	47,700,000	As Is
9	Loan	16, 27	1	803 South Avenue	3,027,419	711,295	2,316,125	20,800	0	2,295,325	1.21	1.20	8.2%	8.2%	41,000,000	As Is
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	12,541,391	7,724,563	4,816,828	501,656	0	4,315,172	3.47	3.11	21.9%	19.6%	47,900,000	As Is
11	Loan	2, 7, 16, 19, 26	1	One Grove	9,670,410	3,460,860	6,209,549	50,445	0	6,159,104	1.26	1.25	7.7%	7.6%	126,200,000	As Is
12	Loan	16	1	Gardens at Chamblee	2,595,056	988,957	1,606,099	26,000	0	1,580,099	1.32	1.30	8.8%	8.7%	26,300,000	As Is
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	2,091,721	512,515	1,579,206	31,553	0	1,547,652	1.40	1.37	9.6%	9.4%	23,200,000	As Portfolio
13.01	Property		1	My Storage Marinette	191,376	30,393	160,982	3,008	0	157,975					2,550,000	As Is
13.02	Property		1	My Storage Tallassee	177,937	61,896	116,041	1,440	0	114,601					1,700,000	As Is
13.03	Property		1	My Storage Midland	193,423	56,569	136,854	2,488	0	134,366					1,530,000	As Is
13.04	Property		1	My Storage Bolivar	172,247	46,290	125,957	1,479	0	124,478					1,400,000	As Is
13.05	Property		1	My Storage Rock Falls	118,834	24,866	93,968	2,838	0	91,129					1,250,000	As Is
13.06	Property		1	My Storage Hopedale	84,549	18,196	66,353	2,452	0	63,901					1,250,000	As Is
13.07	Property		1	My Storage Roscommon	120,697	21,278	99,419	2,170	0	97,249					1,230,000	As Is
13.08	Property		1	My Storage Tuscaloosa	114,954	18,081	96,874	1,326	0	95,548					1,150,000	As Is
13.09	Property		1	My Storage Ionia	114,735	24,069	90,667	1,599	0	89,068					1,110,000	As Is
13.10	Property		1	My Storage Kewanee Main	97,169	26,115	71,054	1,350	0	69,704					1,000,000	As Is
13.11	Property		1	My Storage Warrior	83,128	17,094	66,034	1,095	0	64,939					925,000	As Is
13.12	Property		1	My Storage Kalamazoo	86,688	25,665	61,023	1,010	0	60,013					910,000	As Is
13.13	Property		1	My Storage Ragland	85,816	24,070	61,746	1,350	0	60,396					900,000	As Is
13.14	Property		1	My Storage Semmes	71,100	20,625	50,475	950	0	49,525					710,000	As Is
13.15	Property		1	My Storage Kewanee Atkinson	48,585	12,871	35,714	1,280	0	34,434					700,000	As Is
13.16	Property		1	My Storage Albia North	58,102	12,400	45,702	1,293	0	44,409					650,000	As Is
13.17	Property		1	My Storage Greensboro	62,907	8,299	54,608	725	0	53,883					610,000	As Is
13.18	Property		1	My Storage Greenville (Indiana)	45,571	12,572	32,998	744	0	32,254					460,000	As Is
13.19	Property		1	My Storage Kewanee 6th Street	42,424	11,145	31,279	686	0	30,593					450,000	As Is
13.20	Property		1	My Storage Kewanee Lake	40,320	10,158	30,161	675	0	29,486					400,000	As Is
13.21	Property		1	My Storage Albia West	28,362	11,760	16,602	600	0	16,002					300,000	As Is
13.22	Property		1	My Storage Kewanee Tremont	17,727	6,110	11,618	356	0	11,262					150,000	As Is
13.23	Property		1	My Storage Kewanee 6th-Tremont	17,635	6,450	11,185	240	0	10,945					150,000	As Is
13.24	Property		1	My Storage Annawan	17,436	5,543	11,893	400	0	11,493					150,000	As Is
14	Loan	4, 26, 30	1	305-315 Linden	2,808,432	1,393,112	1,415,321	41,750	0	1,373,571	1.52	1.47	9.1%	8.9%	21,500,000	As Is
15	Loan	30	1	Jarkesy MHC Portfolio	2,003,856	791,400	1,212,457	12,900	0	1,199,557	1.27	1.26	8.9%	8.8%	22,200,000	As Is
16	Loan	6, 19	3	Kenmore Apartments	1,962,074	773,619	1,188,454	26,750	0	1,161,704	1.40	1.37	9.1%	8.9%	21,400,000	As Is
16.01	Property		1	Villa Veneto	NAV	NAV	NAV	NAV	NAV	NAV					8,000,000	As Is
16.02	Property		1	Casa California	NAV	NAV	NAV	NAV	NAV	NAV					8,000,000	As Is

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
			30				30	15	15		7, 14	7, 14	7	7	5	5
16.03	Property		1	Kenmore Arms	NAV	NAV	NAV	NAV	NAV	NAV					5,400,000	As Is
17	Loan		1	Oaks Business Center	1,785,536	390,761	1,394,774	11,109	61,717	1,321,948	1.48	1.41	12.1%	11.5%	19,100,000	As Is
18	Loan		1	Storage Sense Clements Ferry	1,522,255	516,786	1,005,469	7,685	0	997,784	1.41	1.40	8.9%	8.8%	16,300,000	As Is
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	1,367,646	593,286	774,360	17,427	0	756,933	1.33	1.30	9.0%	8.8%	16,110,000	As Is
19.01	Property		1	Hot Springs	654,769	251,671	403,098	5,870	0	397,229					7,450,000	As Is
19.02	Property		1	Siloam Springs	712,877	341,616	371,262	11,558	0	359,704					8,660,000	As Is
20	Loan	19, 20, 23	1	Jefferson Business Center	1,228,519	422,481	806,037	10,356	0	795,681	1.52	1.50	10.0%	9.8%	12,000,000	As Is
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	802,035	148,807	653,228	4,400	0	648,828	1.23	1.22	8.3%	8.3%	11,300,000	As Is
21.01	Property		1	820-822 Saint Johns Place	552,202	104,249	447,953	3,200	0	444,753					7,500,000	As Is
21.02	Property		1	900 Flushing Avenue	249,833	44,558	205,275	1,200	0	204,075					3,800,000	As Is
22	Loan	16	1	156-158 Martense Street	743,918	114,032	629,886	4,500	0	625,386	1.26	1.25	8.3%	8.2%	11,100,000	As Is
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	1,247,164	522,325	724,839	20,826	6,111	697,903	1.48	1.42	10.0%	9.6%	9,850,000	As Is
23.01	Property		1	4219 18th Avenue	839,459	384,997	454,463	9,488	0	444,975					6,250,000	As Is
23.02	Property		1	516 Central Avenue	407,704	137,328	270,376	11,338	6,111	252,928					3,600,000	As Is
24	Loan	6	2	Mr. Storage Portfolio	1,213,260	491,047	722,213	11,119	0	711,094	1.34	1.32	10.2%	10.0%	11,630,000	As Is
24.01	Property		1	Mr. Storage Reynolds Road	745,721	280,236	465,485	6,383	0	459,103					7,430,000	As Is
24.02	Property		1	Mr. Storage Glendale Avenue	467,539	210,811	256,728	4,737	0	251,991					4,200,000	As Is
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	28,864,102	13,042,893	15,821,208	111,608	837,060	14,872,540	1.84	1.73	13.8%	12.9%	191,900,000	As Is
26	Loan	19	1	Madison Flex Warehouses	767,284	201,030	566,255	7,369	24,269	534,617	1.64	1.55	10.4%	9.8%	7,400,000	As Is
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	566,150	77,654	488,496	3,600	0	484,896	1.38	1.37	9.8%	9.7%	7,950,000	As Is
27.01	Property		1	386 East 31st Street	319,472	40,806	278,666	2,000	0	276,666					4,500,000	As Is
27.02	Property		1	243 East 25th Street	246,678	36,848	209,830	1,600	0	208,230					3,450,000	As Is
28	Loan	2, 3, 13, 16	1	341 Central Avenue	487,770	102,016	385,754	2,930	2,650	380,174	1.30	1.28	9.4%	9.3%	6,180,000	As Is
29	Loan		1	Woodlayne Court	597,530	199,078	398,452	11,000	0	387,452	1.53	1.49	9.8%	9.6%	6,010,000	As Is
30	Loan		1	69 8th Avenue	415,069	73,658	341,411	1,000	0	340,411	1.34	1.33	9.0%	9.0%	5,600,000	As Is
31	Loan	16	1	Blue Sky Pine Bluff	493,733	160,991	332,741	4,623	0	328,119	1.85	1.83	10.2%	10.1%	5,650,000	As Is

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
			30			5, 7	5, 7	3, 4			21, 22			21
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	4/10/2025	43.8%	43.8%	82.9%	Various
1.01	Property		1	996 Paragon Way	4/4/2025			100.0%	6/26/2025	Yes	Exel Inc.	945,023	100.0%	8/31/2029
1.02	Property		1	91-399 Kauhi	4/7/2025			0.5%	5/1/2025	No	Board of Water Supply, City and County of Honolulu	10,800	0.5%	3/31/2026
1.03	Property		1	11224 Will Walker Road	4/8/2025			100.0%	6/26/2025	Yes	Mercedes Benz US International, Inc.	529,568	100.0%	11/30/2031
1.04	Property		1	10450 Doral Boulevard	4/8/2025			100.0%	6/26/2025	Yes	Hellmann Worldwide Logistics Inc.	240,283	100.0%	6/30/2028
1.05	Property		1	1580, 1590 & 1600 Williams Road	4/10/2025			100.0%	6/26/2025	Yes	ODW Logistics, Inc.	759,950	100.0%	5/31/2026
1.06	Property		1	32150 Just Imagine Drive	4/8/2025			100.0%	6/26/2025	Yes	Shurtape Technologies, LLC	644,850	100.0%	5/31/2031
1.07	Property		1	6850 Weber Boulevard	4/7/2025			100.0%	6/26/2025	Yes	FedEx	265,318	100.0%	6/30/2033
1.08	Property		1	1341 N. Clyde Morris Blvd.	4/7/2025			100.0%	6/26/2025	Yes	B Braun Melsungen Aktiengesellschaft	399,440	100.0%	2/28/2033
1.09	Property		1	27200 SW 127th Avenue	4/8/2025			100.0%	6/26/2025	Yes	FedEx	237,756	100.0%	3/31/2032
1.10	Property		1	7410 Magi Road	4/7/2025			100.0%	6/26/2025	Yes	Science Applications International Corporation	302,400	100.0%	6/30/2031
1.11	Property		1	2375 East Newlands Road	4/4/2025			100.0%	6/26/2025	Yes	Trex Company, Inc.	337,500	100.0%	5/31/2035
1.12	Property		1	3800 Midlink Drive	4/7/2025			100.0%	6/26/2025	Yes	General Mills Operations, LLC	158,497	100.0%	7/31/2029
1.13	Property		1	13509 Waterworks Street	4/4/2025			100.0%	6/26/2025	Yes	FedEx	304,859	100.0%	12/31/2029
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	4/4/2025			100.0%	6/26/2025	Yes	Packaging Corp of America	393,971	100.0%	7/31/2035
1.15	Property		1	91-141 Kalaeloa	4/7/2025			100.0%	6/26/2025	Yes	Par Hawaii Refining, LLC	910,491	100.0%	12/31/2029
1.16	Property		1	9860 West Buckeye Road	4/7/2025			100.0%	6/26/2025	Yes	Western Container Corporation	288,045	100.0%	4/30/2027
1.17	Property		1	125 North Troy Hill Road	4/7/2025			100.0%	6/26/2025	Yes	FedEx	225,198	100.0%	1/31/2031
1.18	Property		1	11900 Trolley Lane	4/7/2025			100.0%	6/26/2025	Yes	FedEx	148,881	100.0%	7/31/2028
1.19	Property		1	11501 Wilkinson Drive	4/3/2025			100.0%	6/26/2025	Yes	FedEx	144,199	100.0%	9/30/2028
1.20	Property		1	2300 North 33rd Avenue East	4/9/2025			100.0%	6/26/2025	Yes	TPI Iowa, LLC	337,960	100.0%	1/31/2033
1.21	Property		1	5001 West Delbridge Street	4/8/2025			100.0%	6/26/2025	Yes	Amesbury Truth	167,171	100.0%	2/28/2037
1.22	Property		1	91-238 Kauhi	4/7/2025			100.0%	6/26/2025	Yes	Fileminders of Hawaii, LLC	85,317	100.0%	10/31/2027
1.23	Property		1	1892 Anfield Road	4/7/2025			100.0%	6/26/2025	Yes	FedEx	121,683	100.0%	8/31/2032
1.24	Property		1	9215-9347 E Pendleton Pike	4/7/2025			0.0%	5/1/2025	No	NAP	NAP	NAP	NAP
1.25	Property		1	955 Aeroplaza Drive	4/7/2025			100.0%	6/26/2025	Yes	American Tire Distributors, Inc.	125,060	100.0%	9/30/2033
1.26	Property		1	3155 Grissom Parkway	4/4/2025			100.0%	6/26/2025	Yes	FedEx	144,138	100.0%	9/30/2029
1.27	Property		1	3502 Enterprise Avenue	4/4/2025			100.0%	6/26/2025	Yes	Refresco Beverages US Inc.	231,350	100.0%	12/31/2029
1.28	Property		1	3870 Ronald Reagan Boulevard	4/7/2025			100.0%	6/26/2025	Yes	FedEx	97,187	100.0%	8/31/2029
1.29	Property		1	700 Marine Drive	4/4/2025			100.0%	6/26/2025	Yes	3D Systems, Inc.	200,978	100.0%	6/30/2029
1.30	Property		1	3245 Henry Road	4/8/2025			100.0%	6/26/2025	Yes	FedEx	131,152	100.0%	9/30/2029
1.31	Property		1	2701 S.W. 18th Street	4/7/2025			100.0%	6/26/2025	Yes	FedEx	158,340	100.0%	7/31/2030
1.32	Property		1	2482 Century Drive	4/4/2025			100.0%	6/26/2025	Yes	Brinkley RV	250,000	100.0%	3/31/2030
1.33	Property		1	158 West Yard Road	4/7/2025			100.0%	6/26/2025	Yes	Owens Corning Insulating Systems, LLC	354,000	100.0%	7/31/2029
1.34	Property		1	55 Commerce Avenue	4/7/2025			100.0%	6/26/2025	Yes	American Tire Distributors, Inc.	125,000	100.0%	6/30/2033
1.35	Property		1	1415 West Commerce Way	4/9/2025			100.0%	6/26/2025	Yes	American Tire Distributors, Inc.	222,000	100.0%	6/30/2030
1.36	Property		1	1095 South 4800 West	4/3/2025			0.0%	5/1/2025	No	NAP	NAP	NAP	NAP
1.37	Property		1	950 Bennett Road	4/3/2025			100.0%	6/26/2025	Yes	FedEx	110,621	100.0%	11/30/2027
1.38	Property		1	985 Kershaw Street	4/3/2025			100.0%	6/26/2025	Yes	FedEx	69,734	100.0%	3/31/2035
1.39	Property		1	1990 Hood Road	4/3/2025			100.0%	6/26/2025	Yes	Refresco Beverages US Inc.	190,000	100.0%	6/30/2030
1.40	Property		1	17200 Manchac Park Lane	4/7/2025			100.0%	6/26/2025	Yes	American Tire Distributors, Inc.	125,147	100.0%	2/28/2034
1.41	Property		1	7409 Magi Road	4/7/2025			100.0%	6/26/2025	Yes	Amazon.com, Inc.	91,776	100.0%	6/30/2029
1.42	Property		1	91-329 Kauhi	4/7/2025			87.9%	5/1/2025	No	GSA - Animal and Plant Health Inspection Services (GS-09B-02288)	12,300	25.7%	9/29/2028
1.43	Property		1	1985 International Way	4/9/2025			100.0%	6/26/2025	Yes	Verst Group Logistics, Inc.	189,400	100.0%	8/31/2025
1.44	Property		1	200 Orange Point Drive	4/10/2025			100.0%	6/26/2025	Yes	American Tire Distributors, Inc.	125,060	100.0%	12/31/2029
1.45	Property		1	91-241 Kalaeloa	4/7/2025			100.0%	5/1/2025	No	The Kelleher Corporation	24,000	53.3%	4/30/2029
1.46	Property		1	2311 South Park Road	4/8/2025			100.0%	6/26/2025	Yes	Challenger Lifts, Inc.	137,500	100.0%	6/7/2026
1.47	Property		1	2820 State Highway 31	4/7/2025			100.0%	6/26/2025	Yes	FedEx	59,281	100.0%	8/31/2027
1.48	Property		1	8000 Mid America Blvd.	4/7/2025			100.0%	6/26/2025	Yes	Bunzl	110,361	100.0%	9/30/2029
1.49	Property		1	14257 E. Easter Avenue	4/7/2025			100.0%	6/26/2025	Yes	FedEx	69,865	100.0%	10/31/2028
1.50	Property		1	91-080 Hanua	4/7/2025			100.0%	6/26/2025	Yes	National Industrial Tire of Hawaii Inc.	216,537	100.0%	6/30/2034
1.51	Property		1	3736 Salisbury Road	4/4/2025			100.0%	6/26/2025	Yes	FedEx	95,883	100.0%	5/31/2029
1.52	Property		1	91-027 Kaomi Loop	4/7/2025			100.0%	6/26/2025	Yes	Simonpietri Enterprises	213,575	100.0%	12/31/2025
1.53	Property		1	150 Greenhorn Drive	4/7/2025			100.0%	6/26/2025	Yes	FedEx	54,199	100.0%	5/31/2030
1.54	Property		1	7130 Q Street	4/8/2025			100.0%	6/26/2025	Yes	FedEx	89,115	100.0%	10/31/2028
1.55	Property		1	235 Great Pond Road	4/3/2025			100.0%	6/26/2025	Yes	Central National Gottesman	113,753	100.0%	9/30/2028
1.56	Property		1	510 Production Avenue	4/8/2025			100.0%	6/26/2025	Yes	FedEx	88,890	100.0%	7/31/2026
1.57	Property		1	91-150 Kaomi Loop	4/7/2025			100.0%	6/26/2025	Yes	Phoenix V LLC	249,773	100.0%	8/31/2042
1.58	Property		1	4501 Industrial Drive	4/4/2025			100.0%	6/26/2025	Yes	FedEx	64,211	100.0%	7/31/2030
1.59	Property		1	91-222 Olai	4/7/2025			100.0%	6/26/2025	Yes	Discount Auto Parts	158,036	100.0%	12/31/2029
1.60	Property		1	2580 Technology Drive	4/8/2025			100.0%	6/26/2025	Yes	Joseph T. Ryerson and Son, Inc.	89,123	100.0%	1/31/2028
1.61	Property		1	301 Commerce Drive	4/7/2025			100.0%	6/26/2025	Yes	FedEx	75,262	100.0%	2/28/2027
1.62	Property		1	7121 South Fifth Avenue	4/7/2025			100.0%	6/26/2025	Yes	FedEx	33,394	100.0%	9/30/2026
1.63	Property		1	590 Assembly Court	4/7/2025			0.0%	5/1/2025	No	NAP	NAP	NAP	NAP
1.64	Property		1	91-250 Komohana	4/7/2025			100.0%	6/26/2025	Yes	Mendocino Forest Products Company LLC	107,288	100.0%	11/30/2028
1.65	Property		1	91-220 Kalaeloa	4/7/2025			100.0%	6/26/2025	Yes	Clean Harbors Environmental Services, Inc.	23,040	100.0%	4/30/2032
1.66	Property		1	91-185 Kalaeloa	4/7/2025			100.0%	6/26/2025	Yes	Lenox Metals, LLC	121,750	100.0%	2/29/2040
1.67	Property		1	91-300 Hanua	4/7/2025			100.0%	6/26/2025	Yes	HPM Building Supply	28,320	100.0%	12/31/2039
1.68	Property		1	5501 Providence Hill Drive	4/4/2025			100.0%	6/26/2025	Yes	FedEx	66,692	100.0%	4/30/2029
1.69	Property		1	91-259 Olai	4/7/2025			100.0%	5/1/2025	No	Energetic Construction, LLC	91,758	70.2%	12/31/2027
1.70	Property		1	2 Tower Drive	4/4/2025			100.0%	6/26/2025	Yes	Specialty Cable Corporation	62,390	100.0%	1/31/2034
1.71	Property		1	91-064 Kaomi Loop	4/7/2025			100.0%	6/26/2025	Yes	Kila Construction, Inc.	98,707	100.0%	10/31/2033
1.72	Property		1	91-202 Kalaeloa	4/7/2025			100.0%	5/1/2025	No	Confluence Corporation	35,752	42.6%	4/30/2027
1.73	Property		1	2100 NW 82nd Avenue	4/8/2025			100.0%	6/26/2025	Yes	V.A. Leasing Corporation	37,002	100.0%	7/31/2032

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
			30			5, 7	5, 7	3, 4			21, 22			21
1.74	Property		1	91-102 Kaomi Loop	4/7/2025			100.0%	6/26/2025	Yes	Airgas USA, LLC	98,707	100.0%	8/31/2034
1.75	Property		1	1230 West 171st Street	4/3/2025			100.0%	6/26/2025	Yes	The American Bottling Company	40,410	100.0%	3/31/2029
1.76	Property		1	91-400 Komohana	4/7/2025			100.0%	6/26/2025	Yes	Bomat Holding Company, Inc.	95,745	100.0%	12/31/2038
1.77	Property		1	91-265 Hanua	4/7/2025			100.0%	5/1/2025	No	Mira Image Construction	52,316	55.0%	8/31/2028
1.78	Property		1	91-255 Hanua	4/7/2025			100.0%	6/26/2025	Yes	Sunbelt Rentals, Inc.	95,095	100.0%	1/31/2037
1.79	Property		1	1415 Industrial Drive	4/7/2025			100.0%	6/26/2025	Yes	FedEx	43,824	100.0%	9/30/2027
1.80	Property		1	209 South Bud Street	4/7/2025			100.0%	6/26/2025	Yes	VRC Companies, LLC	70,293	100.0%	12/31/2032
1.81	Property		1	91-110 Kaomi Loop	4/7/2025			100.0%	6/26/2025	Yes	Pacific Allied Products, Ltd.	98,707	100.0%	2/28/2031
1.82	Property		1	3900 NE 6th Street	4/4/2025			100.0%	6/26/2025	Yes	FedEx	24,310	100.0%	5/31/2026
1.83	Property		1	91-218 Olai	4/7/2025			100.0%	6/26/2025	Yes	McClone Construction	106,504	100.0%	1/31/2028
1.84	Property		1	5795 Logistics Parkway	4/8/2025			100.0%	6/26/2025	Yes	BE Aerospace, Inc.	38,833	100.0%	6/30/2027
1.85	Property		1	91-210 Kauhi	4/7/2025			100.0%	6/26/2025	Yes	Sunbelt Rentals, Inc.	16,610	100.0%	1/31/2037
1.86	Property		1	435 SE 70th Street	4/4/2025			100.0%	6/26/2025	Yes	Heartland Coca-Cola Bottling Company, LLC	40,000	100.0%	9/30/2026
1.87	Property		1	2902 Gun Club Road	4/4/2025			0.0%	5/1/2025	No	NAP	NAP	NAP	NAP
1.88	Property		1	91-210 Olai	4/7/2025			100.0%	6/26/2025	Yes	Michael Joseph Signaigo and Alicia Maria Signaigo	54,362	100.0%	8/31/2039
1.89	Property		1	91-95 Hanua	4/7/2025			100.0%	6/26/2025	Yes	Michael Joseph Signaigo and Alicia Maria Signaigo	40,902	100.0%	8/31/2039
1.90	Property		1	2401 Cram Avenue SE	4/7/2025			100.0%	6/26/2025	Yes	FedEx	21,662	100.0%	5/31/2027
1.91	Property		1	91-083 Hanua	4/7/2025			100.0%	6/26/2025	Yes	ACA Services, Inc.	47,350	100.0%	12/31/2027
1.92	Property		1	91-119 Olai	4/7/2025			100.0%	6/26/2025	Yes	Robert's Hawaii, Inc	97,923	100.0%	9/30/2030
1.93	Property		1	3425 Maple Drive	4/7/2025			100.0%	6/26/2025	Yes	FedEx	25,398	100.0%	5/31/2029
1.94	Property		1	91-174 Olai	4/7/2025			91.4%	5/1/2025	No	Kainoa J. Ahsing	46,067	79.3%	12/31/2025
1.95	Property		1	5156 American Road	4/8/2025			100.0%	6/26/2025	Yes	FedEx	38,360	100.0%	6/30/2028
1.96	Property		1	91-252 Kauhi	4/7/2025			100.0%	6/26/2025	Yes	Kila Construction, Inc.	43,473	100.0%	9/30/2045
1.97	Property		1	91-349 Kauhi	4/7/2025			100.0%	6/26/2025	Yes	Bomat Holding Company, Inc.	47,872	100.0%	12/31/2038
1.98	Property		1	91-175 Olai	4/7/2025			100.0%	6/26/2025	Yes	Doc Bailey Cranes & Equipment of Hawaii, Inc.	47,916	100.0%	6/30/2031
1.99	Property		1	91-171 Olai	4/7/2025			100.0%	6/26/2025	Yes	Windward Moving and Storage Company Inc.	23,914	100.0%	4/30/2030
1.100	Property		1	91-087 Hanua	4/7/2025			100.0%	6/26/2025	Yes	Specialty Surfacing Company, Hawaii, Inc.	22,041	100.0%	7/31/2039
1.101	Property		1	91-410 Komohana	4/7/2025			100.0%	6/26/2025	Yes	CPH, LLC	20,778	100.0%	10/31/2027
1.102	Property		1	91-416 Komohana	4/7/2025			100.0%	6/26/2025	Yes	CPH, LLC	26,746	100.0%	10/31/2027
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	4/27/2025	68.7%	68.7%	100.0%	7/3/2025	Yes	Equinox Fitness Sepulveda, Inc.	108,550	100.0%	10/31/2041
3	Loan	2, 4, 30	1	71 Spring Street	4/24/2025	48.3%	48.3%	100.0%	6/10/2025	No	Figliulo & Partners, LLC	25,000	33.0%	7/31/2036
4	Loan	16, 29	1	Arrowhead Townhomes	4/10/2025	69.0%	69.0%	94.5%	4/7/2025	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	1/31/2025	53.5%	53.5%	70.2%	3/31/2025	NAP	NAP	NAP	NAP	NAP
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	5/15/2025	66.2%	66.2%	98.5%	6/12/2025
6.01	Property		1	Brookdale Village Apartments	5/15/2025			98.2%	6/12/2025	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Empire Village Apartments	5/15/2025			98.8%	6/12/2025	NAP	NAP	NAP	NAP	NAP
7	Loan	16	1	Barry Quad	5/6/2025	65.9%	65.9%	96.5%	5/19/2025	NAP	NAP	NAP	NAP	NAP
8	Loan	16	1	Black Lark Apartments	3/26/2025	63.3%	59.7%	98.1%	4/30/2025	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	803 South Avenue	10/15/2024	68.6%	68.6%	98.1%	4/30/2025	NAP	NAP	NAP	NAP	NAP
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	3/11/2025	45.9%	45.9%	82.4%	2/28/2025	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 7, 16, 19, 26	1	One Grove	2/26/2025	64.2%	64.2%	94.3%	5/28/2025	NAP	NAP	NAP	NAP	NAP
12	Loan	16	1	Gardens at Chamblee	4/23/2025	69.4%	69.4%	95.2%	6/17/2025	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	3/11/2025	70.7%	70.7%	87.1%	6/5/2025
13.01	Property		1	My Storage Marinette	3/10/2025			90.3%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	My Storage Tallassee	3/11/2025			90.6%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	My Storage Midland	3/5/2025			91.2%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	My Storage Bolivar	3/3/2025			93.2%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	My Storage Rock Falls	3/11/2025			88.9%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	My Storage Hopedale	3/11/2025			73.9%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	My Storage Roscommon	3/5/2025			75.5%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	My Storage Tuscaloosa	3/11/2025			91.0%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	My Storage Ionia	3/5/2025			86.5%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	My Storage Kewanee Main	3/10/2025			94.8%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	My Storage Warrior	3/10/2025			93.2%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	My Storage Kalamazoo	3/1/2025			85.1%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	My Storage Ragland	3/11/2025			92.2%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	My Storage Semmes	3/10/2025			85.3%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	My Storage Kewanee Atkinson	3/10/2025			74.2%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	My Storage Albia North	3/11/2025			89.4%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.17	Property		1	My Storage Greensboro	3/11/2025			87.6%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.18	Property		1	My Storage Greenville (Indiana)	3/4/2025			93.1%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.19	Property		1	My Storage Kewanee 6th Street	3/11/2025			88.5%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.20	Property		1	My Storage Kewanee Lake	3/10/2025			95.0%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.21	Property		1	My Storage Albia West	3/11/2025			80.0%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.22	Property		1	My Storage Kewanee Tremont	3/10/2025			93.3%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.23	Property		1	My Storage Kewanee 6th-Tremont	3/11/2025			87.5%	6/5/2025	NAP	NAP	NAP	NAP	NAP
13.24	Property		1	My Storage Annawan	3/10/2025			85.0%	6/5/2025	NAP	NAP	NAP	NAP	NAP
14	Loan	4, 26, 30	1	305-315 Linden	4/22/2025	72.1%	72.1%	98.8%	5/22/2025	NAP	NAP	NAP	NAP	NAP
15	Loan	30	1	Jarkesy MHC Portfolio	4/9/2025	61.3%	61.3%	91.5%	4/8/2025	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 19	3	Kenmore Apartments	3/21/2025	60.7%	60.7%	98.1%	3/15/2025
16.01	Property		1	Villa Veneto	3/21/2025			97.5%	3/15/2025	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Casa California	3/21/2025			97.5%	3/15/2025	NAP	NAP	NAP	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
			30			5, 7	5, 7	3, 4			21, 22			21
16.03	Property		1	Kenmore Arms	3/21/2025			100.0%	3/15/2025	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Oaks Business Center	4/18/2025	60.4%	57.4%	100.0%	4/3/2025	No	NVA Clarksville Veterinary Management	34,032	55.1%	8/31/2037
18	Loan		1	Storage Sense Clements Ferry	4/7/2025	69.3%	69.3%	91.8%	3/31/2025	NAP	NAP	NAP	NAP	NAP
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	Various	53.7%	53.7%	74.5%	4/30/2025
19.01	Property		1	Hot Springs	5/15/2025			89.7%	4/30/2025	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Siloam Springs	5/21/2025			66.8%	4/30/2025	NAP	NAP	NAP	NAP	NAP
20	Loan	19, 20, 23	1	Jefferson Business Center	6/2/2025	67.5%	67.5%	83.3%	6/2/2025	No	Roto-Rooter	14,810	14.3%	4/30/2027
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	3/4/2025	69.5%	69.5%	100.0%	4/1/2025
21.01	Property		1	820-822 Saint Johns Place	3/4/2025			100.0%	4/1/2025	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	900 Flushing Avenue	3/4/2025			100.0%	4/1/2025	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	156-158 Martense Street	3/6/2025	68.5%	68.5%	100.0%	5/27/2025	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	3/12/2025	73.9%	73.9%	97.9%	Various
23.01	Property		1	4219 18th Avenue	3/12/2025			97.2%	6/16/2025	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	516 Central Avenue	3/12/2025			100.0%	6/6/2025	No	Petite Pram	3,286	26.9%	12/31/2026
24	Loan	6	2	Mr. Storage Portfolio	4/16/2025	61.0%	61.0%	89.8%	5/31/2025
24.01	Property		1	Mr. Storage Reynolds Road	4/16/2025			89.8%	5/31/2025	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Mr. Storage Glendale Avenue	4/16/2025			89.8%	5/31/2025	NAP	NAP	NAP	NAP	NAP
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	12/23/2024	59.9%	59.9%	92.0%	1/13/2025	No	Indeed	124,180	22.3%	1/31/2036
26	Loan	19	1	Madison Flex Warehouses	4/14/2025	73.6%	73.6%	88.0%	6/1/2025	No	Guajana Distillery LLC	7,595	10.3%	9/30/2026
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	3/20/2025	62.9%	62.9%	100.0%	5/1/2025
27.01	Property		1	386 East 31st Street	3/20/2025			100.0%	5/1/2025	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	243 East 25th Street	3/20/2025			100.0%	5/1/2025	NAP	NAP	NAP	NAP	NAP
28	Loan	2, 3, 13, 16	1	341 Central Avenue	4/25/2025	66.3%	66.3%	100.0%	4/25/2025	No	Fragrance & Accessories Corporation	1,000	37.7%	2/28/2029
29	Loan		1	Woodlayne Court	3/13/2025	67.4%	67.4%	95.5%	4/14/2025	NAP	NAP	NAP	NAP	NAP
30	Loan		1	69 8th Avenue	4/8/2025	67.9%	67.9%	100.0%	4/4/2025	NAP	NAP	NAP	NAP	NAP
31	Loan	16	1	Blue Sky Pine Bluff	5/14/2025	57.5%	57.5%	89.6%	4/30/2025	NAP	NAP	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
			30		21			23	30			23
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio
1.01	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	2701 S.W. 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.38	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.39	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.40	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.41	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.42	Property		1	91-329 Kauhi	Upright Fencing Hawaii LLC	7,500	15.7%	12/31/2026	The True Vine	5,400	11.3%	MTM	Price Enterprises, Inc.
1.43	Property		1	1985 International Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.44	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.45	Property		1	91-241 Kalaeloa	Strategic Building Products Hawaii, LLC	21,000	46.7%	7/31/2027	NAP	NAP	NAP	NAP	NAP
1.46	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.47	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.48	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.49	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.50	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.51	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.52	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.53	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.54	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.55	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.56	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.57	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.58	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.59	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.60	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.61	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.62	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.63	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.64	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.65	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.66	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.67	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.68	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.69	Property		1	91-259 Olai	J&M Blasting and Painting, Inc.	38,921	29.8%	10/31/2026	NAP	NAP	NAP	NAP	NAP
1.70	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.71	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.72	Property		1	91-202 Kalaeloa	IG Steel LLC	22,726	27.1%	12/31/2028	Surecan LLC	16,770	20.0%	1/8/2029	RD's Welding & Repair LLC
1.73	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
			30		21			23	30			23
1.74	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.75	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.76	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.77	Property		1	91-265 Hanua	Cornerstone Construction Material, LLC	42,779	45.0%	3/31/2030	NAP	NAP	NAP	NAP	NAP
1.78	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.79	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.80	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.81	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.82	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.83	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.84	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.85	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.86	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.87	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.88	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.89	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.90	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.91	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.92	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.93	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.94	Property		1	91-174 Olai	New Cingular Wireless PCS, LLC	7,057	12.1%	6/30/2027	NAP	NAP	NAP	NAP	NAP
1.95	Property		1	5156 American Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.96	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.97	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.98	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.99	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.100	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 4, 30	1	71 Spring Street	Attix, Inc.	18,750	24.7%	8/31/2030	United American Land, LLC	12,500	16.5%	5/31/2035	Tandem Technology, Inc
4	Loan	16, 29	1	Arrowhead Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio
6.01	Property		1	Brookdale Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Empire Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	16	1	Barry Quad	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16	1	Black Lark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	803 South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 7, 16, 19, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	16	1	Gardens at Chamblee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio
13.01	Property		1	My Storage Marinette	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	My Storage Tallassee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	My Storage Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	My Storage Bolivar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	My Storage Rock Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	My Storage Hopedale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	My Storage Roscommon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	My Storage Tuscaloosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	My Storage Ionia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	My Storage Kewanee Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	My Storage Warrior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	My Storage Kalamazoo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	My Storage Ragland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	My Storage Semmes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	My Storage Kewanee Atkinson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	My Storage Albia North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.17	Property		1	My Storage Greensboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.18	Property		1	My Storage Greenville (Indiana)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.19	Property		1	My Storage Kewanee 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.20	Property		1	My Storage Kewanee Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.21	Property		1	My Storage Albia West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.22	Property		1	My Storage Kewanee Tremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.23	Property		1	My Storage Kewanee 6th-Tremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.24	Property		1	My Storage Annawan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	4, 26, 30	1	305-315 Linden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	30	1	Jarkesy MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 19	3	Kenmore Apartments
16.01	Property		1	Villa Veneto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Casa California	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
			30		21			23	30			23
16.03	Property		1	Kenmore Arms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Oaks Business Center	TBHC Delivers	16,181	26.2%	9/30/2031	I.C. Thomasson Associates	8,369	13.6%	6/30/2029	IDEXX Distribution
18	Loan		1	Storage Sense Clements Ferry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio
19.01	Property		1	Hot Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Siloam Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	19, 20, 23	1	Jefferson Business Center	Terracon Consultants, Inc.	11,497	11.1%	2/28/2031	BearCom Group, Inc.	10,161	9.8%	6/30/2029	KONE, Inc.
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio
21.01	Property		1	820-822 Saint Johns Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	900 Flushing Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	156-158 Martense Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave
23.01	Property		1	4219 18th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	516 Central Avenue	Cucumber Capital	2,432	19.9%	3/31/2029	Midnight Blue	1,903	15.6%	12/31/2026	Arden Management
24	Loan	6	2	Mr. Storage Portfolio
24.01	Property		1	Mr. Storage Reynolds Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Mr. Storage Glendale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	Deloitte	109,196	19.6%	10/31/2029	Henkel	103,587	18.6%	6/30/2034	Diageo
26	Loan	19	1	Madison Flex Warehouses	Huntsville Plumbing Inc	7,525	10.2%	2/28/2026	Erie Construction Mid-West, Inc	6,200	8.4%	3/31/2028	Body Creations Inc
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio
27.01	Property		1	386 East 31st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	243 East 25th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	2, 3, 13, 16	1	341 Central Avenue	Gentleman's Suite | Barber Shop	800	30.2%	2/28/2029	Toptier Wireless LLC	450	17.0%	3/31/2027	NAP
29	Loan		1	Woodlayne Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	69 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	16	1	Blue Sky Pine Bluff	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
			30				23
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio
1.01	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.02	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.03	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/24/2025
1.04	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/17/2025	NAP	4/24/2025
1.05	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.06	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.07	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.08	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2025	NAP	4/14/2025
1.09	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/22/2025
1.10	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.11	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.12	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.13	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2025	NAP	4/18/2025
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025
1.15	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.16	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025
1.17	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/21/2025
1.18	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.19	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.20	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025
1.21	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.22	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025
1.23	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.25	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP	4/24/2025
1.26	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2025	NAP	4/14/2025
1.27	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.28	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/17/2025	NAP	4/18/2025
1.29	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.30	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.31	Property		1	2701 S.W. 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.32	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.33	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/17/2025	NAP	5/13/2025
1.34	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.35	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.36	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.37	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/14/2025
1.38	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.39	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.40	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.41	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.42	Property		1	91-329 Kauhi	4,200	8.8%	8/31/2026	Foundations Hawaii, Inc.	4,200	8.8%	5/31/2027	5/19/2025	NAP	4/24/2025
1.43	Property		1	1985 International Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/22/2025
1.44	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.45	Property		1	91-241 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.46	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.47	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.48	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.49	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2025	NAP	4/18/2025
1.50	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.51	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/18/2025
1.52	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.53	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/18/2025
1.54	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.55	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025
1.56	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP	4/24/2025
1.57	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.58	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP	4/24/2025
1.59	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.60	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.61	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.62	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.63	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.64	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.65	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025
1.66	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.67	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025
1.68	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP	5/13/2025
1.69	Property		1	91-259 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.70	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025
1.71	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.72	Property		1	91-202 Kalaeloa	8,660	10.3%	12/31/2027	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.73	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/18/2025	NAP	4/22/2025

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
			30				23
1.74	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.75	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.76	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.77	Property		1	91-265 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.78	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.79	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.80	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025
1.81	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.82	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP	5/13/2025
1.83	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.84	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/14/2025
1.85	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025
1.86	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025
1.87	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/16/2025
1.88	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.89	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.90	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025
1.91	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.92	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.93	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025
1.94	Property		1	91-174 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.95	Property		1	5156 American Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/22/2025
1.96	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.97	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.98	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.99	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.100	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
1.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/13/2025	NAP	5/8/2025
3	Loan	2, 4, 30	1	71 Spring Street	6,250	8.2%	10/31/2026	FedEx Office and Print Services, Inc.	3,700	4.9%	4/30/2029	5/6/2025	NAP	5/6/2025
4	Loan	16, 29	1	Arrowhead Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/4/2025	NAP	6/10/2025
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/13/2025	NAP	2/13/2025
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio
6.01	Property		1	Brookdale Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/23/2025	NAP	6/6/2025
6.02	Property		1	Empire Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/23/2025	NAP	6/6/2025
7	Loan	16	1	Barry Quad	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/21/2025	NAP	5/21/2025
8	Loan	16	1	Black Lark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/24/2025	NAP	3/21/2025
9	Loan	16, 27	1	803 South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/24/2024	NAP	10/25/2024
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/24/2025	NAP	3/24/2025
11	Loan	2, 7, 16, 19, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/6/2025	NAP	3/6/2025
12	Loan	16	1	Gardens at Chamblee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2025	NAP	5/14/2025
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio
13.01	Property		1	My Storage Marinette	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/18/2025	NAP	3/17/2025
13.02	Property		1	My Storage Tallassee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.03	Property		1	My Storage Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.04	Property		1	My Storage Bolivar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.05	Property		1	My Storage Rock Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.06	Property		1	My Storage Hopedale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.07	Property		1	My Storage Roscommon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.08	Property		1	My Storage Tuscaloosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.09	Property		1	My Storage Ionia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.10	Property		1	My Storage Kewanee Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.11	Property		1	My Storage Warrior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.12	Property		1	My Storage Kalamazoo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.13	Property		1	My Storage Ragland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/17/2025
13.14	Property		1	My Storage Semmes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.15	Property		1	My Storage Kewanee Atkinson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.16	Property		1	My Storage Albia North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.17	Property		1	My Storage Greensboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.18	Property		1	My Storage Greenville (Indiana)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.19	Property		1	My Storage Kewanee 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.20	Property		1	My Storage Kewanee Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.21	Property		1	My Storage Albia West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/17/2025	NAP	3/14/2025
13.22	Property		1	My Storage Kewanee Tremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.23	Property		1	My Storage Kewanee 6th-Tremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
13.24	Property		1	My Storage Annawan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/14/2025
14	Loan	4, 26, 30	1	305-315 Linden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/30/2025	NAP	4/30/2025
15	Loan	30	1	Jarkesy MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/17/2025, 4/18/2025	NAP	4/17/2025
16	Loan	6, 19	3	Kenmore Apartments
16.01	Property		1	Villa Veneto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2025	NAP	4/2/2025
16.02	Property		1	Casa California	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2025	NAP	4/2/2025

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
			30				23
16.03	Property		1	Kenmore Arms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2025	NAP	4/2/2025
17	Loan		1	Oaks Business Center	3,135	5.1%	12/31/2026	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025
18	Loan		1	Storage Sense Clements Ferry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio
19.01	Property		1	Hot Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2025	NAP	4/9/2025
19.02	Property		1	Siloam Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2025	NAP	5/6/2025
20	Loan	19, 20, 23	1	Jefferson Business Center	8,307	8.0%	7/31/2027	LeafFilter North, LLC	6,031	5.8%	1/31/2027	10/29/2024	NAP	6/9/2025
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio
21.01	Property		1	820-822 Saint Johns Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/18/2025	NAP	3/18/2025
21.02	Property		1	900 Flushing Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/18/2025	NAP	3/18/2025
22	Loan	16	1	156-158 Martense Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/14/2025	NAP	4/16/2025
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave
23.01	Property		1	4219 18th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/21/2025	NAP	3/20/2025
23.02	Property		1	516 Central Avenue	1,750	14.3%	1/31/2029	Dart Seasonal Products	1,500	12.3%	3/31/2027	3/20/2025	NAP	3/21/2025
24	Loan	6	2	Mr. Storage Portfolio
24.01	Property		1	Mr. Storage Reynolds Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/29/2025	NAP	4/29/2025
24.02	Property		1	Mr. Storage Glendale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/29/2025	NAP	4/29/2025
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	57,551	10.3%	10/31/2032	Webster Bank	45,979	8.2%	3/31/2034	12/30/2024	NAP	12/26/2024
26	Loan	19	1	Madison Flex Warehouses	5,040	6.8%	12/31/2025	Shoals MPE-Services LLC	5,025	6.8%	12/31/2025	4/11/2025	NAP	4/11/2025
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio
27.01	Property		1	386 East 31st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/28/2025	NAP	3/28/2025
27.02	Property		1	243 East 25th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/28/2025	NAP	3/28/2025
28	Loan	2, 3, 13, 16	1	341 Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/24/2025	NAP	3/24/2025
29	Loan		1	Woodlayne Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/26/2025	NAP	3/25/2025
30	Loan		1	69 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2025	NAP	4/22/2025
31	Loan	16	1	Blue Sky Pine Bluff	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/8/2025	NAP	5/6/2025

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
			30					17	17	17	17	17	18	19
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio									0	Springing
1.01	Property		1	996 Paragon Way	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.02	Property		1	91-399 Kauhi	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.03	Property		1	11224 Will Walker Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.04	Property		1	10450 Doral Boulevard	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.05	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.06	Property		1	32150 Just Imagine Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.07	Property		1	6850 Weber Boulevard	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.08	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.09	Property		1	27200 SW 127th Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.10	Property		1	7410 Magi Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.11	Property		1	2375 East Newlands Road	4/18/2025	7%	No	Fee	NAP	NAP	NAP	NAP
1.12	Property		1	3800 Midlink Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.13	Property		1	13509 Waterworks Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.15	Property		1	91-141 Kalaeloa	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.16	Property		1	9860 West Buckeye Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.17	Property		1	125 North Troy Hill Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.18	Property		1	11900 Trolley Lane	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.19	Property		1	11501 Wilkinson Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.20	Property		1	2300 North 33rd Avenue East	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.21	Property		1	5001 West Delbridge Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.22	Property		1	91-238 Kauhi	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.23	Property		1	1892 Anfield Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.25	Property		1	955 Aeroplaza Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.26	Property		1	3155 Grissom Parkway	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.27	Property		1	3502 Enterprise Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.28	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.29	Property		1	700 Marine Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.30	Property		1	3245 Henry Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.31	Property		1	2701 S.W. 18th Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.32	Property		1	2482 Century Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.33	Property		1	158 West Yard Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.34	Property		1	55 Commerce Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.35	Property		1	1415 West Commerce Way	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.36	Property		1	1095 South 4800 West	4/18/2025	7%	No	Fee	NAP	NAP	NAP	NAP
1.37	Property		1	950 Bennett Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.38	Property		1	985 Kershaw Street	4/18/2025	7%	No	Fee	NAP	NAP	NAP	NAP
1.39	Property		1	1990 Hood Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.40	Property		1	17200 Manchac Park Lane	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.41	Property		1	7409 Magi Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.42	Property		1	91-329 Kauhi	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.43	Property		1	1985 International Way	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.44	Property		1	200 Orange Point Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.45	Property		1	91-241 Kalaeloa	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.46	Property		1	2311 South Park Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.47	Property		1	2820 State Highway 31	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.48	Property		1	8000 Mid America Blvd.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.49	Property		1	14257 E. Easter Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.50	Property		1	91-080 Hanua	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.51	Property		1	3736 Salisbury Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.52	Property		1	91-027 Kaomi Loop	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.53	Property		1	150 Greenhorn Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.54	Property		1	7130 Q Street	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.55	Property		1	235 Great Pond Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.56	Property		1	510 Production Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.57	Property		1	91-150 Kaomi Loop	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.58	Property		1	4501 Industrial Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.59	Property		1	91-222 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.60	Property		1	2580 Technology Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.61	Property		1	301 Commerce Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.62	Property		1	7121 South Fifth Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.63	Property		1	590 Assembly Court	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.64	Property		1	91-250 Komohana	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.65	Property		1	91-220 Kalaeloa	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.66	Property		1	91-185 Kalaeloa	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.67	Property		1	91-300 Hanua	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.68	Property		1	5501 Providence Hill Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.69	Property		1	91-259 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.70	Property		1	2 Tower Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.71	Property		1	91-064 Kaomi Loop	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.72	Property		1	91-202 Kalaeloa	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.73	Property		1	2100 NW 82nd Avenue	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
			30					17	17	17	17	17	18	19
1.74	Property		1	91-102 Kaomi Loop	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.75	Property		1	1230 West 171st Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.76	Property		1	91-400 Komohana	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.77	Property		1	91-265 Hanua	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.78	Property		1	91-255 Hanua	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.79	Property		1	1415 Industrial Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.80	Property		1	209 South Bud Street	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP
1.81	Property		1	91-110 Kaomi Loop	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.82	Property		1	3900 NE 6th Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.83	Property		1	91-218 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.84	Property		1	5795 Logistics Parkway	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.85	Property		1	91-210 Kauhi	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.86	Property		1	435 SE 70th Street	NAP	NAP	No	Leasehold	9/30/2027	8, 5-year options and 1, 1-year option	30,205	Yes
1.87	Property		1	2902 Gun Club Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.88	Property		1	91-210 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.89	Property		1	91-95 Hanua	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.90	Property		1	2401 Cram Avenue SE	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.91	Property		1	91-083 Hanua	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.92	Property		1	91-119 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.93	Property		1	3425 Maple Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.94	Property		1	91-174 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.95	Property		1	5156 American Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.96	Property		1	91-252 Kauhi	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.97	Property		1	91-349 Kauhi	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.98	Property		1	91-175 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.99	Property		1	91-171 Olai	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.100	Property		1	91-087 Hanua	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.101	Property		1	91-410 Komohana	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.102	Property		1	91-416 Komohana	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	5/8/2025	16%	No	Fee	NAP	NAP	NAP	NAP	0	Springing
3	Loan	2, 4, 30	1	71 Spring Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	187,699	93,850
4	Loan	16, 29	1	Arrowhead Townhomes	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	295,860	32,873
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	NAP	NAP	Yes - AE	Fee / Leasehold	12/31/2028; 9/30/2049	1, 10-year extension option and 1, 10.75-year extension option; None	322,055	No	0	Springing
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio									461,706	65,958
6.01	Property		1	Brookdale Village Apartments	NAP	NAP	Yes - AE, A1-A30	Fee	NAP	NAP	NAP	NAP
6.02	Property		1	Empire Village Apartments	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7	Loan	16	1	Barry Quad	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	370,518	38,333
8	Loan	16	1	Black Lark Apartments	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	27,323	26,022
9	Loan	16, 27	1	803 South Avenue	NAP	NAP	Yes - AO	Fee	NAP	NAP	NAP	NAP	85,942	27,283
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	174,039	29,007
11	Loan	2, 7, 16, 19, 26	1	One Grove	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	443,752	147,917
12	Loan	16	1	Gardens at Chamblee	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	271,335	28,264
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio									33,500	10,500
13.01	Property		1	My Storage Marinette	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.02	Property		1	My Storage Tallassee	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.03	Property		1	My Storage Midland	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.04	Property		1	My Storage Bolivar	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.05	Property		1	My Storage Rock Falls	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.06	Property		1	My Storage Hopedale	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.07	Property		1	My Storage Roscommon	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.08	Property		1	My Storage Tuscaloosa	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.09	Property		1	My Storage Ionia	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.10	Property		1	My Storage Kewanee Main	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.11	Property		1	My Storage Warrior	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.12	Property		1	My Storage Kalamazoo	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.13	Property		1	My Storage Ragland	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
13.14	Property		1	My Storage Semmes	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.15	Property		1	My Storage Kewanee Atkinson	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.16	Property		1	My Storage Albia North	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.17	Property		1	My Storage Greensboro	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.18	Property		1	My Storage Greenville (Indiana)	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.19	Property		1	My Storage Kewanee 6th Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.20	Property		1	My Storage Kewanee Lake	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
13.21	Property		1	My Storage Albia West	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.22	Property		1	My Storage Kewanee Tremont	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.23	Property		1	My Storage Kewanee 6th-Tremont	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.24	Property		1	My Storage Annawan	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14	Loan	4, 26, 30	1	305-315 Linden	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	41,708	41,708
15	Loan	30	1	Jarkesy MHC Portfolio	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	48,558	8,093
16	Loan	6, 19	3	Kenmore Apartments									69,518	11,586
16.01	Property		1	Villa Veneto	4/2/2025	18%	No	Fee	NAP	NAP	NAP	NAP
16.02	Property		1	Casa California	4/2/2025	18%	No	Fee	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
			30					17	17	17	17	17	18	19
16.03	Property		1	Kenmore Arms	4/2/2025	18%	No	Fee	NAP	NAP	NAP	NAP
17	Loan		1	Oaks Business Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	61,093	15,273
18	Loan		1	Storage Sense Clements Ferry	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	102,864	17,144
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio									56,855	7,750
19.01	Property		1	Hot Springs	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19.02	Property		1	Siloam Springs	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20	Loan	19, 20, 23	1	Jefferson Business Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	73,399	9,175
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio									49,803	5,270
21.01	Property		1	820-822 Saint Johns Place	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21.02	Property		1	900 Flushing Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
22	Loan	16	1	156-158 Martense Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	10,980	3,660
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave									7,057	20,139
23.01	Property		1	4219 18th Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.02	Property		1	516 Central Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24	Loan	6	2	Mr. Storage Portfolio									8,774	8,774
24.01	Property		1	Mr. Storage Reynolds Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.02	Property		1	Mr. Storage Glendale Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	NAP	NAP	No	Leasehold	11/30/2119	None	3,077,503	Yes	804,612	268,204
26	Loan	19	1	Madison Flex Warehouses	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	28,518	4,753
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio									4,023	1,916
27.01	Property		1	386 East 31st Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.02	Property		1	243 East 25th Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28	Loan	2, 3, 13, 16	1	341 Central Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	11,511	3,654
29	Loan		1	Woodlayne Court	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	12,771	4,257
30	Loan		1	69 8th Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	6,609	3,147
31	Loan	16	1	Blue Sky Pine Bluff	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	14,350	1,435

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
			30		18	19	18	19	20	18	19	20	18	19
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	0	Springing	0	Springing	0	0	Springing	0	0	0
1.01	Property		1	996 Paragon Way
1.02	Property		1	91-399 Kauhi
1.03	Property		1	11224 Will Walker Road
1.04	Property		1	10450 Doral Boulevard
1.05	Property		1	1580, 1590 & 1600 Williams Road
1.06	Property		1	32150 Just Imagine Drive
1.07	Property		1	6850 Weber Boulevard
1.08	Property		1	1341 N. Clyde Morris Blvd.
1.09	Property		1	27200 SW 127th Avenue
1.10	Property		1	7410 Magi Road
1.11	Property		1	2375 East Newlands Road
1.12	Property		1	3800 Midlink Drive
1.13	Property		1	13509 Waterworks Street
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
1.15	Property		1	91-141 Kalaeloa
1.16	Property		1	9860 West Buckeye Road
1.17	Property		1	125 North Troy Hill Road
1.18	Property		1	11900 Trolley Lane
1.19	Property		1	11501 Wilkinson Drive
1.20	Property		1	2300 North 33rd Avenue East
1.21	Property		1	5001 West Delbridge Street
1.22	Property		1	91-238 Kauhi
1.23	Property		1	1892 Anfield Road
1.24	Property		1	9215-9347 E Pendleton Pike
1.25	Property		1	955 Aeroplaza Drive
1.26	Property		1	3155 Grissom Parkway
1.27	Property		1	3502 Enterprise Avenue
1.28	Property		1	3870 Ronald Reagan Boulevard
1.29	Property		1	700 Marine Drive
1.30	Property		1	3245 Henry Road
1.31	Property		1	2701 S.W. 18th Street
1.32	Property		1	2482 Century Drive
1.33	Property		1	158 West Yard Road
1.34	Property		1	55 Commerce Avenue
1.35	Property		1	1415 West Commerce Way
1.36	Property		1	1095 South 4800 West
1.37	Property		1	950 Bennett Road
1.38	Property		1	985 Kershaw Street
1.39	Property		1	1990 Hood Road
1.40	Property		1	17200 Manchac Park Lane
1.41	Property		1	7409 Magi Road
1.42	Property		1	91-329 Kauhi
1.43	Property		1	1985 International Way
1.44	Property		1	200 Orange Point Drive
1.45	Property		1	91-241 Kalaeloa
1.46	Property		1	2311 South Park Road
1.47	Property		1	2820 State Highway 31
1.48	Property		1	8000 Mid America Blvd.
1.49	Property		1	14257 E. Easter Avenue
1.50	Property		1	91-080 Hanua
1.51	Property		1	3736 Salisbury Road
1.52	Property		1	91-027 Kaomi Loop
1.53	Property		1	150 Greenhorn Drive
1.54	Property		1	7130 Q Street
1.55	Property		1	235 Great Pond Road
1.56	Property		1	510 Production Avenue
1.57	Property		1	91-150 Kaomi Loop
1.58	Property		1	4501 Industrial Drive
1.59	Property		1	91-222 Olai
1.60	Property		1	2580 Technology Drive
1.61	Property		1	301 Commerce Drive
1.62	Property		1	7121 South Fifth Avenue
1.63	Property		1	590 Assembly Court
1.64	Property		1	91-250 Komohana
1.65	Property		1	91-220 Kalaeloa
1.66	Property		1	91-185 Kalaeloa
1.67	Property		1	91-300 Hanua
1.68	Property		1	5501 Providence Hill Drive
1.69	Property		1	91-259 Olai
1.70	Property		1	2 Tower Drive
1.71	Property		1	91-064 Kaomi Loop
1.72	Property		1	91-202 Kalaeloa
1.73	Property		1	2100 NW 82nd Avenue

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
			30		18	19	18	19	20	18	19	20	18	19
1.74	Property		1	91-102 Kaomi Loop
1.75	Property		1	1230 West 171st Street
1.76	Property		1	91-400 Komohana
1.77	Property		1	91-265 Hanua
1.78	Property		1	91-255 Hanua
1.79	Property		1	1415 Industrial Drive
1.80	Property		1	209 South Bud Street
1.81	Property		1	91-110 Kaomi Loop
1.82	Property		1	3900 NE 6th Street
1.83	Property		1	91-218 Olai
1.84	Property		1	5795 Logistics Parkway
1.85	Property		1	91-210 Kauhi
1.86	Property		1	435 SE 70th Street
1.87	Property		1	2902 Gun Club Road
1.88	Property		1	91-210 Olai
1.89	Property		1	91-95 Hanua
1.90	Property		1	2401 Cram Avenue SE
1.91	Property		1	91-083 Hanua
1.92	Property		1	91-119 Olai
1.93	Property		1	3425 Maple Drive
1.94	Property		1	91-174 Olai
1.95	Property		1	5156 American Road
1.96	Property		1	91-252 Kauhi
1.97	Property		1	91-349 Kauhi
1.98	Property		1	91-175 Olai
1.99	Property		1	91-171 Olai
1.100	Property		1	91-087 Hanua
1.101	Property		1	91-410 Komohana
1.102	Property		1	91-416 Komohana
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	0	Springing	0	Springing	0	0	0	0	0	0
3	Loan	2, 4, 30	1	71 Spring Street	0	Springing	0	1,264	0	0	14,583	500,000	0	0
4	Loan	16, 29	1	Arrowhead Townhomes	141,225	23,537	568,000	0	0	0	0	0	0	0
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	0	Springing	0	Springing	0	0	0	0	0	0
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	78,788	14,987	0	24,000	0	0	0	0	0	0
6.01	Property		1	Brookdale Village Apartments
6.02	Property		1	Empire Village Apartments
7	Loan	16	1	Barry Quad	0	Springing	0	2,396	0	0	0	0	0	0
8	Loan	16	1	Black Lark Apartments	146,258	16,251	0	5,521	0	0	0	0	0	0
9	Loan	16, 27	1	803 South Avenue	15,668	7,461	0	1,733	0	0	0	0	0	0
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	0	Springing	0	41,805	0	0	0	0	0	0
11	Loan	2, 7, 16, 19, 26	1	One Grove	56,759	11,352	0	4,121	0	4,975	Springing	4,975	0	0
12	Loan	16	1	Gardens at Chamblee	19,771	5,492	0	2,167	0	0	0	0	0	0
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	0	Springing	2,630	2,630	0	0	0	0	0	0
13.01	Property		1	My Storage Marinette
13.02	Property		1	My Storage Tallassee
13.03	Property		1	My Storage Midland
13.04	Property		1	My Storage Bolivar
13.05	Property		1	My Storage Rock Falls
13.06	Property		1	My Storage Hopedale
13.07	Property		1	My Storage Roscommon
13.08	Property		1	My Storage Tuscaloosa
13.09	Property		1	My Storage Ionia
13.10	Property		1	My Storage Kewanee Main
13.11	Property		1	My Storage Warrior
13.12	Property		1	My Storage Kalamazoo
13.13	Property		1	My Storage Ragland
13.14	Property		1	My Storage Semmes
13.15	Property		1	My Storage Kewanee Atkinson
13.16	Property		1	My Storage Albia North
13.17	Property		1	My Storage Greensboro
13.18	Property		1	My Storage Greenville (Indiana)
13.19	Property		1	My Storage Kewanee 6th Street
13.20	Property		1	My Storage Kewanee Lake
13.21	Property		1	My Storage Albia West
13.22	Property		1	My Storage Kewanee Tremont
13.23	Property		1	My Storage Kewanee 6th-Tremont
13.24	Property		1	My Storage Annawan
14	Loan	4, 26, 30	1	305-315 Linden	0	Springing	0	3,479	0	0	0	0	0	0
15	Loan	30	1	Jarkesy MHC Portfolio	0	Springing	0	1,075	0	0	0	0	0	0
16	Loan	6, 19	3	Kenmore Apartments	0	Springing	0	2,229	0	0	0	0	0	0
16.01	Property		1	Villa Veneto
16.02	Property		1	Casa California

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
			30		18	19	18	19	20	18	19	20	18	19
16.03	Property		1	Kenmore Arms
17	Loan		1	Oaks Business Center	12,991	1,299	0	926	0	0	5,143	0	0	0
18	Loan		1	Storage Sense Clements Ferry	30,590	2,549	0	640	0	0	0	0	0	0
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	42,254	3,521	0	1,452	0	0	0	0	0	0
19.01	Property		1	Hot Springs
19.02	Property		1	Siloam Springs
20	Loan	19, 20, 23	1	Jefferson Business Center	0	Springing	0	1,640	0	572,500	Springing	250,000	0	0
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	8,024	1,910	0	367	0	0	0	0	0	0
21.01	Property		1	820-822 Saint Johns Place
21.02	Property		1	900 Flushing Avenue
22	Loan	16	1	156-158 Martense Street	3,391	1,696	0	375	0	0	0	0	0	0
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	14,574	7,287	0	1,735	0	75,000	Springing	0	0	0
23.01	Property		1	4219 18th Avenue
23.02	Property		1	516 Central Avenue
24	Loan	6	2	Mr. Storage Portfolio	19,301	1,379	0	927	0	0	0	0	0	0
24.01	Property		1	Mr. Storage Reynolds Road
24.02	Property		1	Mr. Storage Glendale Avenue
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	83,723	20,931	0	9,301	223,224	0	69,755	1,674,120	0	0
26	Loan	19	1	Madison Flex Warehouses	6,985	3,492	0	614	0	200,000	Springing	200,000	0	0
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	9,998	1,587	0	300	0	0	0	0	0	0
27.01	Property		1	386 East 31st Street
27.02	Property		1	243 East 25th Street
28	Loan	2, 3, 13, 16	1	341 Central Avenue	7,961	1,083	0	244	0	0	221	0	0	0
29	Loan		1	Woodlayne Court	2,760	2,760	0	917	0	0	0	0	0	0
30	Loan		1	69 8th Avenue	2,554	1,216	0	83	0	0	0	0	0	0
31	Loan	16	1	Blue Sky Pine Bluff	12,180	1,015	0	385	0	0	0	0	0	0

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
			30		20	18	18	19
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	0	0	2,476,942	Springing	Unfunded Obligations Reserve (Upfront: $2,476,941.61), Ground Lease Reserve (Monthly: Springing)
1.01	Property		1	996 Paragon Way
1.02	Property		1	91-399 Kauhi
1.03	Property		1	11224 Will Walker Road
1.04	Property		1	10450 Doral Boulevard
1.05	Property		1	1580, 1590 & 1600 Williams Road
1.06	Property		1	32150 Just Imagine Drive
1.07	Property		1	6850 Weber Boulevard
1.08	Property		1	1341 N. Clyde Morris Blvd.
1.09	Property		1	27200 SW 127th Avenue
1.10	Property		1	7410 Magi Road
1.11	Property		1	2375 East Newlands Road
1.12	Property		1	3800 Midlink Drive
1.13	Property		1	13509 Waterworks Street
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
1.15	Property		1	91-141 Kalaeloa
1.16	Property		1	9860 West Buckeye Road
1.17	Property		1	125 North Troy Hill Road
1.18	Property		1	11900 Trolley Lane
1.19	Property		1	11501 Wilkinson Drive
1.20	Property		1	2300 North 33rd Avenue East
1.21	Property		1	5001 West Delbridge Street
1.22	Property		1	91-238 Kauhi
1.23	Property		1	1892 Anfield Road
1.24	Property		1	9215-9347 E Pendleton Pike
1.25	Property		1	955 Aeroplaza Drive
1.26	Property		1	3155 Grissom Parkway
1.27	Property		1	3502 Enterprise Avenue
1.28	Property		1	3870 Ronald Reagan Boulevard
1.29	Property		1	700 Marine Drive
1.30	Property		1	3245 Henry Road
1.31	Property		1	2701 S.W. 18th Street
1.32	Property		1	2482 Century Drive
1.33	Property		1	158 West Yard Road
1.34	Property		1	55 Commerce Avenue
1.35	Property		1	1415 West Commerce Way
1.36	Property		1	1095 South 4800 West
1.37	Property		1	950 Bennett Road
1.38	Property		1	985 Kershaw Street
1.39	Property		1	1990 Hood Road
1.40	Property		1	17200 Manchac Park Lane
1.41	Property		1	7409 Magi Road
1.42	Property		1	91-329 Kauhi
1.43	Property		1	1985 International Way
1.44	Property		1	200 Orange Point Drive
1.45	Property		1	91-241 Kalaeloa
1.46	Property		1	2311 South Park Road
1.47	Property		1	2820 State Highway 31
1.48	Property		1	8000 Mid America Blvd.
1.49	Property		1	14257 E. Easter Avenue
1.50	Property		1	91-080 Hanua
1.51	Property		1	3736 Salisbury Road
1.52	Property		1	91-027 Kaomi Loop
1.53	Property		1	150 Greenhorn Drive
1.54	Property		1	7130 Q Street
1.55	Property		1	235 Great Pond Road
1.56	Property		1	510 Production Avenue
1.57	Property		1	91-150 Kaomi Loop
1.58	Property		1	4501 Industrial Drive
1.59	Property		1	91-222 Olai
1.60	Property		1	2580 Technology Drive
1.61	Property		1	301 Commerce Drive
1.62	Property		1	7121 South Fifth Avenue
1.63	Property		1	590 Assembly Court
1.64	Property		1	91-250 Komohana
1.65	Property		1	91-220 Kalaeloa
1.66	Property		1	91-185 Kalaeloa
1.67	Property		1	91-300 Hanua
1.68	Property		1	5501 Providence Hill Drive
1.69	Property		1	91-259 Olai
1.70	Property		1	2 Tower Drive
1.71	Property		1	91-064 Kaomi Loop
1.72	Property		1	91-202 Kalaeloa
1.73	Property		1	2100 NW 82nd Avenue

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
			30		20	18	18	19
1.74	Property		1	91-102 Kaomi Loop
1.75	Property		1	1230 West 171st Street
1.76	Property		1	91-400 Komohana
1.77	Property		1	91-265 Hanua
1.78	Property		1	91-255 Hanua
1.79	Property		1	1415 Industrial Drive
1.80	Property		1	209 South Bud Street
1.81	Property		1	91-110 Kaomi Loop
1.82	Property		1	3900 NE 6th Street
1.83	Property		1	91-218 Olai
1.84	Property		1	5795 Logistics Parkway
1.85	Property		1	91-210 Kauhi
1.86	Property		1	435 SE 70th Street
1.87	Property		1	2902 Gun Club Road
1.88	Property		1	91-210 Olai
1.89	Property		1	91-95 Hanua
1.90	Property		1	2401 Cram Avenue SE
1.91	Property		1	91-083 Hanua
1.92	Property		1	91-119 Olai
1.93	Property		1	3425 Maple Drive
1.94	Property		1	91-174 Olai
1.95	Property		1	5156 American Road
1.96	Property		1	91-252 Kauhi
1.97	Property		1	91-349 Kauhi
1.98	Property		1	91-175 Olai
1.99	Property		1	91-171 Olai
1.100	Property		1	91-087 Hanua
1.101	Property		1	91-410 Komohana
1.102	Property		1	91-416 Komohana
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	0	0	0	0
3	Loan	2, 4, 30	1	71 Spring Street	0	4,600	104,688	Springing	Free Rent Reserve (Upfront: $104,688), Specified Tenant Reserve (Monthly: Springing)
4	Loan	16, 29	1	Arrowhead Townhomes	0	142,725	0	0
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	0	0	322,055	Springing	Ground Subleases Reserve (Upfront: $322,055), PIP Reserve (Monthly: Springing)
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	0	97,250	0	0
6.01	Property		1	Brookdale Village Apartments
6.02	Property		1	Empire Village Apartments
7	Loan	16	1	Barry Quad	0	0	0	0
8	Loan	16	1	Black Lark Apartments	0	21,423	0	0
9	Loan	16, 27	1	803 South Avenue	0	14,688	0	0
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	0	0	0	Springing	Low DSCR Reserve, PIP Reserve
11	Loan	2, 7, 16, 19, 26	1	One Grove	0	0	6,010,000	0	Guarantor Liquidity Reserve ($5,000,000), Performance Reserve ($583,056), Unfunded Obligations Reserve ($426,944)
12	Loan	16	1	Gardens at Chamblee	0	14,438	0	0
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	0	0	0	0
13.01	Property		1	My Storage Marinette
13.02	Property		1	My Storage Tallassee
13.03	Property		1	My Storage Midland
13.04	Property		1	My Storage Bolivar
13.05	Property		1	My Storage Rock Falls
13.06	Property		1	My Storage Hopedale
13.07	Property		1	My Storage Roscommon
13.08	Property		1	My Storage Tuscaloosa
13.09	Property		1	My Storage Ionia
13.10	Property		1	My Storage Kewanee Main
13.11	Property		1	My Storage Warrior
13.12	Property		1	My Storage Kalamazoo
13.13	Property		1	My Storage Ragland
13.14	Property		1	My Storage Semmes
13.15	Property		1	My Storage Kewanee Atkinson
13.16	Property		1	My Storage Albia North
13.17	Property		1	My Storage Greensboro
13.18	Property		1	My Storage Greenville (Indiana)
13.19	Property		1	My Storage Kewanee 6th Street
13.20	Property		1	My Storage Kewanee Lake
13.21	Property		1	My Storage Albia West
13.22	Property		1	My Storage Kewanee Tremont
13.23	Property		1	My Storage Kewanee 6th-Tremont
13.24	Property		1	My Storage Annawan
14	Loan	4, 26, 30	1	305-315 Linden	0	499,158	0	0
15	Loan	30	1	Jarkesy MHC Portfolio	0	83,289	0	0
16	Loan	6, 19	3	Kenmore Apartments	0	3,750	0	Springing	Low DSCR Reserve
16.01	Property		1	Villa Veneto
16.02	Property		1	Casa California

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
			30		20	18	18	19
16.03	Property		1	Kenmore Arms
17	Loan		1	Oaks Business Center	0	19,531	0	0
18	Loan		1	Storage Sense Clements Ferry	0	0	0	0
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	0	21,375	0	0
19.01	Property		1	Hot Springs
19.02	Property		1	Siloam Springs
20	Loan	19, 20, 23	1	Jefferson Business Center	0	750	66,889	0	Outstanding TI Reserve ($53,300.30), Free Rent Reserve ($13,588.66)
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	0	0	0	0
21.01	Property		1	820-822 Saint Johns Place
21.02	Property		1	900 Flushing Avenue
22	Loan	16	1	156-158 Martense Street	0	20,563	0	0
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	0	38,875	21,576	0	Lease-Up Reserve
23.01	Property		1	4219 18th Avenue
23.02	Property		1	516 Central Avenue
24	Loan	6	2	Mr. Storage Portfolio	0	57,904	0	0
24.01	Property		1	Mr. Storage Reynolds Road
24.02	Property		1	Mr. Storage Glendale Avenue
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	0	0	25,030,108	0	Indeed Lease Reserve ($12,995,460), Rent Concession Reserve ($6,695,378), Upfront Rollover Reserve ($4,569,893), Ground Rent Reserve ($769,377)
26	Loan	19	1	Madison Flex Warehouses	0	64,875	0	0
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	0	6,375	0	0
27.01	Property		1	386 East 31st Street
27.02	Property		1	243 East 25th Street
28	Loan	2, 3, 13, 16	1	341 Central Avenue	0	0	0	0
29	Loan		1	Woodlayne Court	0	3,400	0	0
30	Loan		1	69 8th Avenue	0	0	0	0
31	Loan	16	1	Blue Sky Pine Bluff	0	5,000	0	0

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
			30		20			26
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	61,000,000	686,200,000
1.01	Property		1	996 Paragon Way
1.02	Property		1	91-399 Kauhi
1.03	Property		1	11224 Will Walker Road
1.04	Property		1	10450 Doral Boulevard
1.05	Property		1	1580, 1590 & 1600 Williams Road
1.06	Property		1	32150 Just Imagine Drive
1.07	Property		1	6850 Weber Boulevard
1.08	Property		1	1341 N. Clyde Morris Blvd.
1.09	Property		1	27200 SW 127th Avenue
1.10	Property		1	7410 Magi Road
1.11	Property		1	2375 East Newlands Road
1.12	Property		1	3800 Midlink Drive
1.13	Property		1	13509 Waterworks Street
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
1.15	Property		1	91-141 Kalaeloa
1.16	Property		1	9860 West Buckeye Road
1.17	Property		1	125 North Troy Hill Road
1.18	Property		1	11900 Trolley Lane
1.19	Property		1	11501 Wilkinson Drive
1.20	Property		1	2300 North 33rd Avenue East
1.21	Property		1	5001 West Delbridge Street
1.22	Property		1	91-238 Kauhi
1.23	Property		1	1892 Anfield Road
1.24	Property		1	9215-9347 E Pendleton Pike
1.25	Property		1	955 Aeroplaza Drive
1.26	Property		1	3155 Grissom Parkway
1.27	Property		1	3502 Enterprise Avenue
1.28	Property		1	3870 Ronald Reagan Boulevard
1.29	Property		1	700 Marine Drive
1.30	Property		1	3245 Henry Road
1.31	Property		1	2701 S.W. 18th Street
1.32	Property		1	2482 Century Drive
1.33	Property		1	158 West Yard Road
1.34	Property		1	55 Commerce Avenue
1.35	Property		1	1415 West Commerce Way
1.36	Property		1	1095 South 4800 West
1.37	Property		1	950 Bennett Road
1.38	Property		1	985 Kershaw Street
1.39	Property		1	1990 Hood Road
1.40	Property		1	17200 Manchac Park Lane
1.41	Property		1	7409 Magi Road
1.42	Property		1	91-329 Kauhi
1.43	Property		1	1985 International Way
1.44	Property		1	200 Orange Point Drive
1.45	Property		1	91-241 Kalaeloa
1.46	Property		1	2311 South Park Road
1.47	Property		1	2820 State Highway 31
1.48	Property		1	8000 Mid America Blvd.
1.49	Property		1	14257 E. Easter Avenue
1.50	Property		1	91-080 Hanua
1.51	Property		1	3736 Salisbury Road
1.52	Property		1	91-027 Kaomi Loop
1.53	Property		1	150 Greenhorn Drive
1.54	Property		1	7130 Q Street
1.55	Property		1	235 Great Pond Road
1.56	Property		1	510 Production Avenue
1.57	Property		1	91-150 Kaomi Loop
1.58	Property		1	4501 Industrial Drive
1.59	Property		1	91-222 Olai
1.60	Property		1	2580 Technology Drive
1.61	Property		1	301 Commerce Drive
1.62	Property		1	7121 South Fifth Avenue
1.63	Property		1	590 Assembly Court
1.64	Property		1	91-250 Komohana
1.65	Property		1	91-220 Kalaeloa
1.66	Property		1	91-185 Kalaeloa
1.67	Property		1	91-300 Hanua
1.68	Property		1	5501 Providence Hill Drive
1.69	Property		1	91-259 Olai
1.70	Property		1	2 Tower Drive
1.71	Property		1	91-064 Kaomi Loop
1.72	Property		1	91-202 Kalaeloa
1.73	Property		1	2100 NW 82nd Avenue

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
			30		20			26
1.74	Property		1	91-102 Kaomi Loop
1.75	Property		1	1230 West 171st Street
1.76	Property		1	91-400 Komohana
1.77	Property		1	91-265 Hanua
1.78	Property		1	91-255 Hanua
1.79	Property		1	1415 Industrial Drive
1.80	Property		1	209 South Bud Street
1.81	Property		1	91-110 Kaomi Loop
1.82	Property		1	3900 NE 6th Street
1.83	Property		1	91-218 Olai
1.84	Property		1	5795 Logistics Parkway
1.85	Property		1	91-210 Kauhi
1.86	Property		1	435 SE 70th Street
1.87	Property		1	2902 Gun Club Road
1.88	Property		1	91-210 Olai
1.89	Property		1	91-95 Hanua
1.90	Property		1	2401 Cram Avenue SE
1.91	Property		1	91-083 Hanua
1.92	Property		1	91-119 Olai
1.93	Property		1	3425 Maple Drive
1.94	Property		1	91-174 Olai
1.95	Property		1	5156 American Road
1.96	Property		1	91-252 Kauhi
1.97	Property		1	91-349 Kauhi
1.98	Property		1	91-175 Olai
1.99	Property		1	91-171 Olai
1.100	Property		1	91-087 Hanua
1.101	Property		1	91-410 Komohana
1.102	Property		1	91-416 Komohana
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes	60,000,000	6,400,000
3	Loan	2, 4, 30	1	71 Spring Street	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
4	Loan	16, 29	1	Arrowhead Townhomes	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	0	NAP	NAP	Soft	Springing	Yes	No	Yes	Yes	40,000,000	90,000,000
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
6.01	Property		1	Brookdale Village Apartments
6.02	Property		1	Empire Village Apartments
7	Loan	16	1	Barry Quad	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
8	Loan	16	1	Black Lark Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
9	Loan	16, 27	1	803 South Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	0	NAP	NAP	Hard	Springing	No	No	No	NAP	NAP	NAP
11	Loan	2, 7, 16, 19, 26	1	One Grove	0	NAP	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes	No	Yes	No	21,000,000	60,000,000
12	Loan	16	1	Gardens at Chamblee	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
13.01	Property		1	My Storage Marinette
13.02	Property		1	My Storage Tallassee
13.03	Property		1	My Storage Midland
13.04	Property		1	My Storage Bolivar
13.05	Property		1	My Storage Rock Falls
13.06	Property		1	My Storage Hopedale
13.07	Property		1	My Storage Roscommon
13.08	Property		1	My Storage Tuscaloosa
13.09	Property		1	My Storage Ionia
13.10	Property		1	My Storage Kewanee Main
13.11	Property		1	My Storage Warrior
13.12	Property		1	My Storage Kalamazoo
13.13	Property		1	My Storage Ragland
13.14	Property		1	My Storage Semmes
13.15	Property		1	My Storage Kewanee Atkinson
13.16	Property		1	My Storage Albia North
13.17	Property		1	My Storage Greensboro
13.18	Property		1	My Storage Greenville (Indiana)
13.19	Property		1	My Storage Kewanee 6th Street
13.20	Property		1	My Storage Kewanee Lake
13.21	Property		1	My Storage Albia West
13.22	Property		1	My Storage Kewanee Tremont
13.23	Property		1	My Storage Kewanee 6th-Tremont
13.24	Property		1	My Storage Annawan
14	Loan	4, 26, 30	1	305-315 Linden	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
15	Loan	30	1	Jarkesy MHC Portfolio	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
16	Loan	6, 19	3	Kenmore Apartments	0	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP
16.01	Property		1	Villa Veneto
16.02	Property		1	Casa California

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
			30		20			26
16.03	Property		1	Kenmore Arms
17	Loan		1	Oaks Business Center	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
18	Loan		1	Storage Sense Clements Ferry	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
19.01	Property		1	Hot Springs
19.02	Property		1	Siloam Springs
20	Loan	19, 20, 23	1	Jefferson Business Center	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
21.01	Property		1	820-822 Saint Johns Place
21.02	Property		1	900 Flushing Avenue
22	Loan	16	1	156-158 Martense Street	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
23.01	Property		1	4219 18th Avenue
23.02	Property		1	516 Central Avenue
24	Loan	6	2	Mr. Storage Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
24.01	Property		1	Mr. Storage Reynolds Road
24.02	Property		1	Mr. Storage Glendale Avenue
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	6,500,000	108,500,000
26	Loan	19	1	Madison Flex Warehouses	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
27.01	Property		1	386 East 31st Street
27.02	Property		1	243 East 25th Street
28	Loan	2, 3, 13, 16	1	341 Central Avenue	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
29	Loan		1	Woodlayne Court	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
30	Loan		1	69 8th Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
31	Loan	16	1	Blue Sky Pine Bluff	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
			30		9	9				9		14
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	3,116,724.96	3,393,787.37	412,800,000	8.2510509729845%	1,160,000,000	6,271,570.59	68.0%	1.06	7.3%
1.01	Property		1	996 Paragon Way
1.02	Property		1	91-399 Kauhi
1.03	Property		1	11224 Will Walker Road
1.04	Property		1	10450 Doral Boulevard
1.05	Property		1	1580, 1590 & 1600 Williams Road
1.06	Property		1	32150 Just Imagine Drive
1.07	Property		1	6850 Weber Boulevard
1.08	Property		1	1341 N. Clyde Morris Blvd.
1.09	Property		1	27200 SW 127th Avenue
1.10	Property		1	7410 Magi Road
1.11	Property		1	2375 East Newlands Road
1.12	Property		1	3800 Midlink Drive
1.13	Property		1	13509 Waterworks Street
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
1.15	Property		1	91-141 Kalaeloa
1.16	Property		1	9860 West Buckeye Road
1.17	Property		1	125 North Troy Hill Road
1.18	Property		1	11900 Trolley Lane
1.19	Property		1	11501 Wilkinson Drive
1.20	Property		1	2300 North 33rd Avenue East
1.21	Property		1	5001 West Delbridge Street
1.22	Property		1	91-238 Kauhi
1.23	Property		1	1892 Anfield Road
1.24	Property		1	9215-9347 E Pendleton Pike
1.25	Property		1	955 Aeroplaza Drive
1.26	Property		1	3155 Grissom Parkway
1.27	Property		1	3502 Enterprise Avenue
1.28	Property		1	3870 Ronald Reagan Boulevard
1.29	Property		1	700 Marine Drive
1.30	Property		1	3245 Henry Road
1.31	Property		1	2701 S.W. 18th Street
1.32	Property		1	2482 Century Drive
1.33	Property		1	158 West Yard Road
1.34	Property		1	55 Commerce Avenue
1.35	Property		1	1415 West Commerce Way
1.36	Property		1	1095 South 4800 West
1.37	Property		1	950 Bennett Road
1.38	Property		1	985 Kershaw Street
1.39	Property		1	1990 Hood Road
1.40	Property		1	17200 Manchac Park Lane
1.41	Property		1	7409 Magi Road
1.42	Property		1	91-329 Kauhi
1.43	Property		1	1985 International Way
1.44	Property		1	200 Orange Point Drive
1.45	Property		1	91-241 Kalaeloa
1.46	Property		1	2311 South Park Road
1.47	Property		1	2820 State Highway 31
1.48	Property		1	8000 Mid America Blvd.
1.49	Property		1	14257 E. Easter Avenue
1.50	Property		1	91-080 Hanua
1.51	Property		1	3736 Salisbury Road
1.52	Property		1	91-027 Kaomi Loop
1.53	Property		1	150 Greenhorn Drive
1.54	Property		1	7130 Q Street
1.55	Property		1	235 Great Pond Road
1.56	Property		1	510 Production Avenue
1.57	Property		1	91-150 Kaomi Loop
1.58	Property		1	4501 Industrial Drive
1.59	Property		1	91-222 Olai
1.60	Property		1	2580 Technology Drive
1.61	Property		1	301 Commerce Drive
1.62	Property		1	7121 South Fifth Avenue
1.63	Property		1	590 Assembly Court
1.64	Property		1	91-250 Komohana
1.65	Property		1	91-220 Kalaeloa
1.66	Property		1	91-185 Kalaeloa
1.67	Property		1	91-300 Hanua
1.68	Property		1	5501 Providence Hill Drive
1.69	Property		1	91-259 Olai
1.70	Property		1	2 Tower Drive
1.71	Property		1	91-064 Kaomi Loop
1.72	Property		1	91-202 Kalaeloa
1.73	Property		1	2100 NW 82nd Avenue

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
			30		9	9				9		14
1.74	Property		1	91-102 Kaomi Loop
1.75	Property		1	1230 West 171st Street
1.76	Property		1	91-400 Komohana
1.77	Property		1	91-265 Hanua
1.78	Property		1	91-255 Hanua
1.79	Property		1	1415 Industrial Drive
1.80	Property		1	209 South Bud Street
1.81	Property		1	91-110 Kaomi Loop
1.82	Property		1	3900 NE 6th Street
1.83	Property		1	91-218 Olai
1.84	Property		1	5795 Logistics Parkway
1.85	Property		1	91-210 Kauhi
1.86	Property		1	435 SE 70th Street
1.87	Property		1	2902 Gun Club Road
1.88	Property		1	91-210 Olai
1.89	Property		1	91-95 Hanua
1.90	Property		1	2401 Cram Avenue SE
1.91	Property		1	91-083 Hanua
1.92	Property		1	91-119 Olai
1.93	Property		1	3425 Maple Drive
1.94	Property		1	91-174 Olai
1.95	Property		1	5156 American Road
1.96	Property		1	91-252 Kauhi
1.97	Property		1	91-349 Kauhi
1.98	Property		1	91-175 Olai
1.99	Property		1	91-171 Olai
1.100	Property		1	91-087 Hanua
1.101	Property		1	91-410 Komohana
1.102	Property		1	91-416 Komohana
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	36,321.56	376,836.14	NAP	NAP	66,400,000	376,836.14	68.7%	1.20	8.2%
3	Loan	2, 4, 30	1	71 Spring Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	16, 29	1	Arrowhead Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	522,406.25	754,586.81	NAP	NAP	130,000,000	754,586.81	53.5%	1.87	15.6%
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Brookdale Village Apartments
6.02	Property		1	Empire Village Apartments
7	Loan	16	1	Barry Quad	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16	1	Black Lark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	803 South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 7, 16, 19, 26	1	One Grove	303,659.73	409,940.63	NAP	NAP	81,000,000	409,940.63	64.2%	1.25	7.7%
12	Loan	16	1	Gardens at Chamblee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	My Storage Marinette
13.02	Property		1	My Storage Tallassee
13.03	Property		1	My Storage Midland
13.04	Property		1	My Storage Bolivar
13.05	Property		1	My Storage Rock Falls
13.06	Property		1	My Storage Hopedale
13.07	Property		1	My Storage Roscommon
13.08	Property		1	My Storage Tuscaloosa
13.09	Property		1	My Storage Ionia
13.10	Property		1	My Storage Kewanee Main
13.11	Property		1	My Storage Warrior
13.12	Property		1	My Storage Kalamazoo
13.13	Property		1	My Storage Ragland
13.14	Property		1	My Storage Semmes
13.15	Property		1	My Storage Kewanee Atkinson
13.16	Property		1	My Storage Albia North
13.17	Property		1	My Storage Greensboro
13.18	Property		1	My Storage Greenville (Indiana)
13.19	Property		1	My Storage Kewanee 6th Street
13.20	Property		1	My Storage Kewanee Lake
13.21	Property		1	My Storage Albia West
13.22	Property		1	My Storage Kewanee Tremont
13.23	Property		1	My Storage Kewanee 6th-Tremont
13.24	Property		1	My Storage Annawan
14	Loan	4, 26, 30	1	305-315 Linden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	30	1	Jarkesy MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 19	3	Kenmore Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Villa Veneto
16.02	Property		1	Casa California

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
			30		9	9				9		14
16.03	Property		1	Kenmore Arms
17	Loan		1	Oaks Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Storage Sense Clements Ferry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Hot Springs
19.02	Property		1	Siloam Springs
20	Loan	19, 20, 23	1	Jefferson Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	820-822 Saint Johns Place
21.02	Property		1	900 Flushing Avenue
22	Loan	16	1	156-158 Martense Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	4219 18th Avenue
23.02	Property		1	516 Central Avenue
24	Loan	6	2	Mr. Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Mr. Storage Reynolds Road
24.02	Property		1	Mr. Storage Glendale Avenue
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	676,451.03	716,975.75	NAP	NAP	115,000,000	716,975.75	59.9%	1.73	13.8%
26	Loan	19	1	Madison Flex Warehouses	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	386 East 31st Street
27.02	Property		1	243 East 25th Street
28	Loan	2, 3, 13, 16	1	341 Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Woodlayne Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	69 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	16	1	Blue Sky Pine Bluff	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
			30					9		14		13
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
1.01	Property		1	996 Paragon Way
1.02	Property		1	91-399 Kauhi
1.03	Property		1	11224 Will Walker Road
1.04	Property		1	10450 Doral Boulevard
1.05	Property		1	1580, 1590 & 1600 Williams Road
1.06	Property		1	32150 Just Imagine Drive
1.07	Property		1	6850 Weber Boulevard
1.08	Property		1	1341 N. Clyde Morris Blvd.
1.09	Property		1	27200 SW 127th Avenue
1.10	Property		1	7410 Magi Road
1.11	Property		1	2375 East Newlands Road
1.12	Property		1	3800 Midlink Drive
1.13	Property		1	13509 Waterworks Street
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
1.15	Property		1	91-141 Kalaeloa
1.16	Property		1	9860 West Buckeye Road
1.17	Property		1	125 North Troy Hill Road
1.18	Property		1	11900 Trolley Lane
1.19	Property		1	11501 Wilkinson Drive
1.20	Property		1	2300 North 33rd Avenue East
1.21	Property		1	5001 West Delbridge Street
1.22	Property		1	91-238 Kauhi
1.23	Property		1	1892 Anfield Road
1.24	Property		1	9215-9347 E Pendleton Pike
1.25	Property		1	955 Aeroplaza Drive
1.26	Property		1	3155 Grissom Parkway
1.27	Property		1	3502 Enterprise Avenue
1.28	Property		1	3870 Ronald Reagan Boulevard
1.29	Property		1	700 Marine Drive
1.30	Property		1	3245 Henry Road
1.31	Property		1	2701 S.W. 18th Street
1.32	Property		1	2482 Century Drive
1.33	Property		1	158 West Yard Road
1.34	Property		1	55 Commerce Avenue
1.35	Property		1	1415 West Commerce Way
1.36	Property		1	1095 South 4800 West
1.37	Property		1	950 Bennett Road
1.38	Property		1	985 Kershaw Street
1.39	Property		1	1990 Hood Road
1.40	Property		1	17200 Manchac Park Lane
1.41	Property		1	7409 Magi Road
1.42	Property		1	91-329 Kauhi
1.43	Property		1	1985 International Way
1.44	Property		1	200 Orange Point Drive
1.45	Property		1	91-241 Kalaeloa
1.46	Property		1	2311 South Park Road
1.47	Property		1	2820 State Highway 31
1.48	Property		1	8000 Mid America Blvd.
1.49	Property		1	14257 E. Easter Avenue
1.50	Property		1	91-080 Hanua
1.51	Property		1	3736 Salisbury Road
1.52	Property		1	91-027 Kaomi Loop
1.53	Property		1	150 Greenhorn Drive
1.54	Property		1	7130 Q Street
1.55	Property		1	235 Great Pond Road
1.56	Property		1	510 Production Avenue
1.57	Property		1	91-150 Kaomi Loop
1.58	Property		1	4501 Industrial Drive
1.59	Property		1	91-222 Olai
1.60	Property		1	2580 Technology Drive
1.61	Property		1	301 Commerce Drive
1.62	Property		1	7121 South Fifth Avenue
1.63	Property		1	590 Assembly Court
1.64	Property		1	91-250 Komohana
1.65	Property		1	91-220 Kalaeloa
1.66	Property		1	91-185 Kalaeloa
1.67	Property		1	91-300 Hanua
1.68	Property		1	5501 Providence Hill Drive
1.69	Property		1	91-259 Olai
1.70	Property		1	2 Tower Drive
1.71	Property		1	91-064 Kaomi Loop
1.72	Property		1	91-202 Kalaeloa
1.73	Property		1	2100 NW 82nd Avenue

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
			30					9		14		13
1.74	Property		1	91-102 Kaomi Loop
1.75	Property		1	1230 West 171st Street
1.76	Property		1	91-400 Komohana
1.77	Property		1	91-265 Hanua
1.78	Property		1	91-255 Hanua
1.79	Property		1	1415 Industrial Drive
1.80	Property		1	209 South Bud Street
1.81	Property		1	91-110 Kaomi Loop
1.82	Property		1	3900 NE 6th Street
1.83	Property		1	91-218 Olai
1.84	Property		1	5795 Logistics Parkway
1.85	Property		1	91-210 Kauhi
1.86	Property		1	435 SE 70th Street
1.87	Property		1	2902 Gun Club Road
1.88	Property		1	91-210 Olai
1.89	Property		1	91-95 Hanua
1.90	Property		1	2401 Cram Avenue SE
1.91	Property		1	91-083 Hanua
1.92	Property		1	91-119 Olai
1.93	Property		1	3425 Maple Drive
1.94	Property		1	91-174 Olai
1.95	Property		1	5156 American Road
1.96	Property		1	91-252 Kauhi
1.97	Property		1	91-349 Kauhi
1.98	Property		1	91-175 Olai
1.99	Property		1	91-171 Olai
1.100	Property		1	91-087 Hanua
1.101	Property		1	91-410 Komohana
1.102	Property		1	91-416 Komohana
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3	Loan	2, 4, 30	1	71 Spring Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	16, 29	1	Arrowhead Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6.01	Property		1	Brookdale Village Apartments
6.02	Property		1	Empire Village Apartments
7	Loan	16	1	Barry Quad	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	16	1	Black Lark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	16, 27	1	803 South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan	2, 7, 16, 19, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	16	1	Gardens at Chamblee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13.01	Property		1	My Storage Marinette
13.02	Property		1	My Storage Tallassee
13.03	Property		1	My Storage Midland
13.04	Property		1	My Storage Bolivar
13.05	Property		1	My Storage Rock Falls
13.06	Property		1	My Storage Hopedale
13.07	Property		1	My Storage Roscommon
13.08	Property		1	My Storage Tuscaloosa
13.09	Property		1	My Storage Ionia
13.10	Property		1	My Storage Kewanee Main
13.11	Property		1	My Storage Warrior
13.12	Property		1	My Storage Kalamazoo
13.13	Property		1	My Storage Ragland
13.14	Property		1	My Storage Semmes
13.15	Property		1	My Storage Kewanee Atkinson
13.16	Property		1	My Storage Albia North
13.17	Property		1	My Storage Greensboro
13.18	Property		1	My Storage Greenville (Indiana)
13.19	Property		1	My Storage Kewanee 6th Street
13.20	Property		1	My Storage Kewanee Lake
13.21	Property		1	My Storage Albia West
13.22	Property		1	My Storage Kewanee Tremont
13.23	Property		1	My Storage Kewanee 6th-Tremont
13.24	Property		1	My Storage Annawan
14	Loan	4, 26, 30	1	305-315 Linden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	30	1	Jarkesy MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16	Loan	6, 19	3	Kenmore Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16.01	Property		1	Villa Veneto
16.02	Property		1	Casa California

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
			30					9		14		13
16.03	Property		1	Kenmore Arms
17	Loan		1	Oaks Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan		1	Storage Sense Clements Ferry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19.01	Property		1	Hot Springs
19.02	Property		1	Siloam Springs
20	Loan	19, 20, 23	1	Jefferson Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
21.01	Property		1	820-822 Saint Johns Place
21.02	Property		1	900 Flushing Avenue
22	Loan	16	1	156-158 Martense Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23.01	Property		1	4219 18th Avenue
23.02	Property		1	516 Central Avenue
24	Loan	6	2	Mr. Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
24.01	Property		1	Mr. Storage Reynolds Road
24.02	Property		1	Mr. Storage Glendale Avenue
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
26	Loan	19	1	Madison Flex Warehouses	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27.01	Property		1	386 East 31st Street
27.02	Property		1	243 East 25th Street
28	Loan	2, 3, 13, 16	1	341 Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
29	Loan		1	Woodlayne Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan		1	69 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	16	1	Blue Sky Pine Bluff	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
			30		13		24
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	NAP	Industrial Logistics Properties Trust	Industrial Logistics Properties Trust	No
1.01	Property		1	996 Paragon Way
1.02	Property		1	91-399 Kauhi
1.03	Property		1	11224 Will Walker Road
1.04	Property		1	10450 Doral Boulevard
1.05	Property		1	1580, 1590 & 1600 Williams Road
1.06	Property		1	32150 Just Imagine Drive
1.07	Property		1	6850 Weber Boulevard
1.08	Property		1	1341 N. Clyde Morris Blvd.
1.09	Property		1	27200 SW 127th Avenue
1.10	Property		1	7410 Magi Road
1.11	Property		1	2375 East Newlands Road
1.12	Property		1	3800 Midlink Drive
1.13	Property		1	13509 Waterworks Street
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
1.15	Property		1	91-141 Kalaeloa
1.16	Property		1	9860 West Buckeye Road
1.17	Property		1	125 North Troy Hill Road
1.18	Property		1	11900 Trolley Lane
1.19	Property		1	11501 Wilkinson Drive
1.20	Property		1	2300 North 33rd Avenue East
1.21	Property		1	5001 West Delbridge Street
1.22	Property		1	91-238 Kauhi
1.23	Property		1	1892 Anfield Road
1.24	Property		1	9215-9347 E Pendleton Pike
1.25	Property		1	955 Aeroplaza Drive
1.26	Property		1	3155 Grissom Parkway
1.27	Property		1	3502 Enterprise Avenue
1.28	Property		1	3870 Ronald Reagan Boulevard
1.29	Property		1	700 Marine Drive
1.30	Property		1	3245 Henry Road
1.31	Property		1	2701 S.W. 18th Street
1.32	Property		1	2482 Century Drive
1.33	Property		1	158 West Yard Road
1.34	Property		1	55 Commerce Avenue
1.35	Property		1	1415 West Commerce Way
1.36	Property		1	1095 South 4800 West
1.37	Property		1	950 Bennett Road
1.38	Property		1	985 Kershaw Street
1.39	Property		1	1990 Hood Road
1.40	Property		1	17200 Manchac Park Lane
1.41	Property		1	7409 Magi Road
1.42	Property		1	91-329 Kauhi
1.43	Property		1	1985 International Way
1.44	Property		1	200 Orange Point Drive
1.45	Property		1	91-241 Kalaeloa
1.46	Property		1	2311 South Park Road
1.47	Property		1	2820 State Highway 31
1.48	Property		1	8000 Mid America Blvd.
1.49	Property		1	14257 E. Easter Avenue
1.50	Property		1	91-080 Hanua
1.51	Property		1	3736 Salisbury Road
1.52	Property		1	91-027 Kaomi Loop
1.53	Property		1	150 Greenhorn Drive
1.54	Property		1	7130 Q Street
1.55	Property		1	235 Great Pond Road
1.56	Property		1	510 Production Avenue
1.57	Property		1	91-150 Kaomi Loop
1.58	Property		1	4501 Industrial Drive
1.59	Property		1	91-222 Olai
1.60	Property		1	2580 Technology Drive
1.61	Property		1	301 Commerce Drive
1.62	Property		1	7121 South Fifth Avenue
1.63	Property		1	590 Assembly Court
1.64	Property		1	91-250 Komohana
1.65	Property		1	91-220 Kalaeloa
1.66	Property		1	91-185 Kalaeloa
1.67	Property		1	91-300 Hanua
1.68	Property		1	5501 Providence Hill Drive
1.69	Property		1	91-259 Olai
1.70	Property		1	2 Tower Drive
1.71	Property		1	91-064 Kaomi Loop
1.72	Property		1	91-202 Kalaeloa
1.73	Property		1	2100 NW 82nd Avenue

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
			30		13		24
1.74	Property		1	91-102 Kaomi Loop
1.75	Property		1	1230 West 171st Street
1.76	Property		1	91-400 Komohana
1.77	Property		1	91-265 Hanua
1.78	Property		1	91-255 Hanua
1.79	Property		1	1415 Industrial Drive
1.80	Property		1	209 South Bud Street
1.81	Property		1	91-110 Kaomi Loop
1.82	Property		1	3900 NE 6th Street
1.83	Property		1	91-218 Olai
1.84	Property		1	5795 Logistics Parkway
1.85	Property		1	91-210 Kauhi
1.86	Property		1	435 SE 70th Street
1.87	Property		1	2902 Gun Club Road
1.88	Property		1	91-210 Olai
1.89	Property		1	91-95 Hanua
1.90	Property		1	2401 Cram Avenue SE
1.91	Property		1	91-083 Hanua
1.92	Property		1	91-119 Olai
1.93	Property		1	3425 Maple Drive
1.94	Property		1	91-174 Olai
1.95	Property		1	5156 American Road
1.96	Property		1	91-252 Kauhi
1.97	Property		1	91-349 Kauhi
1.98	Property		1	91-175 Olai
1.99	Property		1	91-171 Olai
1.100	Property		1	91-087 Hanua
1.101	Property		1	91-410 Komohana
1.102	Property		1	91-416 Komohana
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	NAP	Related Special Assets LLC	Related Special Assets LLC	No
3	Loan	2, 4, 30	1	71 Spring Street	NAP	Albert Laboz, Jason Laboz and Joseph Jody Laboz	Albert Laboz, Jason Laboz and Joseph Jody Laboz	No
4	Loan	16, 29	1	Arrowhead Townhomes	NAP	Joseph Jemal and Norman Jemal	Joseph Jemal and Norman Jemal	No
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	NAP	AVR Enterprises LLC	AVR Enterprises LLC	No
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	NAP	Gary W. Gates, Jr.	Gary W. Gates, Jr.	No
6.01	Property		1	Brookdale Village Apartments
6.02	Property		1	Empire Village Apartments
7	Loan	16	1	Barry Quad	NAP	Robert Sekula and Eric Turrin	Robert Sekula and Eric Turrin	No
8	Loan	16	1	Black Lark Apartments	NAP	Amin Rezvani	Amin Rezvani	No
9	Loan	16, 27	1	803 South Avenue	NAP	Gabriel Hamani	Gabriel Hamani	No
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	NAP	AVR Enterprises LLC	AVR Enterprises LLC	No
11	Loan	2, 7, 16, 19, 26	1	One Grove	NAP	Sing Wang	Sing Wang	No
12	Loan	16	1	Gardens at Chamblee	NAP	Eric D. Mattingly and Andrew Moore	Eric D. Mattingly and Andrew Moore	No
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	NAP	Gabriel C. Dean	Gabriel C. Dean, Ryan C. Wilson, Bethny N. Dean, David P. Dean, Mickey J. Miller and Mitchell J. Miller	No
13.01	Property		1	My Storage Marinette
13.02	Property		1	My Storage Tallassee
13.03	Property		1	My Storage Midland
13.04	Property		1	My Storage Bolivar
13.05	Property		1	My Storage Rock Falls
13.06	Property		1	My Storage Hopedale
13.07	Property		1	My Storage Roscommon
13.08	Property		1	My Storage Tuscaloosa
13.09	Property		1	My Storage Ionia
13.10	Property		1	My Storage Kewanee Main
13.11	Property		1	My Storage Warrior
13.12	Property		1	My Storage Kalamazoo
13.13	Property		1	My Storage Ragland
13.14	Property		1	My Storage Semmes
13.15	Property		1	My Storage Kewanee Atkinson
13.16	Property		1	My Storage Albia North
13.17	Property		1	My Storage Greensboro
13.18	Property		1	My Storage Greenville (Indiana)
13.19	Property		1	My Storage Kewanee 6th Street
13.20	Property		1	My Storage Kewanee Lake
13.21	Property		1	My Storage Albia West
13.22	Property		1	My Storage Kewanee Tremont
13.23	Property		1	My Storage Kewanee 6th-Tremont
13.24	Property		1	My Storage Annawan
14	Loan	4, 26, 30	1	305-315 Linden	NAP	Eric Miller	Eric Miller	No
15	Loan	30	1	Jarkesy MHC Portfolio	NAP	George Jarkesy	George Jarkesy	No
16	Loan	6, 19	3	Kenmore Apartments	NAP	Philip Miller and Jeremy Miller	Philip Miller and Jeremy Miller	No
16.01	Property		1	Villa Veneto
16.02	Property		1	Casa California

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
			30		13		24
16.03	Property		1	Kenmore Arms
17	Loan		1	Oaks Business Center	NAP	Brett M. Wilderman and Brandon P. Hall	Brett M. Wilderman and Brandon P. Hall	No
18	Loan		1	Storage Sense Clements Ferry	NAP	George Thacker, Lawrence Charles Kaplan and Richard Schontz	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	NAP	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	No
19.01	Property		1	Hot Springs
19.02	Property		1	Siloam Springs
20	Loan	19, 20, 23	1	Jefferson Business Center	NAP	Clarke M. Williams, III, Donald M. Jarreau, Jr., Grant Reaves and Jeremy Friedman	Clarke M. Williams, III, Donald M. Jarreau, Jr., Grant Reaves and Jeremy Friedman	No
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	Future Mezzanine Loan	Joseph Ausch	Joseph Ausch	No
21.01	Property		1	820-822 Saint Johns Place
21.02	Property		1	900 Flushing Avenue
22	Loan	16	1	156-158 Martense Street	NAP	Solomon Simkowitz, David Simkowitz and Chaim Lebovits	Solomon Simkowitz, David Simkowitz and Chaim Lebovits	No
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	NAP	Sheldon Lang	Sheldon Lang	No
23.01	Property		1	4219 18th Avenue
23.02	Property		1	516 Central Avenue
24	Loan	6	2	Mr. Storage Portfolio	NAP	David L. Langendorfer, Sr.	David L. Langendorfer, Sr.	No
24.01	Property		1	Mr. Storage Reynolds Road
24.02	Property		1	Mr. Storage Glendale Avenue
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	NAP	Paul Wasserman, Nathan Wasserman and Shaya Laban A/K/A Shiya Labin	Paul Wasserman, Nathan Wasserman and Shaya Laban A/K/A Shiya Labin	No
26	Loan	19	1	Madison Flex Warehouses	NAP	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	No
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	NAP	Yosef Schwimmer and Eliezer Perlstein	Yosef Schwimmer and Eliezer Perlstein	No
27.01	Property		1	386 East 31st Street
27.02	Property		1	243 East 25th Street
28	Loan	2, 3, 13, 16	1	341 Central Avenue	Future Mezzanine Loan	Joel Herzog and Roisie Weinberger	Joel Herzog and Roisie Weinberger	No
29	Loan		1	Woodlayne Court	NAP	Ariel Sznajder	Ariel Sznajder	No
30	Loan		1	69 8th Avenue	NAP	Charles Pigott	Charles Pigott	No
31	Loan	16	1	Blue Sky Pine Bluff	NAP	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	No

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
			30				29
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	No	Refinance		747,200,000	90,355,934	412,800,000	0	1,250,355,934	1,224,370,000	0	23,508,992	2,476,942
1.01	Property		1	996 Paragon Way			No
1.02	Property		1	91-399 Kauhi			No
1.03	Property		1	11224 Will Walker Road			No
1.04	Property		1	10450 Doral Boulevard			No
1.05	Property		1	1580, 1590 & 1600 Williams Road			No
1.06	Property		1	32150 Just Imagine Drive			No
1.07	Property		1	6850 Weber Boulevard			No
1.08	Property		1	1341 N. Clyde Morris Blvd.			Yes
1.09	Property		1	27200 SW 127th Avenue			No
1.10	Property		1	7410 Magi Road			No
1.11	Property		1	2375 East Newlands Road			Yes
1.12	Property		1	3800 Midlink Drive			No
1.13	Property		1	13509 Waterworks Street			No
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street			No
1.15	Property		1	91-141 Kalaeloa			No
1.16	Property		1	9860 West Buckeye Road			No
1.17	Property		1	125 North Troy Hill Road			No
1.18	Property		1	11900 Trolley Lane			No
1.19	Property		1	11501 Wilkinson Drive			No
1.20	Property		1	2300 North 33rd Avenue East			No
1.21	Property		1	5001 West Delbridge Street			Yes
1.22	Property		1	91-238 Kauhi			No
1.23	Property		1	1892 Anfield Road			No
1.24	Property		1	9215-9347 E Pendleton Pike			No
1.25	Property		1	955 Aeroplaza Drive			Yes
1.26	Property		1	3155 Grissom Parkway			No
1.27	Property		1	3502 Enterprise Avenue			No
1.28	Property		1	3870 Ronald Reagan Boulevard			No
1.29	Property		1	700 Marine Drive			No
1.30	Property		1	3245 Henry Road			No
1.31	Property		1	2701 S.W. 18th Street			No
1.32	Property		1	2482 Century Drive			Yes
1.33	Property		1	158 West Yard Road			No
1.34	Property		1	55 Commerce Avenue			No
1.35	Property		1	1415 West Commerce Way			No
1.36	Property		1	1095 South 4800 West			Yes
1.37	Property		1	950 Bennett Road			No
1.38	Property		1	985 Kershaw Street			No
1.39	Property		1	1990 Hood Road			No
1.40	Property		1	17200 Manchac Park Lane			No
1.41	Property		1	7409 Magi Road			No
1.42	Property		1	91-329 Kauhi			No
1.43	Property		1	1985 International Way			No
1.44	Property		1	200 Orange Point Drive			No
1.45	Property		1	91-241 Kalaeloa			No
1.46	Property		1	2311 South Park Road			No
1.47	Property		1	2820 State Highway 31			No
1.48	Property		1	8000 Mid America Blvd.			No
1.49	Property		1	14257 E. Easter Avenue			No
1.50	Property		1	91-080 Hanua			No
1.51	Property		1	3736 Salisbury Road			No
1.52	Property		1	91-027 Kaomi Loop			No
1.53	Property		1	150 Greenhorn Drive			No
1.54	Property		1	7130 Q Street			No
1.55	Property		1	235 Great Pond Road			No
1.56	Property		1	510 Production Avenue			No
1.57	Property		1	91-150 Kaomi Loop			No
1.58	Property		1	4501 Industrial Drive			No
1.59	Property		1	91-222 Olai			No
1.60	Property		1	2580 Technology Drive			No
1.61	Property		1	301 Commerce Drive			No
1.62	Property		1	7121 South Fifth Avenue			No
1.63	Property		1	590 Assembly Court			No
1.64	Property		1	91-250 Komohana			No
1.65	Property		1	91-220 Kalaeloa			No
1.66	Property		1	91-185 Kalaeloa			No
1.67	Property		1	91-300 Hanua			No
1.68	Property		1	5501 Providence Hill Drive			No
1.69	Property		1	91-259 Olai			No
1.70	Property		1	2 Tower Drive			No
1.71	Property		1	91-064 Kaomi Loop			No
1.72	Property		1	91-202 Kalaeloa			No
1.73	Property		1	2100 NW 82nd Avenue			No

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
			30				29
1.74	Property		1	91-102 Kaomi Loop			No
1.75	Property		1	1230 West 171st Street			Yes
1.76	Property		1	91-400 Komohana			No
1.77	Property		1	91-265 Hanua			No
1.78	Property		1	91-255 Hanua			No
1.79	Property		1	1415 Industrial Drive			No
1.80	Property		1	209 South Bud Street			Yes
1.81	Property		1	91-110 Kaomi Loop			No
1.82	Property		1	3900 NE 6th Street			No
1.83	Property		1	91-218 Olai			No
1.84	Property		1	5795 Logistics Parkway			No
1.85	Property		1	91-210 Kauhi			No
1.86	Property		1	435 SE 70th Street			No
1.87	Property		1	2902 Gun Club Road			No
1.88	Property		1	91-210 Olai			No
1.89	Property		1	91-95 Hanua			No
1.90	Property		1	2401 Cram Avenue SE			No
1.91	Property		1	91-083 Hanua			No
1.92	Property		1	91-119 Olai			No
1.93	Property		1	3425 Maple Drive			No
1.94	Property		1	91-174 Olai			No
1.95	Property		1	5156 American Road			No
1.96	Property		1	91-252 Kauhi			No
1.97	Property		1	91-349 Kauhi			No
1.98	Property		1	91-175 Olai			No
1.99	Property		1	91-171 Olai			No
1.100	Property		1	91-087 Hanua			No
1.101	Property		1	91-410 Komohana			No
1.102	Property		1	91-416 Komohana			No
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	No	Refinance	No	66,400,000	3,276,181	0	0	69,676,181	66,666,334	0	3,009,847	0
3	Loan	2, 4, 30	1	71 Spring Street	No	Refinance	No	56,000,000	1,590,356	0	0	57,590,356	55,236,716	0	2,056,653	296,987
4	Loan	16, 29	1	Arrowhead Townhomes	No	Refinance	Yes	45,000,000	70,213	0	0	45,070,213	42,888,658	0	1,033,746	1,147,810
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	No	Refinance	No	130,000,000	6,841,400	0	0	136,841,400	135,590,278	0	929,067	322,055
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	No	Refinance		38,000,000	0	0	0	38,000,000	29,267,379	0	2,437,394	637,744
6.01	Property		1	Brookdale Village Apartments			No
6.02	Property		1	Empire Village Apartments			No
7	Loan	16	1	Barry Quad	No	Refinance	No	33,850,000	0	0	0	33,850,000	32,189,773	0	1,083,853	370,518
8	Loan	16	1	Black Lark Apartments	No	Refinance	No	30,250,000	0	0	0	30,250,000	26,490,461	0	743,339	195,004
9	Loan	16, 27	1	803 South Avenue	No	Acquisition	No	28,137,000	12,169,503	0	0	40,306,503	0	38,740,000	1,450,205	116,298
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	No	Refinance	No	22,000,000	0	0	0	22,000,000	20,094,608	0	204,533	174,039
11	Loan	2, 7, 16, 19, 26	1	One Grove	No	Refinance	No	81,000,000	8,134,366	0	0	89,134,366	77,572,518	0	5,046,362	6,515,486
12	Loan	16	1	Gardens at Chamblee	No	Refinance	No	18,250,000	629,713	0	0	18,879,713	17,939,260	0	634,909	305,543
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	No	Refinance		16,400,000	0	0	0	16,400,000	14,673,261	0	1,552,962	36,130
13.01	Property		1	My Storage Marinette			No
13.02	Property		1	My Storage Tallassee			No
13.03	Property		1	My Storage Midland			No
13.04	Property		1	My Storage Bolivar			Yes
13.05	Property		1	My Storage Rock Falls			No
13.06	Property		1	My Storage Hopedale			No
13.07	Property		1	My Storage Roscommon			No
13.08	Property		1	My Storage Tuscaloosa			No
13.09	Property		1	My Storage Ionia			No
13.10	Property		1	My Storage Kewanee Main			No
13.11	Property		1	My Storage Warrior			No
13.12	Property		1	My Storage Kalamazoo			No
13.13	Property		1	My Storage Ragland			No
13.14	Property		1	My Storage Semmes			No
13.15	Property		1	My Storage Kewanee Atkinson			No
13.16	Property		1	My Storage Albia North			No
13.17	Property		1	My Storage Greensboro			Yes
13.18	Property		1	My Storage Greenville (Indiana)			No
13.19	Property		1	My Storage Kewanee 6th Street			No
13.20	Property		1	My Storage Kewanee Lake			Yes
13.21	Property		1	My Storage Albia West			No
13.22	Property		1	My Storage Kewanee Tremont			No
13.23	Property		1	My Storage Kewanee 6th-Tremont			No
13.24	Property		1	My Storage Annawan			No
14	Loan	4, 26, 30	1	305-315 Linden	No	Refinance	No	15,500,000	1,758,988	0	0	17,258,988	15,752,720	0	965,402	540,866
15	Loan	30	1	Jarkesy MHC Portfolio	No	Refinance	No	13,600,000	203,439	0	0	13,803,439	13,039,975	0	631,618	131,847
16	Loan	6, 19	3	Kenmore Apartments	No	Refinance
16.01	Property		1	Villa Veneto			No
16.02	Property		1	Casa California			No

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
			30				29
16.03	Property		1	Kenmore Arms			No
17	Loan		1	Oaks Business Center	No	Refinance	No
18	Loan		1	Storage Sense Clements Ferry	No	Refinance	No
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	No	Acquisition
19.01	Property		1	Hot Springs			No
19.02	Property		1	Siloam Springs			No
20	Loan	19, 20, 23	1	Jefferson Business Center	No	Acquisition	No
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	No	Refinance
21.01	Property		1	820-822 Saint Johns Place			No
21.02	Property		1	900 Flushing Avenue			No
22	Loan	16	1	156-158 Martense Street	No	Refinance	No
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	No	Acquisition and Refinance
23.01	Property		1	4219 18th Avenue			No
23.02	Property		1	516 Central Avenue			No
24	Loan	6	2	Mr. Storage Portfolio	No	Refinance
24.01	Property		1	Mr. Storage Reynolds Road			No
24.02	Property		1	Mr. Storage Glendale Avenue			No
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	No	Refinance	No
26	Loan	19	1	Madison Flex Warehouses	No	Acquisition	No
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	No	Refinance
27.01	Property		1	386 East 31st Street			No
27.02	Property		1	243 East 25th Street			No
28	Loan	2, 3, 13, 16	1	341 Central Avenue	No	Refinance	No
29	Loan		1	Woodlayne Court	No	Acquisition	No
30	Loan		1	69 8th Avenue	No	Refinance	No
31	Loan	16	1	Blue Sky Pine Bluff	No	Acquisition	No

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
			30
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	0	0	1,250,355,934	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	996 Paragon Way				NAP	NAP	NAP	NAP	NAP
1.02	Property		1	91-399 Kauhi				NAP	NAP	NAP	NAP	NAP
1.03	Property		1	11224 Will Walker Road				NAP	NAP	NAP	NAP	NAP
1.04	Property		1	10450 Doral Boulevard				NAP	NAP	NAP	NAP	NAP
1.05	Property		1	1580, 1590 & 1600 Williams Road				NAP	NAP	NAP	NAP	NAP
1.06	Property		1	32150 Just Imagine Drive				NAP	NAP	NAP	NAP	NAP
1.07	Property		1	6850 Weber Boulevard				NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1341 N. Clyde Morris Blvd.				NAP	NAP	NAP	NAP	NAP
1.09	Property		1	27200 SW 127th Avenue				NAP	NAP	NAP	NAP	NAP
1.10	Property		1	7410 Magi Road				NAP	NAP	NAP	NAP	NAP
1.11	Property		1	2375 East Newlands Road				NAP	NAP	NAP	NAP	NAP
1.12	Property		1	3800 Midlink Drive				NAP	NAP	NAP	NAP	NAP
1.13	Property		1	13509 Waterworks Street				NAP	NAP	NAP	NAP	NAP
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street				NAP	NAP	NAP	NAP	NAP
1.15	Property		1	91-141 Kalaeloa				NAP	NAP	NAP	NAP	NAP
1.16	Property		1	9860 West Buckeye Road				NAP	NAP	NAP	NAP	NAP
1.17	Property		1	125 North Troy Hill Road				NAP	NAP	NAP	NAP	NAP
1.18	Property		1	11900 Trolley Lane				NAP	NAP	NAP	NAP	NAP
1.19	Property		1	11501 Wilkinson Drive				NAP	NAP	NAP	NAP	NAP
1.20	Property		1	2300 North 33rd Avenue East				NAP	NAP	NAP	NAP	NAP
1.21	Property		1	5001 West Delbridge Street				NAP	NAP	NAP	NAP	NAP
1.22	Property		1	91-238 Kauhi				NAP	NAP	NAP	NAP	NAP
1.23	Property		1	1892 Anfield Road				NAP	NAP	NAP	NAP	NAP
1.24	Property		1	9215-9347 E Pendleton Pike				NAP	NAP	NAP	NAP	NAP
1.25	Property		1	955 Aeroplaza Drive				NAP	NAP	NAP	NAP	NAP
1.26	Property		1	3155 Grissom Parkway				NAP	NAP	NAP	NAP	NAP
1.27	Property		1	3502 Enterprise Avenue				NAP	NAP	NAP	NAP	NAP
1.28	Property		1	3870 Ronald Reagan Boulevard				NAP	NAP	NAP	NAP	NAP
1.29	Property		1	700 Marine Drive				NAP	NAP	NAP	NAP	NAP
1.30	Property		1	3245 Henry Road				NAP	NAP	NAP	NAP	NAP
1.31	Property		1	2701 S.W. 18th Street				NAP	NAP	NAP	NAP	NAP
1.32	Property		1	2482 Century Drive				NAP	NAP	NAP	NAP	NAP
1.33	Property		1	158 West Yard Road				NAP	NAP	NAP	NAP	NAP
1.34	Property		1	55 Commerce Avenue				NAP	NAP	NAP	NAP	NAP
1.35	Property		1	1415 West Commerce Way				NAP	NAP	NAP	NAP	NAP
1.36	Property		1	1095 South 4800 West				NAP	NAP	NAP	NAP	NAP
1.37	Property		1	950 Bennett Road				NAP	NAP	NAP	NAP	NAP
1.38	Property		1	985 Kershaw Street				NAP	NAP	NAP	NAP	NAP
1.39	Property		1	1990 Hood Road				NAP	NAP	NAP	NAP	NAP
1.40	Property		1	17200 Manchac Park Lane				NAP	NAP	NAP	NAP	NAP
1.41	Property		1	7409 Magi Road				NAP	NAP	NAP	NAP	NAP
1.42	Property		1	91-329 Kauhi				NAP	NAP	NAP	NAP	NAP
1.43	Property		1	1985 International Way				NAP	NAP	NAP	NAP	NAP
1.44	Property		1	200 Orange Point Drive				NAP	NAP	NAP	NAP	NAP
1.45	Property		1	91-241 Kalaeloa				NAP	NAP	NAP	NAP	NAP
1.46	Property		1	2311 South Park Road				NAP	NAP	NAP	NAP	NAP
1.47	Property		1	2820 State Highway 31				NAP	NAP	NAP	NAP	NAP
1.48	Property		1	8000 Mid America Blvd.				NAP	NAP	NAP	NAP	NAP
1.49	Property		1	14257 E. Easter Avenue				NAP	NAP	NAP	NAP	NAP
1.50	Property		1	91-080 Hanua				NAP	NAP	NAP	NAP	NAP
1.51	Property		1	3736 Salisbury Road				NAP	NAP	NAP	NAP	NAP
1.52	Property		1	91-027 Kaomi Loop				NAP	NAP	NAP	NAP	NAP
1.53	Property		1	150 Greenhorn Drive				NAP	NAP	NAP	NAP	NAP
1.54	Property		1	7130 Q Street				NAP	NAP	NAP	NAP	NAP
1.55	Property		1	235 Great Pond Road				NAP	NAP	NAP	NAP	NAP
1.56	Property		1	510 Production Avenue				NAP	NAP	NAP	NAP	NAP
1.57	Property		1	91-150 Kaomi Loop				NAP	NAP	NAP	NAP	NAP
1.58	Property		1	4501 Industrial Drive				NAP	NAP	NAP	NAP	NAP
1.59	Property		1	91-222 Olai				NAP	NAP	NAP	NAP	NAP
1.60	Property		1	2580 Technology Drive				NAP	NAP	NAP	NAP	NAP
1.61	Property		1	301 Commerce Drive				NAP	NAP	NAP	NAP	NAP
1.62	Property		1	7121 South Fifth Avenue				NAP	NAP	NAP	NAP	NAP
1.63	Property		1	590 Assembly Court				NAP	NAP	NAP	NAP	NAP
1.64	Property		1	91-250 Komohana				NAP	NAP	NAP	NAP	NAP
1.65	Property		1	91-220 Kalaeloa				NAP	NAP	NAP	NAP	NAP
1.66	Property		1	91-185 Kalaeloa				NAP	NAP	NAP	NAP	NAP
1.67	Property		1	91-300 Hanua				NAP	NAP	NAP	NAP	NAP
1.68	Property		1	5501 Providence Hill Drive				NAP	NAP	NAP	NAP	NAP
1.69	Property		1	91-259 Olai				NAP	NAP	NAP	NAP	NAP
1.70	Property		1	2 Tower Drive				NAP	NAP	NAP	NAP	NAP
1.71	Property		1	91-064 Kaomi Loop				NAP	NAP	NAP	NAP	NAP
1.72	Property		1	91-202 Kalaeloa				NAP	NAP	NAP	NAP	NAP
1.73	Property		1	2100 NW 82nd Avenue				NAP	NAP	NAP	NAP	NAP

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
			30
1.74	Property		1	91-102 Kaomi Loop				NAP	NAP	NAP	NAP	NAP
1.75	Property		1	1230 West 171st Street				NAP	NAP	NAP	NAP	NAP
1.76	Property		1	91-400 Komohana				NAP	NAP	NAP	NAP	NAP
1.77	Property		1	91-265 Hanua				NAP	NAP	NAP	NAP	NAP
1.78	Property		1	91-255 Hanua				NAP	NAP	NAP	NAP	NAP
1.79	Property		1	1415 Industrial Drive				NAP	NAP	NAP	NAP	NAP
1.80	Property		1	209 South Bud Street				NAP	NAP	NAP	NAP	NAP
1.81	Property		1	91-110 Kaomi Loop				NAP	NAP	NAP	NAP	NAP
1.82	Property		1	3900 NE 6th Street				NAP	NAP	NAP	NAP	NAP
1.83	Property		1	91-218 Olai				NAP	NAP	NAP	NAP	NAP
1.84	Property		1	5795 Logistics Parkway				NAP	NAP	NAP	NAP	NAP
1.85	Property		1	91-210 Kauhi				NAP	NAP	NAP	NAP	NAP
1.86	Property		1	435 SE 70th Street				NAP	NAP	NAP	NAP	NAP
1.87	Property		1	2902 Gun Club Road				NAP	NAP	NAP	NAP	NAP
1.88	Property		1	91-210 Olai				NAP	NAP	NAP	NAP	NAP
1.89	Property		1	91-95 Hanua				NAP	NAP	NAP	NAP	NAP
1.90	Property		1	2401 Cram Avenue SE				NAP	NAP	NAP	NAP	NAP
1.91	Property		1	91-083 Hanua				NAP	NAP	NAP	NAP	NAP
1.92	Property		1	91-119 Olai				NAP	NAP	NAP	NAP	NAP
1.93	Property		1	3425 Maple Drive				NAP	NAP	NAP	NAP	NAP
1.94	Property		1	91-174 Olai				NAP	NAP	NAP	NAP	NAP
1.95	Property		1	5156 American Road				NAP	NAP	NAP	NAP	NAP
1.96	Property		1	91-252 Kauhi				NAP	NAP	NAP	NAP	NAP
1.97	Property		1	91-349 Kauhi				NAP	NAP	NAP	NAP	NAP
1.98	Property		1	91-175 Olai				NAP	NAP	NAP	NAP	NAP
1.99	Property		1	91-171 Olai				NAP	NAP	NAP	NAP	NAP
1.100	Property		1	91-087 Hanua				NAP	NAP	NAP	NAP	NAP
1.101	Property		1	91-410 Komohana				NAP	NAP	NAP	NAP	NAP
1.102	Property		1	91-416 Komohana				NAP	NAP	NAP	NAP	NAP
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	0	0	69,676,181	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 4, 30	1	71 Spring Street	0	0	57,590,356	NAP	NAP	NAP	NAP	NAP
4	Loan	16, 29	1	Arrowhead Townhomes	0	0	45,070,213	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	0	0	136,841,400	NAP	313.68	220.14	70.2%	313.68
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	5,657,483	0	38,000,000	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Brookdale Village Apartments				NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Empire Village Apartments				NAP	NAP	NAP	NAP	NAP
7	Loan	16	1	Barry Quad	205,856	0	33,850,000	NAP	NAP	NAP	NAP	NAP
8	Loan	16	1	Black Lark Apartments	2,821,197	0	30,250,000	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	803 South Avenue	0	0	40,306,503	NAP	NAP	NAP	NAP	NAP
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	1,526,821	0	22,000,000	8/31/2033	131.11	108.03	82.4%	131.11
11	Loan	2, 7, 16, 19, 26	1	One Grove	0	0	89,134,366	NAP	NAP	NAP	NAP	NAP
12	Loan	16	1	Gardens at Chamblee	0	0	18,879,713	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	137,647	0	16,400,000	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	My Storage Marinette				NAP	NAP	NAP	NAP	NAP
13.02	Property		1	My Storage Tallassee				NAP	NAP	NAP	NAP	NAP
13.03	Property		1	My Storage Midland				NAP	NAP	NAP	NAP	NAP
13.04	Property		1	My Storage Bolivar				NAP	NAP	NAP	NAP	NAP
13.05	Property		1	My Storage Rock Falls				NAP	NAP	NAP	NAP	NAP
13.06	Property		1	My Storage Hopedale				NAP	NAP	NAP	NAP	NAP
13.07	Property		1	My Storage Roscommon				NAP	NAP	NAP	NAP	NAP
13.08	Property		1	My Storage Tuscaloosa				NAP	NAP	NAP	NAP	NAP
13.09	Property		1	My Storage Ionia				NAP	NAP	NAP	NAP	NAP
13.10	Property		1	My Storage Kewanee Main				NAP	NAP	NAP	NAP	NAP
13.11	Property		1	My Storage Warrior				NAP	NAP	NAP	NAP	NAP
13.12	Property		1	My Storage Kalamazoo				NAP	NAP	NAP	NAP	NAP
13.13	Property		1	My Storage Ragland				NAP	NAP	NAP	NAP	NAP
13.14	Property		1	My Storage Semmes				NAP	NAP	NAP	NAP	NAP
13.15	Property		1	My Storage Kewanee Atkinson				NAP	NAP	NAP	NAP	NAP
13.16	Property		1	My Storage Albia North				NAP	NAP	NAP	NAP	NAP
13.17	Property		1	My Storage Greensboro				NAP	NAP	NAP	NAP	NAP
13.18	Property		1	My Storage Greenville (Indiana)				NAP	NAP	NAP	NAP	NAP
13.19	Property		1	My Storage Kewanee 6th Street				NAP	NAP	NAP	NAP	NAP
13.20	Property		1	My Storage Kewanee Lake				NAP	NAP	NAP	NAP	NAP
13.21	Property		1	My Storage Albia West				NAP	NAP	NAP	NAP	NAP
13.22	Property		1	My Storage Kewanee Tremont				NAP	NAP	NAP	NAP	NAP
13.23	Property		1	My Storage Kewanee 6th-Tremont				NAP	NAP	NAP	NAP	NAP
13.24	Property		1	My Storage Annawan				NAP	NAP	NAP	NAP	NAP
14	Loan	4, 26, 30	1	305-315 Linden	0	0	17,258,988	NAP	NAP	NAP	NAP	NAP
15	Loan	30	1	Jarkesy MHC Portfolio	0	0	13,803,439	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 19	3	Kenmore Apartments				NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Villa Veneto				NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Casa California				NAP	NAP	NAP	NAP	NAP

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
			30
16.03	Property		1	Kenmore Arms				NAP	NAP	NAP	NAP	NAP
17	Loan		1	Oaks Business Center				NAP	NAP	NAP	NAP	NAP
18	Loan		1	Storage Sense Clements Ferry				NAP	NAP	NAP	NAP	NAP
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio				NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Hot Springs				NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Siloam Springs				NAP	NAP	NAP	NAP	NAP
20	Loan	19, 20, 23	1	Jefferson Business Center				NAP	NAP	NAP	NAP	NAP
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio				NAP	NAP	NAP	NAP	NAP
21.01	Property		1	820-822 Saint Johns Place				NAP	NAP	NAP	NAP	NAP
21.02	Property		1	900 Flushing Avenue				NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	156-158 Martense Street				NAP	NAP	NAP	NAP	NAP
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave				NAP	NAP	NAP	NAP	NAP
23.01	Property		1	4219 18th Avenue				NAP	NAP	NAP	NAP	NAP
23.02	Property		1	516 Central Avenue				NAP	NAP	NAP	NAP	NAP
24	Loan	6	2	Mr. Storage Portfolio				NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Mr. Storage Reynolds Road				NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Mr. Storage Glendale Avenue				NAP	NAP	NAP	NAP	NAP
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link				NAP	NAP	NAP	NAP	NAP
26	Loan	19	1	Madison Flex Warehouses				NAP	NAP	NAP	NAP	NAP
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio				NAP	NAP	NAP	NAP	NAP
27.01	Property		1	386 East 31st Street				NAP	NAP	NAP	NAP	NAP
27.02	Property		1	243 East 25th Street				NAP	NAP	NAP	NAP	NAP
28	Loan	2, 3, 13, 16	1	341 Central Avenue				NAP	NAP	NAP	NAP	NAP
29	Loan		1	Woodlayne Court				NAP	NAP	NAP	NAP	NAP
30	Loan		1	69 8th Avenue				NAP	NAP	NAP	NAP	NAP
31	Loan	16	1	Blue Sky Pine Bluff				NAP	NAP	NAP	NAP	NAP

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
			30
1	Loan	1, 3, 5, 6, 7, 13, 27, 29	102	ILPT 2025 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	2701 S.W. 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.38	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.39	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.40	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.41	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.42	Property		1	91-329 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.43	Property		1	1985 International Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.44	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.45	Property		1	91-241 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.46	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.47	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.48	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.49	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.50	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.51	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.52	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.53	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.54	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.55	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.56	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.57	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.58	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.59	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.60	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.61	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.62	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.63	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.64	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.65	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.66	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.67	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.68	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.69	Property		1	91-259 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.70	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.71	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.72	Property		1	91-202 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.73	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
			30
1.74	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.75	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.76	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.77	Property		1	91-265 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.78	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.79	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.80	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.81	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.82	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.83	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.84	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.85	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.86	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.87	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.88	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.89	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.90	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.91	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.92	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.93	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.94	Property		1	91-174 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.95	Property		1	5156 American Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.96	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.97	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.98	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.99	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.100	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	7, 10, 12, 19	1	Equinox Sports Club LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 4, 30	1	71 Spring Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	16, 29	1	Arrowhead Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 10, 12, 17, 19, 26	1	The Roosevelt New Orleans	220.14	70.2%	297.26	206.00	69.3%	282.75	193.85	68.6%
6	Loan	6, 19	2	Brookdale & Empire Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Brookdale Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Empire Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	16	1	Barry Quad	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16	1	Black Lark Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	803 South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	10, 16, 19	1	Hilton Garden Inn & Homewood Suites Bossier City, LA	108.03	82.4%	132.36	106.19	75.5%	125.85	106.19	84.4%
11	Loan	2, 7, 16, 19, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	16	1	Gardens at Chamblee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 3, 4, 5, 6, 16, 29	24	GLLH Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	My Storage Marinette	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	My Storage Tallassee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	My Storage Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	My Storage Bolivar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	My Storage Rock Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	My Storage Hopedale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	My Storage Roscommon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	My Storage Tuscaloosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	My Storage Ionia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	My Storage Kewanee Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	My Storage Warrior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	My Storage Kalamazoo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	My Storage Ragland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	My Storage Semmes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	My Storage Kewanee Atkinson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	My Storage Albia North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.17	Property		1	My Storage Greensboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.18	Property		1	My Storage Greenville (Indiana)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.19	Property		1	My Storage Kewanee 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.20	Property		1	My Storage Kewanee Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.21	Property		1	My Storage Albia West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.22	Property		1	My Storage Kewanee Tremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.23	Property		1	My Storage Kewanee 6th-Tremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.24	Property		1	My Storage Annawan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	4, 26, 30	1	305-315 Linden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	30	1	Jarkesy MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 19	3	Kenmore Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Villa Veneto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Casa California	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
			30
16.03	Property		1	Kenmore Arms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Oaks Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Storage Sense Clements Ferry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6, 16	2	Blue Sky Arkansas Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Hot Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Siloam Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	19, 20, 23	1	Jefferson Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6, 13, 27	2	Ausch Brooklyn Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	820-822 Saint Johns Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	900 Flushing Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	156-158 Martense Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 6, 16, 19	2	4219 18th Avenue & 516 Central Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	4219 18th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	516 Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	6	2	Mr. Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Mr. Storage Reynolds Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Mr. Storage Glendale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	4, 7, 12, 17, 18, 19, 21, 23, 30	1	The Link	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19	1	Madison Flex Warehouses	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	6, 16	2	Schwimmer Brooklyn Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	386 East 31st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	243 East 25th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	2, 3, 13, 16	1	341 Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Woodlayne Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	69 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	16	1	Blue Sky Pine Bluff	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-60

Footnotes to Annex A-1

(1)

“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “ZBNA” denotes Zions Bancorporation, N.A. as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller.

With respect to Loan No. 1, ILPT 2025 Portfolio, the mortgage loan is part of a whole loan that was co-originated by CREFI, Bank of America, N.A. (“BANA”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Bank of Montreal (“BMO”), Royal Bank of Canada (“RBC”) and UBS AG.

With respect to Loan No. 5, The Roosevelt New Orleans, the mortgage loan is part of a whole loan that was co-originated by Barclays and Wells Fargo Bank, National Association.

(2)

With respect to Loan No. 3, 71 Spring Street, the mortgaged property is comprised of 62,500 square feet of office space accounting for 55.5% of total underwritten base rent and 13,320 square feet of ground floor retail space accounting for 44.5% of total underwritten base rent.

With respect to Loan No. 11, One Grove, the mortgaged property includes (i) 193 multifamily units, (ii) 7 units reserved as short-term rentals and (iii) 995 square feet of retail space.

With respect to Loan No. 13, GLLH Self Storage Portfolio, the mortgaged properties comprise 24 self-storage properties totaling approximately 315,533 square feet, inclusive of 2,023 storage units, located across Michigan, Alabama, Indiana, Illinois, Wisconsin, Iowa and Tennessee. The mortgaged properties’ unit mix includes 1,900 non-climate-controlled units, 123 climate-controlled units, 41 rental parking spaces, 16 multifamily units which are 100% occupied, approximately 4,394 square feet of office space and one cell tower across the portfolio.

With respect to Loan No. 23, 4219 18th Avenue & 516 Central Ave, the 4219 18th Avenue mortgaged property includes (i) 36 multifamily units and (ii) six commercial suites totaling 3,250 square feet.

With respect to Loan No. 28, 341 Central Avenue, the mortgaged property is comprised of 12 multifamily units and 2,650 square feet of retail space.

(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, ILPT 2025 Portfolio, the Mortgaged Property known as the 435 SE 70th Street property is ground leased by the related borrower (the “Topeka Ground Lease”). The initial term of the Topeka Ground Lease commenced on October 1, 2005 and initially expired on September 30, 2022. The ground lessee previously exercised its right to extend the term of the Topeka Ground Lease through September 30, 2027, and such extended term may be further extended for an additional eight, five-year options and thereafter for one, one year option. The current base rent payable under the Topeka Ground Lease is $30,205 per annum and will be in effect until September 30, 2027 and is subject to escalations for subsequent renewal terms.

With respect to Loan No. 13, GLLH Self Storage Portfolio, the mortgaged properties includes (i) 315,533 square feet of self storage space and (ii) 29,788 square feet of combined multifamily, office, parking and cell tower space. Occupancy reflects only the self storage space.

With respect to Loan No. 28, 341 Central Avenue, the Largest Tenant % of NRA, Second Largest Tenant % of NRA and Third Largest Tenant % of NRA are calculated based on the retail square footage, excluding the multifamily space.

(4)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues— Rights to Sublease” and “--Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the prospectus.

A-1-61

With respect to Loan No. 3, 71 Spring Street, Attix, Inc. has not yet moved into its third-floor space at the property, and has free rent in the amount of $34,896 a month through August 2025, which has been reserved for.

With respect to Loan No. 13, GLLH Self Storage Portfolio, the mortgaged properties’ current occupancy and historical occupancy periods reflect only the self-storage space.

With respect to Loan No. 14, 305-315 Linden, the mortgaged property consists of 167 total units, of which 166 are rent-stabilized units (except that 11 of such apartments are occupied by not-for-profit tenants who pay above stabilized rents), and one apartment is occupied by the on-site superintendent who does not pay rent. The superintendent unit is being underwritten as vacant.

With respect to Loan No. 25, The Link, the mortgaged property is currently 69.7% occupied, but 92.0% leased. The Largest Tenant, Indeed, is currently building out its space and is expected take occupancy in the fourth quarter of 2025. In addition, Indeed has free rent or partially abated rent through July 2027, which was reserved for at origination.

(5)

With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, ILPT 2025 Portfolio, the portfolio appraised value of $1,706,541,600 as of April 10, 2025, is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV and the Maturity Date LTV for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%.

With respect to Loan No. 13, GLLH Self Storage Portfolio, the Appraised Value ($) represents the as portfolio value of $23,200,000 as of March 11, 2025, for which the appraisal gave a monetary benefit for the aggregation of the 24 mortgaged properties. Without such portfolio benefit, the sum of each of the mortgaged property’s appraised values is $21,635,000 as of March 1, 2025 through March 11, 2025. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 1, ILPT 2025 Portfolio
● Loan No. 6, Brookdale & Empire Apartment Portfolio
● Loan No. 13, GLLH Self Storage Portfolio
● Loan No. 16, Kenmore Apartments
● Loan No. 19, Blue Sky Arkansas Portfolio
● Loan No. 21, Ausch Brooklyn Portfolio
● Loan No. 23, 4219 18th Avenue & 516 Central Ave
● Loan No. 24, Mr. Storage Portfolio
● Loan No. 27, Schwimmer Brooklyn Portfolio

(7)

The Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

● Loan No. 1, ILPT 2025 Portfolio
● Loan No. 2, Equinox Sports Club LA
● Loan No. 5, The Roosevelt New Orleans

● Loan No. 11, One Grove
● Loan No. 25, The Link

A-1-62

(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)

With respect to Loan No. 2, Equinox Sports Club LA, a Grace Period – Late Fee (Days) of five days is permitted or on the date on which such payment is due if the borrower is delinquent on any such payment more than twice in any 12-month period.

With respect to Loan No. 5, The Roosevelt New Orleans, a Grace Period – Late Fee (Days) of four days is permitted once during any 12-month period and no more than four times during the term of the mortgage loan.

With respect to Loan No. 10, Hilton Garden Inn & Homewood Suites Bossier City, LA, the payment of a late fee may be waived once every 12 months, but no more than four times during the term of the mortgage loan, so long as any monthly payment is made by the 10th of the month and no other event of default is continuing.

(11)	Intentionally left blank.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 2, Equinox Sports Club LA, the lockout period will be at least 25 payments beginning with and including the first payment date of August 6, 2025. Defeasance of the Equinox Sports Club LA Whole Loan is permitted after the date that is the earlier to occur (i) two years from the closing date of the securitization that includes the last note compromising the Equinox Sports Club Whole Loan to be securitized and (ii) August 6, 2028. The assumed lockout period of 25 payments is based on the closing date of the BBCMS 2025-5C36 securitization trust in August 2025. The actual lockout period may be longer.

With respect to Loan No. 5, The Roosevelt New Orleans, the defeasance lockout period will be at least 25 months beginning with and including the first payment date on August 6, 2025. Defeasance of The Roosevelt New Orleans Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 30, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-5C36 securitization in August 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 25, The Link, defeasance of The Link Whole Loan, in whole, but not in part, is permitted after the date that is earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 26, 2028. The assumed defeasance lockout period of 29 payments is based on the closing date of the BBCMS 2025-5C36 transaction in August 2025. The actual defeasance lockout period may be longer.

(13)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

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With respect to Loan No. 1, The ILPT 2025 Portfolio Mortgage Loan is part of the ILPT 2025 Portfolio Whole Loan, which is comprised of 30 pari passu senior promissory notes with an aggregate balance of $747,200,000 and 12 junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $412,800,000. The Interest Rate represents the weighted average interest rate of the ILPT 2025 Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. The weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus.

With respect to Loan No. 21, Ausch Brooklyn Portfolio, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 69.5% and (y) the debt service coverage ratio is at least 1.07x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 28, 341 Central Avenue, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 66.3% and (y) the debt service coverage ratio is at least 1.14x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

(16)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 4, Arrowhead Townhomes, historical information prior to 2024 is not available because the borrower purchased the Arrowhead Townhomes Property in 2022 and renovated it from 2022 to 2023.

With respect to Loan No. 7, Barry Quad, Fourth Most Recent cash flows are not available as the mortgaged property was renovated in 2023.

With respect to Loan No. 8, Black Lark Apartments, historical financial information prior to 2024 is not available as the mortgaged property was acquired in December 2023.

With respect to Loan No. 9, 803 South Avenue, historical financial information is not available as construction of the mortgaged property was completed in 2023.

With respect to Loan No. 10, Hilton Garden Inn & Homewood Suites Bossier City, LA, Most Recent cash flows were based on the Normalized T12 ended February 28, 2025. During the 2024 PIP, the mortgaged property had all rooms offline at varying points throughout the year, impacting 2024 revenue. Consequently, Barclays normalized the T12 to replace 2024 months with the same months from 2023, when the mortgaged property was fully operational. As such, the Normalized T12 months comprise April - August 2023, March 2024 and September 2024 - February 2025.

With respect to Loan No. 10, Hilton Garden Inn & Homewood Suites Bossier City, LA, Fourth Most Recent cash flows are not available. The mortgaged property underwent a PIP in 2024 and the lender did not include the 2022 pre-PIP metrics in the analysis.

With respect to Loan No. 11, One Grove, historical financial information is unavailable as the mortgaged property was built in 2024.

With respect to Loan No. 12, Gardens at Chamblee, the mortgaged property was acquired in May 2022. Renovations at the mortgaged property began at the end of 2022, with the final renovated units coming online in 2025. As of June 17, 2025, the mortgaged property was 95.2% occupied.

With respect to Loan No. 13, GLLH Self Storage Portfolio, historical financial information is not available prior to 2024 because the mortgaged properties were acquired at various times from 2021 to 2024 and historical

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information was not made available to the lender. Given the recent acquisitions, the mortgaged properties that do not have a full year-end 2024 or trailing twelve-month operating have been annualized to 12 months.

With respect to Loan No. 19, Blue Sky Arkansas Portfolio, Fourth Most Recent cash flows are not available as the mortgaged properties were acquired in 2025.

With respect to Loan No. 22, 156-158 Martense Street, historical information prior to the trailing four months ending April 2025 is unavailable as the borrower sponsor renovated the mortgaged property in February 2025.

With respect to Loan No. 23, 4219 18th Avenue & 516 Central Ave, historical financial information for the 4219 18th Avenue mortgaged property is not available prior to the most recent period because the mortgaged property was acquired by the seller in 2024.

With respect to Loan No. 27, Schwimmer Brooklyn Portfolio, historical financial information is not available as the mortgaged properties were acquired in 2024 and underwent gut renovations afterwards.

With respect to Loan No. 28, 341 Central Avenue, historical financial information is not available as the mortgaged property was acquired in 2024.

With respect to Loan No. 31, Blue Sky Pine Bluff, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in 2025.

(17)

With respect to Loan No. 5, The Roosevelt New Orleans, a portion of the mortgaged property is subject to a ground lease between FCH Holdings LLC, as ground lessor and an affiliate of the borrower, and Belmont Delaware, L.L.C., as ground lessee. The ground lease commenced on May 29, 1950 and has an expiration date of September 30, 2049. Belmont Delaware, L.L.C. also acts as a sublessor and subleases a portion of interest in the land to First Class Hotels, LLC, the borrower and sublessor. The sublease is broken up into two separate subleases where the first sublease is for the ballroom space and First Class Hotels, LLC pays Belmont Delaware, L.L.C. an annual rent of $124,353. The ballroom space is subject to rent increases every three years beginning on January 1, 2016 (each an “Adjustment Date”), in which the base rent will be increased (but not decreased) by a percentage equal to the aggregate percentage increase in the consumer price index over the three-year period immediately preceding an Adjustment Date. The ballroom space expires on December 31, 2028 and has one, 10-year extension option and one, 10.75-year extension option remaining with a fully extended expiration on September 30, 2049. The second sublease is for the spa space for an annual rent of $197,702.04 and expires on September 30, 2049. There is no annual rent increases associated with the spa space lease.

With respect to Loan No. 25, The Link, the mortgaged property consists of a leasehold interest under a ground lease by and between the borrower, 200 Elm Partners BH LLC, as ground tenant, and 200 Elm Street Ground Owner LLC, as ground lessor. The ground lease commenced on December 1, 2021 for a 98-year term through November 30, 2119. The current rent for the ground lease is $3,077,503 per year. The ground lease rental rate will increase 2% each year, with the exception of a fixed rent consumer price index (“CPI”) adjustment year, which occurs every 10 years (starting December 1, 2032) when the rental rate will increase by the CPI adjustment. The ground rent will increase to $3,139,053 as of December 1, 2025.

(18)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 25, The Link, the borrower reserved approximately $6,695,378 with the lender into a reserve for free rent for the following tenants: (i) $5,791,123 for Indeed, (ii) $198,734 for Ascot; (iii) $204,434 for RSM; and (iv) $501,085 for Tudor.

With respect to Loan No. 25, The Link, the borrower reserved approximately $17,565,353 with the lender into a reserve for the contractual tenant improvements for the following tenants: (i) $2,303,100 for Webster; (ii) $682,404 for Ascot; (iii) $461,684 for Tudor; (iv) $259,440 for RSM; (v) $863,265 for Diageo, and (vi) $12,995,460 for Indeed.

(19)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 2, Equinox Sports Club LA, on each monthly payment date during a cash sweep event, the borrower is required to deposit monthly real estate tax reserves in an amount equal to 1/12th of the real estate

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taxes the lender estimates to be payable during the next ensuing twelve months. Notwithstanding the foregoing, monthly real estate tax reserves may be reduced by the percentage of taxes that the sole or critical tenant, as applicable, is obligated to pay under its lease during the next twelve months so long as all of the following conditions are satisfied: (x) with respect to the sole tenant, (i) the lease is in full force and effect, (ii) such tenant is required to directly pay all mortgaged property taxes to the tax authority prior to delinquency and (iii) the borrower or the sole tenant provides the lender paid receipts (or other reasonable evidence of payment) for the payment of taxes prior to the delinquency and (y) at all other times (i) no event of default has occurred and is continuing, (ii) the critical tenant is an investment grade tenant, (iii) the critical tenant is required under its lease to directly pay all or a portion of the mortgaged property taxes to the tax authority or other applicable person prior to the delinquency, (iv) the critical tenant’s lease is in effect, (v) the critical tenant pays (or causes to be paid) all taxes required to be paid under its lease prior to the delinquency, (vi) the borrower provides (or causes to be provided) evidence to the lender that taxes have been paid prior to the delinquency and (vii) no cash sweep event related to a critical tenant trigger event has occurred and is continuing (collectively, the “Tax Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Tax Deposit Waiver Conditions will be deemed satisfied.

With respect to Loan No. 2, Equinox Sports Club LA, on each monthly payment date during a cash sweep event, the borrower is required to deposit monthly insurance premium reserves in an amount equal to 1/12th of the insurance premiums the lender estimates to be payable for the renewal of the coverages afforded by the policies upon the expiration thereof; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. Notwithstanding the foregoing, monthly insurance reserves may be reduced by the percentage of the insurance premiums due that the sole or critical tenant, as applicable, is obligated to pay under its lease during the next twelve months so long as all of the following conditions are satisfied: (x) with respect to the sole tenant, (i) the lease is in full force and effect, (ii) such tenant is required under its lease to pay all or a portion of the insurance premiums prior to expiration of the insurance policies and (iii) the borrower or the sole tenant provides the lender evidence that the insurance premiums have been paid and (y) at all other times (i) no event of default has occurred and is continuing, (ii) the critical tenant is an investment grade tenant, (iii) the critical tenant is required to pay all or a portion of the insurance premium prior to the expiration of the polices, (iv) the critical tenant lease is in effect, (v) the critical tenant pays (or causes to be paid) all or a portion of the insurance premiums prior to the expiration of the polices, (vi) the borrower provides (or causes to be provided) evidence to the lender that such insurance premiums have been paid and (vii) no cash sweep event related to a critical tenant trigger event has occurred and is continuing (collectively, the “Insurance Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Insurance Deposit Waiver Conditions will be deemed satisfied.

With respect to Loan No. 2, Equinox Sports Club LA, on each monthly payment date during a cash sweep event, the borrower is required to deposit monthly replacement reserves in an amount equal to approximately $1,357. Notwithstanding the foregoing, monthly replacement reserves will not be required as long as all of the following conditions are satisfied: (x) with respect to the sole tenant, (i) the lease is in full force and effect, (ii) such tenant is required under its lease to pay all capital expenditures and (iii) the borrower requires the sole tenant to perform its obligations under its lease in a reasonable manner and (y) at all other times (i) no event of default has occurred and is continuing, (ii) the critical tenant is an investment grade tenant, (iii) the critical tenant is required under its lease to pay capital expenditures, (iv) the critical tenant lease is in effect, (v) the critical tenant pays (or causes to be paid) for all such capital expenditures within the timeframe as set forth in its lease, (vi) the borrower provides (or causes to be provided) evidence to the lender that such capital expenditures have been performed and all costs associated with the capital expenditures have been paid and (vii) no cash sweep event related to a critical tenant trigger event has occurred and is continuing (collectively, the “Capital Expenditure Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Capital Expenditure Deposit Waiver Conditions will be deemed satisfied.

With respect to Loan No. 5, The Roosevelt New Orleans, on each monthly payment date during an escrow sweep period, the borrower will be required to deposit, (i) while the management agreement remains in full force and effect, an amount required under the management agreement and (ii) following an escrow sweep trigger period, an amount equal to one 1/12 of 5% of gross income from operations for the mortgaged property for the prior calendar year (the “The Roosevelt New Orleans FF&E Reserve Monthly Deposit”). In the event the lender increases the amount of The Roosevelt New Orleans FF&E Reserve Monthly Deposit in accordance with the mortgage loan documents, the borrower will have the option, in lieu of increasing The Roosevelt New Orleans FF&E Reserve Monthly Deposit, to make a one-time deposit in an amount equal to the aggregate amount of such increase, as reasonably determined by the lender.

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With respect to Loan No. 5, The Roosevelt New Orleans, during an escrow sweep period, the borrower will be required to deposit into the PIP reserve either (i) The Roosevelt New Orleans PIP Deposit (as defined below) or (ii) The Roosevelt New Orleans PIP Monthly Deposit (as defined below).

“The Roosevelt New Orleans PIP Deposit” means a deposit from the borrower with the lender in the form of cash and/or a letter of credit in an aggregate amount not less than the total PIP expenses in connection with any PIP (as set forth in the borrower’s good faith budget for the finalized PIP as reasonably approved by the lender, or deemed approved by the lender subject to the PIP deemed approval process), less any portion of the FF&E reserve amount then remaining on deposit in the FF&E reserve account.

“The Roosevelt New Orleans PIP Monthly Deposit” means the sums required of the borrower to complete the PIP work, payable on each payment date in monthly installments reasonably estimated by the lender to provide for adequate funds to complete the PIP work within the timeframes required by the PIP (as set forth in the borrower’s good faith budget for the finalized PIP as reasonably approved by the lender, or deemed approved by the lender subject to the PIP deemed approval process), less any portion of the FF&E reserve amount then remaining on deposit in the FF&E reserve account.

With respect to Loan No. 6, Brookdale & Empire Apartment Portfolio, on each monthly payment date up to and including August 2027, the borrowers are required to escrow $24,000 for replacement reserves. Commencing in September 2027, on each monthly payment date, the borrowers are required to escrow $12,000 for replacement reserves.

With respect to Loan No. 10, Hilton Garden Inn & Homewood Suites Bossier City, LA, on each monthly payment date, the borrower is required to deposit into the FF&E reserve an amount equal to 1/12 of four percent of the gross income from operations for the mortgaged property, initially $41,804.64 ("FF&E Reserve Monthly Deposit"). In the event the lender increases the amount of the FF&E Reserve Monthly Deposit in accordance with the loan documents, the Borrower will have the option, in lieu of increasing the FF&E Monthly Deposit, to make a one-time deposit in an amount equal to the aggregate amount of such increase, as reasonably determined by the lender.

With respect to Loan No. 10, Hilton Garden Inn & Homewood Suites Bossier City, LA, during a DSCR trigger period, the borrower will be required to deposit into the low DSCR reserve account either an amount equal to (i) an upfront payment of $340,000 or (ii) $30,000 on each monthly payment date.

With respect to Loan No. 10, Hilton Garden Inn & Homewood Suites Bossier City, LA, in connection with any PIP that may be required under the franchise agreement, the borrower will promptly either (a) deliver the PIP Deposit (as defined below) to the lender or (b) notify the lender of the borrower's election to make PIP Monthly Deposits (as define below), in lieu of the PIP Deposit.

A "PIP Deposit” means a deposit from the borrower with the lender in the form of cash and/or a letter of credit in an aggregate amount not less than the total PIP expenses in connection with any PIP (as set forth in the borrower's good faith budget for the finalized PIP as reasonably approved by the lender, or deemed approved by the lender subject to the PIP deemed approval process).

A "PIP Monthly Deposit” shall mean the sums required of the borrower to complete the PIP work, payable on each payment date in monthly installments reasonably estimated by the lender to provide for adequate funds to complete the PIP work within the timeframes required by the PIP (as set forth in the borrower's good faith budget for the finalized PIP as reasonably approved by the lender, or deemed approved by the lender subject to the PIP deemed approval process).

With respect to Loan No. 11, One Grove, the borrower deposited $4,975 (the "Rollover Reserve Cap") at the origination of the One Grove whole loan into the rollover reserve subaccount. On each monthly payment date that the balance on deposit in the rollover reserve subaccount is less than the Rollover Reserve Cap amount, the borrower will be required to deposit an amount equal to one-twelfth of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of commercial/retail space in the mortgaged property (initially $82.92 per month). The monthly rollover reserve is currently suspended.

With respect to Loan No. 16, Kenmore Apartments, during a low DSCR period, the borrower is required to deposit into the low DSCR reserve (i) an amount equal to $8,333.33 on each monthly payment date or (ii) a letter of credit in an amount equal to $100,000 (such amount, as reasonably determined by the lender, the “DSCR Payment Amount”). After each 12 month period after the borrower’s initial deposit with the lender of the DSCR Payment Amount, if the low DSCR period is continuing, the borrower will be required to deposit with the lender additional cash or an additional letter of credit in the amount of the DSCR Payment Amount (at such time of determination).

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With respect to Loan No. 20, Jefferson Business Center, at origination the borrower was required to deposit into the rollover reserve an amount equal to $572,500 and on each monthly date during a rollover reserve trigger event an amount equal to $4,314.93 (the “Rollover Reserve Deposit”).

With respect to Loan No. 23, 4219 18th Avenue & 516 Central Ave, the borrower deposited $75,000 at origination into the rollover reserve subaccount for outstanding approved leasing expenses. Commencing on the monthly payment date occurring in February 2027 and continuing for the remaining term of the 4219 18th Avenue & 516 Central Ave mortgage loan, the borrower will be required to deposit a monthly amount equal to approximately $6,556 into the rollover reserve subaccount. However, if, prior to the February 2027 payment date, both the Petite Pram and Midnight Bleu tenants of the 516 Central Ave mortgaged property have executed lease renewals or extensions through at least January 1, 2032, the borrower will be required to deposit a monthly amount equal to approximately $6,201, commencing on the payment date occurring in August 2028 and continuing for the remaining term of the 4219 18th Avenue & 516 Central Ave mortgage loan.

With respect to Loan No. 25, The Link, if the Second Largest Tenant, Deloitte, fails to renew its lease 18 months prior to its lease expiration date, the mortgage loan requires that all excess cash flow be reserved effective on the monthly payment date in April 2028. If the borrower posts a letter of credit in the amount of $5,450,000 on or before the payment date in April 2028, then the reserve for excess cash flow related to Deloitte’s failure to renew would instead be required to commence on the monthly payment date in October 2028.

With respect to Loan No. 26, Madison Flex Warehouses, at origination the borrower was required to deposit into the leasing reserve an amount equal to $200,000 and on each monthly payment date an amount equal to $3,070.21. Such monthly payment is waived so long as the amount on the leasing reserve account is equal to the leasing reserve cap of $200,000.

(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 20, Jefferson Business Center, the rollover reserve account is subject to a cap of $250,000 exclusive of the Rollover Reserve Deposit and any lease termination payments.

(21)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 25, The Link, the Largest Tenant, Indeed, has not yet taken occupancy. The tenant is currently building out its space and is anticipated to take occupancy in the fourth quarter of 2025.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 20, Jefferson Business Center, the Second Largest Tenant, Terracon Consultants, Inc., has a one time right to terminate its lease at any time after February 28, 2028 (the “Cancellation Date”), subject to the following conditions: (i) the tenant will provide the landlord written notice no less than 180 days prior to the Cancellation Date of the tenant’s intent to exercise this cancellation option, (ii) the tenant is not in default of this lease at the time the tenant delivers such notice or on the Cancellation Date or at any time in between, (iii) the tenant pays to the landlord at the time of notice an amount equal to the unamortized Expansion Allowance (as defined below) and commissions payable in connection with the applicable lease and (iv) the tenant pays to the landlord at the time of notice an early termination fee of $27,916.14, which equals three months of base rent at the rate in effect as of the Cancellation Date.

An “Expansion Allowance” means the allowance the landlord agrees to provide in an amount up to $170,000 for the work to be done to the premises in accordance with the premises improvement plan.

With respect to Loan No. 25, The Link, the Third Largest Tenant, Henkel, has the right to terminate its R&D lease (approximately 20,000 square feet) on September 30, 2027 upon 15 months’ prior written notice and the payment

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of a termination fee. Henkel also has the option under its office lease to contract 4,824 SF of space (first floor space) on September 30, 2030, upon 12-months’ notice. In addition, the Fourth Largest Tenant, Diageo, has the option to contract 12,718 SF of space (Suite D300) on October 31, 2027, upon 12 months’ notice.

(24)	Intentionally left blank.

(25)	Each letter identifies a group of related borrowers.

(26)

The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 5, The Roosevelt New Orleans, the mortgage loan is structured such that the lockbox is soft so long as an escrow sweep period does not exist. Upon the occurrence of an escrow sweep triggering event, the borrower will be required to, or cause the property manager to, deliver credit card direction letters to all credit card companies to deliver all rents directly to the lockbox account. An escrow sweep triggering event will occur on the date on which the management agreement has been terminated or expires, unless a management cure has been effectuated simultaneously therewith.

With respect to Loan No. 11, One Grove, which is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants), the borrower may suspend its obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (the “DSCR Cash Management Period”) (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied, the borrower has deposited (and maintains on deposit) with the lender (i) cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.15x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount is required to be transferred to the cash collateral subaccount (ii) a letter of credit in the amount of the NOI Shortfall.

With respect to Loan No. 14, 305-315 Linden, the mortgage loan is structured with an excess cash flow sweep beginning on the monthly payment date in July 2028, however the borrower may avoid the event, by either (a) depositing $870,000 into a reserve account no less than five days before the monthly payment date occurring in May 2028 or (b) depositing $435,000 five days before the monthly payment date occurring in July 2028 and establishing a clearing account in accordance with the loan agreement. In the event of clause (b) in the foregoing sentence, there will be an excess cash flow sweep beginning on the monthly payment date in July 2029, however, the borrower may avoid the sweep by depositing an additional $435,000 five days before such payment date.

(27)

With respect to Loan No. 1, ILPT 2025 Portfolio, the Mortgaged Property known as the 3502 Enterprise Avenue property, certain improvements (the “PILOT Improvements”) were not pledged as collateral for the ILPT 2025 Portfolio Whole Loan as they are owned by the municipality in which the 3502 Enterprise Avenue property is located and leased to the tenant at the 3502 Enterprise Avenue property pursuant to a PILOT lease pursuant to which the tenant, which contractually assumed a portion of the related borrower’s tax liability, is entitled to certain tax abatements. The (x) underlying fee simple interest in the 3502 Enterprise Avenue property which is owned by the applicable borrower, (y) improvements on the 3502 Enterprise Avenue Property that are owned by the applicable borrower (which excludes the PILOT Improvements), and (z) the reversionary interest in the PILOT Improvements were each pledged by the related borrower as collateral for the ILPT Portfolio Whole Loan. Certain rights of the tenant in the borrower’s reversionary interest were assigned by the tenant to the related borrower, and collaterally assigned by the related borrower to the lender, which collateral assignment was consented to by the applicable municipality that is the lessor under the PILOT lease.

With respect to Loan No. 1, ILPT 2025 Portfolio, The Mortgaged Property known as the 996 Paragon Way property, the Largest Tenant at the Property, Exel Inc., has a Fee Agreement with York County, South Carolina, dated as of June 2, 2013 (the “996 FILOT Agreement”), which, subject to the terms and conditions thereof, allows tenant to make certain payments in lieu of tax payments which would otherwise be due and owing by such tenant, which payments are calculated based on millage rate, depreciation schedules and the fair value of the Property as more particularly described in such agreement. The related borrower is not a party to the 996 FILOT Agreement, which is directly between York County, South Carolina and Exel Inc., as tenant under a lease at the Property.

With respect to Loan No. 1, ILPT 2025 Portfolio, the Mortgaged Property known as the 11224 Will Walker Road property, Mercedes Benz US International, Inc., the Largest Tenant at the property, has entered into one or more agreements (constituting PILOT documents) with the Tuscaloosa County Industrial Development Authority to reduce its tax liability. The related borrower is not a party to, and has not received an assignment of any interest in, such PILOT documents nor are such PILOT documents pledged to secure the ILPT 2025 Portfolio Whole Loan.

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With respect to Loan No. 9, 803 South Avenue, the mortgaged property is subject to a 30-year PILOT (Payments in Lieu of Taxes) agreement (the “PILOT Agreement”) with the City of Plainfield (the “City”). Under this agreement, the mortgaged property is granted a 100% exemption on any increase in the assessed value of the improvements over the base year assessment for the full duration of the PILOT Agreement until April 1, 2054 (30 years from the date of substantial completion of the mortgaged property (April 1, 2024)). While the land is not exempt from taxes, the borrower receives credit, for payment of such land taxes, toward the annual service charge (“the ASC”) due under the PILOT Agreement, effectively offsetting land taxes. The borrower is required to pay the ASC which is equal to a percentage of the mortgaged property’s annual revenue as follows: 10% during years 1-10, 11% during years 11-20, and 12% during years 21-30. However, starting in year 16, the payment structure shifts to the greater of (i) the percentage of annual revenue that would be due based on the criteria in the prior sentence or (ii) the percentage of the taxes that would be due on the land and improvements without the PILOT structure in place, with the latter progressively increasing from 20% in years 16-21, 40% in years 22-27, 60% in years 28-29 and 80% in year 30. The borrower is also required to pay the City, as part of the ASC, any profits that exceed the allowable net profits, which is calculated as follows: ((x) the greater of (i) 12% or (ii) 1.25% above the applicable mortgage interest rate multiplied by (y) the total cost of building the mortgaged property) under the PILOT Agreement (less reserves of up to 10% of gross revenue). The City’s consent to any transfer/assignment is required, however such consent is not required in connection with the foreclosure of any mortgage or any transfer by a lender following a foreclosure. Real estate taxes without the PILOT Agreement would be $648,450 compared to the underwritten taxes of $302,742 (which are based on the 10% of annual revenue required to be paid in years 1-10 per the PILOT Agreement).

With respect to Loan No. 21, Ausch Brooklyn Portfolio, the 820-822 Saint Johns Place mortgaged property received a 14-year J-51 tax abatement that started in July 2016 which continues until 2029. The J-51 tax incentive is an as-of-right tax exemption and abatement for residential rehabilitation or conversion to multiple dwellings. As a result of the J-51 tax abatement, the seven units at this mortgaged property are subject to rent stabilization for the duration of the tax benefit, with the potential for deregulation after the tax benefit expires, subject to the requirements of applicable rent stabilization laws. Unabated taxes for the two mortgaged properties are $84,485 for the 2025/2026 tax year. The lender underwrote $63,242 based on the J-51 exemption.

(28)	Intentionally left blank.

(29)	● Loan No. 1, ILPT 2025 Portfolio - 1341 N. Clyde Morris Blvd., 2375 East Newlands Road, 5001 West Delbridge Street, 955 Aeroplaza Drive, 2482 Century Drive, 1095 South 4800 West, 1230 West 171st Street, and 209 South Bud Street
● Loan No. 4, Arrowhead Townhomes
● Loan No. 13, GLLH Self Storage Portfolio - My Storage Kewanee Lake, My Storage Greensboro and My Storage Bolivar

(30)

With respect to Loan No. 3, 71 Spring Street, the increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the borrower executing two new leases with Attix, Inc. and United American Land, LLC in 2025 accounting for $1,856,250 in underwritten base rent.

With respect to Loan No. 3, 71 Spring Street, the Third Largest Tenant at the property, United American Land, LLC is an affiliate of the borrower sponsors. The space is leased under 3 separate leases with United American Land and two affiliates, which have substantially the same terms.

With respect to Loan No. 14, 305-315 Linden, 11 of the rent stabilized units are currently leased to not-for-profit tenants who are paying a premium to rent-stabilization rents (the “Not-For-Profit Units”). The Borrower Sponsor asserts that such units are exempt from local rent stabilization regulations because of the not-for-profit nature of the tenants. The loan documents include recourse to Borrower Sponsor (as guarantor under the mortgage loan) for any liability in connection with the rent being charged at the Not-For-Profit Units.

With respect to Loan No. 15, Jarkesy MHC Portfolio, this Jarkesy MHC Portfolio consists of three properties, however, there are no releases and the lender and appraisal treated it as a single asset.

With respect to Loan No. 25, The Link, a parent entity of the borrower obtained a preferred equity investment at mortgage loan origination (the “Pref Investment”) from USC 200 Elm LLC, a Delaware limited liability company, an affiliate of Urban Standard Equity (the “Pref Investor”). An affiliate of the borrower sponsor, 200 Elm Partners BH Investor LLC, a Delaware limited liability company (the “Common Member”) and the Pref Investor entered into a joint venture agreement for 200 Elm Partners BH Preferred JV LLC (the “Holdco”). Holdco owns 100% of the indirect equity interests in the borrower. The joint venture agreement provides that the Pref Investment: (i) is in the

A-1-70

amount of $17,500,000, (ii) has a regular interest rate of 18% and during a Performance Trigger Event (as defined below), 25%; (iii) has a mandatory redemption date on the Mortgage Loan maturity date; (iv) requires a minimum multiple return of 1.40x the Pref Investment amount and after the occurrence of a default under the Pref Investment agreement, the ground lease or the Mortgage Loan agreement, 2.00x the Pref Investment amount; (v) requires an exit fee of 1%; (vi) has monthly amortization payments of $166,666.67 from April 6, 2025 to March 6, 2026, $229,166.67 from April 6, 2026 to March 6, 2027, $416,666.67 from April 6, 2027 to March 6, 2029, and $229,166.67 from April 6, 2029 through March 6, 2030, (provided that if on or prior to June 26, 2028 Deloitte renews its lease upon terms set forth in the joint venture agreement (or a replacement tenant enters into a replacement lease), then amortization payments are not made for the period from June 26, 2028 through the earlier of the April 26, 2029 and the date on which Deloitte (or such replacement tenant) is paid or reimbursed tenant improvement costs in an amount not less than $5,000,000; (vi) is entitled to receive payment of servicing fees ($18,000 per annum) and costs incurred by the Pref Investor, (vii) has consent rights over specified major decisions relating to Holdco or the borrower, including, without limitation, incurring further loans, transferring the mortgaged property, entering into certain material contracts or leases, instituting or settling litigation, filing for bankruptcy, amending, extending or terminating the ground lease, and decisions relating to property management and (viii) may take control of the Holdco upon a Mortgage Loan event of default or ground lease event of default . In addition, the JV agreement allows the Pref Investor to force a sale of the mortgaged property in the event of a Performance Trigger Event. A “Performance Trigger Event” includes, without limitation, a mortgage loan or ground lease default, certain negative acts by the principals of the Common Member, the failure of the Pref Investor to receive distributions when due to it, a major decision being made without the required Pref Investor consent and other breaches of the joint venture agreement. The Mortgage Loan documents permit the Pref Investor to take control of the borrower, provided certain conditions are satisfied, including that the Pref Investor must cure all defaults under the Mortgage Loan and the ground lease, the Pref Investor must be a Qualified Transferee (as defined in the loan documents) and the Pref Investor must provide a guaranty and environmental indemnity agreement from a guarantor whose identity, experience, financial condition and creditworthiness are acceptable to the lender.

With respect to Loan No. 25, The Link, the increase in UW Net Operating Income ($) from Most Recent NOI ($) is primarily due to the newly signed lease for the Largest Tenant, Indeed.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2025-5C36
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(3)(4)
Multifamily	Garden	6	$165,279,369	26.9%	1.29x	9.1%	66.7%	66.1%
	Mid Rise	9	$78,756,626	12.8%	1.31x	8.7%	68.6%	68.6%
	High Rise	1	$21,000,000	3.4%	1.25x	7.7%	64.2%	64.2%
	Low Rise	4	$10,830,374	1.8%	1.33x	9.2%	63.8%	63.8%
	Subtotal:	20	$275,866,369	45.0%	1.29x	8.9%	66.9%	66.6%
Industrial	Warehouse / Distribution	71	$50,134,428	8.2%	1.96x	11.3%	43.8%	43.8%
	Flex / R&D	1	$8,100,000	1.3%	1.50x	10.0%	67.5%	67.5%
	Flex	1	$5,450,000	0.9%	1.55x	10.4%	73.6%	73.6%
	Cold Storage	1	$1,490,819	0.2%	1.96x	11.3%	43.8%	43.8%
	Manufacturing	1	$905,009	0.1%	1.96x	11.3%	43.8%	43.8%
	Storage Yard	1	$196,147	0.0%	1.96x	11.3%	43.8%	43.8%
	Subtotal:	76	$66,276,402	10.8%	1.87x	11.1%	49.1%	49.1%
Mixed Use	Office / Retail	2	$58,625,000	9.6%	1.52x	11.0%	49.4%	49.4%
	Multifamily / Retail	1	$4,100,000	0.7%	1.28x	9.4%	66.3%	66.3%
	Subtotal:	3	$62,725,000	10.2%	1.50x	10.9%	50.5%	50.5%
Hospitality	Full Service	1	$40,000,000	6.5%	1.87x	15.6%	53.5%	53.5%
	Select Service / Extended Stay	1	$22,000,000	3.6%	3.11x	21.9%	45.9%	45.9%
	Subtotal:	2	$62,000,000	10.1%	2.31x	17.8%	50.8%	50.8%
Retail	Single Tenant	1	$60,000,000	9.8%	1.20x	8.2%	68.7%	68.7%
	Subtotal:	1	$60,000,000	9.8%	1.20x	8.2%	68.7%	68.7%
Self Storage	Self Storage	30	$46,700,000	7.6%	1.39x	9.5%	64.8%	64.8%
	Subtotal:	30	$46,700,000	7.6%	1.39x	9.5%	64.8%	64.8%
Office	Suburban	2	$18,027,180	2.9%	1.53x	12.7%	60.2%	58.3%
	Subtotal:	2	$18,027,180	2.9%	1.53x	12.7%	60.2%	58.3%
Manufactured Housing	Manufactured Housing	1	$13,600,000	2.2%	1.26x	8.9%	61.3%	61.3%
	Subtotal:	1	$13,600,000	2.2%	1.26x	8.9%	61.3%	61.3%
Other	Leased Fee	28	$8,273,598	1.3%	1.96x	11.3%	43.8%	43.8%
	Subtotal:	28	$8,273,598	1.3%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:		163	$613,468,550	100.0%	1.49x	10.4%	61.1%	60.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-1

Annex A-2	BBCMS 2025-5C36
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	12	$104,243,685	17.0%	1.45x	10.1%	58.1%	58.1%
California	4	$73,000,000	11.9%	1.23x	8.4%	67.3%	67.3%
Louisiana	5	$70,801,237	11.5%	2.21x	16.9%	52.6%	52.6%
Georgia	3	$63,379,362	10.3%	1.30x	8.7%	69.1%	69.1%
New Jersey	3	$53,237,000	8.7%	1.23x	8.1%	66.7%	66.7%
Texas	4	$52,533,405	8.6%	1.33x	9.7%	64.5%	64.5%
Illinois	14	$38,747,490	6.3%	1.29x	9.0%	66.0%	66.0%
Kansas	2	$30,312,413	4.9%	1.22x	9.5%	63.2%	59.6%
South Carolina	8	$20,589,879	3.4%	1.65x	10.0%	57.8%	57.8%
Tennessee	2	$12,588,423	2.1%	1.41x	11.9%	61.3%	58.5%
Alabama	9	$12,475,677	2.0%	1.57x	10.3%	66.6%	66.6%
Ohio	8	$12,456,431	2.0%	1.60x	10.7%	53.6%	53.6%
Arkansas	4	$12,187,647	2.0%	1.46x	9.4%	54.5%	54.5%
Hawaii	35	$10,891,340	1.8%	1.96x	11.3%	43.8%	43.8%
Florida	8	$8,643,069	1.4%	1.96x	11.3%	43.8%	43.8%
Connecticut	3	$7,061,095	1.2%	1.75x	13.6%	58.6%	58.6%
Michigan	5	$5,114,206	0.8%	1.54x	10.1%	62.9%	62.9%
Colorado	6	$4,836,353	0.8%	1.96x	11.3%	43.8%	43.8%
Pennsylvania	1	$4,050,000	0.7%	1.49x	9.8%	67.4%	67.4%
Wisconsin	1	$1,932,979	0.3%	1.37x	9.6%	70.7%	70.7%
Indiana	3	$1,763,000	0.3%	1.84x	11.0%	49.1%	49.1%
Iowa	4	$1,735,043	0.3%	1.72x	10.6%	55.0%	55.0%
Nevada	1	$1,549,716	0.3%	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	$1,506,647	0.2%	1.96x	11.3%	43.8%	43.8%
Arizona	1	$1,257,336	0.2%	1.96x	11.3%	43.8%	43.8%
Utah	2	$1,132,707	0.2%	1.96x	11.3%	43.8%	43.8%
Missouri	2	$967,586	0.2%	1.96x	11.3%	43.8%	43.8%
Maryland	1	$944,974	0.2%	1.96x	11.3%	43.8%	43.8%
Nebraska	2	$938,664	0.2%	1.96x	11.3%	43.8%	43.8%
Kentucky	2	$937,612	0.2%	1.96x	11.3%	43.8%	43.8%
South Dakota	1	$859,784	0.1%	1.96x	11.3%	43.8%	43.8%
North Carolina	1	$253,991	0.0%	1.96x	11.3%	43.8%	43.8%
Idaho	1	$253,991	0.0%	1.96x	11.3%	43.8%	43.8%
North Dakota	1	$169,591	0.0%	1.96x	11.3%	43.8%	43.8%
Minnesota	1	$116,216	0.0%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:	163	$613,468,550	100.0%	1.49x	10.4%	61.1%	60.9%
A-2-2

Annex A-2	BBCMS 2025-5C36
Collateral Characteristics
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-3

Annex A-2	BBCMS 2025-5C36
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,250,000	-	$9,999,999	13	$78,725,000	12.8%	6.70189%	58	1.41x	9.8%	65.3%	65.3%
$10,000,000	-	$14,999,999	4	$49,427,180	8.1%	6.69615%	58	1.36x	9.7%	62.8%	62.1%
$15,000,000	-	$19,999,999	3	$50,150,000	8.2%	6.44626%	58	1.38x	9.2%	70.7%	70.7%
$20,000,000	-	$29,999,999	3	$71,137,000	11.6%	6.35264%	58	1.81x	12.3%	60.3%	60.3%
$30,000,000	-	$39,999,999	3	$102,029,369	16.6%	6.83206%	58	1.28x	9.4%	65.2%	64.2%
$40,000,000	-	$54,999,999	2	$85,000,000	13.9%	6.69529%	59	1.57x	11.9%	61.7%	61.7%
$55,000,000	-	$61,000,000	3	$177,000,000	28.9%	6.27469%	59	1.56x	10.2%	53.7%	53.7%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.37557%	-	5.99900%	4	$100,750,000	16.4%	5.59144%	59	1.73x	10.2%	52.8%	52.8%
6.00000%	-	6.49900%	7	$71,500,000	11.7%	6.32849%	58	1.93x	13.2%	60.5%	60.5%
6.50000%	-	6.99900%	15	$373,991,369	61.0%	6.72577%	59	1.36x	9.8%	62.9%	62.6%
7.00000%	-	7.47000%	5	$67,227,180	11.0%	7.13033%	58	1.38x	10.7%	64.1%	63.5%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
55	-	57	7	$98,506,550	16.1%	6.65003%	57	1.73x	12.8%	60.7%	59.3%
58	-	59	24	$514,962,000	83.9%	6.51599%	59	1.45x	9.9%	61.2%	61.2%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
(1)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2025-5C36
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	29	$571,762,000	93.2%	6.52349%	59	1.51x	10.4%	61.0%	61.0%
360	2	$41,706,550	6.8%	6.72965%	57	1.27x	10.2%	62.5%	59.1%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	29	$571,762,000	93.2%	6.52349%	59	1.51x	10.4%	61.0%	61.0%
357	2	$41,706,550	6.8%	6.72965%	57	1.27x	10.2%	62.5%	59.1%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	29	$571,762,000	93.2%	6.52349%	59	1.51x	10.4%	61.0%	61.0%
Amortizing Balloon	2	$41,706,550	6.8%	6.72965%	57	1.27x	10.2%	62.5%	59.1%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	9	$206,316,369	33.6%	6.65986%	58	1.23x	8.5%	66.5%	65.9%
1.30x	-	1.49x	14	$204,852,180	33.4%	6.66407%	59	1.35x	9.4%	66.9%	66.8%
1.50x	-	1.79x	4	$76,050,000	12.4%	6.76020%	59	1.54x	11.1%	53.1%	53.1%
1.80x		1.99x	3	$104,250,000	17.0%	5.95124%	59	1.92x	12.9%	47.9%	47.9%
2.00x	-	3.11x	1	$22,000,000	3.6%	6.22000%	57	3.11x	21.9%	45.9%	45.9%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
(1)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
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Annex A-2	BBCMS 2025-5C36
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
43.8%	-	49.9%	3	$139,000,000	22.7%	6.07511%	59	1.96x	12.9%	45.9%	45.9%
50.0%	-	54.9%	2	$48,650,000	7.9%	6.82466%	59	1.77x	14.4%	53.5%	53.5%
55.0%	-	59.9%	2	$9,750,000	1.6%	6.73433%	56	1.76x	12.6%	59.1%	59.1%
60.0%	-	64.9%	7	$101,406,550	16.5%	6.62691%	58	1.29x	9.4%	62.4%	61.0%
65.0%	-	71.9%	14	$286,437,000	46.7%	6.70998%	58	1.28x	8.8%	68.2%	68.2%
72.0%	-	73.9%	3	$28,225,000	4.6%	6.18024%	59	1.47x	9.6%	72.9%	72.9%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

LTV Ratios as of the Maturity Date (1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
43.8%	-	49.9%	3	$139,000,000	22.7%	6.07511%	59	1.96x	12.9%	45.9%	45.9%
50.0%	-	54.9%	2	$48,650,000	7.9%	6.82466%	59	1.77x	14.4%	53.5%	53.5%
55.0%	-	59.9%	4	$51,456,550	8.4%	6.73054%	57	1.37x	10.7%	61.9%	59.1%
60.0%	-	64.9%	5	$59,700,000	9.7%	6.55514%	59	1.30x	8.8%	62.3%	62.3%
65.0%	-	71.9%	14	$286,437,000	46.7%	6.70998%	58	1.28x	8.8%	68.2%	68.2%
72.0%	-	73.9%	3	$28,225,000	4.6%	6.18024%	59	1.47x	9.6%	72.9%	72.9%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	20	$399,112,000	65.1%	6.67730%	59	1.49x	10.6%	61.8%	61.8%
Yield Maintenance	10	$193,356,550	31.5%	6.30843%	58	1.53x	10.2%	59.3%	58.5%
Defeasance or Yield Maintenance	1	$21,000,000	3.4%	5.99000%	59	1.25x	7.7%	64.2%	64.2%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	24	$548,556,550	89.4%	6.53667%	58	1.51x	10.5%	60.4%	60.1%
Acquisition	6	$57,637,000	9.4%	6.53019%	58	1.35x	9.0%	66.0%	66.0%
Acquisition/Refinance	1	$7,275,000	1.2%	6.65900%	59	1.42x	10.0%	73.9%	73.9%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
(1)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	CREFI, UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$61,000,000	Title:	Various
Cut-off Date Principal Balance(2):	$61,000,000	Property Type – Subtype(5):	Various – Various
% of Pool by IPB:	9.9%	Net Rentable Area (SF):	18,271,519
Loan Purpose:	Refinance	Location(5):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	Industrial Logistics Properties Trust	Occupancy:	82.9%
Interest Rate(3):	5.37574485896279%	Occupancy Date:	Various
Note Date:	6/26/2025	4th Most Recent NOI (As of):	$76,907,027 (12/31/2022)
Maturity Date:	7/9/2030	3rd Most Recent NOI (As of):	$82,653,662 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$80,362,857 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$79,941,604 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	82.9%
Amortization Type:	Interest Only	UW Revenues:	$109,122,615
Call Protection:	YM0.5(53),O(7)	UW Expenses:	$24,773,246
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$84,349,369
Additional Debt:	Yes	UW NCF:	$79,902,305
Additional Debt Balance(2):	$686,200,000 / $412,800,000	Appraised Value / Per SF(6):	$1,706,541,600 / $93
Additional Debt Type(2):	Pari Passu / B-Notes	Appraisal Date(6):	Various

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$41	$63
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$41	$63
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(6):	43.8%	68.0%
TI / LC:	$0	Springing	N/A	Maturity Date LTV(6):	43.8%	68.0%
Unfunded Obligations:	$2,476,942	$0	N/A	UW NCF DSCR:	1.96x	1.06x
Ground Lease:	$0	Springing	N/A	UW NOI Debt Yield:	11.3%	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(2)	$747,200,000	59.8%	Existing Debt	$1,224,370,000	97.9%
Subordinate Debt(2)	412,800,000	33.0	Closing Costs(7)	23,508,992	1.9
Borrower Sponsor Equity	90,355,934	7.2	Upfront Reserves	2,476,942	0.2
Total Sources	$1,250,355,934	100.0%	Total Uses	$1,250,355,934	100.0%
(1)	The borrowers are 101 special-purpose bankruptcy-remote Delaware limited liability companies, each of which is an affiliate of the Borrower Sponsor (as defined below).
(2)	The ILPT 2025 Portfolio Mortgage Loan (as defined below) is part of the ILPT 2025 Portfolio Whole Loan (as defined below), which is comprised of 30 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $1,160,000,000. The Financial Information in the chart above under the heading “Senior Loan” is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT 2025 Portfolio Senior Loan (as defined below) and the Financial Information in the chart above under the heading “Whole Loan” is based on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT 2025 Portfolio Whole Loan.
(3)	Interest Rate represents the weighted average interest rate of the ILPT 2025 Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. The weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus. The Interest Rate of the ILPT 2025 Portfolio Whole Loan may change if any of the individual mortgaged properties securing the ILPT 2025 Portfolio Whole Loan is released and any portion of any of the ILPT 2025 Portfolio Whole Loan components is paid down in accordance with the ILPT 2025 Portfolio Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(4)	See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary (Top 20 properties)” for an overview of the top 20 ILPT 2025 Portfolio Properties (as defined below).
(6)	The ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600, as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual ILPT 2025 Portfolio Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV and the Maturity Date LTV for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%. The individual appraisals were completed on various dates between April 3, 2025 and April 10, 2025.
(7)	Closing costs include origination fees and legal costs, among other expenses.

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The Loan. The ILPT 2025 Portfolio Mortgage Loan is part of a whole loan with an aggregate outstanding balance of $1,160,000,000 (the “ILPT 2025 Portfolio Whole Loan”) comprised of (i) 30 pari passu senior notes with an aggregate outstanding balance of $747,200,000 (collectively the “ILPT 2025 Portfolio Senior Notes”), which collectively evidence the senior portion of the ILPT 2025 Portfolio Whole Loan (the “ILPT 2025 Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate outstanding balance of $412,800,000 (collectively, the “ILPT 2025 Portfolio Junior Notes”). Among the ILPT 2025 Portfolio Senior Notes are the non-controlling Notes A-7-2 (Non-Florida), A-7-2 (Florida), A-12-1 (Non-Florida), and A-12-1 (Florida), with an aggregate initial principal balance of $61,000,000 (the “ILPT 2025 Portfolio Mortgage Loan”), which evidence the ILPT 2025 Portfolio Mortgage Loan and will be contributed to the BBCMS 2025-5C36 securitization trust. The ILPT 2025 Portfolio Junior Notes are generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes. The ILPT 2025 Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of America, N.A. (“BANA”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Bank of Montreal (“BMO”), Royal Bank of Canada (“RBC”) and UBS AG New York Branch (“UBS AG”) on June 26, 2025. The ILPT 2025 Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple (traditional and leased fee) or leasehold interests in 102 primarily industrial properties (excluding, with respect to one such property, certain non-collateral improvements owned by a municipality and leased to a tenant at such property pursuant to a PILOT lease) (such properties, excluding such non-collateral improvements, collectively, the “ILPT 2025 Portfolio Properties” or the “Properties”, and each individually, a “ILPT 2025 Portfolio Property” or “Property”). The ILPT 2025 Portfolio Whole Loan documents reflect 101 properties as the ILPT 2025 Portfolio Properties identified on Annex A to the preliminary prospectus as 91-210 Olai and 91-95 Hanua, which are referred to collectively in the ILPT 2025 Portfolio Whole Loan documents as “91-210 Olai Street and 91-95 Hanua Street” (together, the “ILPT 2025 Portfolio Combined Property”) and constitute two separate buildings with one legal description. The ILPT 2025 Portfolio Combined Property has one title commitment, allocated loan amount (which is the sum of the allocated loan amount for each property that constitutes the ILPT 2025 Portfolio Combined Property) and security instrument and is treated as a single property for purposes of the ILPT 2025 Portfolio Whole Loan documents (including for purposes of the release provisions therein). Accordingly, for purposes of any disclosure herein and the Preliminary Prospectus regarding the terms of the ILPT 2025 Portfolio Whole Loan documents, the ILPT 2025 Portfolio Combined Property constitutes a single separate individual Property. However, the lender’s underwriting and charts used herein, on Annex A-1 to the preliminary prospectus and in the preliminary prospectus treat 91-210 Olai and 91-95 Hanua as separate ILPT 2025 Portfolio Properties and reflect 102 ILPT 2025 Portfolio Properties.

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The promissory notes comprising the ILPT 2025 Portfolio Whole Loan are summarized in the below table. The relationship between the holders of the ILPT 2025 Portfolio Whole Loan is governed by a co-lender agreement. The ILPT 2025 Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ILPT 2025-LPF2 securitization. See “Description of the Mortgage Pool—The Whole Loans—Non-Serviced AB Whole Loan” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans—Servicing of the ILPT 2025 Portfolio Mortgage Loan” in the preliminary prospectus.

ILPT 2025 Portfolio Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1 (Non-Florida) and A-1 (Florida)	$208,880,000	$208,880,000	ILPT 2025-LPF2	Yes
A-2 (Non-Florida) and A-2 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-3 (Non-Florida) and A-3 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-4 (Non-Florida) and A-4 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-5 (Non-Florida) and A-5 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-6 (Non-Florida) and A-6 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-7-1 (Non-Florida) and A-7-1 (Florida)	$45,000,000	$45,000,000	CREFI	No
A-7-2 (Non-Florida) and A-7-2 (Florida)	$45,000,000	$45,000,000	BBCMS 2025-5C36	No
A-8 (Non-Florida) and A-8 (Florida)(2)	$38,571,750	$38,571,750	BANA	No
A-9 (Non-Florida) and A-9 (Florida)(2)	$38,571,750	$38,571,750	MSMCH	No
A-10-1 (Non-Florida) and A-10-1 (Florida)(2)	$15,000,000	$15,000,000	BMO	No
A-10-2 (Non-Florida) and A-10-2 (Florida)(2)	$4,285,500	$4,285,500	BMO	No
A-11 (Non-Florida) and A-11 (Florida)(2)	$19,285,500	$19,285,500	RBC	No
A-12-1 (Non-Florida) and A-12-1 (Florida)	$16,000,000	$16,000,000	BBCMS 2025-5C36	No
A-12-2 (Non-Florida) and A-12-2 (Florida)(2)	$3,285,500	$3,285,500	UBS AG	No
Total Senior Notes	$747,200,000	$747,200,000
B-1 (Non-Florida) and B-1 (Florida)(3)	$165,120,000	$165,120,000	ILPT 2025-LPF2	No
B-2 (Non-Florida) and B-2 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-3 (Non-Florida) and B-3 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-4 (Non-Florida) and B-4 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-5 (Non-Florida) and B-5 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-6 (Non-Florida) and B-6 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
Total Junior Notes	$412,800,000	$412,800,000
Whole Loan	$1,160,000,000	$1,160,000,000
(1)	The Florida notes are secured solely by mortgages on the Properties located in Florida, and the Non-Florida notes are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the borrowers (including the Florida borrowers) delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, each note (including the Non-Florida notes and the Florida notes), and the other ILPT 2025 Portfolio Whole Loan documents, and the Guaranty (Florida Notes) is secured by both the Florida mortgages and Non-Florida mortgages.
(2)	Expected to be contributed to one or more future securitizations.
(3)	The ILPT 2025 Portfolio Junior Notes will be generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes.

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The Properties. The ILPT 2025 Portfolio Properties consist of 102 primarily industrial Properties totaling approximately 18.3 million SF across 30 states. The ILPT 2025 Portfolio Properties are located across 53 individual markets with the largest concentrations (by underwritten net operating income (“UW NOI”)) in Honolulu (35 Properties; 12.2% of UW NOI), Charleston (4 Properties; 8.2% of UW NOI) and Charlotte (2 Properties; 7.9% of UW NOI).

Of the 35 Properties located in Honolulu (“ILPT Honolulu Properties”), 28 are leased fee properties (“ILPT Leased Fee Properties”) as to which the related borrower owns the fee interest in the land and ground leases it to a tenant which owns the applicable improvements. The ILPT Honolulu Properties are located across approximately 142 acres of land in the southwestern quadrants of Oahu with proximity to Honolulu’s central business district and the H-1 Freeway. The ILPT Honolulu Properties are located in the Ewa Taxation District, which is the largest district on the island and includes a significant amount of housing for the island’s population.

The Properties are located across 30 states, with the largest state concentrations (based on UW NOI) in South Carolina (7 Properties; 17.3% of UW NOI), Florida (8 Properties; 13.1% of UW NOI), Hawaii (35 Properties; 12.2% of UW NOI), and Ohio (6 Properties; 10.9% of UW NOI). No single Property contributes more than 6.5% of UW NOI.

Based on the underwritten rent roll dated May 1, 2025, the ILPT 2025 Portfolio Properties were 82.9% leased, with a weighted average remaining lease term based on underwritten base rent (“UW Base Rent”) of 5.2 years and no more than 23.1% of the Portfolio NRA expiring during any single year throughout the term of the ILPT 2025 Portfolio Whole Loan. Excluding the largest tenant (by UW Base Rent) FedEx, which accounts for 16.5% of Portfolio NRA and 29.5% of UW Base Rent, no other tenant accounts for more than 5.2% of Portfolio NRA or 6.1% of UW Base Rent.

Excluding the ILPT Leased Fee Properties, the ILPT 2025 Portfolio Properties have a weighted average (based on NRA) year built of 2004, average Property size of 171,701 SF and weighted average clear heights of approximately 29.0 feet.

Approximately 35.5% of Portfolio NRA is leased to investment grade rated tenants, with seven of the top 20 tenants in the Portfolio (or their respective parent companies) by UW Base Rent being investment-grade rated, including, but not limited to, FedEx (16.5% of Portfolio NRA; 29.5% of UW Base Rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch), Exel Inc. (5.2% of Portfolio NRA; 5.8% of UW Base Rent; rated A2/NR/A- by Moody’s/S&P/Fitch) and Mercedes Benz US International, Inc. (2.9% of Portfolio NRA; 3.7% of UW Base Rent; rated A2/A/A by Moody’s/S&P/Fitch).

The ILPT 2025 Portfolio Properties consist of the following property sub-types: warehouse/distribution (87.2% of UW NOI), leased fee (7.5% of UW NOI), cold storage (2.8% of UW NOI), manufacturing (2.0% of UW NOI) and storage yard (0.4% of UW NOI).

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The table below presents certain approximate information regarding the top 20 Properties (by allocated loan amount).

Portfolio Summary (Top 20 Properties)
Property Name	City, State	Property Sub-Type	NRA	% of Portfolio NRA	Leased %	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)	% of Portfolio UW NOI	Year Built(2)
996 Paragon Way	Rock Hill, SC	Warehouse/Distribution	945,023	5.2%	100.0%	4.1	$5.5	6.5%	2014
91-399 Kauhi	Kapolei, HI	Leased Fee	2,237,547	12.2%	0.5%	0.6	-$0.6	-0.8%	NAP
11224 Will Walker Road	Vance, AL	Warehouse/Distribution	529,568	2.9%	100.0%	6.3	$3.3	4.0%	2021
10450 Doral Boulevard	Doral, FL	Warehouse/Distribution	240,283	1.3%	100.0%	2.9	$2.3	2.8%	1996
1580, 1590 & 1600 Williams Road	Columbus, OH	Warehouse/Distribution	759,950	4.2%	100.0%	0.8	$3.3	3.9%	1992
32150 Just Imagine Drive	Avon, OH	Warehouse/Distribution	644,850	3.5%	100.0%	5.8	$2.9	3.4%	1995
6850 Weber Boulevard	Charleston, SC	Warehouse/Distribution	265,318	1.5%	100.0%	7.9	$2.6	3.1%	2018
1341 N. Clyde Morris Blvd.	Daytona Beach, FL	Warehouse/Distribution	399,440	2.2%	100.0%	7.6	$2.3	2.7%	2018
27200 SW 127th Avenue	Homestead, FL	Warehouse/Distribution	237,756	1.3%	100.0%	6.6	$2.0	2.4%	2017
7410 Magi Road	Hanahan, SC	Warehouse/Distribution	302,400	1.7%	100.0%	5.9	$2.3	2.7%	2003
2375 East Newlands Road	Fernley, NV	Warehouse/Distribution	337,500	1.8%	100.0%	9.8	$2.0	2.4%	2007
3800 Midlink Drive	Kalamazoo, MI	Cold Storage	158,497	0.9%	100.0%	4.0	$2.4	2.8%	2014
13509 Waterworks Street	Jacksonville, FL	Warehouse/Distribution	304,859	1.7%	100.0%	4.4	$1.9	2.2%	2014
13400 East 39th Avenue and 3800 Wheeling Street	Denver, CO	Warehouse/Distribution	393,971	2.2%	100.0%	10.0	$2.6	3.1%	1974
91-141 Kalaeloa	Kapolei, HI	Leased Fee	910,491	5.0%	100.0%	4.4	$1.8	2.1%	NAP
9860 West Buckeye Road	Tolleson, AZ	Warehouse/Distribution	288,045	1.6%	100.0%	1.7	$1.4	1.7%	2002
125 North Troy Hill Road	Colorado Springs, CO	Warehouse/Distribution	225,198	1.2%	100.0%	5.5	$2.0	2.3%	2015
11900 Trolley Lane	Beltsville, MD	Warehouse/Distribution	148,881	0.8%	100.0%	3.0	$1.4	1.7%	2000
11501 Wilkinson Drive	El Paso, TX	Warehouse/Distribution	144,199	0.8%	100.0%	3.1	$1.4	1.7%	2005
2300 North 33rd Avenue East	Newton, IA	Manufacturing	337,960	1.8%	100.0%	7.5	$1.7	2.0%	2008
Subtotal / Wtd. Avg. - Top 20			9,811,736	53.7%	77.3%	5.3	$44.5	52.8%	2006
Subotal / Wtd. Avg. - Other 82 Properties			8,459,783	46.3%	89.3%	5.1	39.8	47.2%	2003
Total / Wtd. Avg.			18,271,519	100.0%	82.9%	5.2	$84.3	100.0%	2004
Total / Wtd. Avg. - Excluding Leased Fee			12,705,897	69.5%	92.9%	5.0	78.0	92.5%	2004
(1)	Weighted based on UW Base Rent.
(2)	Weighted based on NRA.

Major Tenants. The three largest tenants based on underwritten base rent are FedEx, American Tire Distributors, Inc. (“ATD”) and Exel Inc.

FedEx (Baa2/BBB/NR by Moody’s/S&P/Fitch; 3,009,412 square feet; 16.5% of net rentable area; 29.5% of underwritten base rent) (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, FedEx offers integrated business solutions utilizing its global network.

ATD (722,267 square feet; 4.0% of net rentable area; 6.1% of underwritten base rent) is a leading automotive aftermarket digital distribution platform with the industry’s largest national distribution network of more than 115 distribution centers spanning over 20 million SF of space. ATD serves more than 60,000 automotive retailers across the United States. In October 2024, ATD commenced a Chapter 11 bankruptcy proceeding. In February 2025, the bankruptcy court approved the sale of ATD’s business to an entity formed by its pre-bankruptcy lenders. The sale closed on February 28, 2025 and each of the leases related to the five Properties that serve as collateral for the ILPT 2025 Portfolio Whole Loan were later assigned by the seller to the purchaser. All rental obligations have been assumed by the purchaser, which is not in

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

bankruptcy. The purchaser is continuing to operate the business under the “American Tire Distributors, Inc.” name. According to the Borrower Sponsor, ATD has been a long term tenant within the ILPT 2025 Portfolio Properties since 2012.

Exel Inc. (945,023 square feet; 5.2% of net rentable area; 5.8% of underwritten base rent) (NASDAQ: MCRB) is part of the supply chain division of Deutsche Post DHL, a global leader in international express, overland transport and air freight. Exel is a contract logistics provider in the Americas with over 40,000 employees at more than 500 sites throughout the U.S., Canada, and Latin America.

The following table presents certain information relating to the tenants at the ILPT 2025 Portfolio Properties:

Tenant Summary
Tenant	Credit Rating (Moody’s/S& P/Fitch)(1)	Prop. Count	Tenant SF	Approx. % of SF	UW Base Rent Amount	% of UW Base Rent(2)	UW Base Rent PSF(2)	Wtd. Avg. Lease Expiration Date(3)(4)	Renewal Options	Term. Option (Y/N)
FedEx(5)	Baa2/BBB/NR	28	3,009,412	16.5%	$26,501,047	29.5%	$8.81	Apr-30	Various(5)	N
Exel Inc.	A2/NR/A-	1	945,023	5.2%	$5,197,627	5.8%	$5.50	Aug-29	1 x 5 yr	N
Par Hawaii Refining, LLC	NR/NR/NR	1	910,491	5.0%	$1,875,611	2.1%	$2.06	Dec-29	4 x 5 yr	N
ODW Logistics, Inc.	NR/NR/NR	1	759,950	4.2%	$3,389,377	3.8%	$4.46	May-26	N	N
American Tire Distributors, Inc.(6)	NR/NR/NR	5	722,267	4.0%	$5,475,732	6.1%	$7.58	Jun-32	Various(6)	N
Shurtape Technologies, LLC	NR/NR/NR	1	644,850	3.5%	$3,030,795	3.4%	$4.70	May-31	2 x 5 yr	N
Mercedes Benz US International, Inc.	A2/A/A	1	529,568	2.9%	$3,299,209	3.7%	$6.23	Nov-31	2 x 5 yr	N
Refresco Beverages US Inc.	NR/NR/NR	2	421,350	2.3%	$2,248,769	2.5%	$5.34	Mar-30	3 x 5 yr	N
B Braun Melsungen Aktiengesellschaft	NR/NR/NR	1	399,440	2.2%	$2,312,758	2.6%	$5.79	Feb-33	2 x 5 yr	N
Packaging Corp of America	Baa1/BBB/NR	1	393,971	2.2%	$2,265,333	2.5%	$5.75	Jul-35	1 x 5 yr	N
Subtotal / Wtd. Avg.			8,736,322	47.8%	$55,596,257	61.9%	$6.36	Sep-30
Other Leased			6,405,269	35.1%	$34,202,442	38.1%	$5.34	Jan-31
Total Vacant			3,129,928	17.1%
Total / Wtd. Avg.			18,271,519	100.0%	$89,798,699	100.0%	$4.91	30-Oct
(1)	Ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	UW Base Rent is inclusive of contractual rent steps.
(3)	For tenants with multiple leases throughout the ILPT 2025 Portfolio Properties, the Wtd. Avg. Lease Expiration Date shown represents the weighted average expiration date based on UW Base Rent.
(4)	Certain tenants reflected in the chart above and other tenants throughout all of the ILPT 2025 Portfolio Properties, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or may have the option to terminate all or a portion of their leased space prior to the lease expiration date.
(5)	The various FedEx leases across 28 ILPT 2025 Portfolio Properties contain various renewal options including: two, five-year renewal options (1,390,369 SF), two, three-year renewal options (219,277 SF), one, five-year renewal option (1,373,540 SF) and one, three-year renewal option (24,310 SF).
(6)	ATD has one, five-year renewal option with respect to its leases in the aggregate of 347,060 SF across the 1415 West Commerce Way property and 200 Orange Point Drive property. ATD has two, five-year renewal options with respect to its leases in the aggregate of 375,207 SF across the 955 Aeroplaza Drive property, 55 Commerce Avenue property and 17200 Manchac Park Lane property.

Appraisals. According to the appraisals, the ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600 as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV and the Maturity Date LTV for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%.

ILPT 2025 Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
As-Portfolio	$1,706,541,600	4.96%
Aggregate As-Is	$1,673,080,000	5.06%
(1)	Source: Appraisals.

Environmental. All of the Properties have been subject to Phase I environmental site assessments (“ESAs”) dated as of various dates in April and May 2025. The ESAs identified recognized environmental conditions and controlled recognized environmental conditions at certain of the Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the preliminary prospectus.

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No. 1 – ILPT 2025 Portfolio

An environmental insurance policy is in place, provided by Allied World Assurance Company (U.S.), Inc., with a policy limit of $25,000,000 per incident and $25,000,000 in the aggregate, subject to a $50,000 per incident deductible for a four-year term. The lender is an additional named insured under the policy. The borrowers are required to maintain pollution legal liability insurance for a period continuing through the date that is 36 months following the maturity date of the ILPT 2025 Portfolio Whole Loan, which may be maintained by renewal, extension or replacement, with the same policy limits as described above and a $50,000 self-insured retention amount, which names the lender as an additional named insured and has the same coverages, terms, conditions and endorsements as the pollution legal liability policy approved as of the origination date. We cannot assure you that the existing or any future environmental insurance policy will cover or mitigate any of the environmental risks at the Properties, or that the borrowers will renew, extend or replace the existing policy, and, even in the case of a covered risk, the coverage under any such policy may be insufficient.

The following table presents certain information relating to the occupancy of the ILPT 2025 Portfolio Properties:

Occupancy
Property	12/31/2022(1)	12/31/2023(1)	12/31/2024(1)	4/30/2025(1)	Current(2)
ILPT 2025 Portfolio	99.3%	99.1%	84.0%	84.1%	82.9%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent rolls dated as of May 1, 2025 – June 26, 2025.

The following table presents certain information relating to the lease rollover schedule at the ILPT 2025 Portfolio Properties:

Lease Rollover Schedule(1)
Year(2)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	3,129,928	17.1%	NAP	NAP	3,129,928	17.1%	NAP	NAP
2025 & MTM	456,542	2.5%	$1,024,624	1.1%	3,586,470	19.6%	$1,024,624	1.1%
2026	1,147,565	6.3%	$6,288,905	7.0%	4,734,035	25.9%	$7,313,529	8.1%
2027	988,246	5.4%	$6,914,135	7.7%	5,722,281	31.3%	$14,227,664	15.8%
2028	1,243,373	6.8%	$9,202,252	10.2%	6,965,654	38.1%	$23,429,916	26.1%
2029	4,223,401	23.1%	$23,811,564	26.5%	11,189,055	61.2%	$47,241,480	52.6%
2030	1,103,366	6.0%	$6,065,962	6.8%	12,292,421	67.3%	$53,307,442	59.4%
2031	1,848,639	10.1%	$11,088,979	12.3%	14,141,060	77.4%	$64,396,421	71.7%
2032	489,774	2.7%	$4,709,671	5.2%	14,630,834	80.1%	$69,106,091	77.0%
2033	1,351,485	7.4%	$9,525,398	10.6%	15,982,319	87.5%	$78,631,489	87.6%
2034	504,881	2.8%	$2,187,428	2.4%	16,487,200	90.2%	$80,818,918	90.0%
2035 & Beyond	1,784,319	9.8%	$8,979,781	10.0%	18,271,519	100.0%	$89,798,699	100.0%
Total	18,271,519	100.00%	$89,798,699	100.0%
(1)	Based on the underwritten rent roll as of May 1, 2025, inclusive of contractual rent steps through June 1, 2026 ($2,564,639).
(2)	Based on stated lease terms and without regard to any termination or similar options in favor of the tenant under its related lease.

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flows of the ILPT 2025 Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2022	12/31/2023	12/31/2024	TTM 4/30/2025	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$81,534,372	$87,919,667	$86,539,549	$86,344,048	$87,234,060	$4.77	71.1%
Potential Income from Vacant	0	0	0	0	13,768,512	$0.75	11.2%
Rent Steps(4)	0	0	0	0	2,564,639	$0.14	2.1%
Credit Rent Steps	0	0	0	0	1,410,906	$0.08	1.1%
Recoveries	14,463,595	17,727,890	17,698,808	16,030,796	17,792,750	$0.97	14.5%
Gross Potential Income	$95,997,966	$105,647,557	$104,238,358	$102,374,844	$122,770,868	$6.72	100.0%
Economic Vacancy & Credit Loss	0	0	0	0	(13,768,512)	$0.75	(11.2%)
Other Income	242,886	498,904	349,459	844,065	120,260	$0.01	0.1%
Effective Gross Income	$96,240,853	$106,146,461	$104,587,817	$103,218,908	$109,122,615	$5.97	88.9%
Management Fee	2,808,970	3,208,328	3,094,690	3,073,117	3,273,678	$0.18	3.0%
Payroll	1,949,481	2,310,348	1,995,600	1,982,854	1,784,719	$0.10	1.6%
General & Administrative	257,897	550,041	321,882	468,070	304,124	$0.02	0.3%
Common Area Maintenance	801,048	1,202,251	1,073,113	1,060,196	1,023,927	$0.06	0.9%
Utilities	169,689	164,253	731,295	995,392	1,262,527	$0.07	1.2%
Real Estate Taxes	11,905,980	13,832,724	14,749,741	13,583,499	14,788,787	$0.81	13.6%
Insurance	1,440,760	2,224,854	2,258,641	2,114,176	2,335,484	$0.13	2.1%
Other Expenses	0	0	0	0	0	$0.00	0.0%
Total Operating Expenses	$19,333,826	$23,492,800	$24,224,960	$23,277,304	$24,773,246	$1.36	22.7%
Net Operating Income	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$84,349,369	$4.62	77.3%
Replacement Reserves	0	0	0	0	2,541,179	$0.14	2.3%
TI/LC	0	0	0	0	1,905,885	$0.10	1.7%
Net Cash Flow	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$79,902,305	$4.37	73.2%
(1)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Based on the in-place rent roll as of May 1, 2025. Base Rent includes recent lease signings and excludes any free rent.
(4)	Rent steps include $2,564,639 of contractual rent steps through June 1, 2026.

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No. 1 – ILPT 2025 Portfolio

The Market. The ILPT 2025 Portfolio Properties are located across 53 different markets, with the largest concentrations (based on UW NOI) in Honolulu (12.2% of UW NOI), Charleston (8.2% of UW NOI) and Charlotte (7.9% of UW NOI). The top 20 markets (by UW NOI) comprise 78.7% of Portfolio NRA and 78.6% of UW NOI.

Market Summary
Market	# of Properties	NRA	% of Portfolio NRA	Market Rent(1)	Market Vacancy(1)	UW Base Rent ($MM)(2)	UW Base Rent PSF(2)	% of Portfolio UW Base Rent(2)	UW NOI ($MM)	% of Portfolio UW NOI
Honolulu	35	5,895,586	32.3%	$22.23	2.7%	$11.3	$3.10	12.6%	$10.3	12.2%
Charleston	4	781,177	4.3%	$10.52	14.6%	$7.2	$9.24	8.0%	$7.0	8.2%
Charlotte	2	1,146,001	6.3%	$9.77	9.4%	$6.4	$5.55	7.1%	$6.6	7.9%
Miami	3	515,041	2.8%	$20.91	5.7%	$5.0	$9.69	5.6%	$4.6	5.4%
Columbus	3	928,834	5.1%	$8.18	7.2%	$4.7	$5.09	5.3%	$4.6	5.4%
Tuscaloosa	1	529,568	2.9%	$8.38	3.6%	$3.3	$6.23	3.7%	$3.3	4.0%
Denver	2	463,836	2.5%	$12.23	7.8%	$2.9	$6.24	3.2%	$3.2	3.8%
Colorado Springs	2	350,258	1.9%	$11.59	4.2%	$3.2	$9.27	3.6%	$3.1	3.7%
Cleveland	1	644,850	3.5%	$6.85	3.6%	$3.0	$4.70	3.4%	$2.9	3.4%
Kalamazoo	1	158,497	0.9%	$6.29	3.5%	$2.5	$15.84	2.8%	$2.4	2.8%
Jacksonville	2	400,742	2.2%	$10.80	5.2%	$2.5	$6.32	2.8%	$2.4	2.8%
Albany	2	479,000	2.6%	$9.43	3.0%	$2.4	$5.00	2.7%	$2.3	2.8%
Daytona Beach	1	399,440	2.2%	$11.65	3.6%	$2.3	$5.79	2.6%	$2.3	2.7%
Reno	1	337,500	1.8%	$9.04	11.1%	$2.1	$6.20	2.3%	$2.0	2.4%
Oklahoma City	2	268,701	1.5%	$8.44	5.5%	$2.0	$7.32	2.2%	$2.0	2.3%
Des Moines	1	337,960	1.8%	$7.89	5.8%	$1.8	$5.35	2.0%	$1.7	2.0%
Phoenix	1	288,045	1.6%	$13.72	12.3%	$1.5	$5.18	1.7%	$1.4	1.7%
Sioux Falls	1	167,171	0.9%	$8.57	1.7%	$1.5	$8.74	1.6%	$1.4	1.7%
Washington	1	148,881	0.8%	$17.46	6.0%	$1.5	$9.77	1.6%	$1.4	1.7%
El Paso	1	144,199	0.8%	$8.39	10.9%	$1.5	$10.26	1.6%	$1.4	1.7%
Total / Wtd. Avg. - Top 20	67	14,385,287	78.7%	$15.23	5.3%	$68.6	$5.65	76.4%	$66.3	78.6%
Other 33 Markets	35	3,886,232	21.3%	$7.84	5.9%	$21.2	$7.07	23.6%	$18.0	21.4%
Total / Wtd. Avg.	102	18,271,519	100.0%	$13.66	5.4%	$89.8	$5.93	100.0%	$84.3	100.0%
Total Excluding Leased Fee	74	12,705,897	69.5%	$9.90	6.6%	$82.6	$7.00	92.0%	$78.0	92.5%
(1)	Source: Third-party provider. Total / Wtd. Avg. is weighted by NRA.
(2)	Represents the UW Base Rent per leased SF. UW Base Rent figures include contractual rent steps through June 1, 2026 ($2,564,639).

The following table presents certain market rent conclusions for the ILPT 2025 Portfolio:

Market Rent Conclusions (Excluding ILPT Leased Fee Properties)
	Market Rent PSF(1)	UW Base Rent PSF(2)	Delta
Portfolio Excluding ILPT Leased Fee Properties	$9.90	$7.00	-41.4%
(1)	Source: third-party market reports.
(2)	Based on underwritten rent rolls as of May 1, 2025, inclusive of contractual rent increases.

The Borrowers and Borrower Sponsor. The borrowers are 101 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor (the “Borrower Sponsor”) and the non-recourse carveout guarantor (“Guarantor”).

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of December 31, 2024, ILPT owned 411 industrial and logistics properties with 59.9 million rentable SF, which are 94.4% leased to approximately 300 different tenants with a weighted average remaining lease term of 7.8 years.

Property Management. The ILPT 2025 Portfolio Properties are managed by The RMR Group LLC, a Maryland limited liability company, which is an affiliate of the borrowers.

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No. 1 – ILPT 2025 Portfolio

Escrows and Reserves. At origination of the ILPT 2025 Portfolio Whole Loan, the borrowers deposited approximately $2,476,942 into an unfunded obligations reserve for outstanding free rent, tenant improvements, landlord work and leasing commissions.

Tax Reserve – Waived except during a Trigger Period (as defined below). During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the amount estimated by the lender to be payable by the borrowers, during the next ensuing 12 months (exclusive of any taxes required to be paid directly to the applicable tax authority by tenants under their leases).

Insurance Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrowers for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. Notwithstanding the foregoing, the insurance reserve deposit is waived provided the insurance is maintained under an approved blanket policy satisfying the requirements of the ILPT 2025 Portfolio Whole Loan documents.

Replacement Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $211,765 for all of the ILPT 2025 Portfolio Properties (excluding the ILPT Leased Fee Properties).

Leasing Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $158,824.

Ground Lease Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the rents due under the ground lease during the next 12-month period.

Lockbox / Cash Management. The ILPT 2025 Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the Properties and received by the borrowers into one or more restricted account (each, a “Lockbox Account”) in the name of one of the borrowers (ILPT Tower LLC, a Delaware limited liability company, as of the origination date) for the benefit of the lender to the extent set forth in the ILPT 2025 Portfolio Whole Loan documents. During a Trigger Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender (the “Cash Management Account”). If a Trigger Period does not exist, the borrowers may direct funds be transferred to an account designated by the borrowers, which is not pledged as security for the ILPT 2025 Portfolio Whole Loan.

On each payment date during a Trigger Period, funds, if any, on deposit in the Cash Management Account are to be disbursed and applied in the following order of priority: (i) monthly escrows for ground rent, (ii) monthly escrows for taxes, (iii) monthly escrows for insurance premiums, (iv) payment of the monthly debt service due under the ILPT 2025 Portfolio Whole Loan, (v) the required monthly payment of amounts due to the replacement reserve, (vi) the required monthly payment of amounts due to the leasing reserve, (vii) funds sufficient to pay operating expenses pursuant to the terms of the ILPT 2025 Portfolio Whole Loan documents and (viii) all amounts remaining after the foregoing deposits to an excess cash flow reserve. Provided no event of default is continuing, the borrowers will have access to the excess cash flow account for disbursements as described in the ILPT 2025 Portfolio Whole Loan documents. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the ILPT 2025 Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means, a period commencing upon, among other conditions, (i) the occurrence and continuance of an event of default, and (ii) the debt yield falling below (a) 6.00% during the period from the origination date through and including the second anniversary thereof, or (b) 6.25% following the second anniversary of the origination date and thereafter (each of clause (a) and (b), the “Debt Yield Threshold”), in each case, for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the ILPT 2025 Portfolio Whole Loan documents, and terminating upon (a) with respect to clause (i), the cure (if applicable) of such event of default, or (b) with respect to clause (ii), the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, or the date that the borrowers prepay the ILPT 2025 Portfolio Whole Loan in an amount sufficient to meet the applicable debt yield requirement (including payment of any applicable yield maintenance premium) or the date that the borrowers deliver cash or a letter of credit as cash collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the ILPT Portfolio Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold.

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

Subordinate and Mezzanine Debt. The ILPT 2025 Portfolio Whole Loan also includes the ILPT 2025 Portfolio Junior Notes. The ILPT 2025 Portfolio Junior Notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. Payments on the ILPT 2025 Portfolio Junior Notes are generally subordinate to payments on the ILPT 2025 Portfolio Senior Notes, provided that the ILPT 2025 Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ILPT 2025 Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—the ILPT 2025 Portfolio Whole Loan” in the preliminary prospectus.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to obtain the release of any of the Properties in connection with an arms-length transfer to a third party of such Property, upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Property and (b) the remaining outstanding principal balance of the ILPT 2025 Portfolio Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield of the ILPT 2025 Portfolio Whole Loan after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the ILPT 2025 Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the Guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the ILPT 2025 Portfolio Whole Loan. In connection with any such release, the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Lease. The ILPT 2025 Portfolio Property known as the 435 SE 70th Street property located in Topeka, Kansas (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Topeka Ground Lease”). The initial term of the Topeka Ground Lease commenced on October 1, 2005 and initially expired on September 30, 2022. The ground lessee previously exercised its right to extend the term of the Topeka Ground Lease through September 30, 2027, and such extended term may be further extended for an additional eight five-year options and thereafter for one, one year option. The current base rent payable under the Topeka Ground Lease is $30,205 per annum and will be in effect until September 30, 2027 and is subject to escalations for subsequent renewal terms.

PILOT Lease, FILOT Arrangement and Similar Agreements. With respect to the ILPT 2025 Portfolio Property known as the 3502 Enterprise Avenue property (1.2% of the allocated loan amount), certain improvements (the “PILOT Improvements”) were not pledged as collateral for the ILPT 2025 Portfolio Whole Loan as they are owned by the municipality in which the 3502 Enterprise Avenue property is located and leased to the tenant at the 3502 Enterprise Avenue property pursuant to a payment in lieu of taxes (“PILOT”) lease pursuant to which the tenant, which contractually assumed a portion of the related borrower’s tax liability, is entitled to certain tax abatements. The (x) underlying fee simple interest in the 3502 Enterprise Avenue property that is owned by the applicable borrower, (y) improvements on the 3502 Enterprise Avenue Property that are owned by the applicable borrower (which excludes the PILOT Improvements), and (z) reversionary interest in the PILOT Improvements were each pledged by the related borrower as collateral for the ILPT Portfolio Whole Loan. Certain rights of the tenant in the borrower’s reversionary interest were assigned by the tenant to the related borrower, and collaterally assigned by the related borrower to the lender, which collateral assignment was consented to by the applicable municipality that is the lessor under the PILOT lease.

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Annex A-3	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

With respect to the ILPT 2025 Portfolio Property known as the 996 Paragon Way property (5.6% of the allocated loan amount), a tenant at the Property, Exel Inc., has a Fee Agreement with York County, South Carolina, dated as of June 2, 2013 (the “996 FILOT Agreement”), which, subject to the terms and conditions thereof, allows tenant to make certain payments in lieu of tax payments that would otherwise be due and owing by such tenant, which payments are calculated based on millage rate, depreciation schedules and the fair value of the Property as more particularly described in such agreement. The related borrower is not a party to the 996 FILOT Agreement, which is directly between York County, South Carolina and Exel Inc., as tenant under a lease at the Property.

With respect to the ILPT 2025 Portfolio Property known as the 11224 Will Walker Road property (3.5% of the allocated loan amount), Mercedes Benz US International, Inc., a tenant at the property, has entered into one or more agreements (constituting PILOT documents) with the Tuscaloosa County Industrial Development Authority to reduce its tax liability. The related borrower is not a party to, and has not received an assignment of any interest in, such PILOT documents nor are such PILOT documents pledged to secure the ILPT 2025 Portfolio Whole Loan.

Condominium Properties. Five of the Properties are subject to condominium regimes (established pursuant to the applicable condominium documents) including: (i) 91-222 Olai property, (ii) 91-174 Olai property, (iii) 91-259 Olai property, (iv) 91-265 Hanua property (the properties referenced in the foregoing clauses (i) through (iv) being the “Hawaii Condominiums”) and the (v) 3800 Midlink Drive property. With respect to the Hawaii Condominiums, each such condominium consists of two units, both of which are owned and controlled by the related borrower. With respect to the condominium related to the 3800 Midlink Drive property, the related borrower owns one of 22 units in the related condominium, and does not control the condominium. Please see “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the preliminary prospectus

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Annex A-3	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

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No. 2 – Equinox Sports Club LA

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Annex A-3	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Retail – Single Tenant
% of Pool by IPB:	9.8%	Net Rentable Area (SF):	108,550
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	1835 Sepulveda, LLC	Year Built / Renovated:	1987 / 2023
Borrower Sponsor:	Related Special Assets LLC	Occupancy:	100.0%
Interest Rate:	6.71700%	Occupancy Date:	7/3/2025
Note Date:	7/3/2025	4th Most Recent NOI (As of):	$5,457,037 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$5,457,038 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,457,038 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$5,457,038 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$7,113,943
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$1,679,556
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,434,386
Additional Debt(1):	Yes	UW NCF:	$5,423,531
Additional Debt Balance(1):	$6,400,000	Appraised Value / SF:	$96,700,000 / $891
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/27/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$612
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$612
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.7%t
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	68.7%
				UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$66,400,000	95.3%	Loan Payoff	$66,666,334	95.7%
Borrower Equity	3,276,181	4.7	Closing Costs(4)	3,009,847	4.3
Total Sources	$69,676,181	100.0%	Total Uses	$69,676,181	100.0%
(1)	The Equinox Sports Club LA Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $66,400,000 (the “Equinox Sports Club LA Whole Loan”). The Financial Information in the chart above reflects the Equinox Sports Club LA Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning and including the first payment date on August 6, 2025. Defeasance of the Equinox Sports Club LA Whole Loan is permitted after the date that is the earlier to occur (i) two years from the closing date of the securitization that includes the last note comprising the Equinox Sports Club LA Whole Loan to be securitized and (ii) August 6, 2028. The assumed lockout period of 25 payments is based on the expected BBCMS 2025-5C36 securitization closing date in August 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Closing Costs includes an interest rate buydown of approximately $2,701,152.

The Loan. The Equinox Sports Club LA mortgage loan (the “Equinox Sports Club LA Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 108,550 square foot single tenant retail property located in Los Angeles, California (the “Equinox Sports Club LA Property”). The Equinox Sports Club LA Whole Loan consists of two pari passu promissory notes and accrues interest at a rate of 6.71700% per annum on an Actual/360 basis. The Equinox Sports Club LA Whole Loan has a 5-year term and is interest-only for the full term of the loan. The Equinox Sports Club LA Whole Loan was originated by LMF Commercial, LLC (“LMF”) on July 3, 2025. The Equinox Sports Club LA Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance as of the Cut-off Date of $60,000,000. The Equinox Sports Club LA Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C36 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the preliminary prospectus.

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Annex A-3	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

The table below identifies the promissory notes that comprise the Equinox Sports Club LA Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2025-5C36	Yes
A-2(1)	$6,400,000	$6,400,000	LMF	No
Whole Loan	$66,400,000	$66,400,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Equinox Sports Club LA Property is a 108,550 square foot single tenant retail property located in Los Angeles, California. Situated on a 1.693-acre site, the Equinox Sports Club LA Property was constructed in 1987 and renovated in 2023. The Equinox Sports Club LA Property is improved with one three-story building and a parking garage with 282 parking spaces. As of July 3, 2025, the Equinox Sports Club LA Property is 100.0% leased to Equinox Fitness Sepulveda, Inc. (“Equinox”) through October 2041. The Equinox Sports Club LA Property offers fitness, conditioning and recreation areas, three outdoor paddle tennis courts, cardiovascular deck with over 150 pieces of computerized cardiovascular equipment, a full-size basketball court, a 25-meter swimming pool, jacuzzis, outdoor sundeck, one racquetball court, one squash court, steam rooms, executive locker rooms, a sauna, a yoga room, a Pilates studio and a cycling studio. Additional amenities include the Oliver Café, Michael John Hair Salon, a day care center, conference rooms, Wi-Fi connectivity and valet parking.

The Equinox Sports Club LA Property was formerly operated as a Sports Club/LA branded gym that opened in 1987. In 2011, Equinox Holding Inc. (“Equinox Holding”) acquired four Sports Club locations including the Equinox Sports Club LA Property. Equinox Holding has spent over $16.0 million on brand transition and capital expenditures since acquisition and plans to continue to upgrade the interior and exterior of the Equinox Sports Club LA Property through the course of the lease term.  According to Equinox Holding, the Equinox Sports Club LA Property is a top performer in the chain of 110 locations.

Sole Tenant.

Equinox (108,550 square feet, 100.0% of NRA, 100.0% of underwritten base rent): Equinox is a wholly-owned subsidiary of Equinox Holding and is an affiliate of the borrower sponsor. Equinox Holding is a global holding company that offers a variety of fitness services such as yoga classes, studio cycling, cardio exercises, martial arts, spa treatments and personal training. Equinox Holding has been in operation for over 30 years, serving a high-profile member base through 110 locations. Equinox Holding provides an integrated offering inclusive of hybrid physical and digital memberships, brand content, outdoor training grounds and fitness class instructors. Equinox Holding has an estimated 30 million annual in-person visits, supported by 5,000 trainers and instructors. Equinox currently has five, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Equinox Sports Club LA Property:

	Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are based on December 31 of each respective year unless otherwise specified.
(2)	Current occupancy is based on the underwritten rent roll as of July 3, 2025.

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Annex A-3	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

The following table presents certain information relating to the sole tenant at the Equinox Sports Club LA Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Equinox Fitness Sepulveda, Inc.(2)	NR/NR/NR	108,550	100.0%	$51.40	$5,579,569	100.0%	10/31/2041
Occupied Total Collateral / Wtd. Avg.		108,550	100.0%	$51.40	$5,579,569	100.0%
Vacant Space		0	0.0
Collateral Total		108,550	100.0%
(1)	Based on the underwritten rent roll as of July 3, 2025.
(2)	Equinox has five, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at the Equinox Sports Club LA Property:

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2036 & Beyond	1	108,550	100.0	$5,579,569	100.0		108,550	100.0%	$5,579,569	100.0%
Total/Wtd. Avg.	1	108,550	100.0%	$5,579,569	100.0%
(1)	Based on the underwritten rent roll as of July 3, 2025.

Environmental. According to the Phase I environmental assessment dated May 13, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Equinox Sports Club LA Property.

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Annex A-3	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

The following table presents certain information relating to the operating history and underwritten cash flows of the Equinox Sports Club LA Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,579,569	$51.40	76.9%
Gross Potential Rent	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,579,569	$51.40	76.9%
Total Reimbursements	0	0	0	0	1,679,556	15.47	23.1
Other Income	0	0	0	0	0	0.00	0.0
Net Rental Income	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$7,259,125	$66.87	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(145,183)	(1.34)	(2.0)
Effective Gross Income	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$7,113,943	$65.54	98.0%
Total Expenses	0	0	0	0	1,679,556	15.47	23.6
Net Operating Income	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,434,386	$50.06	76.4%
Capital Expenditures	0	0	0	0	10,855	0.10	0.2
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,423,531	$49.96	76.2%
(1)	TTM reflects the trailing 12-month period ending April 30, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Equinox Sports Club LA Property is located in Los Angeles, California within the Los Angeles-Long Beach-Glendale metropolitan area (the “Los Angeles MSA”). Major economic demand drivers in the Los Angeles MSA include services, retail trade, manufacturing, finance, insurance and real estate services. Major employers in the Los Angeles MSA include Cedars-Sinai Medical Center, Los Angeles International Airport-LAX, University of California Los Angeles, VXI Global Solutions and The Walt Disney Co. Regional access to the Equinox Sports Club LA Property is provided via Interstate 10 and Interstate 405. The Equinox Sports Club LA Property is located on the corner of South Sepulveda Boulevard and Nebraska Avenue and the neighborhood surrounding the Equinox Sports Club LA Property primarily consists of multifamily, retail, industrial and office developments. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Equinox Sports Club LA Property was 43,857, 290,989 and 614,385, respectively. Additionally, the 2024 average household income within the same radii was $162,205, $172,245 and $175,321, respectively.

According to the appraisal, the Equinox Sports Club LA Property is located within the Los Angeles retail market and the Westwood retail submarket. As of the first quarter of 2025, the Los Angeles retail market reported inventory of approximately 496.6 million square feet, with a vacancy rate of 5.8% and an asking rent of $35.21 per square foot. The Los Angeles retail market reported completions of 238,863 square feet. As of the first quarter of 2025, the Westwood retail submarket reported inventory of approximately 2.3 million square feet, with a vacancy rate of 9.5% and an asking rent of $49.28 per square foot. The Westwood retail submarket did not report any completions as of the first quarter of 2025.

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No. 2 – Equinox Sports Club LA

The following table presents certain information relating to competitive retail properties for the Equinox Sports Club LA Property:

Summary of Comparable Leases(1)
Property / Location	Year Built / Renovated	Gross Leasable Area (GLA)	Occupancy	Distance from Subject	Asking Rent/SF	Lease Term (Yrs.)	Tenants
Equinox Sports Club LA 1835 South Sepulveda Boulevard Los Angeles, CA	1987 / 2023	108,550(2)	100%(2)	NAP	$51.40(2)	30.1(2)	Equinox Fitness Sepulveda, Inc. (2)
21032-21198 Beach Boulevard	1968 / NAV	77,356	64%	45.4 miles	$30.00		NAV
21032-21198 Beach Boulevard						10.0
Huntington Beach, CA
2375 North Tustin Street	2008 / NAV	45,675	100%	48.1 miles	$36.00		NAV
2375 North Tustin Street						NAV
Orange, CA
3479-3485 South La Cienega Boulevard	1960 / NAV	75,000	NAV	6.1 miles	$37.56		Sky Zone
3479-3485 South La Cienega Boulevard						10.0
Los Angeles, CA
The Paseo	1980 / NAV	112,882	90%	28.6 miles	$30.00		Regal Cinemas
300 East Colorado Boulevard						15.0
Pasadena, CA
The Pike Outlets	2003 / NAV	49,766	100%	28.5 miles	$42.00		Gold’s Gym
71 Aquarium Way						NAV
Long Beach, CA
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of July 3, 2025.

The Borrower. The borrower is 1835 Sepulveda, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Equinox Sports Club LA Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Equinox Sports Club LA Whole Loan is Related Special Assets LLC, which is affiliated with The Related Companies (“Related”) and is affiliated with Equinox. Founded in 1972, Related has over $60.0 billion in real estate assets owned or under development, including mixed-use, residential, retail and office properties. The company has major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London. The borrower sponsor disclosed that affiliates of the borrower sponsor have experienced prior foreclosures and defaults unrelated to the mortgaged property. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

Property Management. The Equinox Sports Club LA Property is self-managed.

Escrows and Reserves. At origination, the borrower was not required to fund any initial reserves.

Tax Reserve – During a Cash Sweep Event (as defined below), the borrower is required to deposit monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes the lender estimates to be payable during the next ensuing twelve months. Notwithstanding the foregoing, monthly real estate tax reserves deposits may be reduced by the percentage of taxes imposed at the Equinox Sports Club LA Property that the Critical Tenant (as defined below) is obligated to pay under the Critical Tenant Lease (as defined below) during the next twelve months so long as all of the following conditions are satisfied: (x) for so long as the Equinox lease is in full force and effect, (1) Equinox is required to directly pay all taxes to the tax authority prior to delinquency and (2) the borrower or Equinox provides the lender paid receipts (or other reasonable evidence of payment) for the payment of taxes prior to the delinquency (so long as the conditions described in clause (x) continue to be satisfied, the monthly tax deposit will be reduced to zero) and (y) at all other times for so long as (i) no event of default has occurred and is continuing, (ii) the Critical Tenant is an investment grade tenant, (iii) the Critical Tenant is required to directly pay taxes to the tax authority or other applicable person (as required under its lease) prior to the delinquency, (iv) the Critical Tenant Lease is in effect, (v) the Critical Tenant pays (or causes to be paid) all taxes due under its lease prior to the delinquency, (vi) the borrower provides (or causes to be provided) evidence to the lender that taxes have been paid prior to the delinquency and (vii) no Cash Sweep Event related to a Critical Tenant Trigger Event (as

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Annex A-3	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

defined below) has occurred and is continuing (collectively, the “Tax Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Tax Deposit Waiver Conditions will be deemed satisfied.

Insurance Reserve – During a Cash Sweep Event, the borrower is required to deposit monthly insurance premium reserves in an amount equal to 1/12th of the insurance premiums the lender estimates to be payable for the renewal of the coverages afforded by the policies upon the expiration thereof; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. Additionally, ongoing monthly insurance reserve deposits may be reduced by the percentage of the insurance premiums due that the Critical Tenant is obligated to pay under the Critical Tenant Lease during the next twelve months so long as all of the following conditions are satisfied: (x) for so long as the Equinox lease is in full force and effect, (1) Equinox is required to directly pay all or a portion of the insurance premiums prior to expiration of the insurance policies and (2) the borrower or Equinox provides the lender evidence that the insurance premiums have been paid (so long as the conditions described in clause (x) continue to be satisfied, the monthly insurance deposit will be reduced to zero) and (y) at all other times for so long as (i) no event of default has occurred and is continuing, (ii) the Critical Tenant is an investment grade tenant, (iii) the Critical Tenant is required to pay all or a portion of the insurance premium prior to the expiration of the polices, (iv) the Critical Tenant Lease is in effect, (v) the Critical Tenant pays (or causes to be paid) insurance premiums (required under its lease) prior to the expiration of the polices, (vi) the borrower provides (or causes to be provided) evidence to the lender that such insurance premiums have been paid and (vii) no Cash Sweep Event related to a Critical Tenant Trigger Event has occurred and is continuing (collectively, the “Insurance Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Insurance Deposit Waiver Conditions will be deemed satisfied.

Replacement Reserves – During a Cash Sweep Event, the borrower is required to deposit monthly replacement reserves in an amount equal to approximately $1,357. Ongoing monthly replacement reserves will not be required as long as all of the following conditions are satisfied: (x) for so long as the Equinox lease is in full force and effect, (1) Equinox is required to directly pay all capital expenditures as required under the Equinox lease and (2) the borrower requires Equinox to perform its obligations under the Equinox lease in a reasonable manner (as long as the conditions described in clause (x) continue to be satisfied, the monthly capital expenditure deposit will be reduced to zero) and (y) at all other times for so long as (i) no event of default has occurred and is continuing, (ii) the Critical Tenant is an investment grade tenant, (iii) the Critical Tenant is required to pay all capital expenditures as required under the Critical Tenant Lease, (iv) the Critical Tenant Lease is in effect, (v) the Critical Tenant pays (or causes to be paid) all capital expenditures within the timeframe as set forth in the Critical Tenant Lease, (vi) the borrower provides (or causes to be provided) evidence to the lender that such capital expenditures have been performed and all costs associated with the capital expenditures have been paid and (vii) no Cash Sweep Event related to a Critical Tenant Trigger Event has occurred and is continuing (collectively, the “Capital Expenditure Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Capital Expenditure Deposit Waiver Conditions will be deemed satisfied.

Lockbox / Cash Management. The Equinox Sports Club LA Whole Loan is structured with a hard lockbox and springing cash management. The borrower or the property manager is required to deliver letters to each tenant instructing them to deposit rents directly into the lockbox account. Additionally, the borrower is required to cause all rents received by the borrower or property manager to be deposited within two business days of receipt. During a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment day in accordance with the Equinox Sports Club LA Whole Loan documents. Pursuant to the Equinox Sports Club LA Whole Loan documents, all excess funds on deposit in the cash management account are required to be applied as follows: (a) if a Cash Sweep Event is in effect (other than due to the existence of a Critical Tenant Trigger Event), to the excess cash flow account, to be held as additional collateral for the Equinox Sports Club LA Whole Loan (provided no event of default exists, such funds will be made available to borrower to pay taxes, insurance premiums, capital expenditures, operating expenses and other costs more particularly described in the Equinox Sports Club LA Whole Loan documents) and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event, to the Critical Tenant TI/LC account. Upon a termination of a Cash Sweep Event period, all funds on deposit in the excess cash flow account will be released to the borrower.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of borrower or guarantor, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of the event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed or dismissed, or with respect to the guarantor, the approved additional guarantor

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Annex A-3	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

conditions are satisfied, (c) with respect to clause (iii) above, the date the debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters or (d) with respect to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x; provided that, from and after the occurrence of a Critical Tenant Lease extension or a Critical Tenant Space Re-Tenanting Event (as defined below), the calculation of the debt service coverage ratio will be based on the annualized in-place rents at the Equinox Sports Club LA Property.

A ”Critical Tenant Trigger Event” will occur upon (i) Equinox or any other tenant (a) occupying no less than 30% of the space currently occupied by Equinox or (b) whose lease provides for rental income representing 30% or more of the total base minimum rent for the property (the “Critical Tenant” and each lease, the “Critical Tenant Lease”) gives written notice of its intention to not extend or renew its lease or to terminate the Critical Tenant Lease pursuant to a right contained in the Critical Tenant Lease or the Critical Tenant Lease is otherwise terminated, (ii) on or prior to the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give irrevocable notice of its intention to renew the Critical Tenant Lease (or, if after delivering such notice, Critical Tenant rescinds same in accordance with the Critical Tenant Lease), (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) (a) a monetary event of default in the payment of base rent, (b) any other monetary event of default that exceeds $25,000 or (c) a material non-monetary event of default, in each case, beyond any applicable notice and cure periods under the Critical Tenant Lease, (v) any bankruptcy action of the Critical Tenant or a guarantor of any Critical Tenant Lease occurs, (vi) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations due to force majeure, or in connection with repairs or renovations, or a suspension of business due to a casualty (so long as the Critical Tenant is actively pursuing the restoration of the Critical Tenant space improvements); provided, a Critical Tenant Trigger Event under clause (vi) will not occur if such Critical Tenant (or its parent company) is rated at least “BBB-“ or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i), (ii) or (iii) above, the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and Critical Tenant for all or substantially all of the Critical Tenant space and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default or, in the case of a default by borrower, as landlord, an irrevocable written waiver by Critical Tenant of such default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease in the applicable bankruptcy proceeding, (d) with respect to clause (vi) above, either (x) the related Critical Tenant re-commences its normal business operations at its leased premises or (y) a Critical Tenant Space Re-Tenanting Event has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the reletting of the related Critical Tenant space have been paid in full to the extent required to be paid in accordance with the applicable Critical Tenant Lease prior to the applicable Critical Tenant’s occupancy of the applicable portion of the Critical Tenant space and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2025-5C36
No. 3 – 71 Spring Street

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Annex A-3	BBCMS 2025-5C36
No. 3 – 71 Spring Street

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Annex A-3	BBCMS 2025-5C36
No. 3 – 71 Spring Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type – Subtype:	Mixed Use - Office / Retail
% of Pool by IPB:	9.1%	Net Rentable Area (SF):	75,820
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	71 Spring LLC	Year Built / Renovated:	1912 / 2024
Borrower Sponsors:	Albert Laboz, Jason Laboz and Joseph Jody Laboz	Occupancy:	100.0%
Interest Rate:	6.78000%	Occupancy Date:	6/10/2025
Note Date:	6/10/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$4,249,891 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,612,854 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$5,230,353 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,918,968
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$1,782,913
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$6,136,055
Additional Debt:	No	UW NCF:	$5,863,584
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$116,000,000 / $1,530
Additional Debt Type:	N/A	Appraisal Date:	4/24/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$739
Taxes:	$187,699	$93,850	N/A	Maturity Date Loan / SF:	$739
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.3%
Replacement Reserves:	$0	$1,264	N/A	Maturity Date LTV:	48.3%
TI/LC:	$0	$14,583	$500,000	UW NCF DSCR:	1.52x
Deferred Maintenance:	$4,600	$0	N/A	UW NOI Debt Yield:	11.0%
Other Reserves(2):	$104,688	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,000,000	97.2%	Loan Payoff	$55,236,716	95.9%
Equity Contribution	1,590,356	2.8	Closing Costs	2,056,653	3.6
			Upfront Reserves	296,987	0.5
Total Sources	$57,590,356	100.0%	Total Uses	$57,590,356	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves are comprised of an upfront free rent reserve of $104,688 and a springing monthly specified tenant reserve. See “Escrows and Reserves” below.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrower executing two new leases with Attix Inc. and United American Land LLC in 2025 accounting for $1,856,250 in underwritten base rent.

The Loan. The 71 Spring Street mortgage loan (the “71 Spring Street Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $56,000,000 and is secured by the borrower’s fee interest in a 75,820 square foot mixed use office and retail property located in New York, New York (the “71 Spring Street Property”). The 71 Spring Street Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.78000% per annum on an Actual/360 basis.

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Annex A-3	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The Property. The 71 Spring Street Property is comprised of a six-story, 75,820 square foot, mixed use office and retail property located at 71 Spring Street in the Soho submarket of New York, New York. The 71 Spring Street Property was originally constructed in 1912 and was most recently renovated in 2024. The 71 Spring Street Property features 62,500 square feet of office space accounting for 55.5% of total underwritten base rent and 13,320 square feet of ground floor retail space accounting for 44.5% of total underwritten base rent. The 71 Spring Street Property is located in close proximity to the Spring Street subway station, which provides access to the 6 line, and is two blocks from the Prince Street subway station, which provides access to the R and W lines.

The tenant roster at the 71 Spring Street Property features eight individual tenants, consisting of four office tenants and four retail tenants, and includes national retailers such as Chipotle Mexican Grill, Joe & the Juice, FedEx Office and Print Services, Inc., and Allbirds Inc., along with office tenants in the technology, marketing, and real estate industries. As of June 10, 2025, the 71 Spring Street Property was 100.0% leased. As of the cut-off date, the tenants at the 71 Spring Street Property had a weighted average lease term remaining of 7.1 years.

Major Tenants. The three largest tenants based on net rentable area are Figliulo & Partners, LLC (“FIG”), Attix, Inc. (“Attix”) and United American Land, LLC (“United American Land”).

FIG (25,000 square feet; 33.0% of total net rentable area; 26.6% of total underwritten base rent). Founded in 2013, FIG is a media advertising and marketing agency firm that helps develop brands, as well as offering design and advertising services for its clients. Notable recent companies the agency has worked with include Spotify, Ketel One, Zillow, Benjamin Moore, Viator, and Homesense. FIG has been a tenant at the 71 Spring Street Property since August 2020 and has a current lease term through July 2036 with no renewal or termination options remaining.

Attix (18,750 square feet; 24.7% of total net rentable area; 15.7% of total underwritten base rent). Attix is a technology company that focuses on artificial intelligence driven solutions. Attix uses its space at the 71 Spring Street Property as its headquarters and offers solutions in the fintech, automotive, algorithmic trading solutions, investment management technologies, and communication industries. Attix has been a tenant at the 71 Spring Street Property since February 2025 and has a current lease term through August 2030 with no renewal or termination options remaining. Attix has not yet moved into its third floor space at the 71 Spring Street Property, and has free rent in the amount of $34,896 a month through August 2025, which has been reserved for.

United American Land (12,500 square feet; 16.5% of total net rentable area; 7.5% of total underwritten base rent). United American Land is a family-owned real estate development, investment and management company that is an affiliate of the borrower sponsors. United American Land’s primary holdings include high pedestrian traffic retail, luxury loft apartments and creative loft office spaces; which are predominantly in historical buildings that they adaptively-reused, restored and developed. United American Land has been a tenant at the 71 Spring Street Property since June 2025 and has a current lease term through May 2035 with no renewal or termination options remaining.

Appraisal. The 71 Spring Street Property had an “as-is” appraised value of $116,000,000 as of April 24, 2025. Based on the “as-is” value of $116,000,000, the Cut-off Date LTV and Maturity Date LTV for the 71 Spring Street Mortgage Loan are each 48.3%.

71 Spring Street Appraised Value(1)
Property	Value	Capitalization Rate
71 Spring Street	$116,000,000	5.25%
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessment of the 71 Spring Street Property dated May 6, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the occupancy of the 71 Spring Street Property:

Occupancy
Property	2023(1)	2024(1)	Current(2)
71 Spring Street	67.0%	75.3%	100.0%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated June 10, 2025.

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Annex A-3	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The following table presents certain information relating to the major tenants at the 71 Spring Street Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants-Office
Figliulo & Partners, LLC	NR/NR/NR	25,000	33.0%	$2,125,000	26.6%	$85.00	7/31/2036	N	N
Attix, Inc.(3)	NR/NR/NR	18,750	24.7%	$1,256,250	15.7%	$67.00	8/31/2030	N	N
United American Land, LLC(4)	NR/NR/NR	12,500	16.5%	$600,000	7.5%	$48.00	5/31/2035	N	N
Tandem Technology, Inc.	NR/NR/NR	6,250	8.2%	$450,000	5.6%	$72.00	10/31/2026	1 x 1 yr	N
Total Major Office Tenants		62,500	82.4%	$4,431,250	55.5%	$70.90

Major Tenants-Retail
FedEx Office and Print Services, Inc.	Baa2/NR/BBB	3,700	4.9%	$1,135,342	14.2%	$306.85	4/30/2029	N	N
Chipotle Mexican Grill	NR/NR/NR	3,670	4.8%	$515,775	6.5%	$140.54	2/28/2027	N	N
ALLBIRDS Inc.	NR/NR/NR	3,650	4.8%	$1,032,420	12.9%	$282.85	3/31/2028	N	N
Joe & the Juice	NR/NR/NR	2,300	3.0%	$869,448	10.9%	$378.02	8/31/2028	N	N
Total Major Retail Tenants		13,320	17.6%	$3,552,985	44.5%	$266.74

Major Tenants Subtotal/Wtd. Avg.		75,820	100.0%	$7,984,235	100.0%	$105.31
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		75,820	100.0%	$7,984,235	100.0%	$105.31
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		75,820	100.0%	$7,984,235	100.0%	$105.31
(1)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of $261,316 of contractual rent steps through June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Attix has not yet moved into its third floor space at the 71 Spring Street Property, and has free rent in the amount of $34,896 a month through August 2025, which has been reserved for.
(4)	United American Land, LLC is an affiliate of the borrower sponsors. The space is leased under 3 separate leases with United American Land and two affiliates, which have substantially the same terms.

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Annex A-3	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The following table presents certain information relating to the lease rollover schedule at the 71 Spring Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	1	6,250	8.2%	$450,000	5.6%	6,250	8.2%	$450,000	5.6%
2027	1	3,670	4.8%	$515,775	6.5%	9,920	13.1%	$965,775	12.1%
2028	2	5,950	7.8%	$1,901,868	23.8%	15,870	20.9%	$2,867,643	35.9%
2029	1	3,700	4.9%	$1,135,342	14.2%	19,570	25.8%	$4,002,985	50.1%
2030	1	18,750	24.7%	$1,256,250	15.7%	38,320	50.5%	$5,259,235	65.9%
2031	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2032	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2033	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2034	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2035 & Beyond	2	37,500	49.5%	$2,725,000	34.1%	75,820	100.0%	$7,984,235	100.0%
Total	8	75,820	100.0%	$7,984,235	100.0%
(1)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of $261,316 of contractual rent steps through June 1, 2026.

The following table presents certain information relating to the operating history and underwritten cash flows of the 71 Spring Street Property:

Operating History and Underwritten Net Cash Flow
	12/31/2023	12/31/2024	4/30/2025 TTM(1)	Underwritten(1)(2)	Per Square Foot	%(3)
Base Rent	$5,624,318	$5,971,299	$6,622,230	$7,722,919	$101.86	92.6%
Contractual Rent Steps(2)	$0	$0	$0	$261,316	$3.45	3.1%
Potential Income from Vacant Space	$0	$0	$0	$0	$0.00	0.0%
Reimbursements	$113,427	$140,682	$159,035	$351,521	$4.64	4.2%
Gross Potential Income	$5,737,745	$6,111,981	$6,781,265	$8,335,755	$109.94	100.0%
Economic Vacancy & Credit Loss	$0	$0	$0	($416,788)	($5.50)	(5.0%)
Effective Gross Income	$5,737,745	$6,111,981	$6,781,265	$7,918,968	$104.44	95.0%

Real Estate Taxes	$924,848	$955,592	$999,400	$1,143,214	$15.08	14.4%
Management Fee	$172,132	$183,359	$203,438	$237,569	$3.13	3.0%
Insurance	$120,208	$141,285	$141,285	$165,089	$2.18	2.1%
Other Expenses(4)	$270,666	$218,891	$206,789	$237,041	$3.13	3.0%
Total Operating Expenses	$1,487,854	$1,499,127	$1,550,912	$1,782,913	$23.52	22.5%

Net Operating Income	$4,249,891	$4,612,854	$5,230,353	$6,136,055	$80.93	77.5%
Replacement Reserves	$0	$0	$0	$15,164	$0.20	0.2%
TI/LC	$0	$0	$0	$257,307	$3.39	3.2%
Net Cash Flow	$4,249,891	$4,612,854	$5,230,353	$5,863,584	$77.34	74.0%
(1)	The increase from 4/30/2025 TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to the borrower executing two new leases with Attix and United American Land in 2025 accounting for $1,856,250 in underwritten base rent.
(2)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of $261,316 of contractual rent steps through June 1, 2026.
(3)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other Expenses includes repairs and maintenance and utilities expenses.
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Annex A-3	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The Market. The 71 Spring Street Property is located on the north side of Spring Street between Lafayette and Crosby Streets in the Soho submarket of New York City. According to the appraisal, the NoHo/SoHo submarkets of New York City are characterized by high-end luxury retail space, restaurants, and residential buildings. Furthermore, according to the appraisal, there has been significant capital invested into office space within the neighborhood in the past ten years shifting tenancy demand towards a live-work-play environment with the technology, advertising, media, and information sector being a major driver. Primary access to the 71 Spring Street Property is provided by the Spring Street subway station, which is in close proximity to the 71 Spring Street Property and provides access to the 6 line, as well as the Prince Street subway station, which is two blocks from the 71 Spring Street Property and provides access to the R and W lines.

According to a third party market research report, the 71 Spring Street Property is located in the SoHo office and retail submarkets of New York City. As of March 31, 2025, the SoHo office submarket had a total inventory of 12,520,302 square feet, an overall vacancy rate of 15.4%, market asking rent of $67.11 per square foot, and positive net absorption of 116,609 square feet. As of March 31, 2025, the SoHo retail submarket had a total inventory of 5,621,258 square feet, an overall vacancy rate of 3.9%, market asking rent of $131.83 per square foot, and positive net absorption of 19,603 square feet.

The following table presents information relating to comparable office leases for the 71 Spring Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Base Rent (PSF)
71 Spring Street(2)	-	Figliulo & Partners, LLC	25,000 SF	Aug-20	192 mos.	$80.00
New York, NY
148 Lafayette Street New York, NY	0.1 mi	Keystone	12,315 SF	Mar-25	134 mos.	$84.00
148 Lafayette Street New York, NY	0.3 mi	Aura Home, Inc.	12,315 SF	Dec-24	91 mos.	$70.00
5 Crosby Street New York, NY	0.4 mi	Fortress Brand	11,259 SF	Sep-23	28 mos.	$75.00
427 Broadway New York, NY	0.4 mi	Lightning Society	25,000 SF	Apr-25	130 mos.	$72.00
530 Broadway New York, NY	0.5 mi	Plaid	45,263 SF	Feb-25	90 mos.	$79.00
46-50 Greene Street New York, NY	0.7 mi	Fever	7,300 SF	Aug-24	131 mos.	$75.00
841 Broadway New York, NY	1.3 mi	Movable, Inc	13,716 SF	Apr-24	107 mos.	$68.00
853 Broadway New York, NY	1.3 mi	Casa Komos Brand Group	10,300 SF	Jan-24	130 mos.	$76.00
100-104 Fifth Avenue New York, NY	1.4 mi	Secretariat	10,663 SF	Dec-23	96 mos.	$84.00
130 Fifth Avenue New York, NY	1.4 mi	Vidmob, Inc.	13,300 SF	Feb-24	51 mos.	$70.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 10, 2025. Base Rent (PSF) excludes rent steps.

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No. 3 – 71 Spring Street

The following table presents information relating to comparable retail leases for the 71 Spring Street Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
71 Spring Street(2)	-	FedEx Office and Print Services, Inc.	3,700 SF	2014	183 mos.	$306.85
New York, NY
62 Prince Street	0.1 mi	Ray Ban	2,290 SF	2025	120 mos.	$524.02
New York, NY
270 Lafayette Street	0.1 mi	No Nationality	1,000 SF	2024	120 mos.	$400.00
New York, NY
273 Lafayette Street	0.1 mi	Axel Arigato	1,720 SF	2023	120 mos.	$392.24
New York, NY
300 Lafayette Street	0.2 mi	Goldwin	1,815 SF	2025	113 mos.	$358.13
New York, NY
13 Prince Street	0.2 mi	Rails Men's	2,090 SF	2025	84 mos.	$226.79
New York, NY
120 Mercer Street	0.3 mi	Monos Travel	3,885 SF	2024	120 mos.	$321.75
New York, NY
158 Mercer Street	0.4 mi	Simkhai	3,766 SF	2023	60 mos.	$318.64
New York, NY
99 Wooster Street	0.4 mi	Thuma	4,998 SF	2023	120 mos.	$175.07
New York, NY
166 Spring Street	0.6 mi	Varley	4,400 SF	2024	120 mos.	$261.36
New York, NY
530 Broadway	2.9 mi	Calvin Klein	7,294 SF	2024	132 mos.	$386.45
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of contractual rent steps through June 1, 2026.

The Borrower. The borrower is 71 Spring LLC, a New York limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 71 Spring Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Albert Laboz, Jason Laboz and Joseph Jody Laboz of United American Land. See “Major Tenants” above.

Property Management. The 71 Spring Street Property is managed by United American Land, LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination of the 71 Spring Street Mortgage Loan, the borrower deposited approximately: (i) $187,699 into a real estate tax reserve, (ii) $4,600 into an immediate repair reserve and (iii) $104,688 into a reserve for free or gap rent for the tenant Attix.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $1,264 for replacements to the 71 Spring Street Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $14,583 into a reserve for future tenant improvements and leasing commissions. The monthly payment will be suspended if and so long as such reserve funds are equal to or greater than $500,000 and no event of default is continuing.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $93,850).

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No. 3 – 71 Spring Street

Insurance Reserve – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, a blanket policy was in effect.

Specified Tenant Reserve – During the continuance of a Specified Tenant Trigger Period (as defined below), the borrower may deposit the applicable Specified Tenant Deposit (as defined below) into the Specified Tenant reserve account. Upon the Specified Tenant Trigger Period ceasing to exist, the lender is required to disburse the funds in the Specified Tenant reserve account either (i) so long as no Trigger Period (as defined below) then exists, to the borrower or (ii) if a Trigger Period then exists, into the cash management account; provided, however, that any funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender in the Specified Tenant reserve account until the lender receives evidence that all related leasing costs have been paid, the applicable tenant as to which such condition was satisfied is open for business and paying full contractual rent and all rent abatement periods have expired.

“Specified Tenant” means, as applicable, (i) any tenant whose lease, individually or when aggregated with all other leases at the 71 Spring Street Property with such tenant or any of its affiliates accounts for 15% or more of the total rental income for the 71 Spring Street Property (taken as a whole), (ii) the tenant known as Attix, together with any successors and/or assigns thereof, (iii) the tenant known as FIG, together with any successors and/or assigns thereof, and (iv) any guarantor(s), parent(s) or affiliate(s) providing credit support or any guaranty of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) other than in connection with a Permitted Dark Event (as defined below), a Specified Tenant Go Dark Trigger (as defined below), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion above 20% of such Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) a Specified Tenant Renewal Trigger Period (as defined below); and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant acceptable to the lender) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the loan documents for a minimum term of at least five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each of such leases have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Deposit” means (i) on the first monthly payment date of each calendar quarter following a Specified Tenant Renewal Trigger Period or a Specified Tenant Go Dark Trigger, three months’ full unabated base rent under such Specified Tenant’s lease as determined by the lender and (ii) on the first monthly payment date following the occurrence and continuance of a Specified Tenant Trigger Period other than one caused by a Specified Tenant Renewal Trigger Period or a Specified Tenant Go Dark Trigger, one year of full unabated base rent under such Specified Tenant’s lease as determined by the lender.

“Specified Tenant Renewal Trigger Period” means any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier to occur of (a) the date that is 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (b) the date by which the Specified Tenant must provide notice of renewal of its lease pursuant to the terms thereof.

“Specified Tenant Go Dark Trigger” means any Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in 20% or more of such Specified Tenant’s space.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) in the event the Specified Tenant Trigger Period is due

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No. 3 – 71 Spring Street

to the occurrence of a Specified Tenant Go Dark Trigger, then the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) unless a Permitted Dark Event is ongoing with respect to the applicable Specified Tenant, open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof) except to the extent the Sublease Conditions (as defined below) have been satisfied, (iii) the applicable Specified Tenant has revoked or rescinded any termination or cancellation notices which have been previously delivered with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the occurrence of a Specified Tenant Renewal Trigger Period the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the loan documents and such lease for a minimum term of five years, and the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith; (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by either (A) re-tenanting the applicable Specified Tenant space, or (B) the renewal/extension of any Specified Tenant lease, either (I) sufficient funds have been accumulated in (x) the excess cash flow account (during the continuance of the Specified Tenant Trigger Period), (y) the Specified Tenant reserve account and (z) the leasing reserve account to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such renewal/extension, or (II) the borrower deposits cash into the excess cash flow account or delivers to the lender a letter of credit which, in either case, serves as additional collateral, in an amount equal to the total amount needed to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting, renewal or extension.

“Permitted Dark Event” means an event that will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of its premises to the extent (and for so long as) one or more of the following conditions is satisfied: (i) the discontinuation is effectuated to comply with governmental restrictions which restrict the use or occupancy of the property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic, and the tenant resumes operations in its demised premises within 90 days after such government restrictions are lifted; (ii) the discontinuation: (x) is related to ongoing standard and customary upgrades or renovations by the tenant to its demised premises pursuant to and in accordance with its lease, (y) the tenant is pursuing the applicable upgrades or renovations in a good faith diligent manner, and (z) the applicable closure is not anticipated to and does not actually last for a period in excess of 90 days; or (iii) said discontinuation is in connection with an ongoing restoration of the property by the borrower, and the tenant resumes operations in its premises within 90 days after the restoration is complete.

“Sublease Conditions” means, among other conditions, 70% or more of the space demised pursuant to the applicable Specified Tenant lease is subleased to a tenant of equal or higher credit quality and reputation as the applicable Specified Tenant, which sublease expires no earlier than 5 days prior to the applicable Specified Tenant lease and provides for base rental rates and other economic terms at least as favorable as those in the applicable Specified Tenant lease, and the subtenant is open for business, paying full unabated rent and not in default.

Lockbox / Cash Management. The 71 Spring Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at the 71 Spring Street Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all revenue derived from the 71 Spring Street Property and received by the borrower or property manager into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 71 Spring Street Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 71 Spring Street Mortgage Loan documents are required (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the 71 Spring Street Mortgage Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided,

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No. 3 – 71 Spring Street

however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition are required to be retained by the lender in the excess cash flow account until the lender receives evidence that all related leasing costs have been paid, the applicable tenant as to which such condition was satisfied is open for business and paying full contractual rent and all rent abatement periods have expired. Upon an event of default under the 71 Spring Street Mortgage Loan documents, the lender may apply funds to the 71 Spring Street Mortgage Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x (unless the Collateral Cure Conditions (as defined below) are satisfied) and (iii) the occurrence of a Specified Tenant Trigger Period (unless the borrower has made the Specified Tenant Deposit into the Specified Tenant reserve); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for the 71 Spring Street Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below), and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on the third month anniversary of the date that the borrower delivered such cash or letter of credit (the “Second Deposit”) and each quarter following the Second Deposit, the borrower is required to deposit additional cash collateral or to increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount; provided that after the Second Deposit, the borrower may decline to deposit additional collateral, in which case a Trigger Period will then be in effect.

“Collateral Deposit Amount” means $769,907.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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No. 4 – Arrowhead Townhomes

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No. 4 – Arrowhead Townhomes

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No. 4 – Arrowhead Townhomes

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	7.3%	Net Rentable Area (Units):	400
Loan Purpose:	Refinance	Location:	Jonesboro, GA
Borrower:	ICER of Arrowhead LLC	Year Built / Renovated:	1970 / 2022-2023
Borrower Sponsors:	Joseph Jemal and Norman Jemal	Occupancy:	94.5%
Interest Rate:	6.54000%	Occupancy Date:	4/7/2025
Note Date:	6/24/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,264,438 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,782,774 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.4%
Amortization Type:	Interest Only	UW Revenues:	$5,480,691
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$1,598,839
Lockbox / Cash Management:	Springing	UW NOI:	$3,881,851
Additional Debt:	No	UW NCF:	$3,881,851
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$65,200,000 / $163,000
Additional Debt Type:	N/A	Appraisal Date:	4/10/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$112,500
Taxes:	$295,860	$32,873	N/A	Maturity Date Loan / Unit:	$112,500
Insurance:	$141,225	$23,537	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves:	$568,000	$0	N/A	Maturity Date LTV:	69.0%
Deferred Maintenance:	$142,725	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	99.8%	Loan Payoff	$42,888,658	95.2%
Sponsor Equity	$70,213	0.2%	Upfront Reserves	$1,147,810	2.5%
			Closing Costs(3)	$1,033,746	2.3%

Total Sources	$45,070,213	100.0%	Total Uses	$45,070,213	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Historical NOI information prior to the 2nd Most Recent NOI is not available because the borrower purchased the Arrowhead Townhomes Property (as defined below) in 2022 and renovated it from 2022 to 2023.
(3)	Closing Costs include a rate buydown fee of $450,000.

The Loan. The Arrowhead Townhomes mortgage loan (the “Arrowhead Townhomes Mortgage Loan”) is secured by the borrower’s fee interest in a 65 building, 400-unit, garden-style multifamily complex located in Jonesboro, Georgia (the “Arrowhead Townhomes Property”). The Arrowhead Townhomes Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $45,000,000. The Arrowhead Townhomes Mortgage Loan was originated on June 24, 2025 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.54000% per annum. The Arrowhead Townhomes Mortgage Loan has a term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Arrowhead Townhomes Mortgage Loan is July 6, 2030.

The Property. The Arrowhead Townhomes Property is a 400-unit, garden-style multifamily complex located in Jonesboro, Georgia, approximately 13.1 miles south of Atlanta. The Arrowhead Townhomes Property is comprised of 64 two- story residential buildings and a clubhouse/leasing office situated on an approximately 34.9-acre site. The Arrowhead

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No. 4 – Arrowhead Townhomes

Townhomes Property was originally constructed in 1970. The borrower purchased the Arrowhead Townhomes Property in 2022 and subsequently renovated it from 2022 to 2023. Renovations included interior unit and exterior upgrades including exterior paint, roof replacements and HVAC replacements totaling approximately $8.35 million. Amenities at the Arrowhead Townhomes Property include a swimming pool, onsite management, and 1,055 surface parking spaces, resulting in a parking ratio of approximately 2.64 spaces per unit.

The unit mix at the Arrowhead Townhomes Property consists of 144 one-bedroom / one-bathroom units, 137 two-bedroom / one and a half bathroom units, and 119 three-bedroom / two and a half bathroom units. Unit amenities at the Arrowhead Townhomes Property include fully equipped kitchens with stoves, refrigerators, and dishwashers, and in-unit washer/dryer connections. As of April 7, 2025, the Arrowhead Townhomes Property was 94.5% leased.

The following table presents certain information relating to the multifamily unit mix at the Arrowhead Townhomes Property:

Arrowhead Townhomes Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit	Average Monthly Market Rent Per Unit(2)
1 Bed / 1 Bath	144	36.0%	132	91.7%	890	$952	$950
2 Bed / 1.5 Bath	137	34.3%	130	94.9%	1,040	$1,092	$1,100
3 Bed / 2.5 Bath(3)	119	29.8%	116	97.5%	1,472	$1,357	$1,375
Total/Wtd. Avg.	400	100.0%	378	94.5%	1,114	$1,124	$1,128
(1)	Based on the underwritten rent roll dated April 7, 2025.
(2)	Source: Appraisal.
(3)	3 Bed / 2.5 Bath includes a superintendent unit which is occupied but to which no rent is attributable. Average Monthly Rental Rate Per Unit excludes the superintendent unit.

Appraisal. According to the appraisal, the Arrowhead Townhomes Property had an “as-is” appraised value of $65,200,000 as of April 10, 2025. The table below shows the appraisal’s “as-is” conclusions.

Arrowhead Townhomes(1)
Property	Value	Capitalization Rate
Arrowhead Townhomes	$65,200,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated June 4, 2025, there was no evidence of any recognized environmental conditions at the Arrowhead Townhomes Property.

The following table presents certain information relating to the current multifamily occupancy of the Arrowhead Townhomes Property:

Current Occupancy(1)
Current(2)
Arrowhead Townhomes	94.5%
(1)	Historical occupancy information is not available as the Arrowhead Townhomes Property was recently renovated from 2022-2023.
(2)	Current occupancy represents multifamily occupancy as of April 7, 2025.

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No. 4 – Arrowhead Townhomes

The following table presents certain information relating to the operating history and Underwritten Net Cash Flow of the Arrowhead Townhomes Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	TTM 4/30/2025	Underwritten(2)	Per Unit(3)	%(4)
Base Rent	$5,558,844	$5,437,529	$5,083,752	$12,709	87.1%
Potential Income from Vacant Units	0	0	278,700	$697	4.8%
Gross Potential Income	$5,558,844	$5,437,529	$5,362,452	$13,406	91.9%
Other Income(5)	247,110	371,997	471,184	$1,178	8.1%
Net Rental Income	$5,805,953	$5,809,526	$5,833,636	$14,584	100.0%
(Vacancy / Credit Loss)	(977,445)	(437,450)	(352,945)	($882)	(6.1)%
Effective Gross Income	$4,828,508	$5,372,076	$5,480,691	$13,702	93.9%

Real Estate Taxes	375,694	375,694	386,966	$967	7.1%
Insurance	271,716	271,716	269,000	$672	4.9%
Management Fee	147,129	163,439	164,421	$411	3.0%
Utilities	296,459	306,642	$306,642	$767	5.6%
Other Expenses(6)	473,072	471,812	471,812	$1,180	8.6%
Total Expenses	$1,564,070	$1,589,302	$1,598,839	$3,997	29.2%

Net Operating Income	$3,264,438	$3,782,774	$3,881,851	$9,705	70.8%
Replacement Reserves - Residential	0	0	0	$0	0.0%
Net Cash Flow	$3,264,438	$3,782,774	$3,881,851	$9,705	70.8%
(1)	Historical information prior to 2024 is not available as the borrower purchased the Arrowhead Townhomes Property in 2022 and renovated it from 2022 to 2023.
(2)	The Per Unit column is based on 400 total multifamily units.
(3)	The % column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(4)	Other Income includes fees, water income and recoveries.
(5)	Other Expenses consist of payroll and benefits, repairs and maintenance, advertising and marketing and general and administrative expenses.

The Market. The Arrowhead Townhomes Property is located at 330 Arrowhead Boulevard in Jonesboro, Georgia. The Arrowhead Townhomes Property is located approximately 13.1 miles south of Atlanta and is within the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area (the “Atlanta MSA”). The Arrowhead Townhomes Property is situated approximately 6.2 miles south of the Hartsfield-Jackson Atlanta International Airport. Major employers in the Atlanta MSA include Delta Air Lines, Emory University and Emory Healthcare, Piedmont Healthcare, Home Depot, and AT&T. Primary access to the Arrowhead Townhomes Property is provided by Arrowhead Boulevard with major transportation arterials in close proximity, including State Route 85, State Road 138, State Road 331, U.S. Highway 41, and Interstate 75 which connect the Arrowhead Townhomes Property to the surrounding area.

According to the appraisal, the Arrowhead Townhomes Property is located in the Clayton County multifamily submarket of the Atlanta multifamily market. As of the first quarter of 2025, the Clayton County multifamily submarket had total inventory of 32,856 units, a vacancy rate of 12.7%, asking rent of $1,298 per unit and positive net absorption of 734 units.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Arrowhead Townhomes Property was 12,256, 84,357, and 199,905, respectively. The 2024 average household income within the same radii was $58,352, $65,860, and $72,216, respectively.

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The following table presents certain information relating to comparable multifamily properties to the Arrowhead Townhomes Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit
Arrowhead Townhomes(2)	-	1970 / 2022-2023	400	94.5%	1 BR / 1 BA	890 SF	$952
330 Arrowhead Boulevard					2 BR / 1.5 BA	1,040 SF	$1,092
Jonesboro, GA					3 BR / 2.5 BA	1,472 SF	$1,357(3)
Centennial Ridge Apartments	0.8 mi	1971 / NAP	226	90.0%	1 BR / 1 BA	822 SF	$1,090
276 Upper Riverdale Road					2 BR / 1 BA	1,147 SF	$1,182
Jonesboro, GA					2 BR / 1.5 BA	1,100 SF	$1,171
					3 BR / 2.5 BA	1,425 SF	$1,370
The Woods at Southlake Apartments	1.5 mi	1969 / 2000	120	85.0%	2 BR / 1 BA	980 SF	$1,102
850 Mount Zion Road Jonesboro, GA					3 BR / 1.5 BA	1,160 SF	$1,197
The Woods on Tara	1.5 mi	1972 / 2016	322	85.0%	1 BR / 1 BA	550 SF	$799
6726 Tara Boulevard					2 BR / 1 BA	1,147 SF	$999
Jonesboro, GA					2 BR / 1.5 BA	1,100 SF	$1,099
					3 BR / 2.5 BA	1,425 SF	$1,299
Anthos at Pinewood Manor	1.5 mi	1987 / NAP	460	97.0%	1 BR / 1 BA	800 SF	$1,090
6903 Tara Boulevard					2 BR / 1 BA	965 SF - 1,000 SF	$1,164 - $1,189
Jonesboro, GA					2 BR / 2 BA	1,076 SF - 1,250 SF	$1,214 - $1,274
					3 BR / 2 BA	1,435 SF	$1,488
					3 BR / 3 BA	1,435 SF	$1,532
Rivers Edge	1.7 mi	1970 / NAP	228	81.0%	1 BR / 1 BA	800 SF	$875
7001 Tara Boulevard Jonesboro, GA					2 BR / 1 BA	1,000 SF	$990
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 7, 2025.
(3)	3 Bed / 2.5 Bath includes a superintendent unit which is occupied but to which no rent is attributable. Average Rent Per Unit excludes the superintendent unit.

The Borrower. The borrower is ICER of Arrowhead LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arrowhead Townhomes Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Joseph Jemal and Norman Jemal. Joseph Jemal and Norman Jemal are the President and Chief Executive Officer, respectively, of ICER Properties, a family-owned real estate company that focuses on multifamily, retail and office properties. The firm’s portfolio includes over 1.25 million square feet of retail and office properties in New York, 2,387 multifamily units in Georgia and 336 multifamily units in South Carolina.

Property Management. The Arrowhead Townhomes Property is managed by R. James Properties, Inc., a third-party property management company.

Escrows and Reserves. At origination of the Arrowhead Townhomes Mortgage Loan, the borrower deposited approximately (i) $295,860 into a reserve account for real estate taxes, (ii) $141,225 into a reserve account for insurance premiums, (iii) $568,000 into a reserve account for capital expenditures, and (iv) $142,725 into an immediate repairs reserve.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $32,873 monthly).

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Annex A-3	BBCMS 2025-5C36
No. 4 – Arrowhead Townhomes

Insurance Escrows – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $23,537 monthly).

Lockbox / Cash Management. The Arrowhead Townhomes Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to immediately deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all credit card companies under each merchant agreement with respect to the Arrowhead Townhomes Property directing them to remit payments directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox account are required to be transferred on each business day to the cash management account. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Arrowhead Townhomes Mortgage Loan documents are required to be (i) if a Trigger Period is continuing, deposited into an excess cash flow reserve account as additional collateral or (ii) to the extent that no Trigger Period exists, disbursed to the borrower. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Arrowhead Townhomes Mortgage Loan documents, the lender may apply funds in the accounts as it determines in its sole discretion, including but not limited to payment of the debt.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Arrowhead Townhomes Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.15x and (B) expiring upon (y) with regard to clause (i) above, the cure (if applicable) of such event of default under the Arrowhead Townhomes Mortgage Loan documents and (z) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title(3):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	6.5%	Net Rentable Area (Rooms):	504
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	First Class Hotels, LLC	Year Built / Renovated:	1893 / 2019
Borrower Sponsor:	AVR Enterprises LLC	Occupancy / ADR / RevPAR:	70.2% / $313.68 / $220.14
Interest Rate:	6.87000%	Occupancy / ADR / RevPAR Date:	3/31/2025
Note Date:	6/30/2025	4th Most Recent NOI (As of):	$19,739,027 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(4):	$19,034,524 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4)(5):	$17,640,551 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$20,230,238 (TTM 3/31/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	70.2% / $313.68 / $220.14
Amortization Type:	Interest Only	UW Revenues:	$66,737,231
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$46,433,563
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$20,303,668
Additional Debt(1):	Yes	UW NCF:	$16,966,806
Additional Debt Balance(1):	$90,000,000	Appraised Value / Per Room:	$243,000,000 / $482,143
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/31/2025

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$257,937
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$257,937
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.5%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.5%
Ground Subleases Reserve:	$322,055	$0	N/A	UW NCF DSCR:	1.87x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	15.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	95.0%	Loan Payoff	$135,590,278	99.1%
Borrower Sponsor Equity	6,841,400	5.0	Closing Costs	929,067	0.7
			Reserves	322,055	0.2
Total Sources	$136,841,400	100.0%	Total Uses	$136,841,400	100.0%
(1)	The Roosevelt New Orleans Mortgage Loan (as defined below) is part of a whole loan that is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $130,000,000 (“The Roosevelt New Orleans Whole Loan”). The financial information presented above is based on The Roosevelt New Orleans Whole Loan.
(2)	Defeasance of The Roosevelt New Orleans Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 30, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-5C36 securitization in August 2025. The actual lockout period may be longer.
(3)	An annex portion of The Roosevelt Hotel property attached to the main structure of The Roosevelt New Orleans Property (as defined below), which includes two ballrooms, the spa, the pool and the pool bar (collectively, “The Roosevelt New Orleans Leasehold Component”) is subject to a ground lease. The Roosevelt New Orleans Whole Loan is secured by the borrower’s sub-leasehold interest in The Roosevelt New Orleans Leasehold Component and its fee simple interest in the remainder of The Roosevelt New Orleans Property. For a full description of the ground lease, see “Ground Lease” below.
(4)	The decline in NOI between 2023 and 2024 is primarily attributable to increase in insurance expense.
(5)	The increase in NOI between 2024 and TTM is primarily attributable to ADR increasing from $297.26 to $313.68.
(6)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

The Loan. The Roosevelt New Orleans mortgage loan (“The Roosevelt New Orleans Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee and leasehold interests in a full-service hospitality property located in New Orleans, Louisiana (“The Roosevelt New Orleans Property”). The Roosevelt New Orleans Whole Loan consists of six pari passu promissory notes, has a five-year term, accrues interest at a rate of 6.87000% per annum on an Actual/360 basis and is interest-only for the entire term. The Roosevelt New Orleans Whole Loan was co-originated by Barclays and Wells Fargo Bank, N.A. (“WFBNA”). The Roosevelt New Orleans Mortgage Loan is evidenced by controlling Note A-1 by Barclays. The A-2, A-3 and A-4 notes are currently held by Barclays and are expected to be contributed to one or more future securitization trust(s). The A-5-1 note is expected to be contributed to the WFCM 2025-5C5 transaction by WFBNA and the A-5-2 note is currently held by WFBNA.

The Roosevelt New Orleans Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C36 trust. The relationship between the holders of The Roosevelt New Orleans Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Roosevelt New Orleans Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-5C36	Yes
A-2(1)	$20,000,000	$20,000,000	Barclays	No
A-3(1)	$19,500,000	$19,500,000	Barclays	No
A-4(1)	$5,000,000	$5,000,000	Barclays	No
A-5-1	$29,700,000	$29,700,000	WFCM 2025-5C5(2)	No
A-5-2(1)	$15,800,000	$15,800,000	WFBNA	No
Whole Loan	$130,000,000	$130,000,000
(1)	Expected to be contributed to one or more future securitization trusts.
(2)	The WFCM 2025-5C5 securitization is expected to close on or about July 30, 2025.

The Property. The Roosevelt New Orleans Property is a 504-room full-service hotel built in 1893 and most recently renovated in 2019. The Roosevelt New Orleans Property consists of a 14-story tower, which houses The Roosevelt New Orleans Property’s hotel rooms and an annex portion of The Roosevelt New Orleans Property, which includes The Roosevelt New Orleans Property’s spa, event space and rooftop pool. The borrower sponsor acquired The Roosevelt New Orleans Property in 2007. At the time of acquisition, The Roosevelt New Orleans Property had been closed since 2005 due to damage incurred during Hurricane Katrina. The borrower sponsor subsequently invested approximately $145 million to gut renovate The Roosevelt New Orleans Property and reconstruct all interior components. The Roosevelt New Orleans Property reopened under the Waldorf Astoria brand as The Roosevelt New Orleans on July 1, 2009. In 2018 the borrower sponsor invested $4.4 million in meeting space renovations and in 2019, The Roosevelt New Orleans Property underwent a $13.0 million renovation to update all guest rooms and a full corridor upgrade. In 2024, the borrower sponsor began a $5.5 million renovation intended to modernize all of the guest and service elevators in the building, and in 2025, planned a $2.75 million addition of an 8,000 SF Waldorf Astoria club lounge and renovation of Teddy’s Café.

The Roosevelt New Orleans Property includes 244 king rooms, 88 king one-bedroom suites, 135 queen rooms, one queen one-bedroom suites and 36 additional suites branded Luxury (17 rooms), Waldorf (nine rooms) Astoria (seven rooms) and presidential (three rooms). Amenities at The Roosevelt New Orleans Property include nearly 65,000 SF of meeting and event space, a rooftop pool, two full-service restaurants (Fountain Lounge and Domenica), the Sazerac Bar, the Rooftop Bar at the Roosevelt and Teddy’s café. The Roosevelt New Orleans Property also includes a full-service spa, a fitness center, a business center, a gift shop and 129 surface parking spaces. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management, LLC, an affiliate of Hilton Worldwide, with a management agreement expiration date of December 31, 2032.

As of March 31, 2025, The Roosevelt New Orleans Property had a trailing 12-month occupancy of 70.2%, ADR of $313.68 and RevPAR of $220.14. Total revenue at The Roosevelt New Orleans Property is comprised of four components: rooms (60.7% of underwritten revenue), food and beverage (33.8% of underwritten revenue) and other operated departments (3.7% of underwritten revenue) and miscellaneous income (1.8% of underwritten revenue). According to the appraisal, demand segmentation for The Roosevelt New Orleans Property in 2024 was approximately 42% leisure, 33% meetings and group and 25% commercial.

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

The following table presents certain information relating to the performance of the Roosevelt New Orleans Property:

Historical Occupancy, ADR, RevPAR
	The Roosevelt New Orleans(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	61.9%	$301.32	$186.62	57.3%	$274.30	$157.13	108.1%	109.9%	118.8%
2023	68.6%	$282.75	$193.85	59.7%	$267.54	$159.75	114.8%	105.7%	121.3%
2024	69.3%	$297.26	$206.00	63.1%	$277.08	$174.87	109.8%	107.3%	117.8%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: JW Marriott New Orleans, The Royal Sonesta New Orleans, The Windsor Court, Westin New Orleans, InterContinental New Orleans, Hotel Monteleone and The Ritz-Carlton, New Orleans.

The Market. The Roosevelt New Orleans Property is located in New Orleans, Louisiana. According to the appraisal, New Orleans is predominately recognized as a tourist destination due to its multicultural heritage and world-famous music and cuisine. In addition to tourism, New Orleans is a significant logistics center due to its access to the Mississippi River, the Gulf of Mexico and numerous railways. Additionally, New Orleans serves as an access point for offshore drilling rigs and an administrative hub for the companies that operate them. The Roosevelt New Orleans Property is located in New Orleans CBD/French Quarter submarket of the greater New Orleans lodging market. The appraisal describes the neighborhood as being characterized by high-rise office and residential buildings, hotels, world-renowned restaurants, upscale shopping centers and retail shops, entertainment venues and tourism attractions. Notable demand drivers in the neighborhood include the Ernest N. Morial Convention Center, the Caesars Superdome and the Smoothie King Center. The Roosevelt New Orleans Property is located approximately 12 miles from Louis Armstrong International Airport.

According to the appraisal, The Roosevelt New Orleans Property competes with three hotels on a primary level and four additional hotels on a secondary level. The appraisal noted two hotels, ARRIVE by Palisociety (93 keys) and a Fairmont/Element Dual Brand hotel (466 keys), that are currently under construction in the greater New Orleans lodging market. Of the hotels currently under construction, only the Fairmont component (250 keys) is expected to have some degree of competitive interaction with The Roosevelt New Orleans Property.

According to the appraisal, estimated 2025 population and average household income within a one-, three- and five-mile radii of The Roosevelt New Orleans Property were 16,307, 164,982 and 339,847 and $92,710, $89,109 and $92,187, respectively.

The following table presents certain information relating to the primary hotel competition for the Roosevelt New Orleans Property.

Competitive Set(1)
			2024 Market Mix			2024 Operating Statistics
Property	Year Opened	Number of Rooms	Leisure	Meeting and Group	Commercial	Occupancy	ADR	RevPAR
The Roosevelt New Orleans	2009(2)	504	42%	33%	25%	70.2%(3)	$313.68(3)	$220.14(3)
Ritz-Carlton New Orleans	2000	528	35%	50%	15%	55.0%-60.0%	$375.00-$400.00	$230.00-$240.00
Windsor Court Hotel New Orleans	1984	313	50%	26%	24%	55.0%-60.0%	$450.00-$475.00	$260.00-$270.00
Hotel Monteleone New Orleans	1886	522	70%	20%	10%	60.0%-65.0%	$270.00-$280.00	$160.00-$170.00
Secondary Competition	Various	1,930	40%	40%	20%	65.0%	$223.51	$145.28
(1)	Source: Appraisal’s estimates of 2024 Occupancy, ADR and RevPAR, unless stated otherwise.
(2)	The Roosevelt New Orleans Property was originally built in 1893 but reopened in 2009 as The Roosevelt New Orleans following a gut renovation by the borrower sponsor.
(3)	Based on TTM as of March 31, 2025.

Environmental. According to the Phase I environmental site assessment dated February 13, 2025, there was no evidence of any recognized environmental conditions at the Roosevelt New Orleans Property.

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Roosevelt New Orleans Property:

Operating History and Underwritten Net Cash Flow
	2022	2023(4)	2024(4)(5)	TTM(1)(5)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	61.9%	68.6%	69.3%	70.2%	70.2%
ADR	$301.32	$282.75	$297.26	$313.68	$313.68
RevPAR	$186.62	$193.85	$206.00	$220.14	$220.14
Room Revenue	$34,330,047	$35,661,070	$37,999,619	$40,497,348	$40,497,348	$80,352	60.7%
Food and Beverage Revenue	20,487,138	22,722,954	21,392,222	22,543,671	22,543,671	44,730	33.8
Other Operated Departments	2,520,957	2,560,293	2,452,356	2,477,408	2,477,408	4,915	3.7
Miscellaneous Income	1,486,642	1,498,245	1,327,284	1,218,805	1,218,805	2,418	1.8
Total Revenue	$58,824,784	$62,442,563	$63,171,481	$66,737,231	$66,737,231	$132,415	100.0%
Room Expense	$7,151,542	$7,873,924	$7,854,255	$8,072,214	$8,072,214	$16,016	19.9%
Food and Beverage Expense	10,845,102	12,334,732	12,230,144	12,578,908	12,578,908	24,958	55.8
Other Operated Departments Expense	1,665,222	1,743,906	1,830,311	1,875,856	1,875,856	3,722	75.7
Total Departmental Expenses	$19,661,865	$21,952,563	$21,914,710	$22,526,978	$22,526,978	$44,696	33.8%
Total Departmental Profit	$39,162,919	$40,490,000	$41,256,771	$44,210,253	$44,210,253	$87,719	66.2%
Undistributed Expenses	$14,595,128	$15,758,274	$16,674,129	$16,957,171	$16,957,171	$33,645	25.4
Gross Operating Profit	$24,567,791	$24,731,727	$24,582,642	$27,253,083	$27,253,083	$54,074	40.8%
Management Fee	$2,232,066	$1,924,585	$1,823,074	$1,937,379	$2,002,117	$3,972	3.0
Real Estate Taxes	1,071,340	1,129,326	1,668,824	1,645,134	1,645,134	3,264	2.5
Insurance	1,217,803	2,335,737	3,142,639	3,132,777	2,980,109	5,913	4.5
Ground Rent	307,555	307,554	307,554	307,554	322,055	639	0.5
Total Other Expenses	$4,828,764	$5,697,203	$6,942,091	$7,022,844	$6,949,414	$13,789	10.4%
Net Operating Income	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$20,303,668	$40,285	30.4%
FF&E	$0	$0	$0	$0	$3,336,862	$6,621	5.0
Net Cash Flow	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$16,966,806	$33,664	25.4%
(1)	TTM is as of March 31, 2025.
(2)	Per Room values are based on 504 rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Operated Departments Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(4)	Decline in NOI between 2023 and 2024 primarily attributable to increase in insurance and real estate expenses.
(5)	Increase in NOI between 2024 and TTM primarily attributable to ADR increasing from $297.26 to $313.68.

The Borrower. The borrowing entity for The Roosevelt New Orleans Whole Loan is First Class Hotels, LLC, a Louisiana limited liability company. The borrower is required to have at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Roosevelt New Orleans Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a leading private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio that spans 20 states and over 70 cities including hotels, multifamily apartments, retail centers, office buildings and ground-up developments. AVR Realty Company has a net worth and liquidity of approximately $765 million and $366 million, respectively. There is ongoing litigation involving controlling parties of AVR Enterprises LLC. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more information.

Property Management. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management, LLC, a third-party management company affiliated with Hilton Worldwide.

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

Escrows and Reserves. At origination, the borrower reserved $322,055, which represents one year’s worth of rent and all other charges under The Roosevelt New Orleans Subleases (as defined below).

Tax Escrows – So long as an Escrow Sweep Triggering Event (as defined below) has not occurred, taxes due with regard to The Roosevelt New Orleans Property will be paid by the property manager of The Roosevelt New Orleans Property and the borrower will not be required to deposit monthly reserves with respect to taxes. Following a Escrow Sweep Triggering Event, the borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Escrows – So long as an Escrow Sweep Triggering Event has not occurred and insurance premiums due with regard to The Roosevelt New Orleans Property is paid by the property manager of The Roosevelt New Orleans Property and the borrower will not be required to deposit monthly reserves with respect to insurance. Following an Escrow Sweep Triggering Event, borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless no event of default has occurred or is continuing and the borrower maintains a blanket insurance policy in accordance with The Roosevelt New Orleans Mortgage Loan documents.

FF&E Reserve – So long as an Escrow Sweep Triggering Event has not occurred, the property manager of The Roosevelt New Orleans Property will maintain a separate FF&E reserve account and pay for FF&E required for the operation of The Roosevelt New Orleans Property in accordance with the management agreement. Following an Escrow Sweep Triggering Event, the borrower is required to deposit monthly into the replacement reserve account an amount equal to 1/12th of 5% of the gross revenue generated in the immediately preceding calendar year.

PIP Reserve – To the extent not reserved by the property manager or following an Escrow Sweep Triggering Event, the borrower is required to deposit with the lender in the form of cash or a letter of credit all fees and costs incurred or anticipated to be incurred in connection with PIP work as set forth in the borrower’s good faith budget as reasonably approved by the lender subject to the PIP approval process in The Roosevelt New Orleans Whole Loan documents. The borrower can elect to make monthly deposits into the PIP reserve account so long as such deposits provide adequate funds to complete PIP work within the timeframe required by the PIP.

A “Escrow Sweep Triggering Event” means the termination or expiration of the management agreement between the borrower and Waldorf Astoria Management, LLC (“The Roosevelt New Orleans Management Agreement”).

An “Escrow Sweep Cure” means (A) either (i) the borrower has delivered to the lender evidence reasonably satisfactory to the lender that the manager has renewed or extended The Roosevelt New Orleans Management Agreement pursuant to terms reasonably acceptable to the lender for a term of not less than three years past the maturity date or (ii) a management cure has been effectuated as outlined in The Roosevelt New Orleans Whole Loan documents, and (B) if either (i) the borrower has entered into a replacement management agreement as required by The Roosevelt New Orleans Whole Loan documents (a “Roosevelt New Orleans Replacement Management Agreement”) or (ii) if the renewal or extension of The Roosevelt New Orleans Management Agreement requires the borrower to enter into a PIP, the borrower will be required to have delivered the PIP deposit to the lender.

A “Escrow Sweep Period” means the period beginning after the cash management bank has received notice from lender that an Escrow Sweep Triggering Event has occurred and is continuing until cash management bank has received notice from lender that an Escrow Sweep Cure has occurred.

Lockbox / Cash Management. The Roosevelt New Orleans Mortgage Loan is structured with a soft lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Management Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for The Roosevelt New Orleans Whole Loan and disbursed in accordance with the terms of The Roosevelt New Orleans Whole Loan documents.

A “Cash Management Period” means the occurrence of (a) an event of default under The Roosevelt New Orleans Whole Loan documents, (b) a bankruptcy action of the borrower, guarantor or manager, (c) the occurrence of an Escrow Sweep Triggering Event and (d) the occurrence of a DSCR Trigger Event (as defined below).

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Annex A-3	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

A Cash Management Period may be cured upon the occurrence of the following, with respect to: (i) clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with The Roosevelt New Orleans Whole Loan documents (ii) clause (b) above, the borrower replacing the manager with a qualified manager in accordance with The Roosevelt New Orleans Whole Loan documents; (iii) clause (c) above, the occurrence of an Escrow Sweep Cure; and (iv) clause (d) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

A “DSCR Trigger Event” means any two consecutive calendar quarters for each of which the debt service coverage ratio for The Roosevelt New Orleans Property is less than 1.25x.

A “DSCR Trigger Event Cure” means The Roosevelt New Orleans Property maintaining after the end of two consecutive calendar quarters, a debt service coverage ratio of at least 1.30x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Roosevelt New Orleans Leasehold Component is subject to a ground lease (“The Roosevelt New Orleans Main Ground Lease”) which is subleased to the borrower pursuant to two subleases (“The Roosevelt New Orleans Subleases”). An affiliate of the borrower purchased the leased fee portion from The Administrators of the Tulane Educational Fund in 2016 and is the lessor under the Roosevelt New Orleans Main Ground Lease with Belmont Delaware LLC, an unaffiliated third party, as lessee.

The borrower subleases The Roosevelt New Orleans Leasehold Component from Belmont Commons LLC pursuant to The Roosevelt New Orleans Subleases, which have combined annual payments of $322,055. The Roosevelt New Orleans Main Ground Lease and one of The Roosevelt New Orleans Subleases are co-terminus and expire September 30, 2049, and the other The Roosevelt New Orleans Subleases has a current maturity date of December 31, 2028 and a fully extended maturity date of September 30, 2049. At the origination the lessor under The Roosevelt New Orleans Main Ground Lease signed a joinder to The Roosevelt New Orleans Subleases. The borrower-affiliated lessor under The Roosevelt Main Ground Lease has agreed to enter into a direct lease with the borrower upon expiration or earlier termination of The Roosevelt New Orleans Main Ground Lease and The Roosevelt New Orleans Subleases, including provision for an extension of such direct lease term to December 31, 2060.

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George Bush Intctl. Airport 22 miles
Wallisville Rd
Lockwood Dr
Wayside Dr
610
Crosby Frwy
90
Houston Comm. College NE Campus
Herman Brown Park
10
East Frwy
Market Street Rd
Jacinto City
McCarty St
Holland Ave
Clinton Dr
PORT OF HOUSTON
Navigation Blvd
Galena Sports Park Complex
Galena Park
METRORail
Magnolia Park
Harrisburg Blvd
Polk St
East End
Downtown Houston 5 miles
Gus Wortham Park GC
Mason Park
East Loop
Clinton Dr
ConGlobal Industries
Shell Oil Products
United States Gypsum
Buffalo Bayou
WASHBURN TUNNEL
Kinder Morgan
Chevron Phillips Chemical Co.
Gulf Frwy
1
Lawndale St
Griggs Rd
Houston Comm. College Eastside Campus
Broadway St
Pasadena Frwy
225
Lawndale St
Gulfgate Center
South Loop
Park Place
HOUSTON
Richey St
Shaver St
Main St
Lincoln Place
Red Bluff Rd
2
Macroplaza Mall
South Park
35
Telephone Rd
Houston Botanic Garden
Glenbrook Park
Southmore Ave
Pasadena Oaks Shopping Center
Howard Dr
Allendale Rd
Pasadena
Pasadena Blvd
45
Galveston Rd
Richey St
Allen Genoa Rd
Strawberry Rd
Burke Rd
Veterans Memorial Stadium
Preston Ave
Bellfort Ave
Reveille St
Winkler Dr
Monroe Plaza
Spencer Hwy
Spencer Hwy
IRS
College Ave
South Houston
HCA Houston Healthcare Southeast
Vista Rd
Law Park
Airport Blvd
1940 Air Terminal Museum
William P. Hobby Airport
Airport Office Park
Fairmont Pkwy
Mykawa Rd
BNSF Railway Company
Monroe Rd
Clearwood St
Edgebrook Plaza
HARRIS COUNTY
Edgebrook
Crenshaw Rd
Shaver St
Almeda Genoa Rd
Blackhawk Blvd
Almeda Crossing
Almeda Mall
Fuqua Business Park
Fuqua St
8
Ellington Field
Brookdale & Empire Apartment Portfolio
1 Brookdale Village Apartments Houston, TX
2 Empire Village Apartments Pasadena, TX
Navasota
Montgomery
Conroe
Cleveland
The Woodlands
Spring
Tomball
Kingwood
Atascocita
Humble
Cypress
Waller
Crosby
Dayton
HOUSTON
Katy
Brookshire
Channelview
Baytown
Deer Park
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
Rosenberg
League City
Texas City
Alvin
Richmond
La Porte

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$38,000,000	Title:	Fee
Cut-off Date Principal Balance:	$38,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	6.2%	Net Rentable Area (Units):	576
Loan Purpose:	Refinance	Location(2):	Various, TX
Borrowers:	APTEV, LLC and APT Brookdale Village, LLC	Year Built / Renovated(2):	Various / NAP
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	98.5%
Interest Rate:	7.00000%	Occupancy Date:	6/12/2025
Note Date:	6/17/2025	4th Most Recent NOI (As of)(3):	$2,886,712 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$3,614,153 (12/31/2023)
Interest-Only Period:	60 months	2nd Most Recent NOI (As of):	$3,679,305 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,744,111 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only	UW Revenues:	$6,110,872
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$2,351,877
Lockbox / Cash Management:	Springing	UW NOI:	$3,758,996
Additional Debt:	No	UW NCF:	$3,614,996
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$57,400,000 / $99,653
Additional Debt Type:	N/A	Appraisal Date:	5/15/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$65,972
Taxes:	$461,706	$65,958	N/A	Maturity Date Loan / Unit:	$65,972
Insurance:	$78,788	$14,987	N/A	Cut-off Date LTV:	66.2%
Replacement Reserves:	$0	$24,000	N/A	Maturity Date LTV:	66.2%
Deferred Maintenance:	$97,250	$0	N/A	UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	100.0%	Loan Payoff	$29,267,379	77.0%
			Return of Equity	5,657,483	14.9
			Closing Costs(4)	2,437,394	6.4
			Upfront Reserves	637,744	1.7
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	See “The Properties” below for more information.
(3)	The Empire Village Apartments property was acquired in January 2022 and full year operating history was not made available. The 4th Most Recent NOI (As of) represents 11 months of operating history for the Empire Village Apartments property.
(4)	Closing Costs include an interest rate buy-down credit of $1,875,000.

The Loan. The Brookdale & Empire Apartment Portfolio mortgage loan (the “Brookdale & Empire Apartment Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $38,000,000 and is secured by a first mortgage lien on the borrowers’ fee interest in two garden-style multifamily properties totaling 576 units located in Houston and Pasadena, Texas (the “Brookdale & Empire Apartment Portfolio Properties”). The Brookdale & Empire Apartment Portfolio Mortgage Loan was originated on June 17, 2025 by SMC. The Brookdale & Empire Apartment Portfolio Mortgage Loan has a five-year interest-only term accruing interest at a fixed rate of 7.00000% per annum on an Actual/360 basis. The scheduled maturity date of the Brookdale & Empire Apartment Portfolio Mortgage Loan is July 6, 2030.

The Properties. The Brookdale & Empire Apartment Portfolio Properties are comprised of two garden-style multifamily properties, Brookdale Village Apartments and Empire Village Apartments, built in 1970 and 1976, respectively. The borrower

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sponsor has spent approximately $8.4 million in ongoing capital improvements at the Brookdale & Empire Apartment Portfolio Properties since acquisition.

The following table presents certain information relating to the Brookdale & Empire Apartment Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Brookdale Village Apartments	1970 / NAP	336	98.2%	$23,369,338	61.5%	$35,300,000	61.5%	$2,312,310	61.5%
Empire Village Apartments	1976 / NAP	240	98.8%	14,630,662	38.5	22,100,000	38.5	1,446,685	38.5
Total/Wtd. Avg.		576	98.5%	$38,000,000	100.0%	$57,400,000	100.0%	$3,758,996	100.0%
(1)	Source: Appraisals.
(2)	As provided by the borrowers as of June 12, 2025.
(3)	The Brookdale & Empire Apartment Portfolio Mortgage Loan documents do not permit the release of any of the Brookdale & Empire Apartment Portfolio Properties.

Brookdale Village Apartments. As of June 12, 2025, the Brookdale Village Apartments property was 98.2% occupied. The Brookdale Village Apartments property is located at 6113 Gulf Freeway, approximately five miles southeast of downtown Houston. The 11.35-acre parcel is improved with 27 two-story apartment buildings of wood frame construction. Community amenities include laundry facilities and both surface and covered parking.

Employers in the area include the University of Houston, one of the largest public universities in both Texas and the United States. The University of Houston enrolled nearly 46,000 students. Additionally, the energy sector remains a major economic driver in Houston, with companies like Chevron, ExxonMobil and Halliburton headquartered in the region. Houston’s technology, aerospace and manufacturing industries further contribute to the local economy. Located near I-45, I-610 (Houston’s inner loop) and U.S. Highway 90, residents and businesses can commute to downtown Houston and other key districts within the city. Additionally, the Brookdale Village Apartments property is adjacent to the Brays Bayou Greenway Trail, which is a multi-use trail that runs along Brays Bayou in Houston, Texas, connecting various neighborhoods, parks and attractions. The Brookdale Village Apartments property is also next to The George I. Sanchez Charter School which received its charter from the Texas Education Agency in 1996 as one of the state’s first charter schools. In 1999, a new $4.2 million multi-purpose educational center opened at the school. In 2004, the school received the first of three grants from the Bill & Melinda Gates Foundation totaling $1.6 million. In 2009, a $5 million learning center opened at the school. A nearby Walmart Supercenter adjacent to the Brookdale Village Apartments property provides residents with access to groceries, including a pharmacy, apparel, electronics, hardware and home furnishings. Other nearby retailers and restaurants include Harbor Freight, Melrose Family Fashions, Dollar General, Chick-Fil-A, Burger King and McDonald’s.

The Brookdale Village Apartments property features one- and two-bedroom layouts ranging in size from 500 to 950 square feet. Market rents range from approximately $884 to $1,265 per month, with an average market rent of approximately $1,079 and an average unit size of 717 square feet. Unit amenities include electric range and oven, refrigerators, garbage disposals, ceramic tiling throughout and dishwashers. Air conditioning and ceiling fans are available in all units, with some units offering a private balcony/patio.

The borrower sponsor acquired the Brookdale Village Apartments property in July 2013 for a purchase price of approximately $5.88 million. Since acquisition, the borrower sponsor has completed approximately $5.99 million in capital improvements including unit upgrades, roof replacement, ceramic tiling, plumbing and electrical repairs, HVAC replacement, parking lot work, new appliances and other expenditures.

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Brookdale Village Apartments Unit Mix(1)
Unit Type	Units	% of Units	Occupied Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Market Rent Per SF	Average Rent Per Unit	Average Rent Per SF
1 BR / 1 BA	57	17.0%	55	96.5%	28,500	500	$884	$1.77	$841	$1.68
1 BR / 1 BA	15	4.5	15	100.0%	8,250	550	$950	$1.73	$890	$1.62
1 BR / 1 BA	168	50.0	166	98.8%	112,896	672	$1,050	$1.56	$986	$1.47
2 BR / 1.5 BA	96	28.6	94	97.9%	91,200	950	$1,265	$1.33	$1,192	$1.25
Total/Wtd. Avg.	336	100.0%	330	98.2%	240,846	717	$1,079	$1.54	$1,016	$1.45
(1)	As provided by the borrowers as of June 12, 2025.

Empire Village Apartments. As of June 12, 2025, the Empire Village Apartments property was 98.8% occupied. The Empire Village Apartments property is located at 1100 Burke Road, approximately 14 miles southeast of downtown Houston. The 9.41-acre parcel is improved with 14 two-story apartment buildings of wood frame construction and three non-residential buildings. Community amenities include recently renovated common area laundry rooms, a pool, an on-site leasing office and surface parking.

Pasadena, Texas is a hub for energy and industrial sectors, with major employers including Chevron, Shell Chemical and BP. These companies drive a significant portion of the local economy, providing high-paying jobs and fostering a robust industrial base. Additionally, the area benefits from a strong presence in logistics, manufacturing and shipping, with the nearby Port of Houston serving as a significant trade link for the region. The Empire Village Apartments property is located approximately 2.5 miles inside the Sam Houston Tollway, Houston’s outer loop and Texas State Highway 225, which provides access to I-610. Major national retailers like Kroger, Ross Dress for Less, and DD’s Discounts are located within a mile of the Empire Village Apartments property. There is also a Walmart Supercenter located 2 miles to the west of the Empire Village Apartments property.

Forty-eight of the 240 units at the Empire Village Apartments property are under a Project-Based Section 8 Housing Assistance Payments (“HAP”) contract for which the tenants in those specific units receive partial rental assistance (the “HAP Contract”). The 48 units represent 20% of the unit total at the Empire Village Apartments property and 8.3% of the unit count of the Brookdale & Empire Apartment Portfolio Properties. As this is a project-based assistance contract, the subsidies are tied to the identified 48 units at the Empire Village Apartments property as opposed to the individual tenant. The HAP Contract has been in place at the Empire Village Apartments property since December 1992 and the HAP Contract was most recently renewed in May 2016 for a period of 20 years expiring April 30, 2036.

The units that are subject to the HAP Contract consist of 15 one-bedroom units, 30 two-bedroom units and 3 three-bedroom units. Tenants inhabiting the units subject to the HAP Contract pay 30% of their adjusted gross income towards rent and utilities. The Department of Housing and Urban Development (“HUD”) pays the difference between the tenant’s payment and the full contract rent. Any adjustments in rent for such units are subject to HUD guidelines and the Empire Village Apartments property is subject to ongoing inspections by HUD to assure compliance with HUD standards.

The Empire Village Apartments property is subject to a regulatory agreement stemming from a $6.4 million bond financing issued to the prior owner of the Empire Village Apartments property by the Harris County Housing Finance Corporation (the “Regulatory Agreement”). The bond issuance, which bond issuance has been fully discharged, included restrictions on the Empire Village Apartments property that are outlined in the Regulatory Agreement. These restrictions were to run for 15 years from the closing date of the bond issuance in October 2003. However, the Regulatory Agreement also provides that the restrictions (as described below) remain in place beyond the 15-year period so long as Section 8 assistance remains in place at the Empire Village Apartments property. Since the Empire Village Apartments property remains subject to the HAP Contract, the rent restrictions outlined in the Regulatory Agreement are enforceable.

The Regulatory Agreement restricts 100% of the units to maximum rental rates not to exceed 30% of the income for a family whose income is 50% of median gross income (used interchangeably with area median income) minus an allowance for utility costs. Currently, the rents at the Empire Village Apartments property are below the maximum allowable rent levels for each unit type. Maximum allowable rents under the LURA (as defined below) for one-, two- and three-bedroom units at the Empire Village Apartments property are $1,011 per month, $1,138 per month and $1,264 per month, respectively.

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The Empire Village Apartments property is also subject to a Land Use Restriction Agreement (“LURA”) in order to qualify for Texas’ Low-Income Housing Tax Credit (“LIHTC”) program which restricts 100% of the units to maximum rental rates of 30% of imputed income of individuals whose income is 60% of Area Median Income (“AMI”). The LURA is less restrictive than the 50% AMI level of the Regulatory Agreement. The rental restriction provisions under the LURA would only be relevant in the event that the HAP Contract were to terminate and thus the Regulatory Agreement would also cease. The tax credits were placed in 2004 and have a 30-year term expiring in 2034. The primary benefits are garnered in the first 10 years after the tax credits are placed. The borrower sponsor acquired the Empire Village Apartments property in January 2022. There are no federal tax benefits nor property tax considerations given to current ownership. The borrower sponsor is unaware of any renewal options but would not elect to renew given that there is no tangible benefit to operating the Empire Village Apartments property under the LIHTC program.

The Brookdale & Empire Apartment Portfolio Mortgage Loan is structured such that should the HAP Contract be terminated, a cash flow sweep will be triggered and will continue until such a time that (i) $800,000 is on deposit, (ii) the HAP Contract is reinstated or (iii) the debt yield (based on the trailing twelve months and as calculated by the lender) is equal to greater than 9.25% for four consecutive quarters following the termination of the HAP Contract. Alternatively, the borrowers may elect to provide a letter of credit in the amount of $800,000.

The Empire Village Apartments property features one-, two- and three-bedroom layouts ranging in size from 642 to 1,058 square feet. Market rents range from approximately $770 to $1,065 per month, with an average market rent of approximately $839 and an average unit size of 761 square feet. Unit amenities include electric range/oven, refrigerators, garbage disposals, ceramic tiling throughout and dishwashers. Air conditioning, private balcony/patio and ceiling fans are available in all units, with all downstairs units offering washer/dryer connections.

The borrower sponsor acquired the Empire Village Apartments property in January 2022 for a purchase price of approximately $12.48 million. Since acquisition, the borrower sponsor has completed approximately $2.4 million in capital improvements including unit upgrades, ceramic tiling, plumbing and electrical repairs, HVAC repair/replacement and other expenditures.

Empire Village Apartments Unit Mix(1)
Unit Type	Units	% of Units	Occupied Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Market Rent Per SF	Average Rent Per Unit	Average Rent Per SF
1 BR / 1 BA	112	46.7%	111	99.1%	71,950	642	$770	$1.20	$711	$1.11
2 BR / 1 BA	32	13.3	32	100.0%	24,192	756	$880	$1.16	$810	$1.07
2 BR / 2 BA	80	33.3	80	100.0%	69,542	869	$880	$1.01	$816	$0.94
3 BR / 2 BA	16	6.7	14	87.5%	16,928	1,058	$1,065	$1.01	$945	$0.89
Total/Wtd. Avg.	240	100.0%	237	98.8%	182,612	761	$839	$1.12	$774	$1.03
(1)	As provided by the borrowers as of June 12, 2025.

The Markets. According to the appraisal, the Brookdale Village Apartments property is located in the Houston Area multifamily market. As of April 2025, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.2%. According to the appraisal, the Brookdale Village Apartments property is located in the U of H/I-45 South multifamily submarket. As of April 2025, the U of H/I-45 South multifamily submarket average monthly asking rent per square foot was $1.16 and vacancy was 8.1%.

According to a market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Brookdale Village Apartments property was 14,751, 140,299 and 373,717, respectively. The estimated 2024 average household income within the same radii was $67,018, $57,370 and $70,016, respectively.

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The following table presents certain information relating to comparable multifamily rental properties to Brookdale Village Apartments property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Brookdale Village Apartments(2) 6113 Gulf Freeway Houston, TX	1970 / NAP	98.2%	336	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA	500 550 672 950	$1.68 $1.62 $1.47 $1.25	$841 $890 $986 $1,192
Colony Manor 2520 Beatty Street Houston, TX	1976 / NAP	100.0%	72	1BR / 1BA 1BR / 1BA 2BR / 1BA	713 750 812	$1.40 $1.35 $1.52	$995 $1,015 $1,235
Victory Apartments 2606 Beatty Street Houston, TX	1977 / NAP	97.0%	78	Studio / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA	465 675 750 875	$1.83 $1.44 $1.53 $1.34	$850 $975 $1,150 $1,175
Gatehouse 2704 Beatty Street Houston, TX	1966 / NAP	95.0%	50	1BR / 1BA 2BR / 1.5BA	710 950	$1.40 $1.30	$995 $1,235
The Macie 1010 South Wayside Drive Houston, TX	1963 / NAP	93.0%	101	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	644 844 916 1,275	$1.50 $1.42 $1.57 $1.27	$969 $1,199 $1,438 $1,620
Amber Creek 810 Fair Oaks Houston, TX	1974 / NAP	98.0%	237	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA	689 702 830 830 928 1,400 1,477	$1.58 $1.55 $1.31 $1.45 $1.29 $1.00 $0.95	$1,090 $1,090 $1,090 $1,200 $1,200 $1,400 $1,400
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of June 12, 2025.

According to the appraisal, the Empire Village Apartments property is located in the Houston Area multifamily market. As of April 2025, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.2%. According to the appraisal, the Empire Village Apartments property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of April 2025, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.27 and vacancy was 11.1%.

According to a market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Empire Village Apartments property was 24,256, 115,447 and 245,119, respectively. The estimated 2024 average household income within the same radii was $64,591, $65,597 and $73,675, respectively.

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The following table presents certain information relating to comparable multifamily rental properties to the Empire Village Apartments property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Empire Village Apartments(2) 1100 Burke Road Pasadena, TX	1976 / NAP	98.8%	240	1BR / 1BA 2BR / 1BA 2BR / 1BA 3BR / 2BA	642 756 869 1,058	$1.11 $1.07 $0.94 $0.89	$711 $810 $816 $945
Parc Bay Apartments 3650 Burke Road Pasadena, TX	1983 / NAP	95.0%	120	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	600 660 700 845 945	$1.54 $1.45 $1.41 $1.39 $1.26	$925 $955 $990 $1,175 $1,195
The Addison 2001 Burke Road Pasadena, TX	1969 / NAP	94.0%	201	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 1.5BA	700 700 913 876 990 1,275	$1.23 $1.41 $1.37 $1.23 $1.34 $1.29	$860 $985 $1,250 $1,075 $1,325 $1,650
Brittany Village 2008 Jenkins Road Pasadena, TX	1981 / NAP	94.0%	232	1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	618 815 906 964 1,121	$1.31 $1.12 $1.04 $1.02 $0.95	$810 $910 $945 $980 $1,065
Weston Oaks 1141 Burke Road Pasadena, TX	1970 / NAP	96.0%	268	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	624 650 735 822 950 1,350	$1.21 $1.20 $1.12 $1.08 $0.99 $0.84	$755 $780 $820 $885 $945 $1,140
Cherrybrook Place 2320 Cherry Brook Lane Pasadena, TX	1972 / NAP	92.0%	241	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 3BR / 2BA	762 882 961 1,209 1,524	$1.10 $1.11 $1.07 $0.98 $1.00	$835 $981 $1,029 $1,185 $1,525
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of June 12, 2025.

Appraisals. According to the appraisals, the Brookdale & Empire Apartment Portfolio Properties had an aggregate “as-is” appraised value of $57,400,000 as of May 15, 2025. The table below shows the appraisals’ “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate(2)
Brookdale Village Apartments	Direct Capitalization Approach	$35,300,000	6.00%
Empire Village Apartments	Direct Capitalization Approach	$22,100,000	6.00%
(1)	Source: Appraisals.
(2)	The appraisal used an income capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I environmental assessments dated May 23, 2025, there was no evidence of any recognized environmental conditions at the Brookdale & Empire Apartment Portfolio Properties.

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The following table presents certain information relating to the historical and current occupancy of the Brookdale & Empire Apartment Portfolio Properties:

Historical and Current Occupancy(1)
Property	2022	2023	2024	Current(2)
Brookdale Village Apartments	99.1%	99.1%	97.9%	98.2%
Empire Village Apartments	87.1%	95.0%	96.7%	98.8%
Wtd. Avg.	94.1%	97.4%	97.4%	98.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of June 12, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the Brookdale & Empire Apartment Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023	2024	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$4,801,966	$5,534,961	$5,900,802	$5,981,567	$6,331,044	$10,991	100.0%
Net Rental Income	$4,801,966	$5,534,961	$5,900,802	$5,981,567	$6,331,044	$10,991	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(349,477)	(607)	(5.5)
Other Income	178,580	171,021	130,192	129,305	129,305	224	2.0
Effective Gross Income	$4,980,546	$5,705,982	$6,030,994	$6,110,872	$6,110,872	$10,609	96.5%

Real Estate Taxes	568,956	604,689	768,785	768,785	680,300	1,181	11.1
Insurance	71,810	89,117	106,786	106,239	179,840	312	2.9
Other Expenses	1,453,068	1,398,023	1,476,119	1,491,737	1,491,737	2,590	24.4
Total Expenses	$2,093,833	$2,091,829	$2,351,689	$2,366,761	$2,351,877	$4,083	38.5%

Net Operating Income	$2,886,712	$3,614,153	$3,679,305	$3,744,111	$3,758,996	$6,526	61.5%

Capital Expenditures	0	0	0	0	144,000	250	2.4

Net Cash Flow	$2,886,712	$3,614,153	$3,679,305	$3,744,111	$3,614,996	$6,276	59.2%
(1)	The Empire Village Apartments property was acquired in January 2022 and full year operating history was not made available. The 2022 figure represents 11 months’ of operating history for the Empire Village Apartments property.
(2)	TTM reflects the trailing 12 months ending April 30, 2025.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are APTEV, LLC and APT Brookdale Village, LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Brookdale & Empire Apartment Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Gary W. Gates, Jr., who owns and manages 46 multifamily properties totaling approximately 9,700 units primarily in the greater Houston, Texas area.

Property Management. The Brookdale & Empire Apartment Portfolio Properties are managed by Gatesco, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $461,706 for real estate taxes, (ii) $78,788 for insurance premiums and (iii) $97,250 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $65,958.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $14,987.

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Annex A-3	BBCMS 2025-5C36
No. 6 – Brookdale & Empire Apartment Portfolio

Replacement Reserves – On a monthly basis through August 2027, the borrowers are required to escrow $24,000 for replacement reserves ($500 per unit annually). Commencing in September 2027, the borrowers are required to escrow $12,000 for replacement reserves ($250 per unit annually) on each monthly payment date.

Lockbox / Cash Management. The Brookdale & Empire Apartment Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Brookdale & Empire Apartment Portfolio Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrowers are required to establish and maintain a lockbox account for the remainder of the Brookdale & Empire Apartment Portfolio Mortgage Loan term. Following a Sweep Event Period, the borrowers are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brookdale & Empire Apartment Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brookdale & Empire Apartment Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brookdale & Empire Apartment Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all funds deposited into the lockbox account are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the Brookdale & Empire Apartment Portfolio Mortgage Loan documents; (ii) commencing on or after December 17, 2025, the date on which the debt service coverage ratio (based on (the “DSCR”) is less than 1.10x based on the trailing 12 months; and (iii) any termination of the HAP Contract at the Empire Village Apartments property (a “HAP Contract Sweep Event Period”).

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the DCSR based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters; and (c) clause (iii), the earliest of (x) (a) the reinstatement of the HAP Contract or (b) the debt yield (based on the trailing twelve months and as calculated by the lender) being at least 9.25% for four consecutive calendar quarters from the date of termination of the HAP Contract (clause (x), a “HAP Contract Sweep Event Period Cure”), (y) the amount of funds on deposit in the excess cash flow account equaling $800,000 or (z) the borrowers deposit with the lender cash or an acceptable letter of credit in the amount of $800,000 (clauses (y) and (z), each a “HAP Contract Sweep Event Period Waiver”) (in each event, provided that no other Sweep Event Period has commenced and is continuing). For the avoidance of doubt, the borrowers will not be entitled to a return of the $800,000 or the letter of credit referenced in clauses (y) and (z) in the preceding sentence upon a HAP Contract Sweep Event Period Waiver until such time as the occurrence of a HAP Contract Sweep Event Period Cure.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2025-5C36
No. 7 – Barry Quad

.

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Annex A-3	BBCMS 2025-5C36
No. 7 – Barry Quad

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Annex A-3	BBCMS 2025-5C36
No. 7 – Barry Quad
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset(1)
Original Principal Balance:	$33,850,000	Title:	Fee
Cut-off Date Principal Balance:	$33,850,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	5.5%	Net Rentable Area (Units):	115
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	Barry Quad LLC	Year Built / Renovated:	1923 / 2023
Borrower Sponsors:	Robert Sekula and Eric Turrin	Occupancy:	96.5%
Interest Rate:	6.89500%	Occupancy Date:	5/19/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(3):	$1,883,768 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$2,578,349 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,708,598 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,940,199
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$911,371
Lockbox / Cash Management:	Springing	UW NOI(4):	$3,028,828
Additional Debt:	No	UW NCF:	$3,000,078
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$51,400,000 / $446,957
Additional Debt Type:	N/A	Appraisal Date:	5/6/2025

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$370,518	$38,333	N/A	Cut-off Date Loan / Unit:	$294,348
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit	$294,348
Replacement Reserve:	$0	$2,396	N/A	Cut-off Date LTV:	65.9%
				Maturity Date LTV:	65.9%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,850,000	100.0%	Loan Payoff	$32,189,773	95.1%
			Closing Costs	1,083,853	3.2
			Real Estate Tax Reserve	370,518	1.1
			Return of Equity	205,856	0.6
Total Sources	$33,850,000	100.0%	Total Uses	$33,850,000	100.0%
(1)	The Barry Quad Property (as defined below) consists of three buildings located on two non-contiguous parcels. The Barry Quad Mortgage Loan (as defined below) documents do not allow for partial release of collateral and the Barry Quad Mortgage Loan balance is not allocated to specific collateral.
(2)	Historical cash flows for 2022 are unavailable as the Barry Quad Property was acquired in 2021 and underwent renovations which were completed in 2023.
(3)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is due to the Barry Quad Property undergoing substantial renovations beginning in 2021 and completed in 2023, which affected occupancy during that time period. Occupancy for month-ended January 2023 was 61.7% compared to 91.3% by year end 2023, and 93.9% by year end 2024.
(4)	The increase in UW NOI from Most Recent NOI is due primarily to the reclassification and parcel assessment of the Barry Quad Property. The Barry Quad Property was previously classified as condominiums and assessed under 120 individual parcels (115 residential units and five parking spaces) for tax purposes. The condominium documents are no longer in effect and the Barry Quad Property is now classified as apartments under two tax parcels, which has decreased the property assessed value from 2024 to 2025 by approximately 37.1%, and thus significantly decreased tax expenses.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Barry Quad mortgage loan (the “Barry Quad Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily complex located in Chicago, Illinois (the “Barry Quad Property”). The Barry Quad Mortgage Loan accrues interest at a fixed rate of 6.89500% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

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Annex A-3	BBCMS 2025-5C36
No. 7 – Barry Quad

The Property. The Barry Quad Property is a 115-unit, garden-style multifamily complex located in Chicago, Illinois. The Barry Quad Property, originally constructed in 1923 and renovated by the borrower sponsor in 2023, consists of three, three-story apartment buildings across two noncontiguous parcels totaling 1.68 acres on West Barry Avenue in the Lakeview Neighborhood of Chicago. Amenities at the Barry Quad Property include a community room, fitness center, game room, a gated entrance and rooftop deck. Unit amenities include air conditioning, full kitchen, hardwood floors, security, upgraded appliances and in-unit washer/dryer.

The Barry Quad Property was acquired by the borrower sponsor in 2021 for approximately $32.6 million. Following the acquisition of the Barry Quad Property, the borrower sponsor invested approximately $10.5 million ($90,968 per unit) to upgrade all residential units, common areas and amenities and to gut renovate and add additional bedrooms to certain units. The Barry Quad Property was renovated in two phases and renovations were completed in May 2023. The borrower sponsor achieved over 90% occupancy by September 2023 and the Barry Quad Property has been over 90% occupied on a rolling TTM basis since October 2024. In-place rents following the renovation are 74% higher compared to in-place rents at acquisition and occupancy has increased from 70.4% as of April 2021 to 96.5% as of May 19, 2025.

Current occupancy at the Barry Quad Property is 96.5% as of May 19, 2025. The unit mix of the Barry Quad Property includes 12 one-bedroom units, 80 two-bedroom units, 19 three-bedroom units and four four-bedroom units with an average unit size of 934 square feet. According to the appraisal, the overall average in-place monthly rental rate of $2,813 is below the comparable monthly market rental rate of $2,955.

The following table presents certain information relating to the historical and current occupancy of the Barry Quad Property:

Historical and Current Occupancy(1)
2022(2)	2023(2)	2024	Current(3)
59.1%	91.3%	93.9%	96.5%
(1)	Historical Occupancy is as of the end of each historical year. Average historical occupancy for 2022, 2023 and 2024 was 39.6%, 78.8% and 91.7% respectively, which highlights the lease-up post-acquisition and renovations by the Borrower Sponsor.
(2)	Historical Occupancy in 2022 were impacted by the renovation, which was completed in May 2023.
(3)	Current occupancy is based on the underwritten rent roll as of May 19, 2025.

The following table presents detailed information with respect to the residential units at the Barry Quad Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1BR	12	10.4%	12	100.0%	765	$2,143	$2.80	$2,274	$2.97
2BR	80	69.6%	76	95.0%	865	$2,698	$3.15	$2,836	$3.28
3BR	19	16.5%	19	100.0%	1,218	$3,378	$2.77	$3,566	$2.93
4BR	4	3.5%	4	100.0%	1,483	$4,310	$2.91	$4,495	$3.03
Total/Wtd. Avg.	115	100.0%	111	96.5%	934	$2,813	$3.02	$2,955	$3.16
(1)	Based on the underwritten rent roll as of May 19, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.

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Annex A-3	BBCMS 2025-5C36
No. 7 – Barry Quad

The following table presents certain information relating to the operating history and underwritten cash flows of the Barry Quad Property:

Underwritten Net Cash Flow and Operating History(1)
	2023(2)	2024(2)	April 2025 TTM(3)	Underwritten(3)	Per Unit	%(4)
Gross Potential Rent	$3,792,791	$3,811,994	$3,855,634	$3,882,024	$33,756.73	93.6%
Parking Revenue	928	12,630	11,130	11,130	$96.78	0.3
Other Income(5)	223,105	238,089	251,281	254,424	$2,212.38	6.1
Net Rental Income	$4,016,824	$4,062,713	$4,118,045	$4,147,578	$36,065.90	100.0%
(Vacancy/Credit Loss)	$1,022,710	$310,625	$246,990	$207,379	$1,803.29	5.0%
Effective Gross Income	$2,994,114	$3,752,088	$3,871,055	$3,940,199	$34,262.60	95.0%
Management Fee	$89,823	$112,563	$116,132	$118,206	$1,027.88	3.0%
Utilities	103,889	110,277	115,044	113,073	$983.24	2.9
Repairs and Maintenance	193,894	172,470	177,718	126,175	$1,097.17	3.2
General and Administrative	27,071	32,829	31,416	30,198	$262.59	0.8
Real Estate Taxes	659,492	699,555	675,875	453,017	$3,939.28	11.5
Insurance	36,177	46,045	46,272	70,703	$614.81	1.8
Total Expenses	$1,110,346	$1,173,740	$1,162,458	$911,371	$7,924.97	23.1%

Net Operating Income	$1,883,768	$2,578,349	$2,708,598	$3,028,828	$26,337.63	76.9%
CapEx	$0	$0	$0	$28,750	$250.00	0.7
Net Cash Flow	$1,883,768	$2,578,349	$2,708,598	$3,000,078	$26,087.63	76.1%
(1)	Based on the underwritten rent roll dated as of May 19, 2025.
(2)	The increase in 2024 NOI from 2023 NOI is due to the Barry Quad Property undergoing substantial renovations beginning in 2021 and completed in 2023, which affected occupancy during that time period. Occupancy for month-ended January 2023 was 61.7% compared to 91.3% by year end 2023, and 93.9% by year end 2024.
(3)	The increase in Underwritten NOI from April 2025 TTM NOI is due primarily to the reclassification and parcel assessment of the Barry Quad Property. The Barry Quad Property was previously classified as condominiums and assessed under 120 individual parcels (115 residential units and five parking spaces) for tax purposes. The condominium documents are no longer in effect and the Barry Quad Property is now classified as apartments under two tax parcels, which has decreased the property assessed value from the 2024 assessed value by approximately 37.1%, and thus significantly decreased tax expenses.
(4)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(5)	Other Income comprises tenant technology, utility, internet fees, pet rent, and other miscellaneous fees.

Environmental. According to the Phase I environmental assessment dated May 21, 2025, there was no evidence of any recognized environmental conditions at the Barry Quad Property.

The Market. The Barry Quad Property is located in Chicago, Illinois within the Chicago multifamily market and the Lakeview submarket. Primary access to the Barry Quad Property is provided by US Highway 41 and State Route 19, which are both easily accessed from the Barry Quad Property, according to the appraisal. Public transportation is accessible via the Belmont Red/Brown/Purple Line station, which is one block from the Barry Quad Property. The wider Chicago MSA total employment growth has lagged the national average, but personal income growth remains in-line with the national average and the multifamily vacancy rate remains below 5.0%. The Appraisal notes Chicago remains a major center for business, distribution, transportation and finance, with a large talent pool and many educational institutions.

According to the appraisal, as of the second quarter of 2025, the Chicago multifamily market had an inventory of 755,762 units, a vacancy rate of 4.5% and asking rent per unit of $1,761. The Lakeview multifamily submarket had inventory of 25,624, a lower vacancy rate (3.2%) and higher asking rent per unit ($1,876) than the greater Chicago multifamily market. Vacancy rates in the Lakeview multifamily submarket have decreased steadily since 2022 and have remained slightly lower than the overall Chicago multifamily market during this time.

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Annex A-3	BBCMS 2025-5C36
No. 7 – Barry Quad

The 2024 population within a one-, three- and five-mile radius from the Barry Quad Property is 105,313, 447,986 and 1,024,142, respectively. The 2024 median household income within the same radii is $105,663, $110,895 and $100,796, respectively. Since 2020, the population within a one-, three- and five-mile radius of the Barry Quad Property has decreased slightly while total households have increased slightly, a trend which the appraisal expects to continue through 2029.

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Barry Quad 835-864 West Barry Avenue Chicago, IL	1923 / 2023	96.5%	115	934	$2,813	$3.02
Reside on Barry 533 West Barry Avenue Chicago, IL	1967 / NAP	89.4%	161	768	$2,908	$3.79
2950 North Sheridan 2950 N. Sheridan Chicago, IL	2017 / NAP	99.0%	82	1,433	$5,244	$3.66
3001 N Southport Ave 3001 North Southport Avenue Chicago, IL	1905 / NAP	100.0%	4	1,524	$4,932	$3.24
3264-3270 N. Clark St. 3264-3270 N. Clark St. Chicago, IL	1910 / 2018	97.0%	30	974	$2,725	$2.80
422-424 West Melrose 422-424 West Melrose Street Chicago, IL	1926 / NAP	98.0%	168	657	$1,867	$2.84
3000 N Sheridan Apts 3000 North Sheridan Road Chicago, IL	1931 / 2002	99.0%	96	1,688	$3,869	$2.29
Elevate Lincoln Park 930 West Altgeld Street Chicago, IL	2017 / NAP	92.4%	191	916	$4,135	$4.51
(1)	Source: Appraisal, except for the Barry Quad Property, which information is based on the underwritten rent roll dated May 19, 2025.
(2)	Represents the average in-place rents of occupied units.

The Borrower. The borrower is Barry Quad LLC, a Delaware limited liability company and recycled special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Barry Quad Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Robert Sekula and Eric Turrin. Robert Sekula and Eric Turrin are co-founders of North Park Ventures, a Chicago-based private equity firm specializing in value-add and opportunistic real estate investments. Founded in 2017, North Park Ventures is a vertically integrated real estate investment firm and is involved with the property management, construction, leasing and asset management of its investments. North Park Ventures is headquartered in Chicago and has offices in Miami, New York City and Minneapolis and has more than $400 million of assets under management and over $500 million of development projects in the design or construction phase in addition to owning and operating 15 multifamily assets across Chicago and Evanston, IL.

Property Management. The Barry Quad Property is managed by North Park Realty Group, LLC d/b/a Quadrel Realty Group, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $370,518 for real estate taxes.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to $38,333.33.

Insurance Escrow – In the event that the borrower does not maintain an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,396 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Barry Quad Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish and maintain a lockbox account, and will cause all rents received by the property manager or borrower with respect to the Barry Quad

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No. 7 – Barry Quad

Property to be deposited into such lockbox account within three business days of receipt. During a Trigger Period, funds deposited into the lockbox account are to be swept on a daily basis into a cash management account, and disbursed in accordance with the Barry Quad Mortgage Loan documents, which includes reserving remaining available cash in an excess cash flow reserve account.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Barry Quad Mortgage Loan documents (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.10x for any calendar quarter or (iii) a bankruptcy event as defined in the Barry Quad Mortgage Loan documents.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal to or greater than 1.10x for any calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2025-5C36
No. 8 – Black Lark Apartments

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No. 8 – Black Lark Apartments

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Annex A-3	BBCMS 2025-5C36
No. 8 – Black Lark Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,250,000	Title:	Fee
Cut-off Date Principal Balance:	$30,179,369	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	4.9%	Net Rentable Area (Units):	265
Loan Purpose:	Refinance	Location:	Kansas City, KS
Borrower:	Black Lark Owner LLC	Year Built / Renovated:	1962 / 2024
Borrower Sponsor:	Amin Rezvani	Occupancy:	98.1%
Interest Rate:	6.55000%	Occupancy Date:	4/30/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(3):	$2,358,166 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,130,219 (TTM 3/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,107,552
Call Protection:	L(23),YM1(33),O(4)	UW Expenses:	$1,228,083
Lockbox / Cash Management:	Springing	UW NOI:	$2,879,469
Additional Debt:	No	UW NCF:	$2,813,219
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$47,700,000 / $180,000
Additional Debt Type:	N/A	Appraisal Date:	3/26/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$113,884
Taxes:	$27,323	$26,022	N/A	Maturity Date Loan / Unit:	$107,547
Insurance:	$146,258	$16,251	N/A	Cut-off Date LTV:	63.3%
Replacement Reserves:	$0	$5,521	N/A	Maturity Date LTV:	59.7%
Deferred Maintenance:	$21,423	$0	N/A	UW NCF DSCR:	1.22x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,250,000	100.0%	Loan Payoff	$26,490,461	87.6%
			Return of Equity	2,821,197	9.3
			Closing Costs	743,339	2.5
			Reserves	195,004	0.6
Total Sources	$30,250,000	100.0%	Total Uses	$30,250,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	4th Most Recent NOI and 3rd Most Recent NOI are unavailable as the borrower acquired the Black Lark Apartments Property (as defined below) in 2023.
(3)	The increase from 2nd Most Recent NOI to Most Recent NOI is due to renovations and lease up occurring in 2024.

The Loan. The Black Lark Apartments mortgage loan (the “Black Lark Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,179,369 and is secured by the borrower’s fee simple interest in a 265-unit, garden-style multifamily property located in Kansas City, Kansas (the “Black Lark Apartments Property”). The Black Lark Apartments Mortgage Loan has a five-year term that amortizes on a 30-year amortization schedule and accrues interest at a fixed rate of 6.55000% per annum on an Actual/360 basis.

The Property. The Black Lark Apartments Property is a 265-unit, garden style multifamily property located in Kansas City, Kansas. Built in 1962 and renovated in 2024, the Black Lark Apartments Property is comprised of 68, two-story buildings located on an approximately 23.98-acre site. The unit mix includes 84 one-bedroom units, 93 two-bedroom units and 88 three-bedroom units, with an average unit size of 819 square feet. Community amenities include a clubhouse and grilling areas. Unit amenities include an appliance package, wood cabinets and granite countertops. Since acquisition in 2023, the borrower sponsor has invested approximately $25.6 million in capital expenditures to renovate the exterior and interior of the Black Lark Apartments Property. Additionally, the borrower sponsor renovated the community center, playground and common areas. Parking is provided via 383 surface parking spaces, resulting in a parking ratio of approximately 1.4 spaces per unit. As of the April 30, 2025 rent roll, the Black Lark Apartments Property was 98.1% occupied.

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Annex A-3	BBCMS 2025-5C36
No. 8 – Black Lark Apartments

The following table presents certain information relating to the historical and current occupancy of the Black Lark Apartments Property:

	Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	98.1%
(1)	Historical occupancies are unavailable as the Black Lark Apartments Property was acquired in 2023 with renovations and lease up occurring in 2024.
(2)	Current occupancy is based on the underwritten rent roll as of April 30, 2025.

Given the recent acquisition of the Black Lark Apartments Property in 2023, historical occupancy data is not available for previous years. However, the current occupancy rate stands at 98.1%, reflecting high demand in the Black Lark Apartments Property’s current rental performance.

The following table presents detailed information with respect to the unit mix at the Black Lark Apartments Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total Units	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	84	31.7%	84	100.0%	622	$906	$1.46
2-BR / 1-BA	93	35.1%	89	95.7%	867	$1,202	$1.39
3-BR / 1-BA	88	33.2%	87	98.9%	957	$1,400	$1.46
Total/Wtd. Avg.	265	100.0%	260	98.1%	819	$1,173	$1.43
(1)	Based on the underwritten rent roll as of April 30, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.

The following table presents certain information relating to the operating history and underwritten cash flows of the Black Lark Apartments Property:

Operating History and Underwritten Net Cash Flow
	2024	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$2,515,658	$3,154,981	$3,658,800	$13,807	84.3%
Vacancy Gross Up	0	0	74,400	281	1.7
Gross Potential Rent	$2,515,658	$3,154,981	$3,733,200	$14,088	86.0%
Other Income(3)	520,276	657,462	607,677	2,293	14.0
Net Rental Income	$3,035,934	$3,812,443	$4,340,877	$16,381	100.0%
(Vacancy/Credit Loss)	0	0	(233,325)	(880)	(5.4)
Effective Gross Income	$3,035,934	$3,812,443	$4,107,552	$15,500	94.6%

Total Expenses	$677,768	$682,224	$1,228,083	$4,634	29.9%

Net Operating Income	$2,358,166(4)	$3,130,219(4)	$2,879,469	$10,866	70.1%
Replacement Reserve	0	0	66,250	250	1.6

Net Cash Flow	$2,358,166	$3,130,219	$2,813,219	$10,616	68.5%
(1)	TTM column represents the trailing 12 months ending March 31, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of pet fees, late fees, utility reimbursements, maintenance fees and other miscellaneous fees.
(4)	The increase from 2024 Net Operating Income to TTM Net Operating Income is due to the borrower acquiring the Black Lark Apartments Property in 2023 and underwent renovations and lease up in 2024.

Environmental. According to the Phase I environmental assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Black Lark Apartments Property.

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No. 8 – Black Lark Apartments

The Market. The Black Lark Apartments Property is located within the Kansas City, MO-KS metropolitan statistical area (“Kansas City MSA”). The Kansas City MSA has a diversified base of major employment sectors that include education, health services, trade and transportation and professional business sectors. Major employers within the Kansas City MSA include Hercules Holding II, Yellow Corporation, Walmart, HCA Healthcare and the United States Government. Access to the Black Lark Apartments Property is provided via US Highway 69, Interstate 70 and Interstate 635. The area surrounding the Black Lark Apartments Property is characterized by commercial and residential developments. Major retail centers in the area include Vista Center Complex, The Village at Briarcliff, Northwood Shopping Centers and Midway Shopping Center. According to a third-party market research report, the 2024 population within a one-, three- and five-mile radius of the Black Lark Apartments Property was 5,222, 71,466 and 184,396, respectively. Additionally, the 2024 median household income within the same radii was $27,431, $51,493 and $51,395, respectively.

According to the appraisal, the Black Lark Apartments Property is located within the Wyandotte County apartment submarket within the Kansas City apartment market. As of year-end 2024, the Kansas City apartment market reported 179,217 units, with an occupancy rate of 92.1% and asking rental rate of $953 per unit. As of year-end 2024, there were 4,144 units delivered, 5,421 under construction with a positive absorption of 5,390 units within the Kansas City apartment market. As of year-end 2024, the Wyandotte County apartment submarket reported 9,668 units, with an occupancy rate of 90.1% and an asking rental rate of $1,114 per unit. The Wyandotte County apartment submarket reported 641 units delivered, 451 units under construction with a positive net absorption of 499 units.

The following table presents multifamily rental data at comparable properties with respect to the Black Lark Apartments Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Black Lark Apartments 1980 North 2nd Street Kansas City, KS	1962 / 2024	98.1%(2)	265(2)	1-BR / 1-BA 2-BR / 1-BA 3-BR / 1-BA	622 867 957	$1.46 $1.39 $1.46	$906 $1,202 $1,400
Park Lofts 715 Armour Road North Kansas City, MO	1912 / 2019	98.7%	152	Studio 1-BR / 1-BA 2-BR / 2-BA	670 750 - 924 899 - 1,322	$1.93 $1.22 - $1.75 $1.22 - $1.46	$1,295 $1,130 - $1,320 $1,315 - $1,630
City View 2600 Cityview Drive North Kansas City, MO	2005 / NAP	94.7%	246	Studio 1-BR / 1-BA 2-BR / 2-BA	713 758 - 907 969 - 1,198	$1.67 $1.60 - $1.81 $1.27 - $1.52	$1,189 $1,288 - $1,481 $1,404 - $1,822
Bethany Park Plaza Apartments 1024 Calvin Street Kansas City, KS	1968 / NAP	94.7%	77	1-BR / 1-BA 2-BR / 1-BA	615 700	$1.30 $1.29	$800 $900
Riverside Heights 444 Northwest Hon Drive Riverside, MO	1970 / 2022	93.0%	108	1-BR / 1-BA 2-BR / 1-BA 2-BR / 1.5-BA 2-BR / 2-BA	725 870 - 960 890 - 980 910	$1.28 $1.07 - $1.18 $1.07 - $1.18 $1.21	$929 $1,025 $1,050 $1,100
Flats North at KCK 8343 Leavenworth Road Kansas City, KS	1958 / 2006	100.0%	84	1-BR / 1-BA 2-BR / 1-BA 2-BR / 1.5-BA	652 950 1,000 - 1,050	$1.50 $1.08 $0.86 - $1.09	$975 $1,025 $899 - $1,087
Legend Oaks 1918 North 76th Drive Kansas City, KS	1972 / 2017	93.5%	216	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	630 772 849 1,030	$1.35 $1.26 $1.35 $1.21	$850 $975 $1,150 $1,250
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of April 30, 2025.

The Borrower. The borrower is Black Lark Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Black Lark Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Black Lark Apartments Mortgage Loan is Amin Rezvani. Mr. Rezvani is the general partner of Homa. Homa is an investment fund with eleven investors that owns 2,000 units and has approximately $400 million assets under management. Mr. Rezvani previously owned Expo Real Estate Fundings, LP (“Expo”), which had over 80 investors and approximately $150 million assets under management. In 2022, Mr. Rezvani wound down to launch Homa. Additionally, Mr. Rezvani is the owner of IronDoor Management and IronDoor Development. IronDoor Management is a Kansas City class B and C residential property

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No. 8 – Black Lark Apartments

management firm with thousands of multifamily and single-family units under management. The Black Lark Apartments Mortgage Loan is recourse to the borrower and the borrower sponsor for up to 25% of the original principal balance.

Property Management. The Black Lark Apartments Property is managed by Iron Door Management, L.L.C., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $27,323 into a real estate tax reserve, (ii) $146,258 into an insurance reserve and (iii) $21,423 into a deferred maintenance reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $26,022 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $16,251 per month).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $5,521 for replacement reserves ($250 per unit on an annual basis).

Lockbox / Cash Management. The Black Lark Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the occurrence of a Cash Management Trigger Event, the borrower or the property manager is required to deliver a notice to each tenant directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any such amounts received into the lockbox account within two business days of receipt. During the continuance of a Cash Management Trigger Event, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Black Lark Apartments Mortgage Loan documents. Pursuant to the Black Lark Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Black Lark Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the borrower’s second late monthly debt service payment within a 12-month period, (iii) the bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of the debt service payments for twelve consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of the borrower, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

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A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 – 803 South Avenue

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No. 9 – 803 South Avenue

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No. 9 – 803 South Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,137,000	Title:	Fee
Cut-off Date Principal Balance:	$28,137,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	4.6%	Net Rentable Area (Units)(2):	104
Loan Purpose:	Acquisition	Location:	Plainfield, NJ
Borrower:	803 Urban Renewal LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Gabriel Hamani	Occupancy:	98.1%
Interest Rate:	6.72700%	Occupancy Date:	4/30/2025
Note Date:	6/10/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$2,067,897 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$3,027,419
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$711,295
Lockbox / Cash Management:	Springing	UW NOI:	$2,316,125
Additional Debt:	No	UW NCF:	$2,295,325
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,000,000 / $394,231
Additional Debt Type:	N/A	Appraisal Date:	10/15/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$270,548
Taxes:	$85,942	$27,283	N/A	Maturity Date Loan / Unit:	$270,548
Insurance:	$15,668	$7,461	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$0	$1,733	N/A	Maturity Date LTV:	68.6%
Deferred Maintenance:	$14,688	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,137,000	69.8%	Purchase Price	$38,740,000	96.1%
Borrower Sponsor Equity	12,169,503	30.2	Closing Costs	1,450,205	3.6
			Reserves	116,298	0.3
Total Sources	$40,306,503	100.0%	Total Uses	$40,306,503	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The 803 South Avenue Property (as defined below) includes 2,181 square feet of commercial space, which is currently vacant.
(3)	Historical NOI is unavailable as the 803 South Avenue Property was constructed in 2023.

The Loan. The 803 South Avenue mortgage loan (the “803 South Avenue Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $28,137,000 and is secured by the borrower’s fee simple interest in a 104-unit, mid-rise multifamily property located in Plainfield, New Jersey (the “803 South Avenue Property”). The 803 South Avenue Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.72700% per annum on an Actual/360 basis.

The Property. The 803 South Avenue Property is a 104-unit, mid-rise multifamily property located in Plainfield, New Jersey, approximately 16 miles southwest of Newark. Built in 2023, the 803 South Avenue Property is comprised of one, five-story building located on an approximately 1.36-acre site. The unit mix includes seven studio units, 60 one-bedroom units and 37 two-bedroom units, with an average unit size of 882 square feet. Community amenities feature collaborative co-working spaces, private conference rooms, an outdoor pool and sundeck lounge, a fitness center, yoga stretch room, kids clubhouse, outdoor bocce ball, fire pit lounge, grilling stations and a zen retreat garden. Unit amenities include wood cabinets, quartz countertops, ceramic or porcelain tile, washer and dryers and balconies. Additionally, the 803 South Avenue Property feature 2,181 square feet of commercial space, which is currently vacant. Parking is provided via 112 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per unit. As of the April 30, 2025 rent roll, the 803 South Avenue Property was 98.1% occupied.

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No. 9 – 803 South Avenue

The 803 South Avenue Property is subject to a 30-year payment-in-lieu of taxes (“PILOT”) agreement with the city of Plainfield in which the 803 South Avenue Property benefits from a tax exemption whereby any increase in the assessed value over the base year assessment will be 100% exempt until April 1, 2054. Although land taxes will not be exempt, the borrower will receive an equivalent credit towards the annual service charge, effectively offsetting land taxes. The borrower is required to pay to the city of Plainfield (in lieu of taxes) an annual service charge equal to a percentage of the 803 South Avenue Property’s annual revenue as follows: 10% during years 1-10, 11% during years 11-20, and 12% during years 21-30. However, starting in year 16, the payment structure shifts to the greater of (i) the percentage of annual revenue based on the criteria in the prior sentence or (ii) a percentage of the taxes due on the land and improvements (without the PILOT structure in place), with the latter increasing from 20% in years 16-21, 40% in years 22-27, 60% in years 28-29 and 80% in year 30. Additionally, pursuant to the PILOT agreement, the borrower is also required to pay, as part of the annual service charge, any profits that exceed the allowable net profits, which is calculated as follows: ((x) the greater of (i) 12% or (ii) 1.25% above the applicable mortgage interest rate multiplied by (y) the total cost of building the mortgaged property) under the PILOT agreement (less reserves of up to 10% of gross revenue). Pursuant to the PILOT agreement, consent from the city of Plainfield is required in connection with any transfer or assignment of the 803 South Avenue Property; however, such consent is not required in connection with the foreclosure of any mortgage or any transfer by a lender following a foreclosure. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Real Estate and Other Tax Considerations” in the preliminary prospectus

The following table presents certain information relating to the historical and current occupancy of the 803 South Avenue Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	98.1%
(1)	Historical occupancies are unavailable as the 803 South Avenue Property was constructed in 2023.
(2)	Current occupancy is based on the underwritten rent roll as of April 30, 2025.

The following table presents detailed information with respect to the unit mix at the 803 South Avenue Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
Studio	7	6.7%	6	85.7%	585	$2,011	$3.44
1-BR / 1-BA	19	18.3	19	100.0	822	$2,340	$2.85
1-BR / 1.5-BA	41	39.4	40	97.6	772	$2,355	$3.05
2-BR / 2-BA	37	35.6	37	100.0	1,091	$2,877	$2.64
Total/Wtd. Avg.	104	100.0%	102	98.1%	882	$2,521	$2.89
(1)	Based on the underwritten rent roll as of April 30, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.
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The following table presents certain information relating to the operating history and underwritten cash flows of the 803 South Avenue Property:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$2,572,421	$3,086,208	$29,675	95.0%
Vacancy Gross Up	0	52,800	508	1.6
Gross Potential Rent	$2,572,421	$3,139,008	$30,183	96.7%
Other Income(3)	108,763	108,763	1,046	3.3
Net Rental Income	$2,681,185	$3,247,771	$31,229	100.0%
(Vacancy/Credit Loss)	0	(115,580)	(1,111)	(3.6)
(Concessions)	0	(104,772)	(1,007)	(3.2)
Effective Gross Income	$2,681,185	$3,027,419	$29,110	93.2%

Total Expenses	$613,287	$711,295	$6,839	23.5%

Net Operating Income	$2,067,897	$2,316,125	$22,270	76.5%
Replacement Reserve	0	20,800	200	0.7

Net Cash Flow	$2,067,897	$2,295,325	$22,070	75.8%
(1)	TTM column represents the trailing 12 months ending April 30, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of parking income, pet fees, water fees, amenity fees and other miscellaneous fees.

Environmental. According to the Phase I environmental assessment dated October 24, 2024, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the 803 South Avenue Property.

The Market. The 803 South Avenue Property is located in Plainfield, New Jersey, within the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (“New York MSA”). Plainfield is situated in north-central New Jersey, approximately 16 miles southwest of Newark and approximately 10 miles west of Linden. Plainfield is both a regional hub for Central New Jersey and a bedroom suburb of the New York metropolitan area. Land uses within the 803 South Avenue Property’s neighborhood consist of a mixture of retail, industrial and residential uses. Access to the 803 South Avenue Property is provided via State Route 28, Interstate 78 and Interstate 287. Major retail centers in the area surrounding the 803 South Avenue Property include Plainfield Shopping Center, Plainfield Plaza, Heritage Square and Oak Park Commons. According to a third-party market report, the 2024 population within a one-, three- and five-mile radius of the 803 South Avenue Property was 27,826, 129,518 and 288,435, respectively. Additionally, the 2024 average household income within the same radii was $90,298, $129,534 and $148,057, respectively.

According to the appraisal, the 803 South Avenue Property is located within the Union County apartment submarket within the Northern New Jersey apartment market. As of the second quarter of 2024, the Northern New Jersey apartment market reported 284,229 units, with an occupancy rate of 93.8% and asking rental rate of $2,507 per unit. As of the second quarter of 2024, there were 3,023 units completed with a positive absorption of 2,103 units within the Northern New Jersey apartment market. As of the second quarter of 2024, the Union County apartment submarket reported 31,915 units, with an occupancy rate of 94.4% and an asking rental rate of $2,015 per unit. The Union County apartment submarket reported 501 units completed with a positive net absorption of 330 units.

According to the appraisal, the 803 South Avenue Property is located within the Route 22 East retail submarket within the North Jersey-MSA retail market. As of the third quarter of 2024, the North Jersey-MSA retail market reported inventory of approximately 138.3 million square feet, with an occupancy rate of 96.2% and an asking rental rate of $23.74 per square foot. The North Jersey-MSA retail market reported new construction of approximately 15,736 square feet and positive net absorption of 318,538 square feet. As of the third quarter of 2024, the Route 22 East retail submarket reported inventory of approximately 13.1 million square feet, with an occupancy rate of 96.3% and an asking rental rate of $24.94 per square foot. The Route 22 East retail submarket reported positive net absorption of 95,353 square feet with no new construction.

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No. 9 – 803 South Avenue

The following table presents multifamily rental data at comparable properties with respect to the 803 South Avenue Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
803 South Avenue 803 South Avenue Plainfield, NJ	2023 / NAP	98.1%(2)	104(2)	Studio 1-BR / 1-BA 1-BR / 1.5-BA 2-BR / 2-BA	585 822 772 1,091	$3.44 $2.85 $3.05 $2.64	$2,011 $2,340 $2,355 $2,877
1000 North 1000 North Avenue Plainfield, NJ	2023 / NAP	96.0%	768	Studio 1-BR / 1-BA 2-BR / 2-BA	600 783 1,216	$3.23 $2.92 $2.33	$1,940 $2,285 $2,830
The Parker 339 West Broad Street Westfield, NJ	2020 / NAP	96.0%	31	1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	1,219 1,606 1,400	$2.66 $2.62 $3.07	$3,000 $4,200 $4,300
Vermella at Garwood Station 400-490 South Avenue Garwood, NJ	2021 / NAP	99.0%	296	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	495 792 1,228 1,506	$4.85 $3.66 $3.42 $3.39	$2,400 $2,900 $4,200 $5,100
The Quin Sleepy Hollow 1400 South Avenue Plainfield, NJ	2019 / NAP	95.0%	210	1-BR / 1-BA 2-BR / 2-BA	648 1,083	$3.29 $2.55	$2,134 $2,764
REVA Rahway 1245 Main Street Rahway, NJ	2020 / NAP	96.0%	219	Studio 1-BR / 1-BA 2-BR / 2-BA	594 807 1,200	$2.99 $2.60 $2.25	$1,775 $2,100 $2,700
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of April 30, 2025.

The Borrower. The borrower is 803 Urban Renewal LLC, a New Jersey limited liability company and special purpose entity, fully owned by 803 RE MEMBER LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 803 South Avenue Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the 803 South Avenue Mortgage Loan is Gabriel Hamani. Gabriel Hamani was the former chief executive officer of Bank Hapoalim in the United States and was also formerly a partner at Northwind Group. Northwind Group is a real estate company headquartered in New York and specializing in debt and equity investments in commercial, residential, healthcare and senior living real estate properties. Mr. Hamani is currently focusing on investing in his own real estate deals.

Property Management. The 803 South Avenue Property is managed by West of Hudson Properties WHP LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $85,942 into a real estate tax reserve, (ii) $15,668 into an insurance reserve and (iii) $14,688 into a deferred maintenance reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $27,283 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $7,461 per month).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $1,733 for replacement reserves ($200 per unit on an annual basis).

Lockbox / Cash Management. The 803 South Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the occurrence of a Cash Management Trigger Event, the borrower or the property manager is required to deliver a notice to each commercial and residential tenant directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any such amounts received into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event,

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funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the 803 South Avenue Mortgage Loan documents. Pursuant to the 803 South Avenue Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the 803 South Avenue Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the borrower’s second late monthly debt service payment within a 12-month period, (iii) the bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of the debt service payments for twelve consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur, as of any date occurring on or after June 10, 2026, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.05x.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of the borrower, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur, as of any date occurring on or after June 10, 2026, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.05x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

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Annex A-3	BBCMS 2025-5C36
No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Hospitality – Select Service / Extended Stay
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	291
Loan Purpose:	Refinance	Location:	Bossier City, LA
Borrower:	RT Bossier Hotel Partners LLC	Year Built / Renovated:	2012 / 2024
Borrower Sponsor:	AVR Enterprises LLC	Occupancy / ADR / RevPAR:	82.4% / $131.11 / $108.03
Interest Rate:	6.22000%	Occupancy / ADR / RevPAR Date:	2/28/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(2)(3):	$4,848,988 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2)(3):	$4,165,066 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$4,868,366 (TTM 2/28/2025 Normalized)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	82.4% / $131.11 / $108.03
Amortization Type:	Interest Only	UW Revenues:	$12,541,391
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$7,724,563
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,816,828
Additional Debt:	No	UW NCF:	$4,315,172
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$47,900,000 / $164,605
Additional Debt Type:	N/A	Appraisal Date:	3/11/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$75,601
Taxes:	$174,039	$29,007	N/A	Maturity Date Loan / Room:	$75,601
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.9%
FF&E Reserves:	$0	$41,805	N/A	Maturity Date LTV:	45.9%
Low DSCR Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.11x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	21.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Loan Payoff	$20,094,608	91.3%
			Return of Equity	1,526,821	6.9
			Closing Costs	204,533	0.9
			Reserves	174,039	0.8
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	The 4th Most Recent NOI is not available because the lender did not include 2022 financial information in the analysis.
(2)	The decrease in NOI from 3rd Most Recent NOI to 2nd Most Recent NOI is due to $6,900,000 of renovations being completed from January 2024 to August 2024.
(3)	The Hilton Garden Inn (as defined below) underwent a $3,800,000 renovation from April 2024 through August 2024, and the Homewood Suites (as defined below) underwent a $3,100,000 renovation from January 2024 through March 2024. The renovations caused business interruptions; therefore, the TTM 2/28/2025 has been normalized by replacing the months in which the renovations took place have been replaced with the same months of 2023.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserve” below.

The Loan. The Hilton Garden Inn & Homewood Suites Bossier City, LA mortgage loan (the “Hilton Garden Inn & Homewood Suites Bossier City, LA Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a select-service / extended stay hospitality property located in Bossier City, Louisiana (the “Hilton Garden Inn & Homewood Suites Bossier City, LA Property”). The Hilton Garden Inn & Homewood Suites Bossier City, LA Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.22000% per annum on an Actual/360 basis.

The Property. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is a four-story, 291-room select-service / extended stay hotel. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is dual branded, with 177 rooms under the Hilton Garden Inn brand (the “Hilton Garden Inn”) and 114 rooms under the Homewood Suites brand (the “Homewood Suites”). The sponsor developed the Hilton Garden Inn & Homewood Suites Bossier City, LA Property in

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

2012, and recently invested $3.8 million (approximately $21,500 per key) into the Hilton Garden Inn and $3.1 million (approximately $27,200 per key) into the Homewood Suites from January 2024 to August 2024. Shared amenities at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property include a restaurant with a bar, 6,724 square feet of meeting space, an outdoor pool and whirlpool, a laundry room and an outdoor patio with a barbecue area.

As of February 28, 2025, the Hilton Garden Inn & Homewood Suites Bossier City, LA Property had a trailing 12-month occupancy of 82.4%, ADR of $131.11 and RevPAR of $108.03. Total revenue at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property is comprised of three components: rooms (91.5% of underwritten revenue), food and beverage (7.5% of underwritten revenue) and miscellaneous income (1.0% of underwritten revenue). According to the appraisal, the 2024 demand segmentation for the Hilton Garden Inn & Homewood Suites Bossier City, LA Property is approximately 45% commercial, 30% group and 25% leisure.

The Hilton Garden Inn branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property consists of 177 rooms, including 84 king bed, 79 queen/queen bed, and 14 suite guestrooms. The Hilton Garden Inn is subject to a 22-year franchise agreement with Hilton Garden Inns Franchise LLC that is scheduled to expire August 31, 2033. The following table presents certain information relating to the performance of the Hilton Garden Inn branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property:

Historical Occupancy, ADR, RevPAR(1)
	Hilton Garden Inn(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	82.3%	$122.34	$100.72	63.2%	$105.17	$66.52	130.2%	116.3%	151.4%
2024	71.2%	$128.83	$100.72	61.2%	$109.20	$66.88	116.3%	118.0%	150.6%
TTM(4)	78.5%	$125.93	$98.90	61.2%	$109.36	$66.97	128.2%	115.2%	147.7%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	The Competitive Set includes Hampton by Hilton Inn Shreveport/Bossier City, Holiday Inn Express & Suites Shreveport Downtown, Holiday Inn Shreveport Downtown, SpringHill Suites Shreveport-Bossier City/Louisiana Downs, TownePlace Suites Shreveport Bossier City, Hampton by Hilton Inn & Suites Shreveport/Bossier City at Airline Drive and Wingate by Wyndham Bossier City.
(4)	TTM is as of February 28, 2025.

The Homewood Suites branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property consists of 114 rooms, including 61 king suite, 39 queen/queen bed, and 14 two-bedroom suite guestrooms. The Homewood Suites branded portion is subject to a 22-year franchise agreement with Homewood Suites Franchise LLC that is scheduled to expire August 31, 2033. The following table presents certain information relating to the performance of the Homewood Suites branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property:

Historical Occupancy, ADR, RevPAR(1)
	Homewood Suites(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	87.3%	$131.31	$114.69	79.2%	$111.11	$87.98	110.3%	118.2%	130.4%
2024	81.7%	$137.85	$114.69	78.5%	$116.36	$91.30	104.2%	118.5%	125.6%
TTM(4)	87.8%	$139.15	$122.20	75.6%	$119.96	$90.69	116.2%	116.0%	134.8%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statement provided by the borrower sponsor.
(3)	The Competitive Set includes Hampton by Hilton Inn Shreveport/Bossier City, Residence Inn Shreveport Airport, Comfort Suites Bossier City Shreveport East, TownePlace Suites Shreveport Bossier City, Holiday Inn Express & Suites Bossier City and Hampton by Hilton Inn & Suites Shreveport/Bossier City at Airline Drive.
(4)	TTM is as of February 28, 2025.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

Environmental. According to the Phase I environmental site assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property.

The Market. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is located in Bossier City, Louisiana within the Shreveport-Bossier metro statistical area. The Shreveport-Bossier market is considered the commercial and cultural center of Ark-La-Tex, which is the area where Arkansas, Louisiana and Texas meet. Business and entertainment facilities have a strong presence in the Shreveport-Bossier market. Notably, the Shreveport Convention Center is located approximately 3 miles from the Hilton Garden Inn & Homewood Suites Bossier City, LA Property. The 350,000 square foot Shreveport Convention Center is the second largest convention center in the state, and hosts a variety of meetings, banquets, trade shows and entertainment events. The Shreveport Regional Airport, which is located approximately 10 miles from the Hilton Garden Inn & Homewood Suites Bossier City, LA Property, serves as an indicator for lodging demand in the Shreveport-Bossier market, which saw 586,120 passengers as of October 2024. The Shreveport Regional Airport also received $10 million in February 2024 for the construction of a new fixed-based operator terminal, which will serve general and private charter flights upon its projected completion in 2026. Tourism and leisure attractions also generate demand in the Shreveport-Bossier market, with riverboat casinos such as Horseshoe Hotel & Casino and racetrack casino facilities such as Harrah’s Louisiana Downs being among the most popular.

According to the appraisal, the estimated 2025 population and average household income within a one-, three- and five-mile radii of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property were 9,078, 46,042 and 105,576 and $48,010, $57,362 and $74,522, respectively.

The following table presents certain information relating to the primary hotel competition for the Hilton Garden Inn & Homewood Suites Bossier City, LA Property.

Competitive Set(1)
			2024 Market Mix			2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Garden Inn & Homewood Suites	2012	291	45%	30%	25%	82.4%(2)	$131.11(2)	$108.03(2)
Hampton by Hilton Shreveport Bossier City	1995	123	60%	20%	20%	60%-65%	$115-$120	$70-$75
TownePlace Suites by Marriott Shreveport-Bossier City	2009	100	70%	20%	10%	75%-80%	$115-$120	$90-$95
SpringHill Suites by Marriott Shreveport Bossier City Louisiana Downs	2008	150	55%	25%	20%	70%-75%	$115-$120	$80-$85
Hampton by Hilton Shreveport Bossier City at Airline Drive	2011	71	60%	15%	25%	85%-90%	$130-$140	$115-$120
Residence Inn by Marriott Shreveport Airport	2001	78	65%	15%	20%	75%-80%	$130-$140	$100-$105
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for Hilton Garden Inn & Homewood Suites Bossier City, LA Property are based on the aggregate operating statement provided by the borrower sponsor as of February 28, 2025.

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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property:

Operating History and Underwritten Net Cash Flow
	2023(1)(2)	2024(1)(2)	TTM(2)(3)	Underwritten	Per Room(4)	% of Total Revenue(5)
Room Revenue	$11,278,974	$10,645,184	$11,474,031	$11,474,031	$39,430	91.5%
Food and Beverage Revenue	892,293	943,979	943,238	943,238	3,241	7.5
Miscellaneous Income	110,035	141,230	124,122	124,122	427	1.0
Total Revenue	$12,281,302	$11,730,393	$12,541,391	$12,541,391	$43,098	100.0%
Room Expense	2,067,651	2,172,462	2,133,434	2,133,434	7,331	18.6
Food and Beverage Expense	683,827	687,449	693,501	693,501	2,383	73.5
Miscellaneous Expenses	60,316	76,230	70,888	70,888	244	57.1
Total Departmental Expenses	$2,811,794	$2,936,141	$2,897,823	$2,897,823	$9,958	23.1%
Gross Operating Profit	$9,469,509	$8,794,252	$9,643,569	$9,643,569	$33,139	76.9%
Management Fees	368,439	351,912	358,818	376,242	1,293	3.0
Real Estate Taxes	337,447	349,082	348,078	348,078	1,196	2.8
Property Insurance	279,694	244,136	246,986	281,100	966	2.2
Other Expenses	3,634,940	3,684,056	3,821,321	3,821,321	13,132	30.5
Total Other Expenses	$4,620,520	$4,629,186	$4,775,203	$4,826,741	$16,587	38.5%
Net Operating Income	$4,848,988	$4,165,066	$4,868,366	$4,816,828	$16,553	38.4%
FF&E	0	0	0	501,656	1,724	4.0
Net Cash Flow	$4,848,988	$4,165,066	$4,868,366	$4,315,172	$14,829	34.4%
(1)	The decrease in Net Operating Income from 2023 to 2024 is due to $6,900,000 of renovations being completed from January 2024 to August 2024.
(2)	The Hilton Garden Inn underwent a $3,800,000 renovation from April 2024 through August 2024, and the Homewood Suites underwent a $3,100,000 renovation from January 2024 through March 2024. The renovations caused business interruptions; therefore, the TTM 2/28/2025 has been normalized by replacing the months in which the renovations took place with the same months of 2023.
(3)	TTM is as of February 28, 2025.
(4)	Per Room values are based on 291 rooms.
(5)	% of Total Revenue for Room Expense, Food & Beverage Expense and Miscellaneous Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrower. The borrowing entity for the Hilton Garden Inn & Homewood Suites Mortgage Loan is RT Bossier Hotel Partners LLC, a Louisiana limited liability company. The borrower is required to have at least one independent director. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Hilton Garden Inn & Homewood Suites Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio that spans 20 states and over 70 cities including hotels, multifamily apartments, retail centers, office buildings and ground-up developments. AVR Realty Company has a net worth and liquidity of approximately $765 million and $366 million, respectively. There is ongoing litigation involving controlling parties of AVR Enterprises, LLC. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more information.

Property Management. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is managed by Dimension Hospitality, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower reserved $174,039 for real estate taxes.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $29,007.

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Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Hilton Garden Inn & Homewood Suites Mortgage Loan documents.

FF&E Reserve – The borrower is required to deposit monthly into the FF&E reserve account an amount equal to 1/12th of 4% of the gross income from operations generated in the immediately preceding calendar year, initially equal to approximately $41,805.

Low DSCR Reserve – Upon the commencement of a DSCR Trigger Period (as defined below), the borrower will be required to deposit either (i) $340,000 or (ii) on each payment date during such DSCR Trigger Period, $30,000, to be held by the lender as additional security for the Hilton Garden Inn & Homewood Suites Mortgage Loan.

A “DSCR Trigger Period” will occur upon the last day of any two consecutive calendar quarters for which the debt service coverage ratio (“DSCR”) is less than 1.20x and will be cured upon the DSCR being at least 1.25x for two consecutive calendar quarters.

PIP Reserve – In connection with any property improvement plan required under the franchise agreement, the borrower will be required to (i) deliver the entirety of the lender’s estimated property improvement plan costs in cash or a letter of credit or (ii) notify the lender of the borrower’s election to make monthly installments reasonably estimated by the lender to provide for adequate funds to complete the property improvement plan work within the required timeframe. If the borrower elects to make monthly deposits, such deposits will commence on the first payment date immediately following the finalization of the property improvement plan.

Lockbox / Cash Management. The Hilton Garden Inn & Homewood Suites Mortgage Loan is structured with a hard lockbox and springing cash management. On a daily basis, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Management Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Hilton Garden Inn & Homewood Suites Mortgage Loan and disbursed in accordance with the terms of the Hilton Garden Inn & Homewood Suites Mortgage Loan documents.

A ”Cash Management Period” means the occurrence of (a) an event of default under the Hilton Garden Inn & Homewood Suites Mortgage Loan documents, (b) a bankruptcy action of the borrower, guarantor or manager, (c) the occurrence of a PIP Trigger Event (as defined below) and (d) the earlier of (i) 12 months prior to the expiration date of the franchise agreement and (ii) such time that the borrower receives notice of termination of the franchise agreement.

A Cash Management Period may be cured upon the occurrence of the following, with respect to: (i) clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Hilton Garden Inn & Homewood Suites Mortgage Loan documents, (ii) clause (b) above, with respect to the bankruptcy action of the manager only, the borrower replacing the manager with a qualified manager in accordance with the Hilton Garden Inn & Homewood Suites Mortgage Loan documents; (iii) clause (c) above, the occurrence of a PIP Trigger Cure (as defined below); and (iv) clause (d) above, the occurrence of a Franchisor Expiration Cure (as defined below).

A “PIP Trigger Event” is the date upon which the borrower fails to complete any property improvement work on or before the deadline set forth in the property improvement plan, subject to any extensions granted by the franchisor in writing.

A “PIP Trigger Cure” is, following a PIP Trigger Event, the date on which the borrower provides the lender with satisfactory evidence that the property improvement plan has been completed in a timely manner and there is no uncured event of default then claimed in writing by the franchisor under the franchise agreement.

A “Franchisor Expiration Cure” will occur at such time that the borrower has: (a) either (i) entered into a replacement franchise agreement with a qualified franchisor under the Hilton Garden Inn & Homewood Suites Mortgage Loan documents or (ii) delivered evidence reasonably satisfactory to the lender that the franchisor has renewed or extended the franchise agreement for a term not less than three years past the maturity date of the Hilton Garden Inn & Homewood Suites Mortgage Loan; (b) delivered written confirmation of the franchisor to the lender confirming that (i) the franchise agreement is full force and effect and has not been modified, amended or assigned, (ii) the borrower is not under default under the franchise

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agreement and (iii) all sums under the franchise agreement have been paid in full; and (c) in the event that the replacement franchise agreement or renewal or extension of the franchise agreement requires a property improvement plan, delivery of a property improvement plan deposit to the lender in cash or a letter of credit equal to the estimated expenses approved by the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – One Grove
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.4%	Net Rentable Area (Units)(5):	193
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	One Grove Property LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	Sing Wang	Occupancy(4):	94.3%
Interest Rate:	5.99000%	Occupancy Date:	5/28/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	7/1/2030	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	NAV
Original Amortization Term:	None	UW Economic Occupancy(7):	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,670,410
Call Protection:	L(25),D(4),DorYM1(24),O(7)	UW Expenses:	$3,460,860
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$6,209,549
Additional Debt(1):	Yes	UW NCF:	$6,159,104
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per Unit:	$126,200,000 / $653,886
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/26/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$419,689
Taxes:	$443,752	$147,917	N/A	Maturity Date Loan / Unit:	$419,689
Insurance:	$56,759	$11,352	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$4,121	N/A	Maturity Date LTV:	64.2%
TI / LC Reserve:	$4,975	Springing	$4,975	UW NCF DSCR:	1.25x
Performance Reserve(2):	$583,056	$0	N/A	UW NOI Debt Yield:	7.7%
Guarantor Liquidity Reserve(3):	$5,000,000	$0	N/A
Unfunded Obligations Reserve(4):	$426,944	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$81,000,000	90.9%	Loan Payoff	$77,572,518	87.0%
Borrower’s Equity	8,134,366	9.1	Upfront Reserves	6,515,486	7.3
			Closing Costs(8)	5,046,362	5.7
Total Sources	$89,134,366	100.0%	Total Uses	$89,134,366	100.0%
(1)	The One Grove Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81.0 million (the “One Grove Whole Loan”). The Financial Information in the chart above reflects the One Grove Whole Loan.
(2)	At any time after June 6, 2026, if the One Grove Property (as defined below) has (i) achieved a debt yield of at least 7.67% and (ii) no event of default has occurred or is continuing, the lender will disburse all of the funds held in the performance reserve to the borrower.
(3)	Upon delivery by the guarantor of a letter of credit in the amount of the initial guarantor liquidity reserve, the lender will return such amount back to the guarantor.
(4)	Unfunded Obligations reserves include an approximately $300,000 in gap rent reserve and $116,944 in free rent reserve for 7 leased residential units with executed lease start dates between June 2025 and August 2025 (as of May 28, 2025) and 3 vacant master units. Physical occupancy of 94.3% includes these 7 leased residential units with executed lease start dates between June 2025 and August 2025.
(5)	The One Grove Property features an additional seven short-term “hotel-style” rentals and one 995 square foot retail unit.
(6)	Historical financial information is unavailable as the One Grove Property was constructed in 2024.
(7)	Sing Wang, the borrower sponsor, entered into a master lease for the (i) 7 leased but not yet occupied units and (ii) 3 vacant market units (as of May 28, 2025) (the “Master Lease”), which would equate to 95.0% economic occupancy at the One Grove Property after giving effect to such Master Lease.
(8)	Closing Costs includes an interest rate buy down of approximately $3,477,830.

The Loan. The One Grove mortgage loan (the “One Grove Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 193-unit multifamily property located in Jersey City, New Jersey (the “One Grove Property”). The One Grove Whole Loan consists of two pari passu promissory notes and accrues interest at a rate of 5.99000% per annum on an Actual/360 basis. The One Grove Whole Loan has a 5-year term and is interest-only for the full term of the loan. The One Grove Whole Loan was originated by Societe Generale Financial Corporation (“SGFC”) on June 6, 2025.

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Annex A-3	BBCMS 2025-5C36
No. 11 – One Grove

The One Grove Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance as of the Cut-off Date of $21,000,000. The One Grove Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the One Grove Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C11	Yes
A-2	$21,000,000	$21,000,000	BBCMS 2025-5C36	No
Whole Loan	$81,000,000	$81,000,000

The Property. The One Grove Property is a recently developed 193-unit luxury multifamily property located in Jersey City, New Jersey. The One Grove Property features studio, one-, two- and three-bedroom units with loft-inspired spaces, bespoke finishes, smart home features, stainless steel appliances, plank flooring, expansive windows, balconies in select units and in-unit washer and dryers. Community amenities feature a coworking lounge with meeting rooms and work pods, a self-serve café, a rooftop terrace, a rooftop lounge with demonstration kitchen and dining, a fitness center, a bike room, package reception services, a parking garage with electric vehicle charging stations and an Utron parking system. Additionally, the One Grove Property features seven short-term “hotel-style” rentals and 995 square feet of retail space which is currently leased to Molly Tea through August 2034 at a rental rate of $51.26 per square feet. Parking is provided via 77 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per unit. As of the May 28, 2025 rent roll, the One Grove Property was 94.3% leased.

The following table presents detailed information with respect to the unit mix at the One Grove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Leased Units	% of Units Leased	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	51	26.4%	51	100.0%	515	$3,217	$6.25
1BR	99	51.3	94	94.9	710	$3,910	$5.51
2BR(3)	39	20.2	34	87.2	1,006	$5,369	$5.34
3BR	4	2.1	3	75.0	1,376	$7,955	$5.78
Total/Wtd. Avg.	193	100.0%	182	94.3%	732	$4,055	$5.62
(1)	Based on the underwritten rent roll dated May 28, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate per SF are calculated using the in-place contract rent of the Leased Units.
(3)	The 2BR Unit Type count includes one employee unit.

Environmental. According to the Phase I environmental assessment dated March 6, 2025, there was no evidence of any recognized environmental conditions or business environmental risks in connection with the One Grove Property. However, controlled recognized environmental conditions and historical recognized environmental conditions were identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends the continual implementation of the property use restrictions currently in-place under the Restricted Use Response Action Outcome (RAO) and NJDEP-approved Remedial Action Permit due to the presence of historical fill material. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

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Annex A-3	BBCMS 2025-5C36
No. 11 – One Grove

The following table presents certain information relating to the historical and current occupancy of the One Grove Property:

	Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	94.3%
(1)	Historical occupancies are not applicable as the One Grove Property was constructed in 2024.
(2)	Current occupancy is as of May 28, 2025, and includes 7 leased residential units with executed lease start dates between June 2025 and August 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the One Grove Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents In-Place	$9,508,177	$49,265	93.4%
Gross Potential Rent	$9,508,177	$49,265	93.4%
Parking Income	111,000	575	1.1
Other Income 1(2)	307,491	1,593	3.0
Other Income 2(3)	255,000	1,321	2.5
Net Rental Income	$10,181,668	$52,755	100.0%
(Vacancy/Credit Loss)	(511,258)	(2,649)	(5.0)
Effective Gross Income	$9,670,410	$50,106	95.0%

Total Expenses	$3,460,860	$17,932	35.8%

Net Operating Income	$6,209,549	$32,174	64.2%
Replacement Reserve	50,445	261	0.5

Net Cash Flow	$6,159,104	$31,912	63.7%
(1)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Other Income 1 is comprised of amenity fees, application fees, pet rent, lease break fees, damage fees and other miscellaneous income.
(3)	Other Income 2 is comprised of $204,000 for the short-term/transient revenue net of transient fees and $51,000 for retail revenue.

The Market. The One Grove Property is located in Jersey City, New Jersey in southern Hudson County. Jersey City is bordered on the south by Bayonne, on the north by Hoboken, Union City and North Bergen, on the west by Secaucus and Kearny, and on the east by the Hudson River followed by New York City. More specifically, the One Grove Property is located in the Downtown Jersey City neighborhood within the waterfront of Jersey City. Redevelopment of the Hudson River waterfront has been underway since the mid-1980s. This redevelopment was largely due to its proximity and accessibility to lower Manhattan. The redevelopment from Jersey City on the south to Weehawken to the north has attracted bank, stock brokerage, and commodities firms from Wall Street and downtown Manhattan office buildings. Major office and mixed-use developments in Jersey City include Harborside Financial Center, Newport Center, Hudson Exchange, Exchange Place, Grove Street Redevelopment Area, Colgate Center and Liberty Harbor North.

Primary access to the One Grove Property neighborhood is provided via Washington Boulevard and Grand Street. US Route 1 and 9 is the main north-south corridor in Jersey City and is located to the west of the neighborhood. The New Jersey Turnpike/I-95 feeds into Jersey City and is the main highway servicing the Holland Tunnel. Other regional highways include Interstate Routes 280 and 80. The One Grove Property is approximately one mile south of the Holland Tunnel toll plaza, the area’s main access to New York City. The Port Authority Trans-Hudson (PATH) system provides subway access to Downtown (Former World Trade Center area) and Midtown Manhattan (33rd Street). New Jersey PATH stations are located in Hoboken, Jersey City, Harrison and Newark. The One Grove Property is within walking distance to the Grove Street and the Exchange Place PATH Stations along the Waterfront Promenade that lines the Hudson River from Jersey City into Hoboken. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the One

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Annex A-3	BBCMS 2025-5C36
No. 11 – One Grove

Grove Property is 75,725, 614,443 and 1,626,744, respectively. The average household income within the same radii was approximately $220,651, $176,111 and $172,814.

According to the appraisal, the One Grove Property is located in the Jersey City apartment submarket within the Newark-Jersey City, NJ-PA apartment market. As of the fourth quarter of 2024, the Newark-Jersey City, NJ-PA apartment market contained 575,078 units, with a vacancy rate of 3.3% and an effective rental rate of $2,754 per unit. The Newark-Jersey City, NJ-PA apartment market reported completions of 4,868 units with a positive net absorption of 6,654 units. As of the fourth quarter of 2024, the Jersey City apartment submarket contained 81,098 units, with a vacancy rate of 3.1% and an effective rental rate of $3,720 per unit.

The following table presents multifamily rental data at comparable properties with respect to the One Grove Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
One Grove	2024 / NAP	94.3%(2)	193(2)	Studio(2)	515(2)	$6.25(2)(3)	$3,217(2)(3)
215 Grove Street				1 BR(2)	710(2)	$5.51(2)(3)	$3,910(2)(3)
Jersey City, NJ				2 BR(2)	1,006(2)	$5.34(2)(3)	$5,369(2)(3)
				3 BR(2)	1,376(2)	$5.78(2)(3)	$7,955(2)(3)
235 Grand Street	2019 / NAP	96.7%	549	Studio	425	$7.36	$3,126
Jersey City, NJ				1 BR	636	$5.72	$3,639
				2 BR	925	$5.55	$5,135
88 Regent Street	2022 / NAP	97.1%	389	Studio	447	$6.71	$2,998
Jersey City, NJ				1 BR	679	$5.69	$3,863
				2 BR	1,001	$5.43	$5,431
	2018 / NAP	92.2%	153	Studio	555	$5.95	$3,304
197 Van Vorst Street				1 BR	773	$4.75	$3,671
Jersey City, NJ				2 BR	1,134	$4.82	$5,461
				3 BR	1,542	$3.99	$6,155
	2015 / NAP	100.0%	99	Studio	606	$5.09	$3,086
201 Montgomery Street				1 BR	809	$4.99	$4,033
Jersey City, NJ				2 BR	998	$4.29	$4,278
				3 BR	1,524	$4.77	$7,274
				Studio	520	$6.66	$3,464
25 Christopher Columbus Drive	2022 / NAP	91.1%	750	1 BR	749	$6.09	$4,564
Jersey City, NJ				2 BR	1,154	$6.41	$7,393
				3 BR	1,466	$6.82	$10,005
	2015 / NAP	94.1%	417	Studio	548	$5.68	$3,110
160 Morgan Street				1 BR	751	$5.07	$3,805
Jersey City, NJ				2 BR	1,131	$4.80	$5,424
				3 BR	1,462	$4.05	$5,928
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 28, 2025.
(3)	Average Rent per SF and Average Rent per Unit are based on occupied units

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Annex A-3	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,250,000	Title:	Fee
Cut-off Date Principal Balance:	$18,250,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	104
Loan Purpose:	Refinance	Location:	Chamblee, GA
Borrower:	Chamblee Duplex Holdings, LLC	Year Built / Renovated:	1958 / 2022-2025
Borrower Sponsors:	Eric D. Mattingly and Andrew Moore	Occupancy:	95.2%
Interest Rate:	6.56600%	Occupancy Date:	6/17/2025
Note Date:	7/2/2025	4th Most Recent NOI (As of)(1):	$764,917 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(1):	$1,440,822 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$1,050,440 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(1):	$1,174,436 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.1%
Amortization Type:	Interest Only	UW Revenues:	$2,595,056
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$988,957
Lockbox / Cash Management:	Springing	UW NOI:	$1,606,099
Additional Debt:	No	UW NCF:	$1,580,099
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,300,000 / $252,885
Additional Debt Type:	N/A	Appraisal Date:	4/23/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$175,481
Taxes:	$271,335	$28,264	N/A	Maturity Date Loan / Unit:	$175,481
Insurance:	$19,771	$5,492	N/A	Cut-off Date LTV:	69.4%
Replacement Reserve:	$0	$2,167	N/A	Maturity Date LTV:	69.4%
Immediate Repairs:	$14,438	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,250,000	96.7%	Loan Payoff	$17,939,260	95.0%
Borrower Equity	629,713	3.3	Closing Costs(2)	634,909	3.4
			Reserves	305,543	1.6
Total Sources	$18,879,713	100.0%	Total Uses	$18,879,713	100.0%
(1)	The Gardens at Chamblee Property (as defined below) was acquired in May 2022. The increases in historical net operating income are attributed to renovations at the Gardens at Chamblee Property which began at the end of 2022, with the final renovated units coming online in 2025. As of June 17, 2025, the Gardens at Chamblee Property was 95.2% occupied. See “The Property” section for further information.
(2)	Closing Costs include a rate buydown of approximately $247,561.

The Loan. The Gardens at Chamblee mortgage loan (the “Gardens at Chamblee Mortgage Loan”) is secured by the borrower’s fee interest in a garden style multifamily property located in Chamblee, Georgia (the “Gardens at Chamblee Property”). The Gardens at Chamblee Mortgage Loan accrues interest at a fixed rate of 6.56600% per annum. The Gardens at Chamblee Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Gardens at Chamblee Property is a 104-unit, garden style multifamily property located in Chamblee, Georgia, approximately 10 miles northeast of the Atlanta central business district. The Gardens at Chamblee Property consists of 52 single-story duplex-style buildings and a single-story leasing office with 204 parking spaces. The Gardens at Chamblee Property was constructed in 1958, recently renovated from 2022 to 2025 and is situated on 10 parcels totaling approximately 9.2 acres. Amenities at the Gardens at Chamblee Property include a laundry facility, vegetable garden and a newly installed playground. Unit amenities include granite countertops, stainless steel appliances, dishwasher, private patios/balconies, range/oven and refrigerator. The Gardens at Chamblee Property is 95.2% leased as of June 17, 2025.

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Annex A-3	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee

The unit mix of the Gardens at Chamblee Property includes one one-bedroom unit, 80 two-bedroom units and 23 three-bedroom units with an average unit size of 1,034 square feet and an average monthly rental rate of $2,078.

The borrower sponsors purchased the Gardens at Chamblee Property in May 2022 for approximately $21.0 million and have since invested approximately $2.1 million ($20,605 per unit) on capital expenditures including fresh paint, new flooring, countertops, appliances, and bathroom vanities and fixtures, as well as exterior and common area upgrades such as roof repairs, plumbing and HVAC work, upgraded landscaping and a new playground installation.

The following table presents certain information relating to the historical and current occupancy of the Gardens at Chamblee Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
98.5%	94.1%	82.1%	95.2%
(1)	Historical occupancies are based on average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 17, 2025.

The following table presents detailed information with respect to the residential units at the Gardens at Chamblee Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occ. %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1BR /1BA	1	1.0%	1	100.0%	950	$1,550	$1.63	$1,550	$1.63
2BR/1BA	27	26.0%	26	96.3%	1,000	$1,923	$1.92	$1,950	$1.95
2BR/1BA - ELITE(4)	46	44.2%	43	93.5%	1,000	$2,048	$2.05	$2,060	$2.06
2BR/1BA - UP(4)	6	5.8%	6	100.0%	1,000	$2,054	$2.05	$2,040	$2.04
2BR/1BA - XL	1	1.0%	1	100.0%	1,100	$1,950	$1.77	$1,950	$1.77
3BR/1BA	4	3.8%	3	75.0%	1,150	$2,208	$1.92	$2,325	$2.02
3BR/1BA - ELITE(4)	14	13.5%	14	100.0%	1,150	$2,371	$2.06	$2,495	$2.17
3BR/1BA - UP(4)	5	4.8%	5	100.0%	1,150	$2,399	$2.09	$2,450	$2.13
Total/Wtd. Avg.	104	100.0%	99	95.2%	1,034	$2,078	$2.01	$2,112	$2.04
(1)	Based on the underwritten rent roll as of June 17, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.
(4)	Unit Type denoted by “ELITE” have been renovated by the current borrower sponsors and “UP” were renovated by the previous owner with the renovation scopes between the current borrower sponsors and the previous owner being near identical according to the appraisal.
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Annex A-3	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee

The following table presents certain information relating to the operating history and underwritten cash flows of the Gardens at Chamblee Property:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)	2024(1)	TTM(1)(2)	Underwritten(1)	Per Unit	%(3)
Rents in Place	$1,246,381	$2,157,105	$2,455,394	$2,478,552	$2,468,340	$23,734	89.8%
Vacant Income	0	0	0	0	125,460	1,206	4.6
Gross Potential Rent	$1,246,381	$2,157,105	$2,455,394	$2,478,552	$2,593,800	$24,940	94.4%
Other Income	82,816	182,740	137,240	135,064	154,559	1,486	5.6
Net Rental Income	$1,329,196	$2,339,845	$2,592,634	$2,613,616	$2,748,359	$26,427	100.0%
(Vacancy)	(157,128)	(134,243)	(476,235)	(489,774)	(125,460)	(1,206)	(4.6)
(Credit Loss)	(4,089)	1,535	(57,489)	(445)	(12,936)	(124)	(0.5)
(Concessions)	0	(11,134)	(12,796)	(14,245)	(14,907)	(143)	(0.5)
Effective Gross Income	$1,167,979	$2,196,002	$2,046,114	$2,109,152	$2,595,056	$24,952	94.4%

Total Expenses	403,062	755,181	995,675	934,716	988,957	9,509	38.1

Net Operating Income	$764,917	$1,440,822	$1,050,440	$1,174,436	$1,606,099	$15,443	61.9%

Capex/RR	0	0	0	0	26,000	250	1.0

Net Cash Flow	$764,917	$1,440,822	$1,050,440	$1,174,436	$1,580,099	$15,193	60.9%
(1)	The Gardens at Chamblee Property (as defined below) was acquired in May 2022. The increases in historical net operating income are attributed to renovations at the Gardens at Chamblee Property which began at the end of 2022, with the final renovated units coming online in 2025. As of June 17, 2025, the Gardens at Chamblee Property was 95.2% occupied. See “The Property” section for further information.
(2)	TTM represents the trailing 12-month period ending May 31, 2025.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental assessment dated April 25, 2025, there was no evidence of any recognized environmental conditions at the Gardens at Chamblee Property.

The Market. The Gardens at Chamblee Property is located in Chamblee, DeKalb County, Georgia, approximately 10 miles northeast of the Atlanta central business district. Primary access to the Gardens at Chamblee Property is provided by Interstate 85, which is located approximately one mile northeast of the Gardens at Chamblee Property, which connects with Interstates 75, 20 and 285, providing access throughout metropolitan Atlanta and the southeastern United States. Public transportation is available through Metropolitan Atlanta Rapid Transit Authority’s (“MARTA”) bus service, which links to area rail stations, with the Chamblee MARTA station approximately 1.4 miles southwest of the Gardens at Chamblee Property.

According to a third-party market research report, the Gardens at Chamblee Property is located in the Atlanta - GA multifamily market within the North Atlanta multifamily submarket. As of April 2025, the Atlanta - GA multifamily market had an inventory of 537,482 units, a vacancy rate of 12.6% and asking rent per unit of $1,657. The North Atlanta multifamily submarket had inventory of 24,964 units, a vacancy rate of 10.8% and asking rent per unit of $1,751 for the same period.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Gardens at Chamblee Property was 9,021, 104,499 and 290,026, respectively, and the estimated 2025 average household income within the same radii was $91,016, $124,622 and $143,357, respectively.

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Annex A-3	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee

The following table presents certain information relating to comparable multifamily rentals to the Gardens at Chamblee Property:

Comparable Multifamily Rental Summary(1)
Property Name / Address	Year Built / Renovated	Occ. %	# of Units	Unit Type	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Gardens at Chamblee 10 Clairview Drive 4 and 1, 18, 20, 22, 23, 25, 28, 29 and 32 Pearl Lane Chamblee, GA	1958 / 2022-2025	95.2%	104	1 BR/1 BA 2 BR/1 BA 2 BR/1 BA ELITE 2 BR/1 BA UP 2 BR/1 BA XL 3 BR/1 BA 3 BR/1 BA ELITE 3 BR/1 BA UP	950 1,000 1,000 1,000 1,100 1,150 1,150 1,150	$1,550 $1,923 $2,048 $2,054 $1,950 $2,208 $2,371 $2,399	$1.63 $1.92 $2.05 $2.05 $1.77 $1.92 $2.06 $2.09
Huntington Station 2560 New Haven Drive Atlanta, GA	1973 / 2015	98.0%	330	1 BR/1 BA 2 BR/1.5 BA 2 BR/2 BA 3 BR/2 BA 3 BR/2.5 BA	790 1,102 1,020 1,320 1,436	$1,130 $1,545 $1,530 $2,064 $2,115	$1.43 $1.40 $1.50 $1.56 $1.47
Legacy North 5260 Buford Highway Northeast Chamblee, GA	1966 / NAP	81.0%	176	1 BR/1 BA 2 BR/1 BA 2 BR/2 BA 2 BR/2 BA 3 BR/2 BA 3 BR/2 BA	743 885 943 1,003 1,154 1,440	$1,495 - $1,695 $2,095 $2,195 $2,195 $2,095 - $2,295 $2,595	$2.15 $2.37 $2.33 $2.19 $1.90 $1.80
Woodgate 3248 Chamblee Dunwoody Road Chamblee, GA	1966 / 2005	94.0%	256	1 BR/1 BA 1 BR/1 BA 2 BR/1 BA 3 BR/1 BA	675 685 800 900	$1,549 - $1,649 $1,769 $1,879 $2,299	$2.37 $2.58 $2.35 $2.55
Chamblee Heights 3265 Chamblee Dunwoody Road Chamblee, GA	1974 / 2006	97.0%	170	1 BR/1 BA 2 BR/1 BA 2 BR/1.5 BA 2 BR/1.5 BA TH 3 BR/1 BA 3 BR/1.5 BA TH	665 800 965 1,050 935 1,300	$1,495 $1,595 $1,725 $1,595 $1,895 $1,595	$2.25 $1.99 $1.79 $1.52 $2.03 $1.23
Mirador at Peachtree 2203 Plaster Road Atlanta, GA	1971 / 2015	94.0%	164	1 BR/1 BA 2 BR/2 BA 2 BR/2 BA 3 BR/2 BA 3 BR/2 BA	900 1,175 1,142 1,192 1,375	$1,365 - $1,494 $1,518 - $1,796 $1,671 $2,511 $2,559	$1.59 $1.41 $1.46 $2.11 $1.86
Chamblee Square 2452 Chamblee Tucker Road Chamblee, GA	1965 / NAP	96.0%	180	2 BR/1 BA 2 BR/2 BA	920 897	$1,944 $2,047	$2.11 $2.28
(1)	Source: Appraisal, except for the Gardens at Chamblee Property, which information is based on the underwritten rent roll dated June 17, 2025.
(2)	Represents the average in-place rents of occupied units.
A-3-97

Annex A-3	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,400,000	Title:	Fee
Cut-off Date Principal Balance:	$16,400,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	2.7%	Net Rentable Area (SF)(3):	315,533
Loan Purpose:	Refinance	Location(4):	Various
Borrowers(1):	Various	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Gabriel C. Dean	Occupancy:	87.1%
Interest Rate:	6.80000%	Occupancy Date:	6/5/2025
Note Date:	4/17/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$1,368,655 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,441,166 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	87.8%
Amortization Type:	Interest Only	UW Revenues:	$2,091,721
Call Protection:	L(27),YM1(27),O(6)	UW Expenses:	$512,515
Lockbox / Cash Management:	Springing	UW NOI:	$1,579,206
Additional Debt:	No	UW NCF:	$1,547,652
Additional Debt Balance:	N/A	Appraised Value / Per SF(4)(6):	$23,200,000 / $74
Additional Debt Type:	N/A	Appraisal Date(4)(6):	3/11/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$52
Taxes:	$33,500	$10,500	N/A	Maturity Date Loan / SF:	$52
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	70.7%
Replacement Reserves:	$2,630	$2,630	N/A	Maturity Date LTV:	70.7%
				UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,400,000	100.0%	Loan Payoff	$14,673,261	89.5%
			Closing Costs(7)	1,552,962	9.5
			Return of Equity	137,647	0.8
			Upfront Reserves	36,130	0.2
Total Sources	$16,400,000	100.0%	Total Uses	$16,400,000	100.0%
(1)	The borrowers include: My Storage Great Lakes Properties LLC, My Storage Kalamazoo, LLC, My Storage Hopedale, LLC, My Storage Rock Falls, LLC, My Storage Greensboro, LLC, My Storage Annawan, LLC, My Storage Greenville Indiana, LLC, My Storage Kewanee, LLC, My Storage Marinette, LLC, My Storage Albia, LLC, My Storage Bama, LLC, My Storage Tallassee, LLC, My Storage Semmes, LLC, My Storage Warrior, LLC, My Storage Bolivar, LLC and My Storage Midland, LLC.
(2)	The GLLH Self Storage Portfolio Mortgage Loan (as defined below) documents do not require ongoing monthly insurance reserve deposits so long as (i) no event of default is continuing, (ii) the GLLH Self Storage Portfolio Properties (as defined below) are covered under a blanket or umbrella policy acceptable to the lender, (iii) the borrowers provide the lender with evidence of renewal of such policies and (iv) the borrowers provide the lender with paid receipts for payment of the insurance premiums by no later than 10 business days prior to the policy expiration dates.
(3)	Only includes the self storage square footage. See “The Properties” below for a discussion of the multifamily, office, parking and cell tower components at certain GLLH Self Storage Portfolio Properties.
(4)	See “Portfolio Summary” below.
(5)	The borrower sponsor acquired the GLLH Self Storage Portfolio Properties between 2021 and 2024, therefore, historical information is not available (My Storage Annawan, My Storage Marinette, My Storage Albia West, My Storage Albia North, My Storage Greenville (Indiana), My Storage Semmes, My Storage Greensboro, My Storage Warrior and My Storage Tallassee were acquired by the borrower sponsor in 2024). GLLH Self Storage Portfolio Properties that do not have a full year-end 2024 or TTM given the recent acquisitions have been annualized to include 12 months.
(6)	Appraised Value / Per SF, Appraisal Date, Cut-off Date LTV and Maturity Date LTV represent the as portfolio value of $23,200,000 as of March 11, 2025, for which the appraisal gave a monetary benefit for the aggregation of the 24 GLLH Self Storage Portfolio Properties. Without such portfolio benefit, the sum of each of the “as is” appraised values is $21,635,000 as of the dates March 1, 2025 through March 11, 2025. The Cut-off Date LTV and Maturity Date LTV based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively. Notably, no individual GLLH Self Storage Portfolio Properties are permitted to be released pursuant to the GLLH Self Storage Portfolio Mortgage Loan documents.
(7)	Closing Costs include an interest rate buydown fee of $492,000.

A-3-98

Annex A-3	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The Loan. The GLLH Self Storage Portfolio mortgage loan (the “GLLH Self Storage Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in 24 self-storage properties, totaling approximately 315,533 square feet comprising 2,023 storage units across seven states (individually or collectively, as the context may require, the “GLLH Self Storage Portfolio Properties”). The GLLH Self Storage Portfolio Mortgage Loan accrues interest at a fixed rate of 6.80000% per annum on an Actual/360 basis with an initial five-year term and is interest-only for the entire term.

The Properties. The GLLH Self Storage Portfolio Properties comprise 24 self-storage properties totaling approximately 315,533 square feet, inclusive of 2,023 storage units, located across Michigan, Alabama, Indiana, Illinois, Wisconsin, Iowa and Tennessee. The GLLH Self Storage Portfolio Properties were built between 1955 and 2023 and have an average facility size of approximately 13,147 square feet and approximately 84 units. As of June 5, 2025, the GLLH Self Storage Portfolio Properties were 87.1% occupied by square footage and 85.2% occupied by units. The GLLH Self Storage Portfolio Properties’ unit mix includes 1,900 non-climate-controlled units, 123 climate-controlled units, 41 rental parking spaces, 16 rental apartments/home/cabin units which are 100% occupied, approximately 4,394 square feet of office space and one cell tower across the portfolio. Notably, no individual GLLH Self Storage Portfolio Properties are permitted to be released pursuant to the GLLH Self Storage Portfolio Mortgage Loan documents.

The following table presents geographical information relating to the GLLH Self Storage Portfolio Properties:

Portfolio Geographical Summary(1)
State	Number of Properties	Allocated Loan Amount (“ALA”)(2)	% of ALA	Net Rentable Area (SF)	% of NRA
Illinois	9	$4,169,171	25.4%	102,776	32.6%
Alabama	6	4,544,397	27.7	68,860	21.8
Michigan	4	3,623,387	22.1	72,670	23.0
Iowa	2	720,129	4.4	18,925	6.0
Wisconsin	1	1,932,979	11.8	30,075	9.5
Tennessee	1	1,061,243	6.5	14,787	4.7
Indiana	1	348,694	2.1	7,440	2.4
Total	24	$16,400,000	100.0%	315,533	100.0%
(1)	Based on the underwritten rent roll as of June 5, 2025. Only includes the self storage square footage.
(2)	Source: GLLH Self Storage Portfolio Mortgage Loan documents.

A-3-99

Annex A-3	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The following table presents certain information relating to the GLLH Self Storage Portfolio Properties:

Portfolio Summary(1)
My Storage Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Total Occ. (% by SF)(2)	Units(2)	Total Occ. (% by Units) (2)	ALA(3)	% of ALA	“As-Is” Appraised Value	UW NOI(2)
Marinette(4)	Marinette, WI	2023 / NAP	30,075	90.3%	171	88.9%	$1,932,979	11.8%	$2,550,000	$160,982
Tallassee(4)(5)(6)	Tallassee, AL	1988, 1992, 1995, 2021 / NAP	14,400	90.6	106	88.7	1,288,653	7.9	1,700,000	116,041
Midland(6)	Midland, MI	1955 / 1985	24,880	91.2	151	90.7	1,159,787	7.1	1,530,000	136,854
Bolivar(5)	Bolivar, TN	1967 / 1997	14,787	93.2	141	92.2	1,061,243	6.5	1,400,000	125,957
Rock Falls	Rock Falls, IL	1987 / NAP	28,384	88.9	141	82.3	947,539	5.8	1,250,000	93,968
Hopedale	Hopedale, IL	2010 / NAP	24,520	73.9	119	69.7	947,539	5.8	1,250,000	66,353
Roscommon(6)	Roscommon, MI	1955, 1994, 2022 / 2022	21,700	75.5	128	69.5	932,378	5.7	1,230,000	99,419
Tuscaloosa	Tuscaloosa, AL	2015, 2018 / NAP	13,260	91.0	89	93.3	871,736	5.3	1,150,000	96,874
Ionia	Ionia, MI	2021 / NAP	15,990	86.5	119	86.6	841,414	5.1	1,110,000	90,667
Kewanee Main(6)	Kewanee, IL	1993, 2010, 2019 / NAP	13,500	94.8	95	94.7	$758,030	4.6	1,000,000	71,054
Warrior	Warrior, AL	2006 / NAP	10,950	93.2	66	93.9	701,179	4.3	925,000	66,034
Kalamazoo	Kalamazoo, MI	2014 / NAP	10,100	85.1	86	80.2	689,808	4.2	910,000	61,023
Ragland	Ragland, AL	2011, 2013, 2016, 2023 / NAP	13,500	92.2	96	88.5	682,228	4.2	900,000	61,746
Semmes	Semmes, AL	1994 / NAP	9,500	85.3	67	80.6	538,202	3.3	710,000	50,475
Kewanee Atkinson	Atkinson, IL	2010 / NAP	12,800	74.2	63	71.4	530,622	3.2	700,000	35,714
Albia North	Albia, IA	2018 / NAP	12,925	89.4	67	85.1	492,720	3.0	650,000	45,702
Greensboro	Greensboro, AL	2002 / NAP	7,250	87.6	76	81.6	462,399	2.8	610,000	54,608
Greenville (Indiana)(5)	Greenville, IN	2008 / 2010	7,440	93.1	48	91.7	348,694	2.1	460,000	32,998
Kewanee 6th Street	Kewanee, IL	2002 / NAP	6,860	88.5	50	86.0	341,114	2.1	450,000	31,279
Kewanee Lake	Kewanee, IL	2005 / NAP	6,752	95.0	41	95.1	303,212	1.8	400,000	30,161
Albia West	Albia, IA	2010 / NAP	6,000	80.0	40	77.5	227,409	1.4	300,000	16,602
Kewanee Tremont	Kewanee, IL	1982, 1987 / NAP	3,560	93.3	19	89.5	113,705	0.7	150,000	11,618
Kewanee 6th-Tremont	Kewanee, IL	2002 / NAP	2,400	87.5	24	87.5	113,705	0.7	150,000	11,185
Annawan	Annawan, IL	2023 / NAP	4,000	85.0	20	85.0	113,705	0.7	150,000	11,893
Total			315,533	87.1%	2,023	85.2%	$16,400,000	100.0%	$23,200,000(7)	$1,579,206
(1)	Source: Appraisals and property condition reports, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 5, 2025. Only includes the self-storage units and such self-storage unit square footage.
(3)	Source: GLLH Self Storage Portfolio Mortgage Loan documents.
(4)	The Marinette and Tallassee properties contain 4,394 SF of office space.
(5)	The Greenville (Indiana), Tallassee and Bolivar properties include a total of 123 climate-controlled self-storage units.
(6)	The Kewanee Main, Tallassee, Roscommon and Midland properties include 16 rental apartment/home/cabin units which are 100% occupied as of June 5, 2025.
(7)	Represents the as portfolio value of $23,200,000 as of March 11, 2025, for which the appraisal gave a monetary benefit for the aggregation of the 24 GLLH Self Storage Portfolio Properties. Without such portfolio benefit, the sum of each of the “as is” appraised values is $21,635,000 as of the dates March 1, 2025 through March 11, 2025.

Environmental. According to the Phase I environmental assessments dated March 14, 2025 to March 18, 2025, a recognized environmental condition was identified at each of the My Storage Tallassee and My Storage Midland property within the GLLH Self Storage Portfolio, due to the historical presence of an auto salvage yard and gasoline filling station, respectively. The lender required environmental insurance be obtained by the borrowers for both locations in an aggregate limit of $2,000,000 and each incident limit of $2,000,000 for an 8-year term. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

A-3-100

Annex A-3	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The following table presents certain information relating to the historical and current occupancy of the GLLH Self Storage Portfolio Properties:

Historical and Current Occupancy(1)
2024(2)	Current(3)
87.5%	87.1%
(1)	The borrower sponsor acquired the GLLH Self Storage Portfolio Properties between 2021 and 2024, therefore, historical information is not available. GLLH Self Storage Portfolio Properties that do not have a full year-end 2024 or TTM given the recent acquisitions have been annualized to include 12 months.
(2)	As of December 31, 2024.
(3)	Based on the underwritten rent roll as of June 5, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the GLLH Self Storage Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2024(2)	TTM(2)	Underwritten	Per Square Foot(3)	%(4)
Self-Storage Gross Potential Rent	$1,767,328	$1,883,265	$2,052,615	$6.51	92.3%
Apartment/Office Rent	0	0	170,982	0.54	7.7
Total Gross Potential Rent	$1,767,328	$1,883,265	$2,223,597	$7.05	100.0%
Parking Income	0	0	26,628	0.08	1.2
Other Income(5)	53,081	56,099	113,359	0.36	5.1
(Vacancy/Credit Loss)	0	0	(271,863)	(0.86)	(12.2)
Effective Gross Income	$1,820,408	$1,939,364	$2,091,721	$6.63	94.1%
Total Expenses	451,753	498,198	512,515	1.62	24.5
Net Operating Income	$1,368,655	$1,441,166	$1,579,206	$5.00	75.5%
Total Capex/RR	0	0	31,553	0.10	1.5
Net Cash Flow	$1,368,655	$1,441,166	$1,547,652	$4.90	74.0%
(1)	Based on the underwritten rent roll as of June 5, 2025.
(2)	TTM represents the trailing 12-month period ending April 30, 2025. The borrower sponsor acquired the GLLH Self Storage Portfolio Properties between 2021 and 2024, therefore, historical information is not available (My Storage Annawan, My Storage Marinette, My Storage Albia West, My Storage Albia North, My Storage Greenville (Indiana), My Storage Semmes, My Storage Greensboro, My Storage Warrior and My Storage Tallassee were acquired by the borrower sponsor in 2024). GLLH Self Storage Portfolio Properties that do not have a full year-end 2024 or TTM given the recent acquisitions have been annualized to include 12 months.
(3)	Only includes the self-storage square footage.
(4)	% column represents percent of Total Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income includes miscellaneous other income and late/non-sufficient funds fees for the trailing twelve-month period. Also adjusted to reflect the new management software agreement dated May 2025 and the contractual tenant insurance income per the June 2025 schedule.
A-3-101

Annex A-3	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The Market. The GLLH Self Storage Portfolio Properties are located within Illinois, Alabama, Michigan, Iowa, Wisconsin, Indiana and Tennessee. The following table includes information regarding the demographics of each immediate trade area for the individual GLLH Self Storage Portfolio Properties:

Demographic Summary(1)
		Population			Average Household Income
Property	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Kewanee Main	Kewanee, IL	3,927	13,912	14,304	$44,787	$56,122	$57,319
Kewanee Tremont	Kewanee, IL	7,408	13,898	14,285	$48,716	$56,087	$57,215
Kewanee 6th Street	Kewanee, IL	4,197	13,887	14,292	$51,862	$56,177	$57,260
Kewanee Lake(2)	Kewanee, IL	6,852	13,876	14,296	$48,329	$55,999	$57,210
Kewanee Atkinson	Atkinson, IL	951	1,144	1,471	$72,947	$76,772	$81,261
Kewanee 6th-Tremont	Kewanee, IL	7,898	13,900	14,279	$49,540	$56,111	$57,210
Rock Falls	Rock Falls, IL	570	17,325	31,693	$58,080	$64,861	$68,561
Annawan(3)	Annawan, IL	894	1,046	1,593	$73,588	$76,906	$78,157
Hopedale	Hopedale, IL	67	1,608	2,513	$94,231	$97,399	$97,728
Ionia(3)	Ionia, MI	1,643	12,443	20,438	$69,219	$63,134	$65,013
Kalamazoo(3)	Kalamazoo, MI	496	4,788	32,078	$112,614	$110,323	$77,589
Roscommon	Roscommon, MI	848	2,425	5,844	$61,803	$73,118	$79,378
Midland	Midland, MI	679	10,924	32,200	$108,677	$113,901	$112,337
Marinette(3)	Marinette, WI	71	9,886	29,078	$110,603	$69,071	$68,164
Albia West(3)	Albia, IA	2,421	4,125	4,713	$68,232	$74,108	$75,962
Albia North(3)	Albia, IA	2,842	4,127	4,714	$76,506	$74,880	$75,920
Greenville (Indiana)(3)	Greenville, IN	1,748	5,808	13,665	$105,830	$109,339	$113,206
Semmes	Semmes, AL	1,987	15,271	35,107	$70,755	$76,666	$72,984
Tuscaloosa	Tuscaloosa, AL	4,745	16,797	41,943	$96,974	$91,365	$73,829
Greensboro	Greensboro, AL	298	3,526	4,780	$38,508	$41,999	$43,922
Ragland	Ragland, AL	827	1,963	3,390	$44,622	$52,923	$59,093
Warrior(3)	Warrior, AL	1181	6,914	13,976	$92,466	$83,531	$80,444
Tallassee	Tallassee, AL	20	277	3,158	$69,786	$60,382	$55,126
Bolivar	Bolivar, TN	1,129	6,456	8,381	$53,724	$47,881	$50,205
Wtd. Avg.(4)		1,481	8,331	17,927	$76,911	$73,743	$72,127
(1)	Source: Third party market research reports.
(2)	The specific property did not have available demographics data. Specialty – Henry County submarket demographic data was used instead.
(3)	The properties did not have available demographics data. Nearby property or land demographics data was used instead.
(4)	Wtd. Avg. numbers are based on UW NOI.
A-3-102

Annex A-3	BBCMS 2025-5C36
No. 14 – 305-315 Linden
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,500,000	Title:	Fee
Cut-off Date Principal Balance:	$15,500,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.5%	Net Rentable Area (Units):	167
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Linden 305 LLC	Year Built / Renovated:	1929 / NAP
Borrower Sponsor:	Eric Miller	Occupancy:	98.8%
Interest Rate:	5.93100%	Occupancy Date:	5/22/2025
Note Date:	6/24/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(2):	$1,778,680 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,563,780 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$1,295,172 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,808,432
Call Protection:	L(18),YM1(35),O(7)	UW Expenses:	$1,393,112
Lockbox / Cash Management:	Springing	UW NOI:	$1,415,321
Additional Debt:	No	UW NCF:	$1,373,571
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$21,500,000 / $128,743
Additional Debt Type:	N/A	Appraisal Date:	4/22/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$92,814
Taxes:	$41,708	$41,708	N/A	Maturity Date Loan / Unit:	$92,814
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	72.1%
Replacement Reserve:	$0	$3,479	N/A	Maturity Date LTV:	72.1%
Deferred Maintenance Reserve:	$499,158	$0	N/A	UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,500,000	89.8%	Loan Payoff	$15,752,720	91.3%
Sponsor Equity	$1,758,988	10.2	Closing Costs	965,402	5.6%
			Upfront Reserves	540,866	3.1%
Total Sources	$17,258,988	100.0%	Total Uses	$17,258,988	100.0%
(1)	Monthly insurance reserve payments of 1/12th of the budgeted insurance amount will be waived as long as the borrower has a blanket insurance policy acceptable to the lender.
(2)	3rd Most Recent NOI is elevated due to COVID-19 deferred rents received. Most recent NOI is depressed due to a one-time repairs and maintenance expense.

The Loan. The 305-315 Linden mortgage loan (the “305-315 Linden Mortgage Loan”) is secured by the borrower’s fee interest in a 167-unit, mid-rise multifamily property located in Brooklyn, New York (the “305-315 Linden Property”). The 305-315 Linden Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.93100% per annum on an Actual/360 basis.

The Property. The 305-315 Linden Property is a six-story, 167-unit, mid-rise multifamily property located in the Flatbush neighborhood of Brooklyn, New York. The 305-315 Linden Property was originally constructed in 1929, contains a gross building area of 189,335 SF and a net rentable area of 150,721 SF. The 305-315 Linden Property features elevators and an on-site super. The 305-315 Linden Property is an 8-minute walk from the Winthrop Street Subway Station, which serves the 2 and 5 trains, and is two blocks from the Church Avenue Subway Station, which services the G train. As of May 22, 2025, the 305-315 Linden Property was 98.8% leased.

The unit mix at the 305-315 Linden Property consists of 6 one-bedroom / one-bathroom units, 130 two-bedroom / one-bathroom units, 30 three-bedroom / one-bathroom units, and 1 three-bedroom / two-bathroom unit. There are currently eleven units leased to not-for-profit tenants who are paying above stabilized rents.

A-3-103

Annex A-3	BBCMS 2025-5C36
No. 14 – 305-315 Linden

All units except for the eleven units leased to not-for-profit tenants and one unit leased to the on-site super are rent-stabilized. Sixteen units at the 305-315 Linden Property are receiving benefits on the Senior Citizen Rent Increase Exemption (“SCRIE”). SCRIE allows qualifying tenants to freeze the rent they pay, with the City of New York covering the difference via tax credits. SCRIE tax credits are tenant specific and would not be given by the City of New York if a SCRIE tenant leaves the 305-315 Linden Property.

The following table presents certain information relating to the unit mix at the 305-315 Linden Property:

Unit Mix(1)(2)
Unit Type	# of Units	% of Total	Occupied Units	% Occupied	Average Monthly Rent per Unit	Market Rent per Unit(2)
1 BR/1 BA - Affordable	6	3.6%	6	100.0%	$1,287	$2,200
2 BR/1 BA - Not-For-Profit	9	5.4%	9	100.0%	$1,914	$2,500
2 BR/1 BA - Affordable	121	72.5%	119	98.3%	$1,400	$2,500
3 BR/1 BA - Not-For-Profit	2	1.2%	2	100.0%	$2,629	$2,800
3 BR/1 BA - Affordable	28	16.8%	28	100.0%	$1,580	$2,800
3 BR/2 BA - Affordable	1	0.6%	1	100.0%	$1,213	$2,800
Total/Wtd. Avg.	167	100.0%	165	98.8%	$1,468	$2,545
(1)	Based on the underwritten rent roll dated May 22, 2025.
(2)	Excludes the non-revenue unit leased to the on-site super.

The following table presents certain information relating to the historical occupancy at the 305-315 Linden Property:

Historical and Current Occupancy(1)
	2022	2023	2024	Current(2)
% Occupancy	98.8%	98.8%	98.8%	98.8%
(1)	Historical occupancies represent the occupancy as of December 31st of each respective year.
(2)	Current Occupancy is as of May 22, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flows of the 305-315 Linden Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,955,639	$2,694,284	$2,734,761	$2,940,233	$17,606	105.3%
Potential Income from Vacant Units	0	0	0	147,012	880	5.3%
Net Rental Income	$2,955,639	$2,694,284	$2,734,761	$2,793,222	$ 16,726	100.0%
						0.0%
Other Income(3)	0	0	7,059	15,211	91	0.5%
Effective Gross Income	$2,955,639	$2,694,284	$2,741,820	$2,808,432	$ 16,817	100.5%

Real Estate Taxes	495,102	445,208	449,304	500,501	2,997	17.8%
Insurance	195,218	200,808	209,613	193,358	1,158	6.9%
Management Fee	0	0	138,966	84,253	505	3.0%
Other Expenses(4)	486,639	484,488	648,765	615,000	3,683	21.9%
Total Expenses	$1,176,959	$1,130,504	$1,446,648	$1,393,112	$ 8,342	49.6%

Net Operating Income	$1,778,680	$1,563,780	$1,295,172	$1,415,321	$ 8,475	50.4%
Capital Reserve	0	0	41,750	41,750	250	1.5%
Net Cash Flow	$1,778,680	$1,563,780	$1,253,422	$1,373,571	$ 8,225	48.9%
(1)	Based on the underwritten rent roll as of May 22, 2025.
(2)	% column represents percent of Net Rental Income for revenue line items, and percent of Effective Gross Income for all other line items.
(3)	Other Income consists of contractual laundry income.
(4)	Other Expenses includes repairs and maintenance, utilities, payroll and benefits, professional fees, general and administrative, and other expenses.

Environmental. According to the Phase I environmental site assessment dated April 30, 2025, there was no evidence of any recognized environmental conditions at the 305-315 Linden Property.

A-3-104

Annex A-3	BBCMS 2025-5C36
No. 14 – 305-315 Linden

The Market. The 305-315 Linden Property is located at 305-315 Linden Boulevard in the Flatbush neighborhood of Brooklyn, New York. The 305-315 Linden Property has access to the 2, 5 and G trains. According to a third-party market research report, the 305-315 Linden Property is located in the Flatbush multifamily submarket of the New York Metro multifamily market. As of the fourth quarter of 2024, the Flatbush multifamily submarket had total inventory of 59,952 units, an occupancy rate of 98.8% and effective rent of $1,982 per unit. The Flatbush multifamily submarket saw an increase of 0.3% in asking rents from 2023 to 2024.

The following table presents certain information relating to comparable multifamily properties to the 305-315 Linden Property:

Multifamily Rent Comparables(1)
Property Address	Number of Stories	Year Built / Renovated	Number of Units	Unit Type	Average Rent per Unit(2)
305-315 Linden Boulevard	6	1929 / NAP	167(3)	1BR/1BA - Affordable	$1,287(3)
				2BR/1BA - Affordable	$1,400(3)
				3BR/1BA - Affordable	$1,580(3)
				3BR/2BA - Affordable	$1,213(3)
260 Lenox Road	6	1936 / NAV	54	0BR	$1,738
				1BR	$1,772
				2BR	$2,188
				3BR	$2,728
270 Clarkson Avenue	7	1962 / NAV	104	0BR	$1,651
				1BR	$1,807
				2BR	$2,273
				3BR	$2,651
130 Martense Street	6	1940 / NAV	66	0BR	$1,845
				1BR	$2,795
				2BR	$2,950
				3BR	$3,092
58 Linden Boulevard	6	1926 / NAV	47	0BR	$1,953
				1BR	$2,235
				2BR	$2,520
				3BR	NAP
60 Clarkson Avenue	6	1927 / NAV	86	0BR	$1,925
				1BR	$1,990
				2BR	$2,437
				3BR	$2,842
2017 Caton Avenue	5	1931 / NAV	67	0BR	$1,681
				1BR	$2,139
				2BR	$2,394
				3BR	$2,649
(1)	Source: Appraisal.
(2)	Average Rent per Unit shows affordable rents for comparable properties.
(3)	Based on the underwritten rent roll dated May 22, 2025.
A-3-105

Annex A-3	BBCMS 2025-5C36
No. 15 – Jarkesy MHC Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio(2):	Single Asset
Original Principal Balance:	$13,600,000	Title:	Fee
Cut-off Date Principal Balance:	$13,600,000	Property Type – Subtype:	Manufactured Housing– Manufactured Housing
% of IPB:	2.2%	Net Rentable Area (Pads):	258
Loan Purpose:	Refinance	Location:	Pasadena and Houston, TX
Borrowers:	Tortoise Leisure Company, Holiday Villas Manufactured Housing Community, LLC and Preston Manufactured Housing Community, LP	Year Built / Renovated(3):	1960 – 1970 / NAP
		Occupancy:	91.5%
Borrower Sponsor:	George Jarkesy	Occupancy Date:	4/8/2025
Interest Rate:	6.90000%	4th Most Recent NOI (As of):	NAV
Note Date:	6/26/2025	3rd Most Recent NOI (As of):	NAV
Maturity Date:	7/6/2030	2nd Most Recent NOI (As of):	$1,047,940 (12/31/2023)
Interest-only Period:	60 months	Most Recent NOI (As of):	$1,124,427 (TTM 2/28/2025)
Original Term:	60 months	UW Economic Occupancy:	92.8%
Original Amortization Term:	None	UW Revenues:	$2,003,856
Amortization Type:	Interest Only	UW Expenses:	$791,400
Call Protection:	L(25),D(28),O(7)	UW NOI:	$1,212,457
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$1,199,557
Additional Debt:	No	Appraised Value / Per Pad:	$22,200,000 / $86,047
Additional Debt Balance:	N/A	Appraisal Date:	4/9/2025
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$52,713
Taxes:	$48,558	$8,093	N/A	Maturity Date Loan / Pad:	$52,713
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	61.3%
Replacement Reserve:	$0	$1,075	N/A	Maturity Date LTV:	61.3%
Immediate Repairs:	$83,289	$0	N/A	UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,600,000	98.5%	Payoff Existing Debt(4)	$13,039,975	94.5%
Borrower Sponsor Equity	203,439	1.5	Closing Costs(5)	631,618	4.6
			Reserves	131,847	1.0
Total Sources	$13,803,439	100.0%	Total Uses	$13,803,439	100.0%
(1)	The insurance reserve is springing as long as the borrower maintains a blanket insurance policy acceptable to the lender.
(2)	The Jarkesy MHC Portfolio comprises three properties, however, there are no releases and the lender and appraisal treated it as a single asset.
(3)	See the “Property Summary” chart below.
(4)	The Payoff Existing Debt takes into account that the previous loan included an additional property that had an allocated loan amount of approximately $2.7 million.
(5)	Closing costs include an interest rate buydown of $136,000.

The Loan. The Jarkesy MHC Portfolio mortgage loan (the “Jarkesy MHC Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $13,600,000 and is secured by the borrowers’ fee interest in three manufactured housing community properties with an aggregate of 258 pads located in Houston and Pasadena, Texas (the “Jarkesy MHC Portfolio Properties”). The Jarkesy MHC Portfolio Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.90000% per annum on an Actual/360 basis.

The Properties. The Jarkesy MHC Portfolio Properties comprises three separate parcels totaling 22.24 acres, 258 pads and 520 parking spaces. The Jarkesy MHC Portfolio Properties are located in Pasadena and Houston, Texas which are adjacent to each other. All of the properties are located on primary or secondary streets. Occupancy across the Jarkesy

A-3-106

Annex A-3	BBCMS 2025-5C36
No. 15 – Jarkesy MHC Portfolio

MHC Portfolio Properties was 91.5% as of April 8, 2025 with an average monthly rental rate of $585. The Jarkesy MHC Portfolio has experienced double digit rent growth each year since 2023. None of the homes are park owned.

The following table presents certain information relating to the Jarkesy MHC Portfolio Properties:

Property Summary
Address	City, State	Year Built / Renovated	Pads(1)	Occupancy(1)
9522 Telephone Road	Houston, TX	1960, 1970 / NAP	110	93.6%
3014 Preston Avenue	Pasadena, TX	1970 / NAP	73	89.0%
3300 Spencer Highway	Pasadena, TX	1960 / NAP	75	90.7%
Total / Wtd. Avg.			258	91.5%
(1)	Based on the underwritten rent rolls dated April 8, 2025.

The following table presents certain information relating to historical and current occupancy for the Jarkesy MHC Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.0%	90.8%	89.3%	91.5%
(1)	Historical Occupancy represents year-end occupancy for each respective year.
(2)	Based on the underwritten rent roll dated April 8, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Jarkesy MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flows(1)
	2023	TTM 2/28/2025	Underwritten	Per Pad
Base Rent	$1,411,293	$1,578,431	$1,810,488	$7,017
Other Income	410,661	347,688	347,688	1,348
Vacancy	0	0	(154,320)	(598)
Effective Gross Income	$1,821,954	$1,926,119	$2,003,856	$7,767
Total Expenses	774,014	801,692	791,400	3,067
Net Operating Income	$1,047,940	$1,124,427	$1,212,457	$4,699
Replacement Reserves	0	0	12,900	50
Net Cash Flow	$1,047,940	$1,124,427	$1,199,557	$4,649
(1)	Based on the underwritten rent roll dated as of April 8, 2025.

The Market. The Jarkesy MHC Portfolio Properties are located in the Houston – Woodlands-SugarLand, TX Metropolitan Statistical Area (the “Houston MSA”). Based on its 2020 population of approximately 7.1 million, the Houston MSA is the 5th most populated MSA in the United States. According to the 2023 Fortune 500 list, Houston is home to 24 Fortune 500 companies which is 3rd in the country behind only New York City and Chicago. Pasadena’s economy is heavily influenced by the Houston area and features a diversified economy with prominent energy, petrochemicals, manufacturing, aeronautical and medicinal industries. Pasadena benefits from its location near the Bayport Industrial District, a large commercial real estate district in southeast Harris County, and its location adjacent to the Houston Ship Channel which is the largest port for foreign waterborne tonnage in the United States. According to a JLT Survey the average market vacancy rate is currently 5.0%.

A-3-107

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: General Contact	RRcmbs@barclays.com; SPLegalNotices@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	trimont.commercial.servicing@cms.trimont.com
550 S. Tryon Street, Suite 2400 | Charlotte, NC 28202 | United States
Special Servicer	K-Star Asset Management LLC
	Attention: Lindsey Wright	Lindsey.Wright@KKR.com
5949 Sherry Lane, Suite 950 | Dallas, TX 75225 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Directing Certificateholder	KKR CMBS IIII Aggregator Category 2 L.P.
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
L-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
L-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	09/17/25	BBCMS Mortgage Trust 2025-5C36
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C36

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of August 1, 2025 (the “Pooling and Servicing Agreement”) , among Barclays Commercial Mortgage Securities LLC, as Depositor, Trimont LLC, as Master Servicer, K-Star Asset Management LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer.
Transaction: BBCMS Mortgage Trust 2025-5C36, Commercial Mortgage Pass-Through Certificates Series 2025-5C36
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: K-Star Asset Management LLC
Directing Certificateholder: KKR CMBS IIII Aggregator Category 2 L.P. (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(1)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(2)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1    This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or Mortgagor directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as

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its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.   Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.   Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.   Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.   Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.   Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over,

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escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.   Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.   Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.   Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.   Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.   Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.   Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.   Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in

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paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.   Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising

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for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.   Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.   No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

21.   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above

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(substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.   Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.   Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

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27.   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan

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and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.   Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate

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lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.   Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

35.   Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises

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demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

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(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.   Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.   Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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39.   Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.   Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.   Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.   Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the

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appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.   Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.   Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller and officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

D-1-15

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	LMF Commercial, LLC	Citi Real Estate Funding Inc.	UBS AG
None.	None.	None.	None.

Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	German American Capital Corporation	Zions Bancorporation, N.A.
None.	None.	None.	None.
D-1-16

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	LMF Commercial, LLC	Citi Real Estate Funding Inc.	UBS AG
None.	Ausch Brooklyn Portfolio (Loan No. 21) 341 Central Avenue (Loan No. 28)	None.	None.

Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	German American Capital Corporation	Zions Bancorporation, N.A.
None.	None.	None.	None.
D-1-17

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	LMF Commercial, LLC	Citi Real Estate Funding Inc.	UBS AG
None.	None.	None.	None.

Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	German American Capital Corporation	Zions Bancorporation, N.A.
None.	None.	None.	None.

D-1-18

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	LMF Commercial, LLC	Citi Real Estate Funding Inc.	UBS AG

The Roosevelt New Orleans
(Loan No. 5) (Group A)

Hilton Garden Inn & Homewood Suites Bossier City, LA
(Loan No. 10) (Group A)

Storage Sense Clements Ferry (Loan No. 18) (Group B)

Blue Sky Arkansas Portfolio (Loan No. 19) (Group B)

Madison Flex Warehouses
(Loan No. 26)
(Group B)

Blue Sky Pine Bluff
(Loan No. 31)

(Group B)

	None.	None.	None.

Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	German American Capital Corporation	Zions Bancorporation, N.A.
None.	None.	None.	None.

D-1-19

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	The Roosevelt New Orleans (Loan No. 5)	The Mortgaged Property has been designated as a landmark by the City of New Orleans’ Central Business District Historic Landmarks Commission. The Commission has promulgated design guidelines which regulate exterior elements of designated commercial buildings, among other things, including new construction, additions and demolition.
(17) Insurance	The Roosevelt New Orleans (Loan No. 5)	The Mortgage Loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $100,000.
(17) Insurance	Barry Quad (Loan No. 7)	The Mortgagor is permitted to pay the premiums for the insurance policies required under the Mortgage Loan documents through a premium financing agreement. The premium financing company has agreed to provide notice to the Mortgagee of non-payment of premiums. The Mortgagor is required under the Mortgage Loan Documents to promptly forward to the Mortgagee a copy of each written notice received by the Mortgagor of any cancellation of any of the insurance policies.
(17) Insurance	Blue Sky Arkansas Portfolio (Loan No. 19)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(17) Insurance	Blue Sky Pine Bluff (Loan No. 31)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are Non-Conforming Policies; provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(25) Local Law Compliance	Barry Quad (Loan No. 7)	The Mortgaged Property is the subject of a certain code violation. Additionally, with respect to a portion of the Mortgaged Property, there are pending code violation searches. The Mortgage Loan documents provide recourse for any losses in connection with (i) the open code
D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
violation, until the Mortgagor has cured such violation and has provided the Mortgagee with an updated zoning report verifying such violation has been cured and (ii) any violations with respect to the portion of the Mortgaged Property that has pending code violation searches, until the Mortgagor provides to the Mortgagee an updated zoning report verifying there are no violations.
(25) Local Law Compliance	Madison Flex Warehouses (Loan No. 26)	The fourth largest tenant at the Mortgaged Property, Body Creations Inc, utilizes its leased space as a fitness center and such use predates the current zoning code and is considered a legal non-conforming use permitted through special exception approval. The current zoning code permits any legal non-conforming use to continue, provided that such use may not be extended or enlarged. In the event of damage to an extent of more than 51% of the replacement cost at the time of destruction to a structure containing a legal non-conforming use, any subsequent use must conform with the current zoning uses. In addition, in the event the legal non-conforming use has ceased for any reason for more than twelve consecutive months, any subsequent use must conform with the current zoning uses. Pursuant to the Mortgage Loan documents, the Mortgagor obtained law and ordinance insurance.
(25) Local Law Compliance	Woodlayne Court (Loan No. 29)	The Mortgaged Property is legal non-conforming with respect to parking, provided that 7 additional parking spaces are striped such that the Mortgaged Property includes no less than 68 total parking spaces. The Mortgage Loan documents provide recourse to the guarantor for losses relating to the Mortgaged Property’s failure to satisfy the minimum parking spaces requirement under the zoning code, provided that such liability will terminate at such time that the Mortgagor stripes the additional parking spaces such that the Mortgaged Property contains no less than 68 total parking spaces. At origination, the Mortgagor deposited $1,000 into a repair reserve to cover the costs associated with striping the 7 additional parking spaces.
(35) Ground Leases	The Roosevelt New Orleans (Loan No. 5)

The Mortgaged Property is comprised of the Mortgagor’s (i) fee interest in the core, revenue-producing hotel and (ii) sub-leasehold interests in the Annex Property. The fee interest in the Annex Property was acquired by a Mortgagor affiliate, FCH Holdings, LLC (“FCH Holdings”), subject to an existing ground lease with a third party, Belmont Delaware LLC (“Belmont”). FCH Holdings’ fee interest in the Annex Property is not encumbered by the Mortgage Loan. Thereafter Belmont executed two sub-ground leases to the Mortgagor for the Annex Property.

With respect to clause (c), the term of the prime ground lease (FCH Holdings to Belmont) and the sub-ground leases (Belmont to the Mortgagor), inclusive of any renewal terms, as applicable, expire on September 30, 2049 (the Mortgage Loan matures on July 6, 2030). FCH Holdings has agreed to enter into a direct lease with the Mortgagor upon expiration or earlier termination of either the prime ground lease or the sub-ground leases, including provision for an extension of such direct lease term to December 31, 2060.

Belmont’s leasehold estate is encumbered by a mortgage. The applicable leasehold mortgagee is subject to a subordination, non-disturbance or attornment agreement with the Mortgagor, however, the Mortgagor was unable to obtain the applicable leasehold mortgagee’s consent to the subleases estoppel and recognition agreement given by Belmont for the Mortgagee’s benefit.

With respect to clause (j) and any casualty involving the Annex Property, available insurance proceeds are required to be held in trust

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

by a trustee reasonably agreed to by FCH Holdings, Belmont and the Mortgagor.

With respect to clause (k), neither the prime ground lease nor the sub-ground leases (including related estoppels) provide affirmatively that casualty or condemnation proceeds attributable to the Annex Property will be applied (to the extent not made available for restoration) to the outstanding principal balance of the Mortgage Loan.

D-2-3

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Equinox Sports Club LA (Loan No. 2)	Prior to the occurrence of an event of default pursuant to the Mortgage Loan documents, the Mortgagee is prohibited from transferring the Mortgage Loan to a Prohibited Transferee. “Prohibited Transferee” means (i) Extell Development Company, (ii) Moinian Development Corp., (iii) Tishman Speyer, (iv) Silverstein Properties, (v) Brookfield, (vi) HFZ Capital, (vii) H/2 Capital Partners, (viii) Lone Star Funds, (ix) Square Mile Capital LLC, (x) Ares Commercial Real Estate Corp./AREA Property Partners, (xi) CIM Group, (xii) Hines Interests Limited Partnership, (xiii) SL Green Realty Corp. and (xiv) Vornado Realty Trust.
(6) Lien; Valid Assignment	803 South Avenue (Loan No. 9)	The Mortgaged Property is subject to a 30-year payment-in-lieu of taxes (“PILOT”) agreement with the city of Plainfield through April 1, 2054. Pursuant to the PILOT agreement, consent from the city of Plainfield is required in connection with any transfer or assignment of the Mortgaged Property; however, such consent is not required in connection with the foreclosure of any mortgage or any transfer by a lender following a foreclosure.
(7) Permitted Liens; Title Insurance	Equinox Sports Club LA (Loan No. 2)	See exception to representation #6 above.
(7) Permitted Liens; Title Insurance	803 South Avenue (Loan No. 9)	See exception to representation #6 above.
(11) Property Condition	803 South Avenue (Loan No. 9)	The engineering report obtained in connection with the origination of the Mortgage Loan is dated October 25, 2024, which is more than six months prior to the Mortgage Loan origination date of June 10, 2025.
(30) Acts of Terrorism Exclusion	Equinox Sports Club LA (Loan No. 2)	The Mortgagor is not required to spend on terrorism insurance coverage more than one times the amount of the premium that is payable at such time in respect of the property and business income/rental loss insurance required under the loan documents on a stand-alone basis.
(32) Single-Purpose Entity	Black Lark Apartments (Loan No. 8)	The related guarantor delivered a $7,562,500 principal recourse guaranty. The related borrower delivered a non-consolidation opinion that does not express any opinion regarding the effect such principal recourse guaranty may have on the potential consolidation of the related borrower and the guarantor.
(42) Appraisal	803 South Avenue (Loan No. 9)	The appraisal obtained in connection with the origination of the Mortgage Loan is dated October 15, 2024, which is more than six months prior to the Mortgage Loan origination date of June 10, 2025.

D-2-4

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien: Valid Assignment and (7) Permitted Liens; Title Insurance	ILPT 2025 Portfolio (Loan No. 1)	With respect to the 3800 Midlink Drive Mortgaged Property, the 9860 West Buckeye Road Mortgaged Property, the 13400 East 39th Avenue and 3800 Wheeling Street Mortgaged Property, the 7409 Magi Road Mortgaged Property, the 2311 South Park Road Mortgaged Property, the 985 Kershaw Street Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 2100 NW 82nd Avenue Mortgaged Property, the 91-027 Kaomi Loop Mortgaged Property, the 2482 Century Drive Mortgaged Property and the 435 SE 70th Street Mortgaged Property, a related tenant has a right of first refusal (“ROFR”), right of first offer (“ROFO”) or similar right to purchase such Mortgaged Property or a portion thereof. With respect to certain of such Mortgaged Properties, the ROFR, ROFO or similar right may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	ILPT 2025 Portfolio (Loan No. 1)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is 7.5% of the allocated loan amount of the applicable individual Mortgaged Property.
(17) Insurance	Arrowhead Townhomes (Loan No. 4)	The Mortgage Loan documents permit the borrower to maintain a portion of the liability coverage with Shield Indemnity Corporation, rated “A- VII” by AM Best, provided that the AM Best rating of Shield Indemnity Corporation as of the origination date is not withdrawn or downgraded below that of the origination date.
(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.
(32) Single Purpose Entity	ILPT 2025 Portfolio (Loan No. 1)	The Mortgagor ILPT Joplin LLC previously owned a vacant parcel in Obetz, Ohio.

D-2-5

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	ILPT 2025 Portfolio (Loan No. 1)	With respect to the 3800 Midlink Drive Mortgaged Property, the 9860 West Buckeye Road Mortgaged Property, the 13400 East 39th Avenue and 3800 Wheeling Street Mortgaged Property, the 7409 Magi Road Mortgaged Property, the 2311 South Park Road Mortgaged Property, the 985 Kershaw Street Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 2100 NW 82nd Avenue Mortgaged Property, the 91-027 Kaomi Loop Mortgaged Property, the 2482 Century Drive Mortgaged Property and the 435 SE 70th Street Mortgaged Property, a related tenant has a right of first refusal (“ROFR”), right of first offer (“ROFO”) or similar right to purchase such Mortgaged Property or a portion thereof. With respect to certain of such Mortgaged Properties, the ROFR, ROFO or similar right may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.
(17) Insurance	ILPT 2025 Portfolio (Loan No.1)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is 7.5% of the allocated loan amount of the applicable individual Mortgaged Property.
(25) Local Law Compliance	Gardens at Chamblee (Loan No. 12)	The current use of the Mortgaged Property as a multifamily development is legal nonconforming as such use is only permitted under the current zoning code with issuance of a special use permit and no special use permit has been obtained. Should a nonconforming structure or nonconforming portion of structure be destroyed by any means except through a willful act of the owner or tenant, to an extent of more than 50% of its replacement cost at the time of destruction, it may not be reconstructed except in conformity with the provisions of the local zoning ordinance. The Mortgage Loan is (i) recourse for losses with regard to the inability to repair or restore the Mortgaged Property following a casualty or condemnation to the same use, dimensions and configuration existing as of the origination date and (ii) full recourse if, following a casualty or condemnation, the Mortgagor discontinues use of the Mortgaged Property for multifamily purposes and such discontinuance results in the inability of the Mortgaged Property to be used for “multi-family” purposes following such casualty and/or condemnation in accordance with all applicable laws.
(30) Acts of Terrorism Exclusion	ILPT 2025 Portfolio (Loan No. 1)	All exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.
(32) Single-Purpose Entity	ILPT 2025 Portfolio (Loan No. 1)	The borrower ILPT Joplin LLC previously owned a vacant parcel in Obetz, Ohio.

D-2-6

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Mr. Storage Portfolio (Loan No. 24)	The roofs at the Mr. Storage Glendale Avenue Mortgaged Property and the Mr. Storage Reynolds Road Mortgaged Property are insured at actual cash value rather than at replacement cost.
(25) Local Law Compliance	Brookdale & Empire Apartment Portfolio (Loan No. 6)	The Brookdale Village Apartments Mortgaged Property is the subject of certain building code and fire code violations.
(25) Local Law Compliance	156-158 Martense Street (Loan No. 22)	The Mortgaged Property is the subject of certain building code violations.
(26) Licenses and Permits	Brookdale & Empire Apartment Portfolio (Loan No. 6)	The Mortgagor and the local governmental authority were unable to provide sufficient evidence that the Brookdale Village Apartments Mortgaged Property and the Empire Village Apartments Mortgaged Property have been issued all required certificates of occupancy.

D-2-7

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	4219 18th Avenue & 516 Central Ave (Loan No. 23)

The retail portion of the 4219 18th Avenue Mortgaged Property (consisting of 2,441 square feet) is legal non-conforming as to use as retail and services uses are no longer permitted under the current zoning code. If a legal non-conforming structure is damaged to the extent of 50% or less of its total floor area, such structure may be reconstructed to its prior non-conforming use provided that such reconstruction does not increase the degree of non-compliance.

In addition, there are open Environmental Control Board and Department of Housing Preservation and Development violations at the 4219 18th Avenue Mortgaged Property. The Mortgage Loan documents require the Mortgagor to remove of record (or cause to be cured and removed of record) such open violations.

(27) Recourse Obligations	One Grove (Loan No. 11)	The related non-recourse carve-out guarantor, Sing Wang, is a Chinese national and does not own any material assets in the United States other than his interest in the Mortgaged Property and any related cash reserves or letters of credit under the Mortgage Loan documents. The Mortgage Loan documents require Mr. Wang to (i) maintain a domestic net worth in excess of $7,000,000 and a liquidity of not less than $7,000,000 (the “Liquid Assets Threshold”) and (ii) to satisfy a portion of the Liquid Assets Threshold, Mr. Wang is required to maintain not less than $5,000,000 in cash or a letter of credit to be held by the lender as additional security for the payment of any guaranteed obligations under the Mortgage Loan documents. At origination, Mr. Wang deposited $5,000,000 with the lender to be held in a guarantor liquidity reserve until such time as Mr. Wang posts a letter of credit with the lender in such amount. As of April 30, 2025, Mr. Wang reported a net worth and liquidity (primarily offshore) of $109.6 million and $35.3 million, respectively.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
D-2-8

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	305-315 Linden Blvd (Loan No. 14)	Certain building code and fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure such open violations.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(35) Ground Lease	The Link (Loan No. 25)

The Mortgage Loan is secured by the Mortgagor’s leasehold interest in the Mortgaged Property pursuant to a ground lease that does not comply with Representation and Warranty No. 35 with respect to:

●                clause 35(b), insofar as the landlord can terminate for a default (after giving effect to the tenant’s and lender’s cure rights) and the ground lease terminates on a total taking;

●                clause 35(d), insofar as no fee mortgage is in place, but the fee owner may encumber the property so long as such fee mortgage is subject and subordinate to the ground lease;

●                 clause 35(e), insofar as mortgagee protections only run to such successors and/or assigns of the mortgagee that are leasehold mortgagees (as defined in the ground lease) or a trustee in a securitization involving all or any portion of the loan which is not an affiliate of the tenant.

D-2-9

Zions Bancorporation, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	GLLH Self Storage Portfolio (Loan No. 13)	With respect to the My Storage Albia West Mortgaged Property, the My Storage Albia North Mortgaged Property and the My Storage Semmes Mortgaged Property, roofs at such Mortgaged Properties are insured at actual cash value rather than at replacement cost.

D-2-10

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	55
Risk Factors	57
Description of the Mortgage Pool	144
Transaction Parties	219
Credit Risk Retention	295
Description of the Certificates	308
Description of the Mortgage Loan Purchase Agreements	348
Pooling and Servicing Agreement	358
Certain Legal Aspects of Mortgage Loans	465
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	483
Pending Legal Proceedings Involving Transaction Parties	486
Use of Proceeds	486
Yield and Maturity Considerations	486
Material Federal Income Tax Considerations	495
Certain State and Local Tax Considerations	508
Method of Distribution (Underwriter)	508
Incorporation of Certain Information by Reference	511
Where You Can Find More Information	511
Financial Information	511
Certain ERISA Considerations	512
Legal Investment	516
Legal Matters	516
Ratings	516
Index of Defined Terms	520

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$516,080,000

(Approximate)

Barclays Commercial Mortgage
Securities LLC

Depositor

BBCMS MORTGAGE TRUST
2025-5C36
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2025-5c36

Class A-1	$2,086,000
Class A-2	$0	-
	$150,000,000
Class A-3	$277,341,000	-
	$427,341,000
Class X-A	$429,427,000
Class A-S	$55,213,000
Class B	$31,440,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

July      , 2025